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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

STEADYMED LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☒	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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STEADYMED LTD.

5 Oppenheimer Street
Rehovot 7670105, Israel

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

        TO BE HELD ON JULY 30, 2018

        Notice is hereby given that an extraordinary general meeting of shareholders of SteadyMed Ltd. (the "Company") will be held at the offices of SteadyMed Therapeutics, Inc., 2603 Camino Ramon, Suite 350, San Ramon, California 94583, at 2:00 pm local time on July 30, 2018 (the "Meeting").

        At the Meeting, shareholders of the Company will be asked to consider and vote on the following proposals:

1.
Approval of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of April 29, 2018, by and among the Company, United Therapeutics Corporation, a Delaware corporation ("Parent") and Daniel 24043 Acquisition Corp. Ltd., an Israeli corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), the terms of the merger contemplated thereby, and all other documents, agreements and transactions contemplated under or related thereto, including the Contingent Value Rights Agreement attached thereto and the warrant amendments between Messrs. Brian J. Stark, Keith Bank, Ron Ginor, each a director of the Company, and/or their affiliates, and the Company (the "Merger Proposal");

2.
Approval, on a non-binding, advisory basis, of certain compensation that will be paid or may become payable to our named executive officers in connection with the transactions contemplated by the Merger Agreement and certain ancillary agreements (the "Golden Parachute Payments Proposal"); and

3.
The transaction of such other business as may properly come before the Meeting and any adjournments or postponements thereof.

        These items of business to be transacted at the meeting are more fully described in the proxy statement, which is part of this notice.

        The record date for the Meeting is June 21, 2018. Only shareholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. This notice and the accompanying proxy statement and proxy card are being first mailed to shareholders on or about June 25, 2018.

        This notice together with the accompanying proxy statement and proxy card, are available on the Company's website at www.steadymed.com.

        YOUR VOTE IS VERY IMPORTANT. Whether or not you intend to attend the Meeting in person, please take the time to vote your shares by completing, signing and promptly mailing the enclosed proxy card to us in the enclosed, postage-paid envelope. If you attend the Meeting, you may vote in person, whether or not you have already executed and returned your proxy card. You may revoke your proxy card not later than two hours prior to the scheduled time of the Meeting or at the Meeting itself if you attend the Meeting. If you revoke your proxy, you may vote by delivering a subsequently dated proxy card, which, if not delivered in person at the Meeting, must be received by us no later than two hours before the appointed time of the Meeting, or by attending and voting at the Meeting in person.

By Order of the Board of Directors,
/s/ JONATHAN M.N. RIGBY Mr. Jonathan M.N. Rigby President, CEO, and Director
June 25, 2018

STEADYMED LTD.

SCHEDULE 14A PROXY STATEMENT

STEADYMED LTD.

5 Oppenheimer Street
Rehovot 7670105, Israel

SCHEDULE 14A PROXY STATEMENT

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

        We are furnishing this proxy statement to the holders of ordinary shares, par value NIS 0.01 per share, of SteadyMed Ltd., (our "ordinary shares" or "shares") a company organized under the laws of the State of Israel ("we," "us" or the "Company"), in connection with the solicitation by the Company's board of directors (the "Board") of proxies for use at an extraordinary general meeting of shareholders and any adjournment or postponement thereof (the "Meeting"). The Meeting will be held on July 30, 2018 at 2:00 pm local time at the offices of SteadyMed Therapeutics, Inc., 2603 Camino Ramon, Suite 350, San Ramon, California 94583.

        At the Meeting, you will be asked to consider and approve the following matters (the "Proposals"):

  1.
  Approval of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of April 29, 2018, by and among the Company, United Therapeutics Corporation, a Delaware corporation ("Parent") and Daniel 24043 Acquisition Corp. Ltd., an Israeli corporation and a wholly owned subsidiary of Parent ("Merger Sub"), the terms of the merger contemplated thereby, and all other documents, agreements and transactions contemplated under or related thereto, including the Contingent Value Rights Agreement (the "CVR Agreement") attached thereto and the warrant amendments between Messrs. Brian J. Stark, Keith Bank, Ron Ginor, each a director of the Company, and/or their affiliates, and the Company (the "Merger Proposal");

  2.
  Approval, on a non-binding, advisory basis, of certain compensation that will be paid or may become payable to our named executive officers in connection with the transactions contemplated by the Merger Agreement and certain ancillary agreements (the "Golden Parachute Payments Proposal"); and

  3.
  The transaction of such other business as may properly come before the Meeting.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE MERGER PROPOSAL AND THE GOLDEN PARACHUTE PAYMENTS PROPOSAL.

  YOUR VOTE IS VERY IMPORTANT.

        The Board has set June 21, 2018 as the record date for determining shareholders entitled to notice of and to vote at the Meeting. On that record date, the Company had 26,625,136 ordinary shares issued and outstanding and eligible to vote at the Meeting. This proxy statement, notice and form of proxy are first being mailed to shareholders on June 25, 2018.

        Proxies will be solicited by the Company mainly by mail. Certain officers, directors, employees and agents of the Company, none of whom will receive additional compensation, may solicit proxies by telephone, fax or other personal contact. Additionally, we may engage a proxy solicitor for a fee to solicit proxies on our behalf. We will furnish copies of solicitation materials to brokerage firms, nominees, fiduciaries and other custodians for forwarding to their respective principals. We will bear the cost of soliciting proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of ordinary shares.

        The affirmative vote of the holders of a majority of the voting power represented at the Meeting in person or by proxy and voting on a given Proposal is necessary for the approval of such Proposal. In addition, with respect to the vote required to approve the Merger Proposal, (i) abstentions and votes of Company shares held by Merger Sub, Parent (or any other person who holds 25% or more of the means of control of Merger Sub), or anyone on their behalf (including relatives or corporations controlled by such persons) will be excluded, and (ii) one of the following requirements must be met: (a) the Company shares that are voted in favor of the Merger Proposal, excluding abstentions, must include at least a majority of the votes of shareholders who do not have a "Personal Interest" (as defined in the following paragraph) in the Merger Proposal, or (b) the total number of Company shares held by the shareholders described in clause (a) above that are voted against the Merger Proposal does not exceed two percent of the aggregate voting rights in the Company (the voting requirement described in this clause (ii), the "Special Merger Approval"). If you do not state whether your Company shares are held by any person or entity who holds 25% or more of the means of control of Merger Sub, or anyone on their behalf (including relatives or corporations controlled by such persons), by appropriate indication on your proxy card or voting instruction card, your vote will not be counted with respect to the Merger Proposal.

        Under the Israeli Companies Law (the "Companies Law"), "Personal Interest" means a personal interest of a person or entity in an act or transaction of a company, including: (1) a personal interest of that person's relative (which includes for these purposes a person's spouse, sibling, parent, parent's parent or offspring and any sibling or parent of such person's spouse, or the spouse of any of the foregoing persons); or (2) a personal interest of another person or entity in which that person or his or her relative holds 5% or more of such entity's issued shares or voting rights, has the right to appoint a director or the chief executive officer of such entity, or serves as director or chief executive officer of such entity, including the personal interest of a person voting pursuant to a proxy whether or not the proxy grantor has a personal interest; provided that a personal interest resulting merely from holding the Company's shares will not be deemed a personal interest for purposes of the Companies Law.

        If you do not state whether you have a Personal Interest in the Merger Proposal by appropriate indication on your proxy card or voting instruction card, you will be deemed to have a Personal Interest for the purpose of the required vote detailed above and your vote will not be counted for purposes of determining whether the Special Merger Approval has been obtained. You must affirmatively state that you do not have a Personal Interest in the Merger Proposal for your vote to be counted for purposes of determining whether the Special Merger Approval has been obtained. Further, if you do not state whether your Company shares are held by any person or entity who holds 25% or more of the means of control of Merger Sub, or anyone on their behalf (including relatives or corporations controlled by such persons) by appropriate indication on your proxy card or voting instruction card, your vote will not be counted for purposes of determining whether the Special Merger Approval has been obtained.

        Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed "non-routine." Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes and will not be treated as either a vote "for" or "against" a proposal. Under Israeli law, broker non-votes will not be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. All of the Proposals are considered non-routine, and brokers or other nominees may vote only those shares for which the beneficial owner has given instructions on how to vote.

        This proxy statement provides you with detailed information about the matters on which you are requested to vote your shares. In addition, you may obtain information about the Company from documents filed with the U.S. Securities and Exchange Commission ("SEC"). We encourage you to read the entire proxy statement carefully and to vote your shares.

QUESTIONS AND ANSWERS ABOUT
THE TRANSACTION AND THE MEETING

        The following questions and answers briefly address some commonly asked questions about the proposed transactions with Parent and Merger Sub, including the Merger Agreement and the Meeting. This section may not address every question you have or include all the information that is important to you. SteadyMed urges shareholders to carefully read this entire proxy statement, including the annexes and the other documents referred to herein.

        Except as specifically noted in this proxy statement, the terms "Company," "we," "our" or "us" and similar words refer to SteadyMed Ltd., including in certain cases its subsidiaries. Throughout this proxy statement, we refer to United Therapeutics Corporation as either "United Therapeutics" or "Parent" and Daniel 24043 Acquisition Corp. Ltd. as "Merger Sub." Additionally, unless otherwise specified, references to "$" refer to the legal currency of the United States.

        Shareholder votes are important. We encourage our shareholders to vote as soon as possible. See "The Meeting" beginning on page 7 for more specific information on how to vote.

The Transaction

Q:
What is the Transaction?

A:
The Company, Parent and Merger Sub have entered into the Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Merger Sub will merge with and into SteadyMed, with SteadyMed becoming a wholly-owned subsidiary of United Therapeutics and the surviving corporation of the merger. The parties to the Merger Agreement and certain of their affiliates have also entered into, or will enter into, other documents, agreements and transactions that are contemplated by or related to the Merger Agreement, including the Contingent Value Rights Agreement, which Parent and the Rights Agent will enter into at the closing of the merger, and the warrant amendments previously entered into by Messrs. Brian J. Stark, Keith Bank, Ron Ginor, each of whom is a director of the Company, and/or their affiliates, and the Company (the "Warrant Amendments") (all such documents and agreements, the "Ancillary Agreements") (the transactions contemplated by the Merger Agreement and the Ancillary Agreements, the "Transaction"). The Merger Agreement, the form of CVR Agreement and the form of Warrant Amendment are attached to this proxy statement as Annex A, Annex B and Annex C, respectively.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the merger (the "Effective Time"), each ordinary share of SteadyMed outstanding immediately prior to the Effective Time (other than shares held in the treasury of the Company or owned by United Therapeutics or any direct or indirect wholly-owned subsidiary of the Company or of United Therapeutics, which shares will be cancelled) will be converted into the right to receive (a) $4.46 in cash, without interest and less any applicable withholding taxes with respect to such cash consideration and the CVR (as defined below) ("Closing Cash Consideration"), plus (b) one contractual contingent value right (each, a "CVR" which will be subject to the Contingent Value Rights Agreement (the "CVR Agreement")), and which will represent the right to receive $2.63 in cash, without interest and less any applicable withholding taxes ("CVR Consideration"), upon the achievement of a specified "Milestone" (as defined in "The Contingent Value Rights Agreement—Milestone" beginning on page 94). The consideration for outstanding ordinary shares, consisting of the Closing Cash Consideration and the CVR Consideration, is referred to as the "Per Share Merger Consideration" for purposes of this proxy statement.

Treatment of SteadyMed's In the Money Options and Out of the Money Options (each as defined in "Summary—Treatment of the Company's Stock Options, Restricted Stock and Warrants in the

  Transaction—Stock Options" beginning on page 15), its restricted share units and its outstanding warrants to purchase SteadyMed ordinary shares is described below.

  SteadyMed and all holders of the warrants to purchase SteadyMed ordinary shares, as amended, issued pursuant to subscription agreements dated July 29, 2016 (the "2016 Warrants") and holders of the warrants to purchase SteadyMed ordinary shares, as amended, issued pursuant to subscription agreements dated April 20, 2017 (the "2017 Warrants" and, together with the 2016 Warrants, the "Warrants") have entered into the Warrant Amendments, in substantially the form attached hereto as Annex C. Under the Warrant Amendments, in the event the Transaction is consummated by December 31, 2018, Section 5(d) of each of the 2016 Warrants and Section 5(c) of the 2017 Warrants will be null and void, such warrants will not be assumed by United Therapeutics or Merger Sub, and instead the Warrants will be cancelled and converted into the right to receive $2.33 for each share issuable upon exercise of a 2017 Warrant and $2.71 for each share issuable upon exercise of a 2016 Warrant. If SteadyMed, United Therapeutics or Merger Sub agree to pay any holder of a 2016 Warrant or 2017 Warrant consideration that is greater than, or on terms more favorable in any material respect, the consideration payable under the applicable Warrant Amendment, then the price payable under the Warrant Amendments, or the terms of the Warrant Amendments, will be automatically adjusted to give the warrant holders the benefit of such greater consideration and/or more favorable terms. The Warrant Amendments will terminate if the Transaction is not consummated by December 31, 2018.

  We encourage you to review the Merger Agreement, the form of CVR Agreement and the form of Warrant Amendment in their entirety.

Q:
What will the Company's shareholders receive when the Transaction occurs?

A:
For every Company ordinary share held at the Effective Time, the Company's shareholders (other than Parent, Merger Sub and their subsidiaries) will be entitled to receive the Per Share Merger Consideration described above.

Q:
How does the purchase price compare to the market price of the Company's ordinary shares?

A:
The Per Share Merger Consideration to be received by the Company's shareholders, assuming that the Milestone is achieved and the CVR Consideration is payable, and prior to the deduction of any applicable withholding taxes, represents a premium of approximately (i) 167.5% over the closing price of the Company's ordinary shares on the Nasdaq Global Market on April 27, 2018, and (ii) 125.8% over the thirty-day volume weighted average price of the Company's ordinary shares for the period ended April 27, 2018. The Closing Cash Consideration to be received by the Company's shareholders, prior to the deduction of any applicable withholding taxes, represents a premium of approximately (i) 68.3% over the closing price of the Company's ordinary shares on the Nasdaq Global Market on April 27, 2018, and (ii) 42.0% over the thirty-day volume weighted average price of the Company's ordinary shares for the period ended April 27, 2018.

The closing sale price of a Company ordinary share on the Nasdaq Global Market on June 20, 2018, which was the last practicable trading day before the date of this proxy statement, was $4.55. You are encouraged to obtain current market quotations for the Company's ordinary shares in connection with voting your shares.

Q:
When do you expect the Transaction to be completed?

A:
The Transaction is subject to various closing conditions, including Company shareholder approval and regulatory approvals. We hope to complete the Transaction in the second half of 2018.

Q:
What is the other Proposal and how does it relate to the Transaction?

A:
Proposal 2 (the "Golden Parachute Payments Proposal") is a proposal to approve, on a non-binding, advisory basis, certain compensation that will be paid or may become payable to our named executive officers in connection with or as a result of the Transaction. These arrangements were approved by our Board in connection with its approval of the Merger Agreement or will be made pursuant to existing agreements between the Company and the executives. See "The Transaction—Interests of Our Directors and Executive Officers in the Transaction—Golden Parachute Compensation" beginning on page 63 and "Proposal 2" beginning on page 108 for a more detailed description of these arrangements.

Q:
How does the Board recommend that I vote on the Proposals?

A:
The Company's board of directors (the "Board") unanimously determined that it is in the best interest of the Company that the Company enter into the Merger Agreement and consummate the Transaction, and unanimously recommends that you vote "FOR" the Merger Proposal. See "The Transaction—Recommendation of the Board; Reasons for the Transaction" beginning on page 46.

  The Board also unanimously recommends that you vote "FOR" the Golden Parachute Payments Proposal. See "The Transaction —Interests of Our Directors and Executive Officers in the Transaction—Golden Parachute Compensation" beginning on page 63.

Q:
What effects will the Transaction have on the Company?

A:
As a result of the Transaction, the Company will cease to be a standalone public company and will be an indirect wholly owned subsidiary of Parent. The Company's ordinary shares will no longer be publicly traded and will be delisted from the Nasdaq Global Market. In addition, the Company's ordinary shares will be deregistered under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), upon application to the SEC, and we will no longer file periodic reports with the SEC.

Q:
What will happen in the Transaction to the Company's stock option awards?

A:
Each holder of outstanding "In the Money Options" (as defined in "Summary—Treatment of the Company's Stock Options, Restricted Stock and Warrants in the Transaction—Stock Options" beginning on page 15), whether vested or unvested, that has not been exercised prior to the Effective Time will be cancelled and converted into the right to receive (i) a cash payment equal to (a) the excess, if any, of the Closing Cash Consideration over the exercise price payable under such option, multiplied by (b) the total number of shares subject to such option immediately prior to the Effective Time, without interest and less any applicable withholding taxes with respect to such cash consideration and the CVRs received, and (ii) a number of CVRs equal to the total number of shares subject to such option immediately prior to the Effective Time.

  Each holder of outstanding "Out of the Money Options" (as defined in "Summary—Treatment of the Company's Stock Options, Restricted Stock and Warrants in the Transaction—Stock Options" beginning on page 15), whether vested or unvested, that has not previously been exercised prior to the Effective Time will be cancelled and converted into the right to receive a cash payment, if and when the Milestone is achieved, equal to (i) the excess, if any, of the sum of (a) the Closing Cash Consideration and (b) the CVR Consideration over the exercise price payable under such option, multiplied by (ii) the total number of shares subject to such option immediately prior to the Effective Time, without interest and less any applicable withholding taxes (and any out-of-the-money options with an exercise price equal to or greater than $7.09 will be cancelled at the Effective Time without any consideration payable therefor).

Q:
What will happen in the Transaction to the Company's restricted share unit awards?

A:
Company restricted share unit awards outstanding immediately prior to the Effective Time, whether vested or unvested, will be cancelled and converted into the right to receive (i) a cash payment equal to $4.46 multiplied by the total number of shares subject to such restricted share unit immediately prior to the Effective Time, without interest and less any applicable withholding taxes with respect to such cash consideration and the CVRs received, and (ii) a number of CVRs equal to the total number of shares subject to such restricted share unit immediately prior to the Effective Time, less any applicable withholding taxes.

Q:
What will happen in the Transaction to the Company's warrants?

A:
If the Transaction is completed before December 31, 2018, each outstanding 2017 Warrant will be cancelled and converted into the right to receive $2.33 for each share subject to such warrant and each outstanding 2016 Warrant will be cancelled and converted into the right to receive $2.71 for each share subject to such warrant, in each case, without interest and less any applicable withholding taxes, and subject to the Warrant Amendments.

Q:
Do any of the Company's directors or executive officers have interests in the Transaction that may differ from those of the Company's shareholders?

A:
Yes, some of our directors and executive officers may have interests in the Transaction that are different from, or in addition to, the interests of the Company's shareholders generally. The Board was aware of and considered these interests, among other matters, in reaching its decision to approve entry into the Merger Agreement and the consummation of the Transaction. In addition, the Transaction was also approved by the audit committee of the Board, as required under the Companies Law. See "The Transaction—Interests of Our Directors and Executive Officers in the Transaction" beginning on page 60 for a description of such interests.

Q:
What are the material U.S. federal income tax considerations of the Transaction to the Company's shareholders who are U.S. Holders?

A:
The receipt of cash and CVRs for Company ordinary shares by "U.S. Holders" (as defined in "The Transaction—Certain Material U.S. Federal Income Tax Considerations of the Transaction" beginning on page 65) pursuant to the Transaction will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. Holder of the Company's ordinary shares should recognize gain or loss for the taxable year of the Transaction in an amount equal to the difference, if any, between (i) the amount of cash plus the fair market value of the CVRs received in the Transaction and (ii) the U.S. Holder's adjusted tax basis in the shares. See "The Transaction—Certain Material U.S. Federal Income Tax Considerations of the Transaction" beginning on page 65 for a more detailed discussion of certain U.S. federal income tax consequences of the Transaction and the possible receipt of CVR Consideration with respect to the CVRs.

  Shareholders, including non-U.S. shareholders, should consult their own tax advisors to determine the tax consequences to them (including the application and effect of any state, local or non-U.S. income and other tax laws) of the Transaction in light of their particular circumstances.

Q:
How will I be paid the Closing Cash Consideration and CVR Consideration, if the Milestone is achieved, for my shares?

A:
On or prior to the closing date of the Transaction, Parent or Merger Sub will deposit with a paying agent cash in an amount equal to the aggregate Closing Cash Consideration payable to all shareholders (other than Parent, Merger Sub, the Company and their respective subsidiaries) as of the closing date of the Transaction. The paying agent will provide instructions to our shareholders on how to surrender shares for payment of the Closing Cash Consideration. If and when the Milestone is achieved in accordance with the CVR Agreement, Parent will deposit with the rights agent cash in an amount equal to the aggregate CVR Consideration payable in accordance with the terms of the CVR Agreement.

Q:
Should I send in my share certificates or other proof of ownership now?

A:
No. The paying agent will provide a letter of transmittal to our shareholders after the Effective Time. The letter will describe how you can surrender your share certificates for the Per Share Merger Consideration. If your shares are held in "street name" by your bank, brokerage firm or other nominee, you will receive instructions from them as to how to surrender your "street name" shares in exchange for the Per Share Merger Consideration. Please do not send in your stock certificates now.

Q:
Am I entitled to appraisal rights in connection with the Transaction?

A:
No. There are no appraisal or similar rights of dissenters under Israeli law, whether you vote for or against the Merger Proposal.

Q:
What happens if I sell my ordinary shares before the Meeting?

A:
The record date for shareholders entitled to vote at the Meeting is earlier than the date of the Meeting and the expected closing date of the Transaction. If you transfer your ordinary shares of the Company after the record date but before the Meeting, you will, unless special arrangements are made, retain your right to vote at the Meeting but will transfer the right to receive the Per Share Merger Consideration to the person to whom you transfer your shares.

Q:
What happens if the Merger Proposal is not approved by the Company's shareholders or if the Transaction is not completed for any other reason?

A:
If the Merger Proposal is not approved by our shareholders or if the Transaction is not completed for any other reason, our shareholders will not receive any payment for their shares in connection with the Transaction. Instead, we expect we will remain a standalone public company, the Company's ordinary shares will continue to be listed and traded on the Nasdaq Global Market and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.

  The Company will be required to pay Parent a termination fee of $4.5 million upon the termination of the Merger Agreement under specified circumstances. See "The Agreement and Plan of Merger—Transaction Expenses; Termination Fees—Company Termination Fee" beginning on page 91.

The Meeting

Q:
When and where is the Meeting?

A:
The Meeting will be held at 2:00 pm, local time, on July 30, 2018 at the offices of SteadyMed Therapeutics, Inc., 2603 Camino Ramon, Suite 350, San Ramon, California 94583.

Q:
What quorum and shareholder vote are required to approve the Proposals?

A:
A quorum is required for the transaction of business at the Meeting. Two or more shareholders, present in person or by proxy and holding shares conferring in the aggregate not less than one-quarter of the voting power of the Company as of the record date of June 21, 2018 will constitute a quorum. Each Company share is entitled to one vote on each Proposal.

  The affirmative vote of the holders of a majority of the voting power represented at the Meeting in person or by proxy and voting on a given Proposal is necessary for the approval of each Proposal.

  In addition, with respect to the vote required to approve the Merger Proposal (i) abstentions and votes of Company shares held by Merger Sub, Parent (or any other any person who holds 25% or more of the means of control of Merger Sub), or anyone on their behalf (including relatives or corporations controlled by such persons) will be excluded, and (ii) one of the following requirements must be met: (a) the Company shares that are voted in favor of the Merger Proposal, excluding abstentions, must include at least a majority of the votes of shareholders who do not have a "Personal Interest" (as defined in "The Extraordinary General Meeting—Persons Entitled to Vote; Quorum; Vote Required" beginning on page 23) in the Merger Proposal, or (b) the total number of Company shares held by the shareholders described in clause (a) above that are voted against the Merger Proposal does not exceed two percent of the aggregate voting rights in the Company. The vote of any shareholder who does not state whether his, her or its Company shares are held by any person or entity who holds 25% or more of the means of control of Merger Sub, or anyone on their behalf (including relatives or corporations controlled by such persons), by appropriate indication on his, her or its proxy card or voting instruction card, will not be counted with respect to the Merger Proposal. In addition, any shareholder who does not state whether he, she or it has a Personal Interest in the Merger Proposal by appropriate indication on his, her or its proxy card or voting instruction card, he, she or it will be deemed to have a Personal Interest for the purpose of the required vote detailed above and his, her or its vote will not be counted for purposes of determining whether the Special Merger Approval has been obtained.

  We believe shareholders holding at least approximately 67.3% of the Company's ordinary shares as of April 29, 2018 may have a Personal Interest in the Merger Proposal, including each of our directors, executive officers and shareholders that holds 2017 Warrants or 2016 Warrants.

  The affirmative vote of the holders of a majority of the voting power represented at the Meeting in person or by proxy and voting (excluding abstentions) on the Golden Parachute Payments Proposal, is necessary for the approval of the Golden Parachute Payments Proposal.

  Under Israeli law, abstentions are counted in determining whether a quorum is present, but will not be counted in connection with the vote on any Proposal.

Q:
Are there any voting agreements with existing shareholders?

A:
On April 29, 2018, United Therapeutics and certain shareholders of the Company holding approximately 43.3% of the Company's ordinary shares, entered into voting agreements (the "Voting Agreements") which, among other things, include covenants of such shareholders to vote their ordinary shares in favor of the Merger Proposal. Each of the shareholder parties to the Voting Agreements has a Personal Interest in the Merger Proposal; as a result their votes will not be counted for purposes of determining whether the Special Merger Approval has been obtained.

  See "The Voting Agreements" beginning on page 74 for a more detailed discussion.

Q:
How can I vote?

A:
Shareholders of record at the record date of June 21, 2018 may vote by personally attending the Meeting or attending by proxy, by completing and returning a proxy card pursuant to the instructions provided or by completing an electronic proxy card online at www.cstproxyvote.com. If you hold your shares in "street name" through a bank, broker or other nominee, you will be able to exercise your vote through such organization by completing a voting instruction form in accordance with the procedures issued by such organization. "Street name" holders may be able to submit their voting instructions to their bank, broker or other nominee by telephone or through the internet.

  The method by which shareholders of record vote will in no way limit the right to vote at the Meeting if such shareholders later decide to attend in person. If shares are held in "street name," beneficial holders must vote in accordance with the instructions received from their bank, broker or other nominee.

  Any shares entitled to vote and represented by a properly completed proxy received prior to the Meeting and that is not revoked either (i) more than two hours prior to the Meeting by a properly executed proxy delivered to the Company or (ii) at the Meeting by your voting in person, provided that you are a registered shareholder, will be voted at the Meeting in accordance with your instructions. If a signed proxy card is returned without indicating how shares should be voted on a matter and the proxy is not revoked, the shares represented by such proxy will be voted as the Board recommends and, therefore, "FOR" the approval of the Merger Proposal and the Golden Parachute Payments Proposal.

Q:
What do I do if I receive more than one proxy card or set of voting instructions?

A:
If you hold shares in "street name", directly as a record holder or otherwise, you may receive more than one proxy card and/or set of voting instructions relating to the Meeting. If more than one proxy card is received, you should vote and return each proxy card separately in accordance with the applicable voting instructions and this proxy statement in order to ensure that all of your shares are voted.

Q:
If my ordinary shares are held in "street name" by my bank, broker or other nominee, will they vote my shares for me?

A:
Your broker, bank or nominee will not be able to vote any of your shares without instructions from you. The vote on each of the Proposals is considered a "non-routine" matter, and your bank, broker or other nominee is not permitted to exercise discretion to vote your ordinary shares. If you hold your ordinary shares in "street name," you should follow the procedures provided by your bank, broker or other nominee regarding how to instruct them to vote your shares. Typically, you would submit your voting instructions by mail, by telephone or through the internet in accordance with the procedures provided by your bank, broker or other nominee. Without instructions, your shares will not be voted.

Q:
How are votes counted?

A:
You may vote "FOR" or "AGAINST" each of the Proposals, or you may abstain from voting on each of the Proposals. Abstentions will not be counted as votes cast or shares voting on the Proposals, but will count for the purposes of determining whether a quorum is present. Pursuant to Israeli law, broker non-votes will not be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business and, therefore, will not be counted for the purpose of determining whether a quorum is present or approval is obtained with respect to any Proposal.

Q:
Can I revoke or change my vote?

A:
Yes.    Shareholders have the right to revoke a proxy at any time prior to voting at the Meeting by (i) submitting a subsequently dated proxy, which, if not delivered in person at the Meeting, must be received by us no later than two hours before the appointed time of the Meeting or (ii) attending the Meeting and voting in person, provided that you are a registered shareholder. If you hold ordinary shares in "street name" through a broker, bank or other nominee, you should follow the procedures provided by such organization to revoke or change your vote.

Q:
What happens if I do not submit a proxy card or otherwise vote?

A:
Your shares will not be voted on any of the Proposals and will not be counted as present at the Meeting. Failure to submit a proxy card or otherwise vote could make it more difficult for us to achieve the requisite thresholds we need for approval of the Proposals. Therefore, we urge all Company shareholders to vote, and we request that you return the proxy card as soon as possible.

Q:
What do I need to do now?

A:
Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including its annexes. In order for Company ordinary shares to be represented at the Meeting, shareholders can (i) indicate on the enclosed proxy card how they would like to vote and return the proxy card in the accompanying pre-addressed postage paid envelope or (ii) attend the Meeting in person. If your shares are held in "street name" through your broker, bank or other nominee, please follow the procedures provided by such organization regarding how to instruct them to vote your shares.

Q:
Who can answer my questions?

A:
Company shareholders with questions about the Proposals or the Meeting, or who desire additional copies of this proxy statement or additional proxy cards, should contact the Company at c/o SteadyMed Therapeutics, Inc., 2603 Camino Ramon, Suite 350, San Ramon, California 94583, or (925) 272-4999.

  Registered holders of Company ordinary shares who have questions regarding their share ownership may write to the Company's transfer agent, Continental Stock Transfer & Trust Co. ("Continental"), by first class, registered or certified mail or overnight courier at 1 State Street, 30th Floor, New York, NY 10004. Registered holders may call Continental at 212-509-4000.

SUMMARY

        This summary highlights selected information from this proxy statement related to the transactions contemplated by the "Merger Agreement" (as defined in the following paragraph), including the "Transaction" (as defined in the following paragraph) and the proposals, and may not contain all of the information that is important to you. To understand the Transaction more fully and for a more complete description of the legal terms of the Transaction, you should carefully read this entire proxy statement, including the annexes and other documents referred to herein. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption "Where You Can Find More Information."

        SteadyMed Ltd. ("we," "us" or the "Company"), United Therapeutics Corporation ("United Therapeutics" or "Parent") and Daniel 24043 Acquisition Corp. Ltd ("Merger Sub") have entered into the Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Merger Sub will merge with and into SteadyMed, with SteadyMed becoming a wholly-owned subsidiary of United Therapeutics and the surviving corporation of the merger and United Therapeutics will acquire each of the outstanding ordinary shares of the Company for $4.46 per share in cash without interest, less any applicable withholding taxes with respect to such cash consideration and the CVR (as defined below) (the "Closing Cash Consideration"), and one contingent value right (a "CVR"), which represents the right to receive $2.63 in cash, without interest, less any applicable withholding taxes, upon the achievement of the "Milestone" (as defined in "The Contingent Value Rights Agreement—Milestone" beginning on page 94) (the "CVR Consideration"). The parties to the Merger Agreement and certain of their affiliates have also entered into, or will enter into other documents, agreements and transactions contemplated under or related thereto, including the Contingent Value Rights Agreement attached thereto (the "CVR Agreement") and the warrant amendments previously entered into by Messrs. Brian J. Stark, Keith Bank, Ron Ginor, each of whom is a director of the Company, and/or their affiliates, and the Company (the "Warrant Amendments") (all such documents and agreements, the "Ancillary Agreements") (the transaction contemplated by the Merger Agreement and the Ancillary Agreements, the "Transaction").

        The Merger Agreement, form of CVR Agreement and form of Warrant Amendment are attached as Annex A, Annex B, and Annex C, respectively, to this proxy statement. We encourage you to read the Merger Agreement, which is the legal document that governs the Transaction, the form of CVR Agreement, which is the legal document that will govern the CVRs to be issued in the Transaction, and the form of Warrant Amendment carefully and in their entirety.

Parties to the Transaction

  SteadyMed Ltd.

        The Company is a specialty pharmaceutical company focused on the development and commercialization of therapeutic product candidates that address the limitations of market-leading products for certain orphan indications and in other well-defined, high-margin specialty markets. Our primary focus is to obtain approval for the sale of Trevyent®, our lead product candidate for the treatment of pulmonary arterial hypertension ("PAH") in the United States. We also have two other product candidates, for the treatment of post-surgical and acute pain in the home setting, referred to as our At Home Patient Analgesia, or AHPA, which products are at an earlier stage of development. Our product candidates are enabled by our proprietary PatchPump, which is a discreet, water-resistant and disposable drug administration technology that is aseptically pre-filled with liquid drug at the site of manufacture and pre-programmed to deliver an accurate, steady flow of drug to a patient, either subcutaneously or intravenously.

        SteadyMed Ltd. was founded in Israel in 2005. We have two subsidiaries. SteadyMed Therapeutics, Inc., a wholly-owned subsidiary of SteadyMed Ltd., was incorporated in Delaware in 2011 and SteadyMed U.S. Holdings Inc., a wholly-owned subsidiary of SteadyMed Therapeutics, Inc., was incorporated in Delaware in 2014. We are domiciled in Rehovot, Israel, with principal executive offices located at 2603 Camino Ramon, Suite 350, San Ramon, CA 94583. Our telephone number is (925) 272-4999 and its website address is http://www.steadymed.com. The information contained in, or that can be accessed through, our website is not incorporated by reference into or otherwise part of this proxy statement.

  United Therapeutics Corporation

        United Therapeutics is a biotechnology company focused on the development and commercialization of innovative products to address the unmet medical needs of patients with chronic and life-threatening conditions. United Therapeutics markets and sells four commercial therapies in the United States to treat PAH: Remodulin® (treprostinil) Injection ("Remodulin"); Tyvaso® (treprostinil) Inhalation Solution; Orenitram® (treprostinil) Extended-Release Tablets; and Adcirca® (tadalafil) Tablets. United Therapeutics also markets and sells an oncology product in the United States, Unituxin® (dinutuximab) Injection (Unituxin), which is approved for treatment of high-risk neuroblastoma. Outside the United States, United Therapeutics' only significant revenues are derived from the sale of Remodulin, which is approved in Europe and various other countries. United Therapeutics is also engaged in research and development of new indications, formulations and delivery devices for our existing products, as well as new products to treat PAH and other conditions. Finally, United Therapeutics is engaged in early-stage research and development of a number of organ transplantation-related technologies.

        United Therapeutics' principal executive offices are located at 1040 Spring Street, Silver Spring, Maryland 20910 and at 55 T.W. Alexander Drive, Research Triangle Park, North Carolina 27709. Its telephone number is (301) 608-9292 and its website is www.unither.com. Information on United Therapeutics' website is not incorporated by reference into or otherwise part of this proxy statement.

  Merger Sub

        Merger Sub was organized under the laws of the State of Israel on March 26, 2018 and is an indirect wholly-owned subsidiary of United Therapeutics. Merger Sub was formed solely for the purpose of completing the Transaction. Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the Transaction.

        The registered offices of Merger Sub are located at 4 Weizmann Street, Tel Aviv, Israel. Its telephone number is (301) 608-9292.

The Meeting

  Date, Time and Place

        The extraordinary general meeting of shareholders of the Company (the "Meeting") will be held at the offices of SteadyMed Therapeutics, Inc., 2603 Camino Ramon, Suite 350, San Ramon, California 94583, at 2:00 pm local time on July 30, 2018.

  Purpose

        The purpose of the Meeting is to consider and vote upon the following proposals (the "Proposals"):

  •
  Approval of the Merger Agreement, the terms of the merger contemplated thereby, and all other documents, agreements and transactions contemplated under or related thereto, including the Ancillary Agreements (the "Merger Proposal");

  •
  Approval, on a non-binding, advisory basis, of certain compensation that will be paid or may become payable to our named executive officers in connection with the Transaction (the "Golden Parachute Payments Proposal"); and

  •
  To transact such other business as may properly come before the Meeting and any adjournments or postponements thereof.

        The Company's board of directors (the "Board") recommends that its shareholders vote "FOR" each of the Proposals.

  Record Date and Quorum

        The record date for determining the shareholders who are entitled to vote at the Meeting is June 21, 2018.

        A quorum is required for the transaction of business at the Meeting. The presence, in person or by proxy, at the Meeting of two or more shareholders holding not less than one-quarter of the outstanding ordinary shares of the Company held by all shareholders as of the record date of June 21, 2018 will constitute a quorum. The votes of Parent, Merger Sub, the Company and their respective subsidiaries will not be counted at the Meeting for the purpose of approving the Merger Agreement by the requisite majority.

  Vote Required

        The affirmative vote of the holders of a majority of the voting power represented at the Meeting in person or by proxy and voting on a given Proposal is necessary for the approval of such Proposal.

        In addition with respect to the approval of the Merger Proposal, (i) abstentions and votes of Company shares held by Merger Sub, Parent (or any other person who holds 25% or more of the means of control of Merger Sub), or anyone on their behalf (including relatives or corporations controlled by such persons) will be excluded, and (ii) one of the following requirements must be met: (a) the Company shares that are voted in favor of the Merger Proposal, excluding abstentions, must include at least a majority of the votes of shareholders who do not have a "Personal Interest" (as defined in "The Extraordinary General Meeting—Persons Entitled to Vote; Quorum; Vote Required" beginning on page 23) in the Merger Proposal, or (b) the total number of Company shares held by the shareholders described in clause (a) above that are voted against the Merger Proposal does not exceed two percent of the aggregate voting rights in the Company. The vote of any shareholder who does not state whether his, her or its Company shares are held by any person or entity who holds 25% or more of the means of control of Merger Sub, or anyone on their behalf (including relatives or corporations controlled by such persons), by appropriate indication on his, her or its proxy card or voting instruction card, will not be counted with respect to the Merger Proposal. In addition, any shareholder who does not state whether he, she or it has a Personal Interest in Merger Proposal by appropriate indication on his, her or its proxy card or voting instruction card, will be deemed to have a Personal Interest for the purpose of the required vote detailed above and his, her or its vote will not be counted for purposes of determining whether the Special Merger Approval has been obtained.

        We believe shareholders holding at least approximately 67.3% of the Company's ordinary shares as of April 29, 2018 may have a Personal Interest in the Merger Proposal, including each of our directors, executive officers and shareholders that holds warrants to purchase SteadyMed ordinary shares issued pursuant to subscription agreements dated July 29, 2016 (the "2016 Warrants") or warrants to purchase SteadyMed ordinary shares issued pursuant to subscription agreements dated April 20, 2017 (the "2017 Warrants" and, together with the 2016 Warrants, the "Warrants").

        Pursuant to Israeli law, broker non-votes will not be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business and, therefore, will not be counted for the purpose of determining whether a Proposal has been approved. Under Israeli law, abstentions are counted in determining whether a quorum is present, but will not be counted in connection with the vote on any Proposal.

        See "The Extraordinary General Meeting" beginning on page 23 for a more information regarding the meeting.

Recommendation of the Board

        After careful consideration, the Board unanimously determined that it is in the best interest of the Company that the Company enter into the Merger Agreement and Ancillary Agreements, including the Warrant Amendments and consummate the Transaction, and unanimously recommends that you vote "FOR" the approval of the Merger Proposal and the Golden Parachute Proposal.

        See "Proposal 1" beginning on page 105 and "Proposal 2" beginning on page 108 for a more detailed discussion of each proposal.

The Agreement and Plan of Merger

        Merger Sub will be merged with and into the Company in accordance with the provisions of Sections 314-327 of the Israeli Companies Law 5759-1999 (the "Companies Law") and of the Israeli Companies Regulations (Merger), 5760-2000 (The "Merger Regulations") of the State of Israel (together with the Companies Law and the rules and regulations promulgated thereunder, the "ICL") and as a result thereof, the separate existence of Merger Sub will cease and the Company will be the surviving corporation in the Transaction (the "Surviving Company") and will (i) continue to be governed by the Laws of the State of Israel, (ii) maintain a registered office in the State of Israel, and (iii) succeed to and assume all of the rights, properties and obligations of Merger Sub and the Company in accordance with the ICL.

        A copy of the Merger Agreement is attached as Annex A to this proxy statement. See "The Agreement and Plan of Merger" beginning on page 75 for a more detailed description of the Merger Agreement.

Appraisal Rights

        There are no appraisal or similar rights of dissenters under Israeli law.

Opinion of Wedbush Securities Inc.

        In February 2018, the Company engaged Wedbush Securities Inc. ("Wedbush") to provide strategic advisory services in connection with evaluating and considering a sale transaction. The Board requested that Wedbush render an opinion as to whether the consideration to be received by holders of SteadyMed ordinary shares ("SteadyMed Shareholders") in the Transaction, assuming the CVRs had no value, was fair, from a financial point of view, to the SteadyMed Shareholders. The full text of Wedbush's written opinion, dated April 29, 2018, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex D to this proxy statement and is incorporated by reference herein in its entirety.

        Wedbush provided its opinion to the Board (in its capacity as such) for the benefit of and use by the Board in connection with and for purposes of its evaluation of the "Per Share Merger Consideration" (as defined in "Questions and Answers About the Transaction and the Meeting—The Transaction" beginning on page 3) from a financial point of view. Wedbush's opinion does not address any other aspect of the Transaction and no opinion or view was expressed as to the relative merits of the Transaction in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the

Board to proceed with or effect the Transaction. Wedbush's opinion does not address any other aspect of the Transaction and does not constitute a recommendation to any shareholder as to how to vote or act in connection with the proposed Transaction or any related matter.

        See "The Transaction—Opinion of Wedbush Securities Inc." beginning on page 49 for a description of the opinion that the Board received from Wedbush.

Treatment of the Company's Stock Options, Restricted Stock and Warrants in the Transaction

  Stock Options

        Each outstanding option to acquire Company shares, whether or not vested, that has a per share exercise price that is less than the Closing Cash Consideration (each, an "In the Money Option"), will be cancelled and converted into the right to receive (i) a cash payment equal to (a) the excess of (1) the Closing Cash Consideration over (2) the per-share exercise price of such In the Money Option, multiplied by (b) the number of Company shares subject to such In the Money Option immediately prior to the effective time of the merger (the "Effective Time"), without interest and less any applicable withholding taxes with respect to such cash consideration and the CVRs received, and (ii) a number of CVRs equal to the number of Company shares subject to such In the Money Option immediately prior to the Effective Time. Each outstanding option to acquire Company Shares with an exercise price less than $7.09 per share, other than an In the Money Option, whether or not vested (each, an "Out of the Money Option") will be cancelled and converted into the right to receive a contingent cash payment if and when the Milestone is achieved equal to (a) the amount by which the sum of (i) the Closing Cash Consideration and (ii) the CVR Consideration exceeds the per share exercise price of such Out of the Money Option, multiplied by (b) the number of Company shares subject to such Out of the Money Option immediately prior to the Effective Time, without interest and less any applicable withholding taxes. Each Out of the Money Option with a per-share exercise price equal to or greater than $7.09 will be cancelled at the Effective Time, without any consideration payable therefor.

  Restricted Share Units

        Each outstanding Company restricted share unit, whether or not vested, will be cancelled and converted into the right to receive (i) a cash payment equal to the Closing Cash Consideration multiplied by the number of Company shares subject to such restricted share unit immediately prior to the Effective Time, without interest and less any applicable withholding taxes with respect to such cash consideration and the CVRs received, and (ii) a number of CVRs equal to the number of Company shares subject to such restricted share unit immediately prior to the Effective Time.

  Warrants

        If the Transaction is consummated by December 31, 2018, each outstanding warrant to purchase Company shares issued pursuant to subscription agreements dated July 29, 2016, will be cancelled and converted into the right to receive a cash payment of $2.71 for each Company share subject to such warrant immediately prior to the Effective Time, and each outstanding warrant to purchase Company shares issued pursuant to subscription agreements dated April 20, 2017, will be cancelled and converted into the right to receive a cash payment of $2.33 for each Company share subject to such warrant, immediately prior to the Effective Time, in each case, without interest and less any applicable withholding taxes, and subject to the Warrant Amendments in substantially the form attached as Annex C.

        See "The Agreement and Plan of Merger—Treatment of Company Equity Awards" beginning on page 61 for a more detailed discussion.

The Voting Agreements

        On April 29, 2018, United Therapeutics and certain shareholders of the Company holding approximately 43.3% of the Company's ordinary shares, entered into voting agreements (the "Voting Agreements"). The Voting Agreements place certain restrictions on the transfer of the shares of SteadyMed held by the shareholder parties thereto and include covenants of such shareholder parties to vote their ordinary shares in favor of the Merger Proposal and against any proposal made in opposition to, in competition with, or inconsistent with, the Merger Agreement or the Transaction. Each of the shareholder parties to the Voting Agreements has a Personal Interest in the Merger Proposal; as a result their votes will not be counted for purposes of determining whether the Special Merger Approval has been obtained. A copy of the form of Voting Agreement is attached as Annex E to this proxy statement.

        See "The Voting Agreements" beginning on page 74 for a more detailed discussion.

Interests of Our Directors and Executive Officers in the Transaction

        You should be aware that some directors and executive officers of the Company may have interests in the Transaction that are different from, or are in addition to, the interests of shareholders generally. The Board was aware of and considered these interests, among other matters, in reaching its decision to approve entry into the Merger Agreement and consummation of the Transaction. In addition, the Transaction was also approved by the audit committee of the Board, as required under the ICL.

        See "The Transaction—Interests of Our Directors and Executive Officers in the Transaction" beginning on page 60 for a description of these interests.

Conditions to Completion of the Transaction

        We expect to complete the Transaction after all the conditions to the Transaction in the Merger Agreement are satisfied or waived. We hope to complete the Transaction in the second half of 2018.

        Pursuant to the Merger Agreement, the obligation of each party to effect the Transaction is subject to the satisfaction or waiver of several conditions set forth in the Merger Agreement. See "The Agreement and Plan of Merger—Conditions to Completion of the Transaction" beginning on page 88 for a detailed discussion of those conditions.

No Solicitation

        The Merger Agreement requires the Company to immediately cease and cause to be terminated all existing discussions and negotiations with respect to any acquisition proposal or potential acquisition proposal and immediately terminate all physical and electronic data room access previously granted with respect to any acquisition proposal. In addition, while the Merger Agreement is pending, the Company is prohibited from and the Company is not allowed to permit or authorize any of its subsidiaries or any director, officer, employee, investment banker, financial advisor, attorney, accountant or other advisor, agent or representative of the Company or any of its subsidiaries, directly or indirectly, to:

  •
  solicit, initiate, endorse or knowingly encourage or knowingly facilitate any acquisition proposal or any inquiry, proposal or offer that is reasonably likely to lead to any acquisition proposal, or the making or consummation of any acquisition proposal;

  •
  enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information or data with respect to any acquisition proposal (except to disclose the existence of Merger Agreement and its non-solicitation obligations in response to an unsolicited communication);

  •
  resolve, agree or propose to do either of the foregoing; or

  •
  terminate, waive, amend, release or modify any provision of any confidentiality or standstill agreement to which it or any of its affiliates or representatives is a party with respect to any acquisition proposal or potential acquisition proposal (in each of the above cases, except under specified circumstances as set forth in the Merger Agreement).

        See "The Agreement and Plan of Merger—Non-Solicitation; Acquisition Proposals; Change in Recommendations" beginning on page 82 for a discussion of the prohibition on solicitation of acquisition proposals from third parties, and the exceptions to such prohibition.

Restrictions on Recommendation Withdrawal

        The Merger Agreement generally restricts the ability of the Board to withdraw or modify its recommendation that the shareholders vote "FOR" the Merger Proposal or to recommend that the shareholders approve an alternative acquisition proposal.

        The Board may withdraw its recommendation or recommend that the shareholders approve an alternative acquisition proposal (i) in response to a superior proposal, if the Board determines in good faith, after consultation with outside counsel, that a failure to change its recommendation would be inconsistent with its fiduciary duties to the shareholders under applicable laws and certain other conditions are met, or (ii) in response to a change in circumstance if the Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with the exercise of its fiduciary duties to its shareholders under applicable laws and certain other conditions are met. The Board's withdrawal, or modification or qualification in any manner adverse to United Therapeutics, of its recommendation, recommendation of an alternative acquisition proposal or resolution, agreement or proposal to take any such action is referred to as a "Company adverse recommendation change."

        See "The Agreement and Plan of Merger—Non-Solicitation; Acquisition Proposals; Change in Recommendations" beginning on page 82 for a more detailed discussion.

Termination of the Merger Agreement

        The Merger Agreement and the Transaction may be abandoned at any time prior to the Effective Time (i) upon the mutual written agreement of the parties or (ii) at the option of either the Company or United Therapeutics if:

  •
  the Transaction has not been consummated on or before August 31, 2018; provided that this date may be extended by mutual written consent of United Therapeutics and the Company up to two times (each time for a period not to exceed 90 days) and, provided further that the August 31, 2018 date may be extended by either party by 90 days if, as of such date, certain closing conditions relating to the ruling to be provided by the Israel Tax Authority (the "ITA") are not satisfied (subject to certain limitations);

  •
  a court or governmental entity has finally and non-appealably issued a judgment, order, injunction, rule or decree, or takes any other action permanently restraining, permanently enjoining or otherwise permanently prohibiting any of the transactions contemplated by the Merger Agreement, or any governmental entity has finally and non-appealably declined to grant any approval, the receipt of which is necessary to satisfy the closing condition regarding the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") (subject to certain limitations);

  •
  the Company's shareholders do not approve the Merger Proposal;

  •
  the Federal Trade Commission (the "FTC") or the U.S. Department of Justice (the "DOJ") issues a request for additional information or documentary material under 15 U.S.C. Section 18a(e) in connection with the Transaction; or

  •
  the opposing party has breached or failed to perform any representation, warranty, covenant or agreement contained in the Merger Agreement, which breach or failure has prevented or would prevent the satisfaction of any condition to the obligations of the terminating party, to complete the Transaction, and cannot be or has not been cured by the earlier of the "Outside Date" (as defined in the Merger Agreement) and the date that is 30 days after the terminating party notified the opposing party in writing of such breach or failure (subject to certain limitations).

        United Therapeutics may terminate the Merger Agreement if: (i) the Board has effected a Company adverse recommendation change; (ii) within ten business days of receiving a tender or exchange offer relating to securities of the Company, the Board fails to publicly recommend against such offer; (iii) within ten business days following public announcement of an acquisition proposal, the Board fails to reaffirm its recommendation of the Merger Proposal upon a written request to do so from United Therapeutics; (iv) the Company willfully and materially breaches its non-solicitation obligations and its obligations relating to the Meeting; or (v) the Company or the Board resolves to take or authorizes any of the foregoing actions.

        The Company may terminate the Merger Agreement if prior to the time at which the Company shareholders approve the Merger Proposal, in order to accept a superior proposal (subject to certain limitations).

        See "The Agreement and Plan of Merger—Termination of the Merger Agreement" beginning on page 89 for a discussion of the termination of the Merger Agreement.

Termination Fees

        The Company will be required to pay United Therapeutics a termination fee of $4.5 million if the Merger Agreement is terminated under certain circumstances. See "The Agreement and Plan of Merger—Transaction Expenses; Termination Fees—Company Termination Fee" beginning on page 91 for a discussion of the termination fees.

Financing of the Transaction

        The Transaction is not subject to a financing condition.

Certain Material U.S. Federal Income Tax Considerations of the Transaction

        The receipt of cash and CVRs for Company ordinary shares by "U.S. Holders" (as defined in "The Transaction—Certain Material U.S. Federal Income Tax Considerations of the Transaction" beginning on page 65) pursuant to the Transaction will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. Holder of the Company's ordinary shares should recognize gain or loss for the taxable year of the Transaction in an amount equal to the difference, if any, between (i) the amount of cash plus the fair market value of the CVRs received in the Transaction and (ii) the U.S. Holder's adjusted tax basis in the shares.

        See "The Transaction—Certain Material U.S. Federal Income Tax Considerations of the Transaction" beginning on page 65 for a more detailed discussion of certain U.S. federal income tax consequences of the Transaction and the possible receipt of CVR Consideration with respect to the CVRs.

Certain Material Israeli Tax Considerations

        The receipt of cash and CVRs in exchange for Company ordinary shares or warrants is generally a taxable transaction to such holders of Company ordinary shares or warrants for Israeli tax purposes. Certain exemptions may be applicable to non-Israeli holders.

        See "The Transaction—Certain Material Israeli Tax Considerations" beginning on page 71 for a more detailed discussion of the material Israeli income tax considerations in connection with the disposition of Company ordinary shares and warrants.

Regulatory Matters

  Antitrust Approvals

        Under the HSR Act, certain acquisition transactions may not be consummated unless certain information and documentary materials have been furnished to the Antitrust Division of the Department of Justice ("Antitrust Division") and the Federal Trade Commission (the "FTC") and certain waiting period requirements have been satisfied. The requirements of the HSR Act apply to the Transaction, and the Transaction is conditioned on expiration or termination of the applicable waiting period under the HSR Act.

        If the Transaction is delayed due to a failure to satisfy the HSR condition, the closing may be extended by mutual written consent of United Therapeutics and the Company up to two times (each time for a period not to exceed 90 days). See "Termination of the Merger Agreement" in the Summary.

        On May 22, 2018, Parent and the Company each filed a Premerger Notification and Report Form with the FTC and the Antitrust Division for review in connection with the Merger Proposal. Parent withdrew its HSR notification on June 15, 2018 and refiled its HSR notification on June 19, 2018. The HSR waiting period is scheduled to expire 30 days later, at 11:59 p.m., Eastern Time, on July 19, 2018. Before that time, however, either the FTC or Antitrust Division may terminate the waiting period or extend the waiting period by issuing a Request for Additional Information (a "Second Request") to Parent and the Company. If a Second Request is made, the waiting period will expire at 11:59 p.m. Eastern Time, on the 30th calendar day after Parent or its affiliate certifies substantial compliance with that request, unless otherwise extended by agreement or court order.

        The FTC and the Antitrust Division will consider the legality under the antitrust laws of the Transaction. At any time before consummation of the Transaction, if the Antitrust Division or the FTC believes that the Transaction would violate the U.S. federal antitrust laws by substantially lessening competition in any line of commerce affecting U.S. consumers, the FTC and the Antitrust Division have the authority to challenge the Transaction by seeking a federal court order enjoining the Transaction or, if the Transaction has already been consummated, requiring disposition of the SteadyMed ordinary shares or the divestiture of substantial assets of Parent, SteadyMed or any of their respective subsidiaries or affiliates. U.S. state attorneys general and private persons may also bring legal action under the antitrust laws seeking similar relief or seeking conditions to the completion of the Transaction. While SteadyMed believes that the consummation of the Transaction will not violate any antitrust laws, there can be no assurance that a challenge to the Transaction on antitrust grounds will not be made or, if a challenge is made, what the result will be. If any such action is threatened or commenced by the FTC, the Antitrust Division or any state or any other person, Parent may not be obligated to consummate the Transaction.

  Israeli Tax Rulings

        The Company has filed with the Israel Tax Authority (the "ITA"), in coordination with United Therapeutics, an application for a ruling regarding the Israeli withholding tax requirements and taxation of payments made in connection with "102 Company Options," "3(i) Company Options" and

"102 Shares" (as defined in the Merger Agreement) (the "Option Tax Ruling"). In addition, United Therapeutics has filed with the ITA an application for a ruling (the "Withholding Tax Ruling") that either (i) exempts United Therapeutics, the paying agent, the Surviving Company and their respective agents from any obligation to withhold Israeli tax from any consideration payable pursuant to the Merger Agreement, including the Per Share Merger Consideration or (ii) clearly instructs United Therapeutics, the paying agent, the Surviving Company and their respective agents on how such withholding is to be executed, and in particular, with respect to holders of Company shares, options, restricted share units and warrants (other than 102 Shares, 102 Company Options and 3(i) Company Options, each as defined in the Merger Agreement) that are non-Israeli residents (as defined in the Israeli Tax Ordinance) and "Israeli residents" (as defined in the Israeli Tax Ordinance), the rate or rates of tax withholding to be applied and how identify such non-Israeli residents.

        See "The Agreement and Plan of Merger—Efforts to Obtain Regulatory Approvals and Tax Ruling" beginning on page 85 for a more detailed discussion.

CVR Agreement

        The CVRs will be governed by the terms of the CVR Agreement, which will be entered into at or prior to the Effective Time by United Therapeutics and a rights agent mutually agreeable to United Therapeutics and the Company (the "Rights Agent").

        An amount of $2.63 in cash per CVR, without interest and less any applicable withholding taxes, will be paid if within five years of the Effective Time, and following receipt of the first approval by the U.S. Food and Drug Administration (the "FDA") of a "New Drug Application" (as defined in the CVR Agreement) for the Trevyent® product combining the Company's PatchPump® delivery device with treprostinil for treatment of pulmonary arterial hypertension (the "Product"), a total of 3,000 "Initial Treatment Visits" (as defined in "The Contingent Value Rights Agreement—Milestone" beginning on page 94, have occurred in the United States (the "Milestone").

        If the Milestone is not achieved on or prior to the fifth (5th) anniversary of the Effective Time, no payments will be made in respect of the CVRs.

        The CVRs will not have any voting or dividend rights, and interest will not accrue on any amounts payable on the CVRs to any holder. The CVRs will not represent any equity or ownership interest in United Therapeutics or in any constituent company to the Transaction or any of their respective affiliates.

        The CVRs may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, except in the limited circumstances specified in the CVR agreement.

        A copy of the form of CVR agreement is attached as Annex B to this proxy statement. See "The Contingent Value Rights Agreement" beginning on page 94 for a more detailed description of the CVRs and the CVR Agreement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement, and the documents incorporated by reference in this proxy statement, contain forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended (the "Securities Act")) concerning SteadyMed, United Therapeutics, the Transaction and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of SteadyMed, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as "may," "will," "should," "would," "expect," "anticipate," "plan," "likely," "believe," "estimate," "project," "intend," and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation:

  •
  the risk that the conditions to the closing of the Transaction are not satisfied, including the failure to obtain shareholder approval for the Transaction, or the failure of the required waiting period under the HSR Act to expire or terminate;

  •
  uncertainties as to the timing of the consummation of the Transaction and the ability to consummate the Transaction;

  •
  risks related to SteadyMed's ability to correctly estimate its operating expenses and its expenses associated with the Merger and to satisfy the condition to closing that its Net Cash (defined in the Merger Agreement as SteadyMed's and its subsidiaries' cash less interest bearing indebtedness, hedging obligations, severance obligations and transaction expenses) is greater than or equal to the amount provided for in the Merger Agreement;

  •
  risks related to the achievement of the Milestone and the risk that no CVR Consideration will be paid;

  •
  risks related to the ability of SteadyMed to protect its intellectual property rights;

  •
  risks related to competitive responses to the Transaction;

  •
  unexpected costs, charges or expenses resulting from the Transaction;

  •
  potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction;

  •
  provisions in SteadyMed's articles of association and the laws of Israel containing provisions that could delay or discourage a change in control of the Company; and

  •
  legislative, regulatory, political and economic developments.

        The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in SteadyMed's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See "Where You Can Find More Information" beginning on page 110. Many of the factors that will determine the Company's future results are beyond its ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this proxy statement represent the Company's views as of the date of this proxy statement, and you should not assume that the statements made herein remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements or update the reasons that actual results could differ materially from those anticipated in forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

 THE EXTRAORDINARY GENERAL MEETING

Date, Time and Place of the Meeting

        The Meeting will be held at the offices of SteadyMed Therapeutics, Inc., 2603 Camino Ramon, Suite 350, San Ramon, California 94583, at 2:00 pm local time on July 30, 2018.

Purpose of the Meeting

        The purpose of the Meeting is to consider and vote upon the Merger Proposal, the Golden Parachute Payments Proposal and to transact such other business as may properly come before the Meeting and any adjournments or postponements thereof. The Company's board of directors (the "Board") recommends that its shareholders vote "FOR" the approval of the Merger Proposal and the Golden Parachute Payments Proposal.

Persons Entitled to Vote; Quorum; Vote Required

        The record date for determining the shareholders who are entitled to vote at the Meeting is June 21, 2018.

        The presence, in person or by proxy, at the Meeting of two or more shareholders holding not less than one-quarter of the outstanding Company ordinary shares held by all shareholders of record as of June 21, 2018 will constitute a quorum, which is necessary to hold, and transact business at, the Meeting. Abstentions are counted in determining whether a quorum is present, but will not be counted in connection with the vote for the Merger Proposal or the Golden Parachute Payments Proposal.

        The affirmative vote of the holders of a majority of the voting power represented at the Meeting in person or by proxy and voting on a given Proposal is necessary for the approval of such Proposal. In addition with respect to the vote required to approve the Merger Proposal, (i) abstentions and votes of Company shares held by Merger Sub, Parent (or any other person who holds 25% or more of the means of control of Merger Sub), or anyone on their behalf (including relatives or corporations controlled by such persons) will be excluded, and (ii) one of the following requirements must be met: (a) the Company shares that are voted in favor of the Merger Proposal, excluding abstentions, must include at least a majority of the votes of shareholders who do not have a "Personal Interest" (as defined in the following paragraph) in the Merger Proposal, or (b) the total number of Company shares held by the shareholders described in clause (a) above that are voted against the Merger Proposal does not exceed two percent of the aggregate voting rights in the Company. The vote of any shareholder who does not state whether his, her or its Company shares are held by any person or entity who holds 25% or more of the means of control of Merger Sub, or anyone on their behalf (including relatives or corporations controlled by such persons), by appropriate indication on his, her or its proxy card or voting instruction card, will not be counted with respect to the Merger Proposal.

        Under the ICL, "Personal Interest" means a personal interest of a person or entity in an act or transaction of a company, including: (i) a personal interest of that person's relative (which includes for these purposes a person's spouse, sibling, parent or parent's parent, offspring and any sibling or parent of such person's spouse, or the spouse of any of the foregoing persons); or (ii) a personal interest of another person or entity in which that person or his or her relative holds 5% or more of such entity's issued shares or voting rights, has the right to appoint a director or the chief executive officer of such entity, or serves as director or chief executive officer of such entity, including the personal interest of a person voting pursuant to a proxy whether or not the proxy grantor has a personal interest; provided that a personal interest resulting merely from holding the Company's shares will not be deemed a Personal Interest for purposes of the ICL.

        If you do not state whether you have a Personal Interest in the Merger Proposal by appropriate indication on your proxy card or voting instruction card, you will be deemed to have a Personal Interest for the purpose of the required vote detailed above and your vote will not be counted for purposes of determining whether the Special Merger Approval has been obtained. You must affirmatively state that you do not have a Personal Interest in the Merger Proposal for your vote to be counted for purposes of determining whether the Special Merger Approval has been obtained. Further, if you do not state whether your Company shares are held by Merger Sub, Parent (or any other person who holds 25% or more of the means of control of Merger Sub), or anyone on their behalf (including relatives or corporations controlled by such persons) by appropriate indication on your proxy card or voting instruction card, your vote will not be counted for purposes of determining whether the Special Merger Approval has been obtained.

        As of June 21, 2018, there were 26,625,136 outstanding Company ordinary shares. We believe shareholders holding at least approximately 67.3% of the Company's ordinary shares as of April 29, 2018 may have a Personal Interest in the Merger Proposal, including each of our directors, executive officers and shareholders that holds warrants to purchase SteadyMed ordinary shares issued pursuant to subscription agreements dated July 29, 2016 (the "2016 Warrants") or warrants to purchase SteadyMed ordinary shares issued pursuant to subscription agreements dated April 20, 2017 (the "2017 Warrants" and, together with the 2016 Warrants, the "Warrants").

Proxies and Voting Procedures

        If you are a shareholder, you can vote your ordinary shares by completing and returning a proxy card, pursuant to the instructions provided or by completing an electronic proxy card at www.cstproxyvote.com, which when properly executed and received by us, will be voted at the Meeting in accordance with your instructions set forth in the proxy card. If you hold your ordinary shares in "street name," please vote in accordance with the instructions provided by your broker, bank or other nominee. "Street name" holders, or beneficial owners holding through a broker, bank or other nominee, may also be able to vote by telephone or by internet, in accordance with instructions provided by their broker, bank or other nominee. All shares entitled to vote and represented by properly completed proxies received prior to the Meeting and not revoked will be voted at the Meeting in accordance with the instructions provided with respect to such shares. If you are a shareholder of record and you return a signed proxy card without indicating how your shares should be voted on a matter and do not revoke your proxy, the shares represented by your proxy will be voted as the Board recommends, and therefore, "FOR" the approval of the Merger Proposal and the Golden Parachutes Payments Proposal.

        If you do not state whether you have a Personal Interest in the Merger Proposal by appropriate indication on your proxy card or voting instruction card, you will be deemed to have a Personal Interest for the purpose of the required vote detailed above and your vote will not be counted for purposes of determining whether the Special Merger Approval has been obtained. You must affirmatively state that you do not have a Personal Interest in the Merger Proposal for your vote to be counted for purposes of determining whether the Special Merger Approval has been obtained. Further, if you do not state whether your Company shares are held by any person or entity who holds 25% or more of the means of control of Merger Sub, or anyone on their behalf (including relatives or corporations controlled by such persons) by appropriate indication on your proxy card or voting instruction card, your vote will not be counted with respect to the Merger Proposal.

        Any shareholder entitled to vote at the Meeting has the right to revoke his or her proxy at any time prior to voting at the Meeting by (i) submitting a subsequently dated proxy, which, if not delivered in person at the Meeting, must be received by us no later than two hours before the appointed time of the Meeting or (ii) by attending the Meeting and voting in person. Attendance at the Meeting will not, by itself, revoke your proxy; you must vote in person at the Meeting in order to revoke or change your vote. If you hold shares in "street name" through a broker, bank or other nominee and would like to change your voting instructions, you should follow the directions provided by your broker, bank or other nominee. Most organizations provide means by which "street name" holders may vote by telephone or by internet, as well as by signing and returning voting instructions.

        If the Meeting is postponed or adjourned, your proxy will remain valid and may be voted at the postponed or adjourned meeting. You still will be able to revoke your proxy either (i) more than two hours prior to the postponed or adjourned meeting by delivering a properly executed proxy to the Company or (ii) at the postponed or adjourned meeting by voting in person.

        If you hold certificated shares, please do not send in your share certificates with your proxy card. Shareholders will be notified of the procedures to submit share certificates after the Transaction is consummated.

Mailing of Proxy Statement

        This proxy statement, including the notice of extraordinary general meeting, was first mailed to shareholders on or about June 25, 2018. After we first made this proxy statement, including the notice, and other soliciting materials available to shareholders, copies were supplied to brokers, banks and other nominees to be provided to "street name" holders for the purpose of soliciting proxies from those holders.

Registered Office

        The mailing address of our registered office is SteadyMed, Inc., c/o SteadyMed Therapeutics, Inc., 2603 Camino Ramon, Suite 350, San Ramon, California 94583, Attention: Corporate Secretary.

Abstentions and Broker Non-Votes

        If a shareholder abstains from voting, or if brokers, banks or other nominees holding their customers' shares of record cause abstentions to be recorded, those shares are considered present and entitled to be voted at the Meeting, and, therefore, are considered for purposes of determining whether a quorum is present. Abstentions will not be counted in connection with the vote for the Merger Proposal or the Golden Parachute Payments Proposal.

        Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed "non-routine." A "broker non-vote" is treated as neither being present nor entitled to vote on the relevant Proposal and, therefore, is not counted for purposes of determining whether a quorum is present or a Proposal has been approved. Both the Merger Proposal and Golden Parachutes Payments Proposal are considered "non-routine" matters, and if you are a "street name" holder, your broker will not have the authority to vote your shares for or against any such Proposal without your instruction.

Adjournments

        Should no quorum be present one hour after the time scheduled for the Meeting, the Meeting will be adjourned to the same day for one week later and will be held at the same place and time on August 6, 2018, or to such day and at such time and place as the Board may determine. At such adjourned meeting, the presence, in person or by proxy, of any shareholder as of record as of June 21, 2018 will constitute a quorum.

Cost of Proxy Distribution and Solicitation

        We will pay the expenses of the solicitation of proxies from our shareholders. Proxies may be solicited on our behalf in person or by mail, telephone, e-mail, facsimile or other electronic means by our directors, officers or employees, who will receive no additional compensation for soliciting. In accordance with the regulations of the SEC and Nasdaq Market rules, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of our shares.

 PARTIES TO THE TRANSACTION

SteadyMed Ltd.

        SteadyMed is a specialty pharmaceutical company focused on the development and commercialization of therapeutic product candidates that address the limitations of market-leading products for certain orphan indications and in other well-defined, high-margin specialty markets. Our primary focus is to obtain approval for the sale of Trevyent®, our lead product candidate for the treatment of PAH in the United States. We also have two other product candidates, for the treatment of post-surgical and acute pain in the home setting, referred to as our At Home Patient Analgesia, or AHPA, products that are at an earlier stage of development. Our product candidates are enabled by our proprietary PatchPump, which is a discreet, water-resistant and disposable drug administration technology that is aseptically pre-filled with liquid drug at the site of manufacture and pre-programmed to deliver an accurate, steady flow of drug to a patient, either subcutaneously or intravenously.

        SteadyMed was founded in Israel in 2005. We have two subsidiaries. SteadyMed Therapeutics, Inc., a wholly-owned subsidiary of SteadyMed, was incorporated in Delaware in 2011 and SteadyMed U.S. Holdings Inc., a wholly-owned subsidiary of SteadyMed Therapeutics, Inc., was incorporated in Delaware in 2014. We are domiciled in Rehovot, Israel, with principal executive offices located at 2603 Camino Ramon, Suite 350, San Ramon, CA 94583. Our telephone number is (925) 272-4999 and its website address is http://www.steadymed.com. The information contained in, or that can be accessed through, our website is not incorporated by reference into or otherwise part of this proxy statement.

United Therapeutics Corporation

        United Therapeutics is a biotechnology company focused on the development and commercialization of innovative products to address the unmet medical needs of patients with chronic and life-threatening conditions. United Therapeutics markets and sells four commercial therapies in the United States to treat PAH: Remodulin® (treprostinil) Injection ("Remodulin"); Tyvaso® (treprostinil) Inhalation Solution; Orenitram® (treprostinil) Extended-Release Tablets; and Adcirca® (tadalafil) Tablets. United Therapeutics also markets and sells an oncology product in the United States, Unituxin® (dinutuximab) Injection, which is approved for treatment of high-risk neuroblastoma. Outside the United States, United Therapeutics' only significant revenues are derived from the sale of Remodulin, which is approved in Europe and various other countries. United Therapeutics is also engaged in research and development of new indications, formulations and delivery devices for our existing products, as well as new products to treat PAH and other conditions. Finally, United Therapeutics is engaged in early-stage research and development of a number of organ transplantation-related technologies.

        United Therapeutics' principal executive offices are located at 1040 Spring Street, Silver Spring, Maryland 20910 and at 55 T.W. Alexander Drive, Research Triangle Park, North Carolina 27709. Its telephone number is (301) 608-9292 and its website is www.unither.com. Information on United Therapeutics' website is not incorporated by reference into or otherwise part of this proxy statement.

Merger Sub

        Merger Sub was organized under the laws of the State of Israel on March 26, 2018 and is an indirect wholly-owned subsidiary of United Therapeutics. Merger Sub was formed solely for the purpose of completing the Transaction. Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the Transaction.

        The registered offices of Merger Sub are located at 4 Weizmann Street, Tel Aviv, Israel. Its telephone number is (301) 608-9292.

 THE TRANSACTION

        The following is a description of the material aspects of the "Transaction" (as defined in "Summary—The Meeting—Purpose" beginning on page 12). While we believe that the following description covers the material terms of the Transaction, the description may not contain all of the information that is important to you.

        We encourage you to read carefully this entire proxy statement, including the Merger Agreement, the form of CVR Agreement and form of Warrant Amendment which are attached as Annex A, Annex B, and Annex C, respectively, to this proxy statement, for a more complete understanding of the Transaction.

Background of the Transaction

        The terms of the Merger Agreement are the result of extensive arm's-length negotiations between the management teams and representatives of SteadyMed and United Therapeutics. Negotiations on behalf of SteadyMed by its management and advisors were conducted under the guidance of the SteadyMed Board of Directors, also referred to herein as "our Board." The following chronology summarizes the key meetings and events that led to signing of the Merger Agreement. This chronology does not purport to catalogue every conversation among the members of the Board or between the representatives of SteadyMed and United Therapeutics or other parties.

        The Board and senior management periodically review our long-term strategy of commercializing Trevyent™ ("Trevyent" or the "product"), our development-stage drug-device combination product that combines SteadyMed's PatchPump technology with treprostinil, a vasodilatory prostacvclin analogue to treat Pulmonary Arterial Hypertension ("PAH"). As a part of this process we discuss the risks, challenges, opportunities, threats, timelines and the capital requirements to operate on a stand-alone basis and to launch the product with a SteadyMed commercial infrastructure, as well as strategic alternatives that may increase shareholder value. From time to time over the years, our senior management has engaged in discussions with third parties (including United Therapeutics), particularly pharmaceutical companies that have the commercial infrastructure, revenue and capability to bring Trevyent to the PAH market, regarding the possibility of pursuing various strategic transactions that have the potential to increase shareholder value.

        In October 2015, SteadyMed filed a petition with the Patent Trial and Appeal Board (the "PTAB") of the United States Patent and Trademark Office (the "USPTO") seeking inter partes review of U.S. patent no. 8,497,393 (the "'393 Patent") granted to United Therapeutics (the "IPR"). The '393 Patent relates to a process to synthesize treprostinil, the active pharmaceutical ingredient used in United Therapeutics' drug Remodulin and SteadyMed's drug device combination product Trevyent. In its IPR petition, SteadyMed sought to invalidate all of the claims of the '393 Patent.

        Between March and May 2016, SteadyMed engaged in preliminary discussions with representatives of a pharmaceutical company with a US commercial infrastructure and a program for branded specialty pharmaceutical products (referred to as "Company A") and separately, with representatives of a large global biopharmaceutical company with a strong commercial presence in the field of PAH (referred to as "Company B"), to explore the possibility of a potential strategic transaction between SteadyMed and either Company A or Company B.

        On April 8, 2016, the PTAB accepted SteadyMed's IPR petition and instituted IPR proceedings, which indicated that the PTAB had preliminarily agreed with SteadyMed's arguments concerning invalidity, and had initially found that there is a reasonable likelihood that SteadyMed would prevail in challenging the '393 Patent. In early May 2016 Mr. Andrew Fisher, United Therapeutics' Chief Strategy Officer and Deputy General Counsel, approached Mr. Jonathan Rigby, Chief Executive Officer of SteadyMed, to explore a potential settlement of the IPR dispute. A follow up call between them took place on May 5, 2016, at which time Mr. Rigby stated that he would discuss the matter with the Board, but noted that the Board may prefer to enter into discussions regarding United Therapeutics' potential acquisition of SteadyMed.

        On May 9, 2016, the Board held a telephonic meeting to discuss United Therapeutics' offer to settle the IPR and Company A's strategic interest in SteadyMed. After taking into consideration the advice of SteadyMed's IP counsel with respect to the merits of the IPR, the Board determined to reject United Therapeutics' settlement offer. The Board instructed Mr. Rigby to communicate this message to United Therapeutics and propose that the companies discuss United Therapeutics' potential acquisition of SteadyMed. The Board also instructed Mr. Rigby to arrange interviews with investment bankers who would serve as SteadyMed's financial advisor and run a process to evaluate potential strategic transactions with Company A or other parties in light of the interest from Company A. Mr. Rigby communicated the message to Mr. Fisher and the parties commenced negotiations of a confidentiality agreement in order to facilitate acquisition discussions. SteadyMed and United Therapeutics entered into a confidentiality agreement on June 3, 2016.

        On May 16, 2016, the Board interviewed and considered the engagement of three investment banks to serve as SteadyMed's financial advisor to run a process to evaluate potential offers and contact other potential buyers who may be interested in entering into a strategic transaction with SteadyMed. The Board engaged one of the bankers and requested senior management to negotiate an engagement letter for the Board's approval (such financial advisor was not involved in negotiations of the Merger Agreement) ("our previous financial advisor" or the "selected financial advisor").

        On June 3, 2016, Mr. Rigby and representatives of the selected financial advisor met with Mr. Fisher to discuss the synergies of Trevyent and United Therapeutics' PAH portfolio in connection with exploration of a potential strategic transaction. Thereafter, United Therapeutics commenced limited due diligence with respect to SteadyMed.

        On June 6, 2016, the Board held a telephonic meeting, during which the Board discussed and approved the engagement letter with the selected financial advisor, subject to incorporation of the Board's comments. In addition, at the meeting the selected financial advisor presented to the Board a list of potential buyers that may be interested in a strategic transaction with SteadyMed, including companies that are either active in the PAH market or specialty pharmaceutical companies with infrastructures capable of developing and commercializing Trevyent, including Company A, Company B and United Therapeutics. The Board instructed the selected financial advisor to approach the companies on the list in order to explore a potential strategic transaction with SteadyMed. On June 8, 2016, SteadyMed and the selected financial advisor entered into an engagement letter in accordance with the Board's instructions and approval.

        During the month of June 2016, our management and/or our then financial advisor approached six additional potential bidders (in addition to United Therapeutics and Company A), including Company B, as instructed by the Board. All such companies, including Company B, responded that they were not interested in pursuing a transaction with SteadyMed at that time.

        On July 1, 2016, the Board held a telephonic meeting during which our then financial advisor updated the Board on the status of the discussions with each of the potential bidders. The Board instructed management and our then financial advisor to continue engaging in discussion with Company A and United Therapeutics and provide these companies with access to SteadyMed diligence materials for such purpose.

        On July 5, 2016, Mr. Rigby met with the chief executive officer of Company A at Company A's office to continue discussing a potential strategic transaction and resulting potential synergies. The Chief Executive Officer of Company A informed Mr. Rigby that Company A was likely to make an offer to acquire SteadyMed. Company A continued to conduct diligence following the meeting.

        On July 7, 2016, our then financial advisor sent a process letter to United Therapeutics and Company A inviting them to make a written offer to acquire SteadyMed.

        On July 18, 2016, Mr. Fisher informed Mr. Rigby that United Therapeutics would not provide a written proposal to acquire SteadyMed, but made a verbal offer to acquire SteadyMed at an acquisition price reflecting a 20% premium to SteadyMed's thirty-day trailing market price at that time. Mr. Rigby stated that he thought the offer was too low and that it would not meet the Board's expectations, particularly in light of the significant level of interest in the Company from other parties.

        On July 21, 2016, the Board held a telephonic meeting to discuss United Therapeutics' verbal offer. Following receipt of input from our then financial advisor, the Board determined that it was not in the best interest of the shareholders to accept the offer and instructed Mr. Rigby not to accept this offer.

        On July 29, 2016, SteadyMed announced that it had raised $32 million in a private placement from existing investors and a new investor, OrbiMed. Also on that day, a representative of Company A informed Mr. Rigby that Company A intended to make a written offer to acquire SteadyMed and asked whether SteadyMed was still interested in a strategic transaction in light of the new capital raise. Mr. Rigby responded that the capital raise did not affect the Board's willingness to consider any strategic transaction that would be in the shareholders' best interest.

        On August 2, 2016, Company A provided a non-binding letter of intent to acquire all of the outstanding equity interests of SteadyMed for consideration of $90 million at closing plus the following contingent consideration upon the achievement of the following milestones: $50 million following approval of Trevyent by the U.S. Food and Drug Administration (the "FDA") in the U.S. prior to January 1, 2018 with Orphan Drug exclusivity; $20 million following the first calendar year in which U.S. net sales of Trevyent equal at least $100 million; $35 million following the first calendar year in which U.S. net sales of Trevyent equal at least $250 million and $50 million following the first calendar year in which U.S. net sales of Trevyent equal at least $400 million.

        On August 8, 2016, during a regularly scheduled Board meeting, the Board discussed Company A's offer, with representatives of our then financial advisor present. At the meeting our then financial advisor presented the terms of the proposal from Company A to the Board and its preliminary financial analysis of the offer. Our then financial advisor also reported that all other potential bidders whom the Board previously approved as potential bidders had been contacted and all six indicated that they have no interest in pursuing a deal at this point. The Board instructed our then financial advisor to continue working on its financial analysis of Company A's offer and instructed management to continue diligence efforts and discussions with Company A.

        On August 15, 2016, the Board held a telephonic meeting with representatives of our then financial advisor and SteadyMed's counsel, Cooley LLP ("Cooley") present, to further discuss Company A's offer.

        During the month of August 2016, Company A continued its diligence efforts, including holding meetings with representatives of SteadyMed to discuss diligence matters and a potential transaction.

        On August 26, 2016, the Board held a telephonic meeting, which representatives of our then financial advisor and Cooley attended. At the meeting the Board further discussed Company A's offer and our then financial advisor presented its financial analysis of the terms of the offer. The Board instructed our then financial advisor to inform Company A that the Board expected a revised bid with a significantly higher upfront payment. The Board further instructed management and Cooley to prepare a draft merger agreement to provide to Company A.

        On September 6, 2016, our then financial advisor sent a process letter to Company A requesting a final offer by 5:00 pm EST on September 30, 2016. The process letter included a draft of merger agreement and a request for comments to the merger agreement.

        On September 9, 2016, the Board held a telephonic meeting, with representative of our then financial advisor present, to discuss updates with respect to negotiations with Company A of its offer. The Board reiterated its instruction to continue to negotiate a deal with Company A and to convey to Company A the Board's expectation that the upfront payment should be significantly higher than the $90 million previously offered. Following the meeting, our then financial advisor conveyed the message to Company A.

        On September 28, 2016, a representative of Company A informed Mr. Rigby that Company A would not be making an offer to acquire SteadyMed in light of Company A's concerns regarding the timing of a potential Trevyent launch due to a number of unknown variables and Company A's other internal priorities.

        On October 4, 2016, the Board held a telephonic meeting, with our then financial advisor present, to discuss Company A's withdrawal. The Board acknowledged that patent infringement concerns, as well as technical, manufacturing and regulatory challenges may continue to potentially affect the timing of Trevyent's launch and therefore may be the main areas of concern and focus of potential acquirers.

        In light of Company A's withdrawal, we terminated the engagement with our then financial advisor on October 11, 2016; however, we continued to receive their advice during the six-month tail period under our engagement letter.

        On December 13, 2016, following a number of introductory conversations, Dr. Martine Rothblatt, the Chief Executive Officer of United Therapeutics, had a call with Dr. Ron Ginor, a member of the Board. Dr. Rothblatt made a non-binding preliminary verbal offer to acquire SteadyMed for an upfront payment of $50 million in cash, plus an additional contingent payment with the amount to be agreed, based on Trevyent capturing 25% of the continuously infused Remodulin market. Also, on that day, the Board held a telephonic meeting to discuss Dr. Rothblatt's verbal offer. The Board instructed Dr. Ginor to counter the offer with a proposed purchase price of at least $175 million in cash at closing, plus additional contingent consideration to be negotiated between the parties and to be payable when Trevyent captured 25% of the continuously infused Remodulin market, based on revenues. The proposed counteroffer was subsequently declined by United Therapeutics. During January 2017, Dr. Ginor and Dr. Rothblatt continued to discuss a potential transaction with purchase price consideration payable at closing plus contingent consideration based on Trevyent's market share.

        At the beginning of January 2017, a representative of a specialty pharmaceutical company (referred to as "Company C") contacted Mr. Rigby to explore potential synergies and a strategic transaction. The two met on January 10, 2017 at a conference in San Francisco and agreed to explore the opportunity further.

        On January 12, 2017, the Board held a telephonic meeting during which Mr. Rigby updated the Board on Company C's interest in a potential transaction. The Board instructed Mr. Rigby to continue discussions with Company C.

        During the second part of January 2017, Mr. Rigby held a number of conversations with the representative of Company C to explore a potential strategic transaction.

        In the beginning of February 2017, Mr. Rigby held a number of conversations with representatives of United Therapeutics to explore the possibility of resuming discussions with respect to a strategic transaction.

        During the first half of February 2017, Mr. Fisher made a verbal non-binding offer to Mr. Rigby for United Therapeutics to acquire SteadyMed for $100 million in cash. During a telephone call on

February 15, 2017, Mr. Rigby indicated to Mr. Fisher that the Board was seeking $150 million in cash, plus contingent consideration payable pursuant to a contractual contingent value right to be issued to SteadyMed shareholders (a "CVR") linked to certain Trevyent regulatory and commercial milestones.

        On February 17, 2017, Mr. Rigby and other representatives of SteadyMed had a call with representatives of Company C, including its Chief Executive Officer, to discuss the regulatory roadmap for Trevyent and potential synergies with Company C. Also, on that day, Mr. Fisher spoke with Mr. Rigby and proposed that United Therapeutics would acquire SteadyMed for $125 million in cash, with no contingent consideration or earn-out.

        Several days later, during a call with Mr. Rigby, Mr. Fisher conveyed United Therapeutics' non-binding offer to acquire SteadyMed for $125 million in cash payable at closing, plus an amount equal to SteadyMed's cash on hand, plus a $75 million earn-out tied to the development or divestment of SteadyMed's two at home patient analgesia ("AHPA") products: ketorolac PatchPump and Bupivacaine PatchPump. Mr. Fisher noted that United Therapeutics would have the right to determine whether to develop the AHPA products with the goal of obtaining regulatory approval of, and commercializing, the products since both products are at the pre-Investigational New Drug application stage of development and many years away from regulatory approval and launch. In the event United Therapeutics elected not to develop the AHPA products, Mr. Fisher proposed that contingent consideration of up to $75 million would be payable to SteadyMed shareholders, calculated based on the proceeds from the sale or outlicense of the AHPA pipeline products.

        On February 22, 2017, the Board held a telephonic meeting, with members of our prior financial advisor present, to discuss the interest in the transactions under discussion with each of Company C and United Therapeutics. The Board instructed management to continue discussions with both parties and seek the advice of our previous financial advisor regarding potential transactions with such parties. The Board further instructed our previous financial advisor to prepare a financial analysis of United Therapeutics' offer. The Board expressed its concerns that United Therapeutics would never develop the AHPA portfolio because the products have no commercial overlap with United Therapeutics' core business. The Board instructed our financial advisor and management to develop a counterproposal that would have a larger upfront payment and a smaller amount of contingent consideration.

        On February 23, 2017, Mr. Rigby informed Mr. Fisher that the Board was skeptical of United Therapeutics' intent to develop the AHPA products and sought assurance with respect thereto. Mr. Rigby further noted that the Board desired a higher upfront payment.

        On March 1, 2017, the Board held a telephonic meeting with our previous financial advisor present, to discuss the most recent proposal from United Therapeutics. The Board reiterated its request for a higher upfront payment in the range of $150 million. The Board further instructed our previous financial advisor to continue their financial analysis of the United Therapeutics proposal.

        On March 2, 2017, Mr. Rigby spoke with Mr. Fisher and reiterated the Board's concerns about the contingent consideration and the Board's desire for a higher upfront payment in the range of $150 million. Mr. Fisher indicated that SteadyMed should assume United Therapeutics' last offer (communicated on February 20, 2017) was its best offer. Mr. Rigby presented a counterproposal, as instructed by the Board, of a $125 million upfront cash payment, plus $50 million in shares of United Therapeutics stock plus $75 million payable pursuant to CVRs. Mr. Fisher stated that he would discuss SteadyMed's offer with United Therapeutics management, but repeated that Mr. Rigby should assume that United Therapeutics' last offer was their best offer.

        On March 7, 2017, Mr. Fisher confirmed to Mr. Rigby via email that United Therapeutics previous offer was United Therapeutics' best offer.

        On March 9, 2017, we engaged Wedbush Securities Inc. ("Wedbush") at the instruction of the Board as our strategic advisor in connection with a potential strategic transaction and to make introductions to potential bidders.

        On March 15, 2017, the Board held a meeting, with representative of previous financial advisor present for a portion of the meeting. Our previous financial advisor presented to the Board a preliminary financial analysis of United Therapeutics' offer including valuation considerations, an overview of the proposed CVR and a transaction timeline. Our previous financial advisor also discussed potential business challenges, an analysis of our cash runway and various financial scenarios should the Board elect not to accept United Therapeutics' offer and continue operating SteadyMed on a stand-alone basis, assuming that the IPR ruling would be in SteadyMed's favor and the Trevyent New Drug Application ("NDA") would be submitted later in 2017 and accepted for review by the FDA. After considering all factors and alternatives, the Board instructed management to tell United Therapeutics that the offer was not acceptable and to work on a deal that would provide greater value to SteadyMed's shareholders.

        On March 20, 2017, Mr. Rigby conveyed the Board's message to Mr. Fisher and proposed a counter offer of $150 million upfront payment, and contingent consideration of $50 million. Later that day, Mr. Fisher emailed Mr. Rigby indicating that United Therapeutics' February 20, 2017 offer was still United Therapeutics' final offer.

        Also, on March 20, 2017, a representative of a publicly traded specialty pharmaceutical company (referred to as "Company D") contacted Mr. Rigby to explore a potential strategic transaction between the companies.

        Also on March 20, 2017, a representative of Company A contacted Mr. Rigby and expressed Company A's interest in resuming discussions of a strategic transaction.

        On March 21, 2017, the Board held a telephonic meeting, with our previous financial advisor present, to discuss the interest from Company A and Company D in a transaction. The Board instructed management to engage in discussions with all three parties: United Therapeutics, Company A and Company D.

        On March 22, 2017, Mr. Rigby informed Mr. Fisher that SteadyMed was willing to move forward with negotiations regarding United Therapeutics final offer of $125 million of cash, plus SteadyMed's cash on hand, plus earn-out consideration of up to $75 million tied to the development or divestment of the AHPA products. Subsequently, on March 23, 2017, United Therapeutics commenced diligence efforts.

        During the remainder of March 2017, our previous financial advisor and management held a number of calls and meetings with representatives of Company A and, separately, with representatives of Company D, to provide diligence materials and explore a possible strategic transaction.

        On March 29, 2017, Mr. Rigby and a representative of our previous financial advisor met with Mr. Fisher in his office in Washington, D.C., to discuss the terms of the earn-out. During the meeting Mr. Rigby reiterated the Board's concern regarding United Therapeutics' intent to develop the AHPA products and the related realization of the earn-out and requested that United Therapeutics make a proposal with respect to the earn-out in a letter of intent.

        On March 30, 2017, United Therapeutics sent Mr. Rigby a draft of a non-binding letter in which United Therapeutics offered to acquire all of the outstanding shares of SteadyMed and cash out all of the Company's outstanding options and warrants for an aggregate purchase price of up to $200 million. $125,000,000 of the purchase price would be payable in cash at closing and up to $75,000,000 would be payable post-closing pursuant to a CVR, contingent on the Company achieving certain developmental and commercialization milestones related to its AHPA products, or the disposal of the AHPA products. In addition, United Therapeutics proposed that, prior to the closing, the Company would dividend to its shareholders all cash of the Company (except for a minimum amount necessary for working capital purposes). The proposal also provided that United Therapeutics would be required to use its commercially reasonable efforts to achieve certain milestones relating to the AHPA products, based upon an agreed upon level of spending over a specified period of time. Alternatively, if United Therapeutics determined to dispose of the AHPA products, it would be required to dedicate appropriate resources in an effort to monetize the AHPA products and any milestone payment amounts earned as a result of the disposal of the AHPA products would be payable to the SteadyMed shareholders.

        On March 31, 2017, the Company was informed by the USPTO that it had ruled in SteadyMed's favor in the IPR to invalidate the '393 Patent owned by United Therapeutics. SteadyMed issued a press release regarding the USPTO's decision. Following the announcement, SteadyMed's stock price increased by approximately 90% (resulting in an increase in SteadyMed's market capitalization from approximately $79 million the day before the announcement to approximately $151 million over the days following the announcement).

        On March 31, 2017, the Board held a telephonic meeting, to discuss the news regarding the IPR as well as strategic alternatives and the process with United Therapeutics and the other potential bidders. The Board instructed our then financial advisor and management to inform all potential bidders that their bids would need to consider the substantial increase in SteadyMed's market capitalization as a result of the IPR outcome.

        On April 3, 2017, Mr. Rigby conveyed this message to Mr. Fisher and informed him that United Therapeutics' bid was not acceptable and should be at a premium to SteadyMed's current market capitalization. Mr. Fisher stated that United Therapeutics would not be in a position to increase its bid as requested, and the parties agreed to end their current negotiations.

        On April 4, 2017, a representative of Company C and Mr. Rigby discussed diligence and process for next steps in connection with exploring a strategic transaction.

        On April 17, 2017, Company D made a verbal non-binding offer to Mr. Rigby under which Company D would pay SteadyMed between $10 million and $20 million in cash to secure the right to acquire SteadyMed at a later date after FDA approval of Trevyent at a price to be agreed by the parties in the future.

        On April 19, 2017, a representative of Company B reached out to Mr. Rigby to see if SteadyMed was interested in resuming discussions with Company B, noting that internal reasons may require Company B to proceed slowly.

        On April 24, 2017, a representative of Company A informed Mr. Rigby that Company A was not able to increase the price it offered in August 2016 to take into account SteadyMed's increased market capitalization and therefore, Company A would no longer pursue a strategic transaction with SteadyMed.

        On April 25, 2017, a representative of a global branded and generics pharmaceutical company (referred to as "Company E"), contacted Mr. Rigby and indicated their desire to meet the SteadyMed team for an introductory discussion and to explore areas of potential mutual collaboration.

        On May 1, 2017, Dr. Rothblatt and Mr. Rigby discussed a potential transaction between SteadyMed and United Therapeutics. Mr. Rigby indicated to Dr. Rothblatt that, in light of SteadyMed's current stock price, the Board believed that a transaction at the price that United Therapeutics previously proposed was no longer in the best interests of SteadyMed's shareholders, but that SteadyMed was willing to pursue another form of transaction or collaboration with United Therapeutics.

        On May 9, 2017, Dr. Rothblatt contacted Mr. Rigby and offered to enter into a collaboration agreement under which United Therapeutics would have the right to sell Trevyent and United

Therapeutics would pay SteadyMed a 15% royalty, while SteadyMed would continue to have rights to sell the product independently. In addition, United Therapeutics would supply Remodulin (treprostinil) to SteadyMed for use in Trevyent at a 15% discount (to the reimbursement price).

        On May 10, 2017, the Board held a telephonic meeting to discuss the proposals from United Therapeutics and the expression of interest from Company D, and for management to update the Board on communications with Company E. The Board decided that the modest upfront payment proposed by Company D in exchange for the ability to lock-up the right to acquire SteadyMed, would not increase shareholder value and was not acceptable. The Board further decided that the 15% royalty on Trevyent sales proposed by United Therapeutics was not adequate. The Board instructed management to continue discussions with Company E. Following the meeting, Mr. Rigby communicated the Board's decisions to Company D and United Therapeutics.

        On May 11, 2017, representatives of Company E and SteadyMed held an introductory call to discuss a potential strategic transaction. Also on that day, Mr. Rigby spoke with Mr. Fisher and declined Dr. Rothblatt's offer to enter into a collaboration agreement.

        On May 23, 2017, Company C informed Mr. Rigby that it would not pursue a transaction with SteadyMed in light of the increase in price of SteadyMed's ordinary shares, as well as Company C's concerns with respect to SteadyMed's ability to obtain required regulatory approvals.

        In the second half of May 2017, representatives of SteadyMed discussed with Company B the possibility of exploring a strategic transaction. On May 30, 2017 Company B informed SteadyMed that it was not in a position to pursue a transaction at that time.

        On June 30, 2017, SteadyMed submitted to the FDA an NDA for Trevyent.

        In June 2017, Company E engaged in diligence with respect to a potential strategic transaction with SteadyMed, which included calls and meetings with representatives of SteadyMed.

        During the month of July 2017, subsequent to submitting the NDA for Trevyent, Mr. Rigby contacted Company B to explore whether Company B would be interested in discussing a transaction in light of SteadyMed's NDA submission. Company B informed Mr. Rigby that they were not interested at that time in light of internal priorities.

        On July 25, 2017, Mr. Rigby reached out to Company D to inform Company D that its prior proposed structure was unacceptable and to reconsider a transaction structure more favorable to the SteadyMed Shareholders. Company D responded that it was not able to do so.

        On August 31, 2017, SteadyMed announced receipt of a Refusal to File letter from the FDA relating to its NDA for Trevyent (the "RTF letter"). Based on a preliminary review of the NDA, the FDA determined that the application was not sufficiently complete to permit a substantive review. The FDA requested further information on certain device specifications and performance testing and requested additional design verification and validation testing on the final, to-be-marketed Trevyent product. Following the announcement the trading price of the SteadyMed ordinary shares decreased by more than 30%.

        In response to the RTF letter, during the period from September through December, pursuant to the Board's instructions, SteadyMed implemented budgetary cuts and eliminated spending on commercial infrastructure, manufacturing scale up and commercial inventory such that SteadyMed only spent funds to the extent necessary to advance Trevyent's NDA resubmission.

        During the month of October 2017, Mr. Rigby had a number of conversations with representatives of Company A to explore the possibility of resuming discussions regarding a strategic transaction. During these conversations, Mr. Rigby provided representatives of Company A preliminary diligence information.

        On November 28, 2017, Company A informed Mr. Rigby that it was not interested in moving forward with a transaction at that time due to other internal priorities. On the same day, we terminated Wedbush's engagement as no other viable acquisition options were in process.

        On December 6, 2017, during a regularly scheduled meeting of the Board, the Board discussed again the strategic alternatives available to SteadyMed, including: (i) continuing to operate on a stand-alone basis and work towards commercialization of Trevyent, (ii) licensing Trevyent to a company with infrastructure required to commercialize Trevyent, or (iii) selling or merging SteadyMed to or with a larger company with such commercial infrastructure. While discussing operating on a stand-alone basis, the Board also discussed priorities in light of the RTF letter and the fact that spending had been halted with respect to its commercial infrastructure, manufacturing scale up and manufacture of commercial inventory until at least after receipt of NDA approval. The Board discussed the challenges facing SteadyMed on a stand-alone basis including potential risks and challenges with respect to potential regulatory matters, patent infringement matters, operational challenges associated with launching Trevyent and financial challenges. The Board determined that these challenges and risks made the option of a merger or a sale of SteadyMed more attractive and that such option had the potential to increase shareholder value. The Board instructed senior management to maintain the previously implemented budgetary cuts. The Board further instructed senior management to explore a sale or a merger of SteadyMed in a manner that would enhance shareholders value.

        During the second part of December 2017, Mr. Rigby contacted Dr. Rothblatt, as well as representatives of Company C and Company E, to schedule meetings with them during a conference in January 2018 in San Francisco to discuss a potential transaction.

        On January 8, 2018, Mr. Rigby met with a representative of Company C, after which SteadyMed agreed to allow Company C to conduct preliminary diligence to assess their interest in a potential transaction.

        Also on January 8, 2018, representatives of SteadyMed's senior management met with representatives of Company E and followed up on January 9, 2018 with a presentation regarding Trevyent.

        On January 9, 2018, representatives of SteadyMed, including Mr. Rigby, met with representatives of United Therapeutics, including Dr. Rothblatt, Mr. Fisher and Mr. John Hess, Senior Vice President, Associate General Counsel of United Therapeutics. The parties discussed the possibility of resuming discussions regarding a potential transaction. Following the meeting, Dr. Rothblatt stated that United Therapeutics' previous offer remained open and suggested a meeting in New York with Mr. Rigby, to further discuss a strategic transaction.

        On January 15, 2018, Mr. Rigby and Dr. Rothblatt met in New York and discussed the current development stage of Trevyent and the status of the Trevyent regulatory approval process. Given United Therapeutics strength in the PAH space, resources and history of developing products, achieving regulatory approval and launching its products commercially, and the potential synergistic fit of Trevyent with United Therapeutics' portfolio, Dr. Rothblatt and Mr. Rigby agreed to engage in discussions regarding an acquisition based on terms similar to the terms discussed in February 2017. Mr. Rigby indicated the Board's concerns with respect to the earn-out and requested that the earn-out not be linked to the AHPA products. Mr. Rigby also proposed that the purchase price be increased; however, Dr. Rothblatt indicated that her understanding of their January 9, 2018 discussion was that the transaction would be negotiated on the same terms United Therapeutics offered in 2017. The parties agreed that Mr. Rigby and Mr. Fisher would discuss the terms of a potential deal.

        In a telephone conversation on January 18, 2018, Mr. Fisher reiterated to Mr. Rigby that the terms of the transaction would remain the same as discussed in February 2017, with a $125 million upfront payment and contingent consideration of $75 million based on certain milestones relating to the AHPA products. Mr. Rigby stated that SteadyMed would not accept contingent consideration based on the

AHPA products and would require a larger upfront payment of $150 million, plus $25 million payable when and if the NDA for Trevyent is filed, plus $50 million payable when and if the NDA is approved. Mr. Rigby also stated SteadyMed would distribute its cash on hand to shareholders prior to closing of a potential merger. Mr. Fisher said he would discuss the proposal internally.

        In a telephone conversation held on January 22, 2018, Mr. Fisher informed Mr. Rigby that United Therapeutics was amenable to linking the $75 million contingent consideration to a Trevyent milestone rather than the AHPA products, but that United Therapeutics was not amenable to making an upfront payment greater than the $125 million previously proposed. Mr. Fisher proposed that the $75 million contingent consideration be paid upon 3,000 patients being treated with Trevyent.

        On January, 26, 2018, the Board held a telephonic meeting to discuss the recent updates in discussions with United Therapeutics, Company C and Company E. The Board instructed management to continue discussions with United Therapeutics, Company C and Company E. The Board further instructed Mr. Rigby to inform United Therapeutics that SteadyMed was willing to pursue a transaction with United Therapeutics, but that SteadyMed would require a $175 million upfront payment, as well as specificity and clarity with respect to the triggering event of the contingent consideration payable pursuant to a CVR.

        During a telephone conversation with Mr. Fisher on January 29, 2018, Mr. Rigby conveyed the Board's willingness for SteadyMed to pursue a transaction with United Therapeutics, and the Board's requirements regarding the terms of the transaction. Mr. Fisher responded that United Therapeutics was not willing to increase the upfront payment. Mr. Fisher further suggested that United Therapeutics conduct diligence while concurrently negotiating the transaction terms in order to reduce the timeline for any contemplated acquisition.

        On January 30, 2018, the Board held a telephonic meeting to discuss updates with respect to the negotiations of a strategic transaction. Mr. Rigby noted that United Therapeutics asked to commence diligence, while negotiating an anticipated letter of intent for a business combination. The Board discussed the evolution of the terms of the CVR, which was initially linked to late stage development milestones of the Company's AHPA products. Mr. Rigby reported that United Therapeutics agreed with the Board's request that the CVR be linked to Trevyent rather than the AHPA products. The Board instructed management to permit United Therapeutics to engage in full due diligence and to continue to negotiate the letter of intent in accordance with the guidance provided by the Board to increase the upfront payment by the amount of SteadyMed's cash on hand at closing.

        In a telephone conversation with Mr. Fisher on January 31, 2018 Mr. Rigby conveyed the Board's view that the upfront consideration should be increased by SteadyMed's cash on hand at closing. Mr. Fisher agreed to the request and proposed that the right to payment under the CVR would be earned once 3,000 patients had initiated therapy on Trevyent. The two agreed to continue to negotiate the terms based on these metrics and allow United Therapeutics access to diligence materials. Following this meeting, United Therapeutics commenced diligence, which included calls and meetings with the SteadyMed team and its legal advisor.

        On February 2, 2018, United Therapeutics sent SteadyMed a written non-binding letter of intent for the acquisition of SteadyMed by United Therapeutics through a reverse triangular merger (the "offer letter"). The offer letter provided for a consideration of up to $200 million, with $125 million payable at closing for all outstanding securities of SteadyMed, including options and warrants, and $75 million payable upon achieving a commercialization milestone of 3,000 patients in the U.S. using Trevyent following approval by the FDA. In addition, the shareholders of SteadyMed would be entitled to receive a post-closing payment equal to the cash and cash equivalents held by SteadyMed at closing less all debt and unpaid transaction expenses as of closing. United Therapeutics would use its commercially reasonable efforts to achieve the CVR milestone. All options to acquire SteadyMed shares would be terminated at the closing and the in-the-money options would be cashed out for the spread between the per share consideration payable with respect to an ordinary share of SteadyMed and the exercise price, and CVRs. Warrants would either be terminated at closing in return for a cash payment or exchanged for warrants to purchase United Therapeutics shares in accordance with the terms of such warrants. Also, on this date, the parties held a "kickoff call" with representatives of SteadyMed, Cooley, Wedbush, United Therapeutics and their counsel, Gibson, Dunn & Crutcher LLP ("Gibson Dunn"). Following this call, United Therapeutics circulated a due diligence request list to SteadyMed and expressed its desire to sign a definitive agreement by February 20, 2018.

        At a telephonic meeting of the Board on February 5, 2018, with a representative of Cooley present, the Board discussed the terms of the offer letter. The Cooley representative reviewed for the Board the terms of the offer letter and highlighted potential issues. Mr. David Nassif, our Chief Financial Officer and General Counsel, reviewed for the Board the rights of the holders of the warrants to purchase SteadyMed ordinary shares issued pursuant to subscription agreements dated July 29, 2016 (the "2016 Warrants") and warrants to purchase SteadyMed ordinary shares issued pursuant to subscription agreements dated April 20, 2017 (the "2017 Warrants" and, together with the 2016 Warrants, the "Warrants") in case of a change of control and the terms of the Warrants that require such Warrants either be assumed by the acquirer or paid out at closing based on a Black-Scholes formula calculated as of closing. Mr. Nassif outlined the challenges that such a formula poses in connection with a potential strategic transaction because the formula is based, in part, on a 20-day trailing average closing price of SteadyMed's ordinary shares ending three trading days prior to closing of the proposed strategic transaction. The requirement to wait until closing to implement this formula makes it impossible for the parties to determine with certainty at the time any definitive merger agreement may be entered into, or at any time prior to closing, what portions of the upfront $125 million payment would be payable with respect to the Warrants, ordinary shares, options and restricted share units. Mr. Nassif further described to the Board a recent valuation of the Warrants that an outside advisor had performed at the Company's request, which valued the 2016 Warrants at $2.71 per underlying SteadyMed ordinary share and the 2017 Warrants at $2.33 per underlying SteadyMed ordinary share. Mr. Nassif further presented a summary of a preliminary analysis prepared by Wedbush of the proposed consideration in the offer letter.

        Mr. Rigby updated the Board on his attempts to reconnect with Company B and resume the discussions regarding a strategic transaction. The Board instructed Mr. Keith Bank, Chairman of the Board, and Mr. Rigby to negotiate specific terms of the offer letter with United Therapeutics, in accordance with the guidelines provided by the Board. The Board further instructed Mr. Rigby to continue his attempts to resume discussions with Company B.

        In a telephone conversation held on February 5, 2018, Mr. Rigby inquired whether Company B was interested in resuming discussions for a potential transaction. The representative of Company B replied that they would consider whether to engage in discussions regarding a potential transaction internally and get back to him.

        In a telephone conversation held on February 6, 2018 between Messrs. Bank, Rigby and Fisher, Mr. Bank asked to add the following four terms to the offer letter: (i) that the potential non-PAH related uses of SteadyMed's PatchPump system would be carved out and transferred to a new company to the benefit of the shareholders of SteadyMed; (ii) specific post-closing covenants of United Therapeutics (in excess of the proposed "commercially reasonable efforts") to achieve the Trevyent commercialization milestone; (iii) to provide assurances that the deal terms will not change once they are announced and (iv) to add a breakup fee that would be payable to SteadyMed, if United Therapeutics abandoned the transaction after the merger agreement is signed. Mr. Fisher took note of the requests and agreed to revert later.

        Later that day, Mr. Fisher responded to Mr. Bank's requests. He rejected the first request to carve out the potential non-PAH related uses of the SteadyMed pump system. In response to the second request, Mr. Fisher indicated that United Therapeutics was not likely to agree to anything more than

"commercially reasonable efforts" to meet the Trevyent commercialization milestone in light of United Therapeutics' need for flexibility in its operations post-closing, but United Therapeutics was willing to review SteadyMed's proposed language. With respect to the third request, Mr. Fisher explained that United Therapeutics would be legally bound by the merger agreement once it is executed and therefore the terms would not change without mutual consent. He rejected the fourth request for a break-up fee since United Therapeutics did not expect to include a closing condition with respect to financing the merger consideration.

        On February 5, 2018, Mr. Rigby spoke with a representative from Company B regarding their prior interest in SteadyMed and its Trevyent product. The representative stated that he would discuss the matter with his colleagues.

        On February 7, 2018, United Therapeutics' counsel, Gibson Dunn sent SteadyMed and Cooley a draft merger agreement and on February 8, 2018, a draft contingent value rights agreement ("CVR Agreement").

        In a February 8, 2018 telephone conversation between representatives of SteadyMed and United Therapeutics, United Therapeutics indicated, based on its review of the terms of the Warrants, that United Therapeutics was not willing to proceed with the proposed transaction unless the Warrants were amended to terminate at closing in exchange for a cash payment.

        On February 8, 2018, a representative of Company C informed Mr. Rigby that Company C would have to perform certain diligence to assess Company C's interest in pursuing a strategic transaction. Mr. Rigby agreed and Company C was provided with access to the data room and a diligence call was arranged.

        At a telephonic meeting of the Board held on February 8, 2018, with representatives of Wedbush and Cooley present, management updated the Board on the process for a strategic transaction, including United Therapeutics' positions with respect to the Board's requests. The Board instructed management to continue to negotiate the transaction terms with respect to two items: (i) the separation of the Trevyent milestone into separate regulatory and commercial milestones and (ii) United Therapeutics' post-closing activities to achieve the Trevyent milestone.

        On February 20, 2018, the Board held a telephonic meeting, with representatives of Wedbush present. During the meeting the Board received an update as to the status of the strategic process and discussed again the strategic alternatives available to SteadyMed, including operating on a stand-alone basis and the associated path to launching Trevyent. In its discussions, the Board noted the potential challenges that SteadyMed may face if it were to continue to operate on a stand-alone basis, including the following factors among others: the adverse effects and significant delays caused by the RTF Letter from the FDA in August 2017; the regulatory, manufacturing and commercialization risks; the risks that the FDA could impose a 30 month stay during which it would not be able to approve a Trevyent NDA if United Therapeutics files a lawsuit for alleged infringement of its Orange Book listed patents following the acceptance of the Trevyent NDA for review; and challenges that SteadyMed may face in order to launch Trevyent successfully, including changes in the competitive environment, the Company's ongoing need for capital and the potential challenges in obtaining sufficient capital.

        During the meeting, Mr. Rigby updated the Board on his conversations with, and diligence requests from, Company C. Representatives of Wedbush presented their preliminary financial analysis of the consideration proposed to be paid by United Therapeutics. The Wedbush representative indicated that while additional work was needed to complete their analysis, based on the limited information available, Wedbush's preliminary view was that the consideration offered appeared to be fair based solely on a comparison to acquisition premiums paid for other similar life science companies. Representatives of Wedbush reviewed with the Board a preliminary discounted cash flow analysis of SteadyMed on a stand-alone basis using three sets of projections provided by SteadyMed management: the base model as approved by the Board in December, 2017, which assumed Trevyent would be launched in the first quarter of 2020, and two variations: one that accelerated the launch of Trevyent to the fourth quarter of 2019 and one that delayed the launch of Trevyent by 6 months to the third quarter of 2020. They noted that each scenario prepared by SteadyMed management required substantial additional capital. The Board instructed Wedbush to continue working on its financial analysis using the three sets of projections. In light of the potential challenges that SteadyMed may face in its operations on a stand-alone basis the Board also instructed management to continue to negotiate and to pursue a strategic transaction with United Therapeutics, Company B and Company C.

        In addition, the Board discussed United Therapeutics' request to seek amendments to the Warrants providing for the termination and cash-out of all Warrants at closing. The Board discussed the cash-out price of $2.71 per share for the 2016 Warrants and $2.33 per share for the 2017 Warrants, which prices were based upon the third-party valuation previously performed. The Board instructed Cooley LLP to draft an amendment to the terms of the Warrants permitting such a cash-out.

        On February 21, 2018, Mr. Nassif proposed to United Therapeutics certain post-closing covenants regarding United Therapeutics' efforts to realize the milestone associated with the CVR. In addition, Mr. Nassif communicated the Board's request to separate the Trevyent milestone into separate regulatory and commercial milestones. In response, Mr. Fisher reiterated United Therapeutics' position that a "commercially reasonable efforts" standard is the standard efforts requirement in such agreements and that United Therapeutics was not willing to separate the Trevyent milestone, as requested by the Board. On February 22, 2018 Mr. Fisher informed Mr. Rigby that United Therapeutics was not willing to accept the proposed covenants or to separate the Trevyent milestone into multiple milestones. Mr. Fisher further stated that if SteadyMed was not willing to accept the "commercially reasonable efforts" standard, United Therapeutics was not willing to proceed with the proposed transaction.

        Also on February 21, 2018, at the instruction of the Board, we formally re-engaged Wedbush to serve as our financial advisor and to evaluate offers for a strategic transaction.

        On February 22, 2018 the Board held a telephonic meeting to discuss the response from United Therapeutics. The Board agreed to proceed with negotiations on the terms proposed by United Therapeutics. Mr. Rigby subsequently informed Mr. Fisher accordingly.

        On February 23, 2018, Gibson Dunn sent SteadyMed and Cooley a draft voting agreement pursuant to which certain of the Company's shareholders would agree to vote their shares in favor of the proposed merger. Gibson Dunn indicated that United Therapeutics expected SteadyMed's material shareholders to each enter into such an agreement.

        After a number of follow-up emails and calls initiated by Mr. Rigby, a representative of Company E informed Mr. Rigby on February 26, 2018 that Company E was not interested in a potential transaction with the Company.

        On February 28, 2018, a representative of Company B informed Mr. Rigby that Company B was not interested in a potential transaction with the Company due to Company B's internal priorities.

        During the months of February and March 2018, United Therapeutics and Company C continued their diligence of SteadyMed, with various advisors.

        On March 1, 2018, representatives from Wedbush reached out to a large global pharmaceutical company with commercial infrastructure and presence in the PAH field (referred to as "Company F") to ascertain their interest in an acquisition of SteadyMed.

        On March 1, 2018, Mr. Rigby began informing Warrant holders that SteadyMed was currently engaged in negotiations that might affect the Warrants and asked them to execute confidentiality agreements to facilitate detailed discussions. During March 2018, each Warrant holder executed a confidentiality agreement and Mr. Rigby and Mr. Nassif engaged in telephone conversations with the

Warrant holders regarding the proposed merger with United Therapeutics, and the terms of the proposed Warrant amendment.

        On March 7 and 8, 2018, Cooley sent Gibson Dunn comments to the draft merger agreement, the CVR agreement and voting agreement. Also on March 7, 2018, senior management and representatives of Cooley held a telephonic meeting with representatives of United Therapeutics and Gibson Dunn to discuss the regulatory filings necessary to complete the Transaction.

        On March 8, 2018, the Board held a telephonic meeting to discuss the process for a potential strategic transaction. Management updated the Board on the status of the discussions with United Therapeutics and the discussions with the Warrant holders with respect to amendment of the Warrants to provide for termination of the Warrants at closing in exchange for payments to holders of 2016 Warrants of $2.71 per warrant share and payments to holders of 2017 Warrants of $2.33 per warrant share, as requested by United Therapeutics (the "Warrant Amendment"). The Board instructed management to continue discussions with United Therapeutics and with the Warrant holders based on the terms and guidelines provided by the Board. Management also updated the Board on the status of discussions of a strategic transaction with other third parties, noting that Company C was still conducting due diligence, contact had been made with Company F and that Company B and Company E decided not to pursue a transaction with the Company. Management also provided an overview of the regulatory process in connection with a strategic transaction with United Therapeutics.

        On March 12, 2018, Gibson Dunn sent revised drafts of the merger agreement, CVR agreement and voting agreement to Cooley for consideration.

        On March 13, 2018, Company C informed Mr. Rigby that it was no longer interested in pursuing a strategic transaction.

        On March 16, 2018, Cooley sent a draft of the Warrant amendment to Gibson Dunn.

        During the months of March and April 2018 up to the execution of the Merger Agreement, our senior management and Cooley engaged in discussions and negotiations with the Warrant holders. As a result of these discussions, the draft Warrant amendment was modified to include a "most favored nation" provision at the request of several Warrant holders. By April 27, 2018, all parties agreed on the form of Warrant amendment and all Warrant holders executed the Warrant Amendment.

        On March 20, 2018, Cooley sent a revised draft of the merger agreement to Gibson Dunn.

        On March 20, 2018, senior management of SteadyMed held a telephone conversation with representatives of United Therapeutics to discuss the approach with respect to the antitrust matters in the draft merger agreement. The parties agreed to shorten the "Initial Outside Date" (on and after which either party could terminate the merger agreement for no reason) to four months after the date of the merger agreement and to eliminate a number of provisions related to antitrust matters, subject to the Board's review and approval, which was later granted.

        On March 22, 2018, representatives of Cooley and Gibson Dunn held a telephone conversation to discuss the material open issues in the draft merger agreement, including, among others, the identity of the SteadyMed Shareholders who would enter into a voting agreement, SteadyMed's obligations to inform United Therapeutics of breaches of SteadyMed's representations and warranties prior to closing, deal certainty and conditions to United Therapeutics' obligation to consummate the Transaction, the Board's ability to change its recommendation and accept a superior proposal and the amount of the termination fee payable by SteadyMed to United Therapeutics if SteadyMed terminated the merger agreement to accept a superior proposal. Later that day, Gibson Dunn sent Cooley a revised draft of the merger agreement.

        On March 22, 2018, the Board held a telephonic meeting, with members of Cooley present. Management updated the Board on the status of negotiations with United Therapeutics, the ongoing dialogue with certain Warrant holders regarding the Warrant amendment and the specific terms of the amendment.

        On March 23, 2018, Company F informed Wedbush that it was not interested in pursuing a potential transaction with SteadyMed.

        On March 24, 2018, the Board held a telephonic meeting, with representatives of Cooley present. The Board received an update on the status of the negotiations with the various bidders, noting that Company F and Company C were no longer interested in pursuing a transaction. The Cooley representatives reviewed the Board's fiduciary duties in the context of considering an all-cash offer, assuming Delaware law applied to the Board's decisions with respect to the Transaction. The Cooley representatives also reviewed for the Board the most significant issues outstanding in the merger agreement negotiations, including deal certainty and conditions to United Therapeutics' obligation to consummate the Transaction, the circumstances under which the Board would be permitted to change its recommendation to Company shareholders with respect to the Transaction, risks and issues relating to regulatory matters, termination rights and implications with respect thereto, including whether SteadyMed would be obligated to reimburse United Therapeutics' expenses if the merger agreement was terminated under certain circumstances. The Cooley representatives further reviewed for the Board the terms of the CVR agreement and the related risks and issues. The Board instructed management and Cooley to continue negotiating the merger agreement pursuant to guidelines provided by the Board on all of the issues discussed at the meeting. The Board also requested that Cooley present additional information about the regulatory filing and approval process at a future meeting of the Board.

        On March 26, 2018, senior management of SteadyMed and United Therapeutics, as well as representatives of Cooley and Gibson Dunn, participated in a telephone conversation to discuss the material outstanding issues presented by the merger agreement and CVR agreement. The Cooley representatives conveyed the Board's positions with respect to each of these issues including, among others: issues relating to regulatory filings; deal certainty and the conditions to United Therapeutics' obligation to consummate the Transaction; implications of termination of the merger agreement, including SteadyMed's obligation to reimburse United Therapeutics' expenses if the merger agreement was terminated under certain circumstances; and the circumstances under which the Board would be permitted to change its recommendation to Company shareholders regarding the Transaction, including whether the Board could rely on Delaware law for purposes of determining whether the Board's actions were consistent with its fiduciary duties.

        On March 27, 2018, during a regularly scheduled Board meeting, with representatives of Cooley present, the Board discussed the status of the strategic transaction. The Board received an update on the status of negotiations with United Therapeutics and United Therapeutics' positions on the open issues. The Board again discussed whether there may be any other interested bidders and management noted it was not aware of any other interested bidders. The Board instructed Cooley and senior management to continue negotiations with United Therapeutics based on the guidelines provided by the Board on the open issues.

        On March 28, 2018, Cooley sent a revised draft of the voting agreement to Gibson Dunn. Cooley sent a further revised draft of the voting agreement to Gibson Dunn on March 30, 2018.

        On March 31, 2018 and April 1, 2018, Cooley sent Gibson Dunn revised drafts of the merger agreement and CVR agreement, reflecting terms consistent with the guidelines provided by the Board.

        On April 2, 2018 the Board held a telephonic meeting, with representatives of Cooley present, to discuss the process for the proposed strategic transaction with United Therapeutics and the Warrant Amendment. The Cooley representatives described to the Board the fiduciary duties of the Board in connection with an all-cash sale of SteadyMed under Israeli law, based on a presentation prepared by SteadyMed's Israeli counsel. The Board discussed an updated comparison prepared by Wedbush and previously sent to the Board, comparing the proposed merger consideration to be paid to the SteadyMed shareholders in the proposed transaction to a discounted cash flow analysis of SteadyMed on a stand-alone basis based on the three scenarios provided by SteadyMed management. During that discussion, SteadyMed management noted that a fourth scenario reflecting a delay in Trevyent's launch to the first quarter of 2021 had been provided to Wedbush and would be included in an updated comparison to be prepared by Wedbush for the Board's review. Thereafter, three members of the Board: Brian Stark, Keith Bank and Dr. Ginor, disclosed that they may have a potential "personal interest", as such term is defined in the Israeli Companies Law, 1999 (the "Companies Law") Companies Law, in any potential amendment of the Warrants because they either hold Warrants or are associated with entities that hold Warrants, and they left the meeting at this time. The meeting of the Board then adjourned to permit the members of the Audit Committee of the Board to meet.

        Later on April 2, 2018, following the adjournment of the Board meeting, the Audit Committee of the Board held a telephonic meeting, with representatives of Cooley and Mr. Rigby and Mr. Nassif present, to discuss the Warrant Amendment. The Audit Committee noted that three members of the Board may have a potential "personal interest" as defined under the Companies Law, with respect to the Warrant Amendment because such members either held Warrants or were associated with entities that held such Warrants. The Audit Committee determined that, in light of the fact that United Therapeutics was not willing to proceed with the proposed transaction in the absence of the Warrant Amendments, it was in the best interests of SteadyMed and its shareholders for SteadyMed to enter into the Warrant Amendments in order to facilitate a potential transaction with United Therapeutics, and approved, and recommended that the Board approve, the Warrant Amendment, subject to the approval of the Transaction by SteadyMed shareholders.

        Following the adjournment of the meeting of the Audit Committee, the meeting of the Board reconvened (without the presence of the three members who may have "personal interest": Brian Stark, Keith Bank and Dr. Ginor). A member of the Audit Committee updated the Board on the approval of the Warrant Amendment by the Audit Committee. The Board noted that the Audit Committee determined that it was in the best interests of SteadyMed and its shareholders to enter into the Warrant Amendment. After considering all factors, including the recommendation by the Audit Committee and in order to facilitate a potential transaction with United Therapeutics, the Board determined that the Warrant Amendment was in the best interest of SteadyMed and its shareholders and approved the Warrant Amendment, subject to the approval of the Transaction by SteadyMed shareholders.

        On April 5, 2018, Gibson Dunn sent Cooley revised drafts of the merger and CVR agreements.

        On April 6, 2018, the Board held a telephonic meeting to discuss the potential transaction with United Therapeutics, with a representative of Cooley present. The Cooley representatives updated the Board on the negotiations with United Therapeutics and the remaining open issues. A representative of Cooley also presented to the Board an overview of the regulatory process and framework in connection with the potential transaction with United Therapeutics, including the regulatory filing process, the risks of such process and the potential alternatives with respect to the proposed transaction with United Therapeutics. The Board instructed Cooley and management to continue negotiating and drafting the definitive merger agreement in accordance with the Board's guidelines.

        On April 9, 2018, Mr. Rigby and Mr. Nassif held a telephone conversation with Mr. Hess to express the Board's concerns with respect to the Board's ability to change its recommendation under the terms of the draft merger agreement. Mr. Rigby noted that the covenants in the draft of the merger agreement provided by United Therapeutics restricted the Board from taking certain actions, such as changing the Board's recommendation or accepting a superior proposal, unless certain conditions are met, including the Board's determination in good faith that the failure to do so would be inconsistent with the Board's fiduciary duties under Israeli law. Mr. Rigby explained that the lack of guidance from Israeli courts interpreting a director's fiduciary duties in the context of a strategic transaction meant that the Board did not have a clear standard to use to determine whether failing to take a particular proposed action would be inconsistent with the Board's fiduciary duties. Therefore, SteadyMed's position was that the merger agreement should allow the Board to rely on Delaware law, which more clearly describes a director's fiduciary duties in this context, to determine whether the failure to take an action restricted by the non-solicitation covenant would be inconsistent with the Board's fiduciary duties. Mr. Hess responded that the draft would be revised to address the Board's concern. After the call, Mr. Hess sent Mr. Rigby revised language to address the Board's concern.

        On April 12, 2018, the Board held a telephonic meeting, with representatives of Cooley present. The Cooley representatives updated the Board on the negotiations of the proposed transaction with United Therapeutics and the terms of the draft definitive agreements, including specific terms that were previously discussed by the Board. The Cooley representatives also provided an overview of the next steps in connection with the strategic transaction. The Board instructed Cooley and management to continue to negotiate the terms of the definitive agreements based on the Board's guidelines.

        On April 12, 2018, Cooley sent Gibson Dunn revised drafts of the merger agreement and the CVR agreement, reflecting the Board's instructions.

        Later on April 12, 2018, Cooley sent Gibson Dunn revised drafts of the merger agreement and the CVR agreement, reflecting the Board's instructions.

        On April 13, 2018, Mr. Nassif and Mr. Hess discussed the process for estimating SteadyMed's net cash at closing, which amount was to result in an upward adjustment to the purchase price. The parties had previously agreed that United Therapeutics would not make a post-closing payment to the SteadyMed Shareholders in an aggregate amount equal to SteadyMed's net cash at closing, as initially proposed in United Therapeutics' letter of intent, given the procedural difficulties involved in making such a payment. Instead, the parties agreed that the upfront payment to SteadyMed Shareholders would be increased by the estimated amount of SteadyMed's net cash at closing. Mr. Nassif proposed that the parties assume for such purposes a $16 million closing net cash balance, even if SteadyMed's actual net cash balance at closing was lower. Mr. Nassif explained that the parties previously estimated SteadyMed's net cash balance at closing would be $16 million, assuming closing occurred in June 2018. However, because the transaction would close later than the original June 2018 estimate and the Company's cash balance declines monthly, SteadyMed now estimated the net cash balance at closing would be lower than $16 million. Mr. Hess agreed to fix the amount to be added to the upfront payment at $16 million if the merger agreement included a condition to United Therapeutics' obligation to consummate the Transaction that SteadyMed's net cash balance at closing was at or above a specified amount. Mr. Nassif agreed, subject to Board approval. The Board later discussed and approved this closing condition.

        On April 17, 2018, the Board held a telephonic meeting, with representative of Cooley present. The Cooley representatives updated the Board on the status of negotiations with United Therapeutics. The Board discussed the calculation of the purchase price, including United Therapeutics' agreement to assume SteadyMed's net cash at closing would be $16 million for purposes of calculating the purchase price. The Board also discussed executive severance and equity acceleration arrangements potentially applicable as a result of the proposed business combination.

        Between April 18, 2018 and April 28, 2018, representatives of Cooley, and Gibson Dunn exchanged drafts of the merger agreement and the CVR agreement and held telephone conversations to negotiate the final terms of these agreements. During this period, counsel to OrbiMed also exchanged drafts and held conversation with Gibson Dunn to negotiate the terms of the voting agreement.

        On April 19, 2018, SteadyMed circulated a draft of the Warrant amendment to the Warrant holders for review and signature.

        On April 26, 2018, the Board held a telephonic meeting, with representatives of Cooley and Wedbush present. The Board received an update on the status of the negotiations with United Therapeutics. Thereafter, representatives of Wedbush responded to questions from the Board regarding Wedbush's draft fairness presentation, a copy of which had previously been provided by Wedbush to the Audit Committee for review at SteadyMed's request and provided to the rest of the Board by SteadyMed management. The Board requested Wedbush provide its opinion as to the fairness of the merger consideration, even without attributing any value to the CVR. The Wedbush representatives then left the meeting. Thereafter, the Board discussed and analyzed the assumptions and methodologies underlying Wedbush's draft fairness presentation. In particular, the Board discussed the four scenarios provided by SteadyMed's management and used in Wedbush's draft fairness presentation, including the financial projections for each such scenario and the probability of the occurrence of each scenario as allocated by management. The Board noted many known and unknown factors could delay the Trevyent launch and therefore impact the projections, including, among others, potential delays due to regulatory challenges such as delays in resubmission of the Trevyent NDA and/or a complete response letter from the FDA, litigation hurdles (such as Paragraph IV patent litigation while the automatic 30-month stay is in place), challenges and difficulties in building infrastructure necessary for the launch and delays due to challenges in raising sufficient capital to fund such infrastructure. After consideration of all such factors and in particular the fact that there are many unknown variables that could delay launching the product and therefore impact the projections, the Board decided not to ask Wedbush to change the assumptions underlying the four scenarios and related projections and ask Wedbush to use the projections in its fairness analysis and presentation with the assigned probabilities. Thereafter, representatives of Cooley updated the Board regarding the status of the negotiation with United Therapeutics of the terms of the agreements. The Board instructed management and representatives of Cooley to continue to negotiate the final terms of the transaction based on the Board's guidelines.

        On April 29, 2018, the Audit Committee held a telephonic meeting, with representatives of Cooley, Mr. Rigby and Mr. Nassif present. Prior to the meeting, all the directors received a summary of the proposed merger agreement and CVR agreement prepared by Cooley, and a copy of Wedbush's fairness presentation to be given at the Board meeting later that day. Members of the Audit Committee noted that all members of the Board (including members of the Audit Committee) disclosed that they may have a "personal interest", as such term is defined in the Companies Law in the strategic transaction with United Therapeutics in light of the following factors: (i) acceleration of the vesting of each director's options to purchase SteadyMed shares, (ii) with respect to Messrs. Stark and Bank and Dr. Ginor, their ownership of Warrants and agreement to the Warrant Amendment (by them personally or by their affiliates) and (iii) with respect to Mr. Rigby, his entitlement to severance benefits under his employment agreement if he resigns for "Good Reason" (as defined in his Employment Agreement). The Cooley representatives reviewed with the Audit Committee the material terms of the merger agreement and the CVR agreement including the treatment of equity awards, deal protections, conditions to closing, the antitrust covenants, the Initial Outside Date, the circumstances under which the Board would be permitted to change its recommendation to the Company's shareholders, the Company's ability to respond to an unsolicited alternative proposal, the termination fee and the milestone that must be achieved to receive the CVR payment and responded to the Audit Committee's questions. Following a discussion, and assuming Wedbush would provide a fairness opinion based on the fairness presentation provided to the directors, the Audit Committee unanimously determined that the Transaction, the merger agreement, the CVR agreement and all other documents, agreements and transactions contemplated under or related thereto, (the "Merger Documents") including the treatment of the Warrants and the SteadyMed options, are advisable to, and in the best interests of, SteadyMed and its shareholders, and that the consideration payable to the shareholders in the Transaction is fair and reasonable to SteadyMed's shareholders. The Audit Committee then approved, and recommended that the Board approve, all the transactions contemplated by the Merger Documents, subject to the approval of the SteadyMed shareholders.

        Later on April 29, 2018, the Board held a telephonic meeting, with representatives of Cooley and Wedbush present. At the beginning of the meeting, the Cooley representatives confirmed that all members of the Board received a summary from Cooley of the proposed merger agreement and CVR agreement prepared by Cooley, copies of the near final drafts of the merger agreement and the CVR agreement, a draft of proposed resolutions and a copy of Wedbush's fairness presentation.

        The Wedbush representatives reviewed with the Board Wedbush's fairness presentation with respect to the merger consideration from a financial point of view, including the scenarios and financial projections previously provided by SteadyMed management and used for the discounted cash flow analysis, and other indicia of value. Wedbush responded to questions from the Board, including with respect to the assumptions and methodologies used by Wedbush in its presentation and its opinion regarding the fairness of the merger consideration, as described in the following sentence. At the request of the Board, Wedbush then delivered its oral opinion, confirmed by later delivery of a written opinion, dated as of April 29, 2018, to the Board that, as of the date of the opinion, and based upon the assumptions made, procedures followed, matters considered, and qualifications and limitations of the review set forth in its opinion, the consideration to be received by SteadyMed Shareholders in the Transaction was fair, from a financial point of view, to the SteadyMed Shareholders, assuming the CVR had no value. The Wedbush representatives then left the meeting.

        The Cooley representatives reminded the Board of their fiduciary duties in connection with the proposed sale to United Therapeutics. The Cooley representatives also reminded the Board that all members of the Board disclosed that they may have a "personal interest", as such term is defined in the Companies Law in the strategic transaction in light of the following factors: (i) acceleration of the vesting of each director's options to purchase SteadyMed shares, (ii) with respect to Messrs. Stark and Bank and Dr. Ginor, their ownership of Warrants and agreement to the Warrant Amendment (by them personally or through their affiliates) and (iii) with respect to Mr. Rigby, his receipt of potential severance benefits under his employment agreement if he resigns for "Good Reason" (as defined in his Employment Agreement). The Cooley representatives reviewed the material terms of the merger agreement and the CVR agreement, including the treatment of equity awards, deal protections, conditions to closing, the antitrust covenants, the Initial Outside Date, the exceptions to the Board's covenants not to change its recommendation, the exception to the no-shop covenants, the termination fee and the milestone that must be achieved to receive the CVR payment and responded to the Board's questions.

        The Board then engaged in discussion and considered the value offered by the United Therapeutics offer, in light of the absence of any better offer from any other bidder despite extensive outreach and discussions with many parties. The Board in particular considered again the possible alternatives to the Transaction and the possibility of continuing to operate on a stand-alone basis and noted the potential challenges of launching Trevyent if SteadyMed continued to operate on a stand-alone basis, including the following potential risks: regulatory challenges such as delays in resubmission of the Trevyent NDA and/or a complete response letter from the FDA, litigation hurdles (such as Paragraph IV patent litigation triggering the automatic 30-month stay), challenges and difficulties in building infrastructure necessary for the Trevyent launch and delays due to challenges in raising sufficient capital to fund such infrastructure and the associated costs. After extensively discussing and reviewing all relevant considerations the Board determined that the Transaction is in the best interests of SteadyMed and its shareholders, that the consideration payable to the shareholders in the Transaction is fair and reasonable to SteadyMed's shareholders, and approved and declared the Transaction and the Merger Agreement advisable. The Board further determined after considering all relevant considerations, that there is no reasonable concern that SteadyMed, as the surviving company of the merger, will be unable to fulfill its obligations to its creditors when they become due following the consummation of the merger.

        The merger agreement was executed by representatives of SteadyMed, United Therapeutics and Merger Sub later in the day on April 29, 2018 (the "Merger Agreement").

Recommendation of the Board; Reasons for the Transaction

        At a special meeting of the Board held on April 29, 2018, the Board, after receiving and reviewing all the relevant information that the Board considered necessary or appropriate in connection with its consideration of the Transaction and the Merger Agreement, including the approval and recommendation of the Audit Committee that the Board approve the Transaction and the Merger Agreement, and information from the members of the Board necessary to determine that the members of the Board may have a Personal Interest in connection with the Transaction and the Merger Agreement as further detailed in "The Transaction—Interests of Our Directors and Executive Officers in the Transaction," and after careful review of the facts and circumstances relating to the Transaction, determined that the Merger Agreement was in the best interests of the shareholders of the Company, and that, considering the financial position of the merging companies, no reasonable concern existed that the Surviving Company will be unable to fulfill the obligations of the Company to its creditors as such become due and payable following the consummation of the Transaction, approved and declared the advisability of the Merger Agreement and the Transaction, authorized the Company to enter into the Merger Agreement and resolved to recommend to the Company's shareholders that they vote to adopt the Merger Agreement and the terms of the Transaction.

        In reaching its decision at its meeting on April 29, 2018 to approve the Transaction and the Merger Agreement, the Board considered a variety of factors weighing positively and negatively in connection with the Transaction and the Merger Agreement. In light of the number and wide variety of factors considered in connection with its evaluation of the Transaction and the Merger Agreement, the Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. The Board viewed its position as being based on all of the information it deemed to be relevant for the purpose of evaluating the Transaction and the Merger Agreement, on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of the reasons for the Transaction and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under "Cautionary Note Concerning Forward-Looking Statements.

        In reaching its determination, the Board considered the following factors, all of which it viewed as generally supporting its decision to approve the Transaction and the Merger Agreement:

  •
  United Therapeutics' offer includes a cash payment at Closing, providing certainty, near-term value and liquidity to the SteadyMed Shareholders at the Closing, with a potential additional future cash payment if the Milestone is achieved.

  •
  The current and historical market price of SteadyMed ordinary shares, including the following facts:

  •
  the Per Share Merger Consideration, assuming that the Milestone is achieved and the CVR Consideration is payable and prior to the deduction of any applicable withholding taxes, of up to $7.09 for each share represents an approximately 167.5% premium over the closing price on April 27, 2018, the last trading day before the execution of the Merger Agreement, an approximately 144.4% premium over the average closing price for the week ending April 27, 2018, an approximately 125.7% premium over the weighted average closing trading price for the 30-day period ending April 27, 2018, and an approximately 60% premium over the 52-week volume weighted average closing price ending April 27, 2018; and

  •
  the Closing Cash Consideration of $4.46 for each share, prior to the deduction of any applicable withholding taxes, represents an approximately 68.3% premium over the closing price on April 27, 2018, the last trading day before the execution of the Merger Agreement; an approximately 53.8% premium over the average closing price for the week ending

      April 27, 2018; and an approximately 42.0% premium over the volume-weighted average closing trading price for the 30-day period ending April 27, 2018.

  •
  The Board's belief that the sale of SteadyMed is a better alternative to remaining a standalone public company and pursuing SteadyMed's strategic business plan, considering the risks relating to SteadyMed's current business and financial plans, including the risks and uncertainties associated with achieving and executing the Company's business and financial plans in the short- and long-term, as well as the general risks of market conditions that could reduce the price of the Company's shares. Among the potential risks relating to SteadyMed's current business and financial plans identified by the Board were:

  •
  The Company's ability to obtain timely FDA approval of the to be re-submitted Trevyent® New Drug Application ("NDA");

  •
  The potential length of time it would take to defeat United Therapeutics in Paragraph IV patent litigation on the various Orange Book patents owned by United Therapeutics, the significant investment in legal fees and expense that it would take to do so, and the probability of success;

  •
  The Company's ability to build a successful distribution and commercial infrastructure to sell and market Trevyent® in a timely manner;

  •
  The Company's ability to compete with United Therapeutics and other companies selling competitive products to Trevyent®, including generics being launched in 2018;

  •
  The risk that other products in development by other companies could, if approved, significantly diminish the commercial success of Trevyent®; and

  •
  The probability that the Company can raise a significant amount of equity capital necessary for the launch of Trevyent® on terms that would not significantly dilute existing shareholders.

  •
  The Board's belief that SteadyMed had negotiated the highest price per ordinary share that United Therapeutics was willing to pay for SteadyMed and the highest price available to SteadyMed under the circumstances given the comprehensive market check that the Company conducted since 2015 (including during the negotiations with United Therapeutics leading to the execution of the Merger Agreement, which had not resulted in any other higher offer to buy the Company (that was not later retracted).

  •
  The Board's belief that the Per Share Merger Consideration of up to $7.09 represented fair value for the Company's shares, based upon, among other things, the opinion of Wedbush that, as of April 29, 2018, and based upon the assumptions made, procedures followed, matters considered, and qualifications and limitations of the review set forth in its written opinion, the consideration to be received by SteadyMed Shareholders in the Transaction was fair, from a financial point of view, to the SteadyMed Shareholders, assuming the CVRs had no value.

  •
  The terms and conditions of the Transaction and the Merger Agreement, which were the product of arm's-length negotiations between the parties, including the Board's ability under the Merger Agreement to withdraw or modify its recommendation in favor of the approval of adoption of the Transaction and the Merger Agreement in certain circumstances, including in connection with a superior proposal, and its right to terminate the Merger Agreement in certain circumstances prior to the time that SteadyMed's shareholders approve the Merger Proposal in order to accept a superior proposal, subject to the payment of the termination fee.

  •
  Due to the Personal Interest that certain of SteadyMed's directors or executive officers (who may be classified as controlling shareholders pursuant to the ICL) may have in the Transaction and the Merger Agreement, the requirement that the approval of the Merger Proposal by holders of a majority of the outstanding SteadyMed ordinary shares also meet one of the following requirements: (i) the Company shares that are voted in favor of the Merger Proposal, excluding abstentions, must include at least a majority of the votes of shareholders who do not have a Personal Interest in the Merger Proposal, or (ii) the total number of Company shares held by the shareholders described in clause (i) above that are voted against the Merger Proposal does not exceed two percent of the aggregate voting rights in the Company.

  •
  The Board's confirmation that, considering the financial position of the merging companies, no reasonable concern existed that the Surviving Company will be unable to fulfill the obligations of SteadyMed to its creditors as such become due and payable following the consummation of the Merger.

  •
  The fact that the Transaction is not subject to approval by the United Therapeutics stockholders.

        The Board also considered the potential risks of the Transaction and other potentially negative factors, including the following:

  •
  the fact that SteadyMed would no longer exist as an independent, publicly traded company, and SteadyMed Shareholders would no longer participate in any future earnings or growth of SteadyMed and would not benefit from any potential future appreciation in value of SteadyMed, except for the payment to be made under the CVRs if the Milestone is achieved;

  •
  the fact that receipt of the merger consideration generally will be taxable to SteadyMed Shareholders for U.S. federal income and Israeli tax purposes;

  •
  the risk that the Transaction might not be consummated in a timely manner or at all due to a failure of certain conditions, including with respect to the required expiration or termination of the required waiting period under the HSR Act, or due to SteadyMed creditors filing objections in Israeli Court in order to prevent or delay the consummation of the Merger, and the trading price of SteadyMed ordinary shares may be adversely affected;

  •
  the risk that the parties may incur significant costs and delays resulting from seeking governmental consents and approvals necessary for completion of the Transaction;

  •
  the risk to SteadyMed's business, operations and financial results in the event that the Transaction is not consummated;

  •
  the risk of diverting management's attention from other strategic priorities to focus on matters relevant to the Transaction;

  •
  the potential impact on SteadyMed's business from any negative reaction of customers, suppliers or other constituencies after the announcement of the Transaction;

  •
  the possible loss of key management or other personnel of SteadyMed during the pendency of the Transaction;

  •
  the fact that, pursuant to the Merger Agreement, SteadyMed must generally conduct its business in the ordinary course and comply with a variety of other restrictions on the conduct of its business prior to the Closing of the Transaction or the termination of the Merger Agreement;

  •
  the $4.5 million termination fee payable by SteadyMed upon the occurrence of certain events and the potential of such termination fee to deter other potential acquirers from proposing an alternative transaction that may be more advantageous to SteadyMed Shareholders; and

  •
  that certain terms of the Merger Agreement prohibit SteadyMed and its representatives from soliciting third-party bids and from accepting, approving or recommending third-party bids except in limited circumstances, which terms could reduce the likelihood that other potential acquirers would propose an alternative transaction that may be more advantageous to SteadyMed Shareholders.

        The board of directors concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the Transaction were outweighed by the potential benefits of the Transaction.

        The foregoing discussion of the Board's reasons for its decision to approve, and recommend that the Company's shareholders approve, the Transaction is not meant to be exhaustive, but addresses the material information and factors considered by the Board. In arriving at their respective recommendations, the members of the Board were aware of the interests of the executive officers and directors of the SteadyMed as described under "The Transaction—Interests of Our Directors and Executive Officers in the Transaction" beginning on page 60.

Accordingly, the board recommends that Company's shareholders vote "FOR" the proposal to approve the Merger Agreement and the terms of the merger contemplated thereby and all other documents, agreements and transactions contemplated under or related thereto, including the Contingent Value Rights Agreement and the Warrant Amendments between Messrs. Brian J. Stark, Keith Bank and Ron Ginor, each a director of the Company, and/or their affiliates, and the Company; and "FOR" the proposal to approve, on a non-binding advisory basis, certain compensation that will be paid or may become payable to named executive officers in connection with or as a result of the Transaction.

Opinion of Wedbush Securities Inc.

  Scope of the Assignment

        In February 2018, the Board engaged Wedbush Securities Inc. ("Wedbush") to provide strategic advisory services in connection with evaluating and considering a sale transaction with one of four entities, including United Therapeutics Corporation. Wedbush's engagement did not involve conducting or participating in an auction process or market check. On April 29, 2018, the Board requested that Wedbush render an opinion as to whether the consideration to be received by SteadyMed Shareholders in the Transaction was fair, from a financial point of view, to the SteadyMed Shareholders, assuming the contractual contingent value rights (each, a "CVR"), had no value. At the April 29, 2018 meeting of the Board, Wedbush rendered its oral opinion, subsequently confirmed by delivery of a written opinion dated April 29, 2018, to the Board that, as of the date of such opinion, and based upon the assumptions made, procedures followed, matters considered, and qualifications and limitations of the review set forth in its written opinion, the consideration to be received by SteadyMed Shareholders in the Transaction was fair, from a financial point of view, to the SteadyMed Shareholders, assuming the CVRs had no value. For purposes of Wedbush's opinion, the term "consideration" refers to the Per Share Merger Consideration issuable to SteadyMed Shareholders in the Transaction. At the request of the Board, for purposes of rendering its opinion, Wedbush assumed that the CVRs had no value.

        The full text of Wedbush's written opinion, which sets forth the procedures followed, assumptions made, matters considered, and qualifications and limitations of the review undertaken in connection with such opinion, is attached to this proxy statement as Annex D. Wedbush's opinion was intended solely for the benefit and use of the Board (in its capacity as such) in connection with its consideration of the Transaction. Wedbush's opinion was not intended to be used for any other purpose without Wedbush's prior written consent in each instance, except as expressly provided for in the engagement letter between SteadyMed and Wedbush. Wedbush has consented to the use of Wedbush's opinion in this proxy statement. Wedbush's opinion did not address SteadyMed's underlying business decision to enter into the Merger Agreement or complete the Transaction or the merits of the Transaction as compared to any alternative transactions that were or may be available to SteadyMed, and did not constitute a recommendation to the Board or to any SteadyMed Shareholder as to how such shareholder should vote with respect to the Transaction or otherwise. The following summary of Wedbush's opinion is qualified in its entirety by reference to the full text of such opinion.

        For purposes of its opinion and in connection with its review, Wedbush, among other things:

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  reviewed a draft of the Merger Agreement and a draft of the form of CVR Agreement, each dated April 27, 2018;

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  reviewed certain publicly available business and financial information relating to SteadyMed;

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  reviewed certain internal information, primarily financial in nature, including financial and operating data furnished to Wedbush by the management of SteadyMed and approved for Wedbush's use by SteadyMed;

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  reviewed certain publicly available information with respect to other companies in the biopharmaceutical industry that Wedbush believed to be similar in certain respects, in whole or in part, to SteadyMed;

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  considered the financial terms, to the extent publicly available, of selected recent business combinations and trading metrics of companies in the biopharmaceutical industry that Wedbush believed to be similar in certain respects to SteadyMed, in whole or in part, and to the Transaction; and

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  made inquiries regarding and discussed the draft Merger Agreement, the draft form of CVR Agreement and other matters related thereto with SteadyMed's counsel.

        In addition, Wedbush held discussions with the management of SteadyMed concerning their views as to the financial and other information described above. Wedbush also conducted such other analyses and examinations and considered such other financial, economic and market criteria as Wedbush deemed appropriate to arrive at its opinion.

        In rendering its opinion, Wedbush assumed and relied upon the accuracy and completeness of all information that was publicly available or was furnished to or discussed with Wedbush by SteadyMed or otherwise reviewed by Wedbush. With respect to information provided to or reviewed by it, Wedbush was advised by the management of SteadyMed that such information was reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of SteadyMed. Wedbush did not express any view as to the reasonableness of such financial information or the assumptions on which it was based.

        Wedbush further relied on the assurances of SteadyMed's management that they were not aware of any facts that would make the information provided to Wedbush incomplete or misleading. Wedbush did not make and was not provided with any independent evaluations or appraisals of any of the assets, properties, liabilities (including any contingent, derivative or off-balance-sheet assets or liabilities) or securities, nor did Wedbush make any physical inspection of the properties or assets, of SteadyMed. With respect to the operating income and expense forecasts of SteadyMed provided to Wedbush, Wedbush assumed that such projections had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of SteadyMed as to the future operating income and expenses of SteadyMed and that SteadyMed will perform substantially in accordance with such projections. Wedbush assumed no responsibility for and expressed no view as to any such projections or the assumptions on which they were based. Wedbush did not evaluate the solvency or fair value of United Therapeutics, SteadyMed, or any of their respective subsidiaries (or the impact of the transactions contemplated by the Merger Agreement thereon) under any law relating to bankruptcy, insolvency or similar matters.

        Wedbush's opinion was based on financial, economic, market and other conditions as in effect on, and the information made available to Wedbush as of, the date of such opinion. Wedbush also relied, without independent verification, on the accuracy and completeness of United Therapeutics' and SteadyMed's representations and warranties in the draft Merger Agreement, without regard to any qualifications or exceptions that may be set forth in disclosure schedules, and the information provided to Wedbush by SteadyMed. In addition, Wedbush assumed that the Transaction would be consummated in accordance with the terms set forth in the draft Merger Agreement without any waiver, amendment or delay of any terms or conditions that would be material to Wedbush's analysis. Representatives of SteadyMed advised Wedbush that, and Wedbush further assumed that, the final terms of the Merger Agreement would not differ from the terms set forth in the draft Merger Agreement and that the final terms of the CVR Agreement would not differ from the terms set forth in the draft form of CVR Agreement, in each case in any respect material to Wedbush's analysis. Wedbush also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction would be obtained without imposition of any terms or conditions that would be material to Wedbush's analysis. Wedbush noted that events occurring after the date of its opinion could materially affect the assumptions used in preparing its opinion. Wedbush did not undertake any obligation to reaffirm or revise its opinion or otherwise comment upon any events occurring after the date of such opinion.

        Wedbush was not a legal, tax or regulatory advisor, and did not express any opinion as to any tax or other consequences that may arise from the Transaction, nor did its opinion address any legal, regulatory or accounting matters, as to which Wedbush understood that SteadyMed had obtained such advice as it deemed necessary from qualified professionals. Wedbush was a financial advisor only and relied upon, without independent verification, the assessment of SteadyMed and their legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Wedbush assumed that the Transaction will have the tax effects contemplated by the Merger Agreement.

        Wedbush is an investment banking firm and a member of the New York Stock Exchange ("NYSE") and other principal stock exchanges in the United States, and is regularly engaged as part of its business in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements, secondary distributions of listed and unlisted securities, and valuations for corporate, estate and other purposes. Wedbush was selected by SteadyMed based on Wedbush's experience, expertise and reputation and its familiarity with SteadyMed. The Board did not impose any limitations on Wedbush with respect to the investigations made or procedures followed in rendering its opinion. Wedbush's opinion was approved by a fairness committee at Wedbush in accordance with the requirements of the Financial Industry Regulatory Authority ("FINRA") Rule 5150.

        In rendering its opinion, Wedbush expressed no opinion as to the amount or nature of any compensation to any officers, directors, or employees of SteadyMed, or any class of such persons, whether relative to the consideration to be paid in the Transaction or otherwise, or with respect to the fairness of any such compensation.

        Wedbush was not asked to, nor did it, offer any opinion as to the terms, other than the consideration to be received by the holders of the shares of SteadyMed to the extent expressly set forth in Wedbush's opinion, of the Merger Agreement or the form of the Transaction. Wedbush did not express any opinion with respect to the terms of any other agreement entered into or to be entered into in connection with the Transaction. Wedbush expressed no opinion as to the price at which ordinary shares of SteadyMed may trade at any time subsequent to the announcement or consummation of the Transaction.

        SteadyMed agreed to pay Wedbush fees for its services as SteadyMed's strategic advisor, which fees are contingent upon the success of the Transaction. Wedbush did not receive a separate fee for rendering its opinion. SteadyMed also agreed to pay Wedbush a break-up fee if the Transaction is not consummated under certain circumstances. Wedbush's success fee will become payable upon consummation of the Transaction. In addition, SteadyMed agreed to reimburse Wedbush for its reasonable out-of-pocket expenses and to indemnify Wedbush for certain liabilities arising out of the engagement. SteadyMed previously engaged Wedbush in March 2017 to act as SteadyMed's strategic advisor on substantially the same terms described above. This engagement was terminated in November 2017, and Wedbush did not receive any fee in connection therewith. Wedbush may also provide investment banking and financial advisory services to United Therapeutics or its affiliates in the future for which Wedbush would expect to receive customary fees.

        In the ordinary course of its business, Wedbush and its affiliates, as well as investment funds in which Wedbush and its affiliates may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or make investments in, SteadyMed, United Therapeutics or in any other entity.

  Summary of Analyses

        The following is a summary of the material financial analyses performed by Wedbush in connection with reaching its opinion:

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  Historical Trading Analysis;

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  Discounted Cash Flow Analysis;

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  Public Comparable Companies Analysis; and

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  Select Precedent Transactions Analysis.

        The following summaries are not a comprehensive description of Wedbush's opinion or the analyses and examinations conducted by Wedbush, and the preparation of an opinion necessarily is not susceptible to partial analysis or summary description. Wedbush believes that such analyses and the following summaries must be considered as a whole and that selecting portions of such analyses and of the factors considered, without considering all such analyses and factors, would create an incomplete view of the process underlying the analyses. The order in which the analyses are described below does not represent the relative importance or weight given to the analyses by Wedbush. Some of the summaries of financial analyses below include information presented in tabular format. In order to fully understand the analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of Wedbush's analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the analyses.

        In performing its analyses, Wedbush made numerous assumptions with respect to industry performance and general business and economic conditions such as industry growth, inflation, interest rates and many other matters, many of which are beyond the control of SteadyMed and Wedbush. Any estimates contained in Wedbush's analyses are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

        Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before April 29, 2018 and is not necessarily indicative of current market conditions.

        In performing each of analyses described below, Wedbush compared the results of their analysis to their analysis of the merger consideration, assuming : (i) the CVR has no value and only the Closing Cash Consideration is paid; (ii) the value of the CVR equals Wedbush's estimate of the net present value ("NPV") of the CVR; and (iii) the Closing Cash Consideration and the CVR Consideration were both paid at Closing. In evaluating the NPV of the CVR, Wedbush assumed the CVR Consideration would be received by SteadyMed Shareholders on June 30, 2023. The results of Wedbush's evaluation of the merger consideration are summarized in the table below:

Merger Consideration	No CVR	NPV of CVR	Face Value of CVR
Closing Cash Consideration Only	$4.46	$4.46	$4.46
CVR Consideration	$0.00	$2.29	$2.63
Closing Cash Consideration with CVR Consideration	$4.46	$6.75	$7.09

        Wedbush noted that the merger consideration (including the CVR Consideration and prior to the deduction of any applicable withholding taxes) represented a premium of 167.5% to the April 27, 2018 closing price of $2.65 per share of the SteadyMed ordinary shares and a premium of 125.8% to the $3.14 per share 30-day volume weighted average price of the SteadyMed ordinary shares. Wedbush additionally noted that the Closing Cash Consideration (prior to the deduction of any applicable withholding taxes) represented a premium of 68.3% to the April 27, 2018 closing price of $2.65 per share of the SteadyMed ordinary shares and a premium of 42.0% to the $3.14 per share 30-day volume weighted average price of the SteadyMed ordinary shares.

  Historical Trading Analysis

        Using publicly available information, Wedbush analyzed the historic trading of SteadyMed's ordinary shares over the 52-week period ended April 27, 2018. Wedbush noted that the 52-week high and low closing prices ranged between $2.65 and $7.25 and that the closing price had been $2.65 per share on April 27, 2018.

  Discounted Cash Flow Analysis

        The discounted cash flow analysis is a "forward looking" methodology and is based on projected future cash flows to be generated by SteadyMed which are then discounted back to the present. This methodology has three primary components: (i) the present value of projected unlevered cash flows for a determined period; (ii) the present value of the terminal value of cash flows (representing firm value beyond the time horizon on the projections); and (iii) the weighted average cost of capital ("WACC") used to discount such future cash flows and terminal value back to the present. The future cash flows plus the terminal value of such cash flows are discounted by SteadyMed's risk-adjusted cost of capital, the WACC, to derive a present value.

        SteadyMed management assumed, and disclosed to Wedbush, that SteadyMed would resolve its funding deficit by raising additional equity and debt capital on the following terms: (i) the Company will raise enough capital ($55.0 to $80.0 million) to cover both the funding deficit for each case and expenses associated with the capital raise; (ii) 50% of the funding required would be through an equity raise at various prices ($2.50 per share to $7.00 per share, 7.00% underwriting or placement fee); and (iii) 50% of the funding required would be through a high-yield debt raise (1.00% fee, 10.25% interest rate, interest only with no prepayment penalty). SteadyMed management also provided Wedbush with a terminal growth rate of –30.0%, balance sheet assumptions of $16.0 million cash on hand, and a minimum cash balance before principal debt repayment of $5.0 million.

        Wedbush assumed a WACC range of 22.5% to 27.5%. Based on these inputs, Wedbush valued SteadyMed at a range of between $3.71 and $6.21 per share.

  Public Comparable Companies Analysis

        Comparable companies analysis is a process used to evaluate the value of a company using the metrics of other companies of similar size in the same industry. The assumption is that similar companies will have similar valuation multiples.

        Wedbush reviewed publicly available information relating to the following publicly-traded companies with market capitalizations lower than $250.0 million in the biopharmaceutical or specialty pharmaceutical industry with clinical programs or products with indications in PAH or pain management, which criteria were applied to select companies similar to SteadyMed:

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  scPharmaceuticals Inc.;

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  Bellerophon Therapeutics, Inc.;

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  Galectin Therapeutics, Inc.;

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  AcelRx Pharmaceuticals, Inc.;

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  Trevena, Inc.;

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  BioDelivery Sciences International, Inc.;

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  Galmed Pharmaceuticals Ltd.;

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  Gemphire Therapeutics Inc.;

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  Pain Therapeutics, Inc.; and

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  Egalet Corporation

        Wedbush noted that, although such companies had certain financial and operating characteristics that could be considered similar to those of SteadyMed, none of the companies had the same management, make-up, regulatory outlook, technology, or size or mix of business as SteadyMed and, accordingly, there were inherent limitations on the applicability of such companies to the valuation analysis of SteadyMed.

        Noting that 2022 was the first year in which SteadyMed projected sales would be generated under management's probability weighted projections, Wedbush analyzed estimated 2022 price to sales ratios for the companies listed above to compute SteadyMed's implied share equity value. Based on SteadyMed's probability weighted projections, Wedbush calculated that the implied per share equity value for SteadyMed ranged between $3.82 in the bottom quartile and $7.19 in the top quartile.

  Select Precedent Transactions Analysis

        Wedbush reviewed publicly available information relating to the following merger and acquisition transactions with targets considered by Wedbush to be similar to SteadyMed as their respective market capitalizations prior to announcement of a transaction were between $75.0 million and $400.0 million in an industry sector similar to SteadyMed (the "Selected Transactions"):

Announcement Date	Target	Acquirer
January 31, 2018	Cascadian Therapeutics, Inc.	Seattle Genetics, Inc.
May 23, 2016	Xenoport, Inc.	Arbor Pharmaceuticals, LLC
November 10, 2015	Ocata Therapeutics, Inc.	Astellas US Holding, Inc.
September 28, 2014	Ambit Biosciences Corporation	Daiichi Sankyo Company, Limited
May 8, 2014	Chelsea Therapeutics International Ltd.	H. Lundbeck A/S
May 28, 2013	Omthera Pharmaceuticals, Inc.	AstraZeneca LP
December 12, 2012	YM BioSciences Inc.	Gilead Sciences, Inc.
April 5, 2012	Allos Therapeutics, Inc.	Spectrum Pharmaceuticals, Inc.
April 12, 2012	Javelin Pharmaceuticals, Inc.	Hospira Inc.
October 9, 2009	I-Flow, LLC	Kimberly-Clark Health Care Inc.
July 15, 2008	Lev Pharmaceuticals, Inc.	ViroPharma Inc.
February 20, 2008	Encysive Pharmaceuticals Inc.	Pfizer Inc.

        To present a fair comparison among the Selected Transactions, Wedbush considered all contingent payments potentially payable in such transactions at face value.

        Wedbush noted that although the companies that were acquired in the Selected Transactions could be considered similar to SteadyMed, none of such companies had the same management, make-up, regulatory outlook, technology, or size or mix of business as SteadyMed and, accordingly, there were inherent limitations on the applicability of these Selected Transactions to the valuation analysis of SteadyMed. Wedbush also noted that market conditions have varied significantly over the precedent time period.

        Based on the Selected Transactions, Wedbush calculated the value of SteadyMed between $4.19 in the bottom quartile, representing a 33.7% upfront premium to the $3.14 per share 30-day volume weighted average price of the SteadyMed ordinary shares, and $6.71 in the top quartile, representing a 113.8% total consideration premium to the $3.14 per share 30-day volume weighted average price of the SteadyMed ordinary shares.

Miscellaneous

        This summary is not a complete description of Wedbush's opinion or the underlying analyses and factors considered in connection with Wedbush's opinion. The preparation of a fairness opinion is a complex process involving the application of subjective business and financial judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to partial analysis or summary description. Wedbush believes that its analyses described above must be considered as a whole and that considering any portion of such analyses and of the factors considered without considering all analyses and factors could create a misleading view of the process underlying its opinion. Selecting portions of the analyses or summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying the Wedbush opinion. In arriving at its fairness determination, Wedbush considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Rather, it made its fairness determination on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction in the analyses described above is identical to SteadyMed or the Transaction.

        In conducting its analyses and arriving at its opinion, Wedbush utilized a variety of valuation methods. The analyses were prepared solely for the purpose of enabling Wedbush to provide its opinion to the Board as to the fairness, from a financial point of view, to the SteadyMed Shareholders of the consideration to be received by the SteadyMed Shareholders in the Transaction, assuming the CVRs had no value, as of the date of the opinion, and do not purport to be an appraisal or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty.

        The terms of the Transaction were determined through arm's-length negotiations between SteadyMed and United Therapeutics, and were approved by the Board. Although Wedbush provided advice to the Board during the course of these negotiations, the decision to enter into the Merger Agreement was solely that of the Board. Wedbush did not recommend any specific consideration to SteadyMed or the Board, or that any specific amount or type of consideration constituted the only appropriate consideration for the Transaction. As described above, the opinion of Wedbush and its presentation to the Board were among a number of factors taken into consideration by the Board in making its determination to approve the Merger Agreement and the Transaction.

Certain Financial Forecasts

        SteadyMed does not, as a matter of course, publicly disclose detailed forecasts or projections as to future performance, earnings or other results because of, among other things, the inherent unpredictability of underlying long-term assumptions, estimates and projections. Following receipt of the "Refuse to File" letter from the U.S. Food and Drug Administration (the "FDA") in August 2017, SteadyMed's management prepared and provided to its board updated forward-looking financial information for the years 2018 through 2028 for use in connection with the evaluation of strategic alternatives in light of the Refuse to File letter, which financial forecasts will be referred to as the base case. In addition, to account for uncertainties surrounding the launch timeline for Trevyent® (our lead product candidate for the treatment of PAH in the United States), resulting from, among other things, legal, regulatory and financial factors, as well as potential uncertainties relating to building infrastructure necessary for the launch, SteadyMed's management prepared and provided to Wedbush three additional models to capture potential scenarios based on various Trevyent® launch timelines as described below. These four scenarios were reviewed by the Board and the Board authorized the use of the financial forecasts with respect to these four scenarios for the years 2018 through 2028 (the

"financial forecasts") by Wedbush in Wedbush's financial opinion. The scenarios include the following assumptions:

Scenario 1:	The Scenario 1 Model assumes a Trevyent® product launch in the fourth quarter of 2019. To launch Trevyent® on such a timeline, SteadyMed would be required to initiate pre-launch marketing expenditures, hire sales force and medical affairs management personnel and commence scale inventory manufacturing prior to FDA approval of the Trevyent® NDA ("Scenario 1 Model").
Scenario 2:
The Scenario 2 Model, also referred to as the base model, assumes a Trevyent® product launch in the first quarter of 2020. To launch Trevyent® on such a timeline, SteadyMed would be required to initiate pre-launch marketing expenditures, hire sales force and medical affairs management personnel and commence scale inventory manufacturing upon FDA approval of the Trevyent® NDA ("Scenario 2 Model").
Scenario 3:
The Scenario 3 Model assumes a Trevyent® product launch in the third quarter of 2020. Scenario 3 assumes SteadyMed would initiate pre-launch marketing expenditures, hire sales force and medical affairs management personnel and commence scale inventory manufacturing six months later than under the Scenario 2 Model ("Scenario 3 Model").
Scenario 4:
The Scenario 4 Model assumes a Trevyent® product launch in the first quarter of 2021. Scenario 4 assumes SteadyMed would initiate pre-launch marketing expenditures, hire sales force and medical affairs management personnel and commence scale inventory manufacturing twelve months later than the Scenario 2 Model ("Scenario 4 Model").

        The information set forth below is included solely to give SteadyMed's shareholders access to relevant portions of such financial projections and is not included in this proxy statement to influence any SteadyMed shareholder to vote in favor of the Merger Proposal or for any other purpose.

        The financial forecasts were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or generally accepted accounting principles. In addition, the financial forecasts were not prepared with the assistance of or reviewed, compiled or examined by independent accountants. The financial forecasts do not comply with U.S. generally accepted accounting principles ("GAAP"). The financial forecasts may differ from published analyst estimates and forecasts and do not take into account any events or circumstances after the date they were prepared, including the announcement of the Transaction. SteadyMed's independent auditors have not examined or compiled the financial forecasts and accordingly assume no responsibility for them. SteadyMed's independent registered public accounting firm, and any other independent accountants, did not compile, examine or perform any procedures with respect to the projections or estimated synergies summarized below, and has not expressed any opinion or any other form of assurance on this information or its achievability, and assumes no responsibility for, and disclaims any association with, the unaudited prospective financial information. The reports of the independent registered public accounting firm incorporated by reference in this proxy statement relate to historical financial statements. They do not extend to any prospective financial information or the estimated synergies and should not be seen to do so.

        The financial forecasts were based on numerous variables and assumptions that are inherently uncertain and may be beyond our management's control. Important factors that may affect actual results and result in such forecasts not being achieved include risks and uncertainties pertaining to our business, including the risks and uncertainties detailed in our public periodic filings with the SEC. In addition, the financial forecasts may be affected by our ability to achieve strategic goals, objectives and targets over the applicable period. These assumptions upon which the financial forecasts were based necessarily involve judgments with respect to, among other things, future economic, competitive and regulatory conditions and financial market conditions and future business plans that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among other things, the inherent uncertainty of the business and economic conditions affecting the industry in which SteadyMed operates, the inherent risks and challenges of launching the Trevyent® product, potential regulatory challenges such as delays in resubmission of the Trevyent® NDA and/or a complete response letter from the FDA, potential litigation hurdles (such as Paragraph IV patent litigation triggering the automatic 30-month stay), potential challenges and difficulties in building infrastructure necessary for the Trevyent® launch, delays due to potential challenges in raising sufficient capital and other risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond our control and, upon consummation of the Transaction, will be beyond the control of United Therapeutics and the Surviving Company. The financial forecasts also reflect assumptions as to certain business decisions that are subject to change. See "Cautionary Note Regarding Forward-Looking Statements" beginning on page 21 for more information on risks and uncertainties.

        In preparing the Wedbush opinion, it was necessary to weight the probability of each scenario. With the authorization of the Board, SteadyMed's management assigned the following weights: Scenario 1 Model, Scenario 2 Model, Scenario 3 Model and Scenario 4 Model, 10%, 50%, 25% and 15%, respectively. However, in light of the uncertainties described above, there can be no assurance as to which of the financial forecasts will be realized or that any of the financial forecasts will be realized, and actual results may vary materially from those shown. In addition, the assignment of probability weightings was made solely for purposes of the financial analysis conducted by Wedbush and the SteadyMed Shareholders are advised not to rely on such probabilities in light of the uncertainties surrounding the assumptions of each of the scenarios. The inclusion of the financial forecasts in this proxy statement should not be regarded as an indication that any of SteadyMed, Wedbush, United Therapeutics and Merger Sub or their respective affiliates, officers, directors, advisors or other representatives considered or consider the financial forecasts necessarily predictive of actual future events, and the financial forecasts should not be relied upon as such. None of SteadyMed, Wedbush, United Therapeutics, Merger Sub or their respective affiliates, officers, directors, advisors or other representatives can give any assurance that actual results will not differ from the financial forecasts, and SteadyMed undertakes no obligation to update or otherwise revise or reconcile the financial forecasts to reflect circumstances existing after the date such financial forecasts were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the financial forecasts are shown to be in error. Neither SteadyMed, nor, to the knowledge of SteadyMed, United Therapeutics or Merger Sub, intends to make publicly available any update or other revisions to the financial forecasts. None of SteadyMed or its respective affiliates, officers, directors, advisors or other representatives has made or makes any representation to any shareholder or other person regarding the ultimate performance of SteadyMed compared to the information contained in the financial forecasts or that forecasted results will be achieved. SteadyMed has made no representation to United Therapeutics or Merger Sub, in the Merger Agreement or otherwise, concerning the financial forecasts.

        The financial forecasts were developed by SteadyMed on a standalone basis without giving effect to the Transaction and therefore the financial forecasts do not give effect to the Transaction or any changes to SteadyMed's operations or strategy that may be implemented after the consummation of the Transaction, including any costs incurred in connection with the Transaction. Furthermore, the financial forecasts do not take into account the effect of any failure of the Transaction to be completed and should not be viewed as accurate or continuing in that context.

        The financial projections set forth herein may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by SteadyMed may not be comparable to similarly titled amounts used by other companies.

        In light of the foregoing factors and the uncertainties inherent in these projections, shareholders of SteadyMed are cautioned not to place undue, if any, reliance on these projections.

SteadyMed Projected Financial Information(1)

Scenario 1 Model

	2018E	2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E
	(Dollars in millions)
Revenue	$0	$2	$38	$120	$229	$298	$340	$375	$410	$443	$476
EBITDA(2)	$(20)	$(24)	$(8)	$46	$117	$161	$191	$217	$242	$267	$293
EBIT	$(21)	$(25)	$(9)	$45	$116	$160	$190	$215	$241	$266	$291
Unlevered Free Cash Flow(3)	$(21)	$(34)	$(22)	$10	$84	$114	$139	$158	$178	$197	$216

Scenario 2 Model

	2018E	2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E
	(Dollars in millions)
Revenue	$0	$0	$21	$78	$190	$279	$331	$368	$404	$439	$472
EBITDA(2)	$(20)	$(19)	$(18)	$18	$92	$149	$186	$213	$239	$265	$290
EBIT	$(21)	$(20)	$(20)	$16	$90	$147	$184	$211	$237	$263	$289
Unlevered Free Cash Flow(3)	$(21)	$(20)	$(34)	$(11)	$53	$108	$134	$155	$175	$195	$215

Scenario 3 Model

	2018E	2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E
	(Dollars in millions)
Revenue	$0	$0	$8	$43	$134	$243	$315	$358	$394	$430	$464
EBITDA(2)	$(20)	$(14)	$(24)	$(1)	$52	$125	$174	$205	$232	$259	$285
EBIT	$(21)	$(15)	$(25)	$(3)	$51	$123	$173	$204	$230	$257	$283
Unlevered Free Cash Flow(3)	$(21)	$(14)	$(32)	$(23)	$10	$101	$124	$149	$170	$190	$211

Scenario 4 Model

	2018E	2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E
	(Dollars in millions)
Revenue	$0	$0	$4	$19	$84	$194	$291	$345	$384	$420	$456
EBITDA(3)	$(20)	$(14)	$(19)	$(14)	$20	$93	$158	$197	$225	$252	$279
EBIT	$(21)	$(15)	$(20)	$(16)	$19	$91	$157	$196	$223	$251	$278
Unlevered Free Cash Flow(4)	$(21)	$(14)	$(18)	$(33)	$(9)	$64	$115	$143	$164	$185	$199

(1)
The projected financial data provided in these tables have not been updated to reflect SteadyMed's current views of its future financial performance, and should not be treated as guidance with respect to projected results for fiscal year 2018 or any other period.

(2)
EBITDA represents earnings before interest, taxes, and depreciation and amortization, and includes stock-based compensation, which is treated as a cash expense.

(3)
Terminal Unlevered Free Cash Flow, values for Scenario 1 Model, Scenario 2 Model, Scenario 3 Model and Scenario 4 Model are $288, $287, $281 and $275 respectively.

        The financial forecasts (a summary of which is reflected above) that were delivered to Wedbush do not take into account any capital raising activity by the Company to resolve its funding deficit. In addition to the financial forecasts, the Board authorized Wedbush's assumption, for purposes of its fairness opinion, that the Company would resolve its funding deficit (which management expected to range from $45.9 million to $64 million) by raising additional equity and debt capital on the following terms: (i) SteadyMed will raise enough capital ($55.0 to $80.0 million) to cover both the funding deficit for each case and expenses associated with the capital raise; (ii) 50% of the funding required would be through an equity raise at various prices ($2.50 per share to $7.00 per share, 7.00% underwriting or placement fee); and (iii) 50% of the funding required would be through a high-yield debt raise (1.00% fee, 10.25% interest rate, interest only with no prepayment penalty).

Financing of the Transaction

        The Transaction is not subject to a financing condition.

Interests of Our Directors and Executive Officers in the Transaction

        In considering the recommendation of the Board that the Company's shareholders vote to approve the Merger Proposal, shareholders should be aware that our directors and executive officers have interests in the Transaction that are different from, or in addition to, the interests of SteadyMed Shareholders generally. These interests, which may constitute personal interests under the ICL, include, but are not limited to, rights of our executive officers under employment agreements to severance payments and benefits in the event of qualifying terminations of employment in connection with or following the Transaction, the conversion of warrants held by directors of the Company and/or their affiliates in the merger into the right to receive cash pursuant to amendments such warrants, the potential employment of our executive officers following the Transaction with United Therapeutics or with one of its affiliates, the treatment pursuant to the Merger Agreement of outstanding Company stock options, restricted share units held by them, potential cash transaction bonuses, and their rights under the Merger Agreement to ongoing indemnification and insurance coverage. The members of the Board were aware of such different or additional interests and considered those interests, among other matters, in negotiating, evaluating, and approving the Transaction and the Merger Agreement, and in recommending that the Company's shareholders approve the Merger Proposal. Please see "The Transaction—Background of the Transaction" "The Transaction—Recommendation of the Board; Reasons for the Transaction" beginning on page 46.

Severance

        Pursuant to their respective employment agreements, each of Jonathan M.N. Rigby and David W. Nassif, our Chief Executive Officer and Chief Financial Officer, respectively, are entitled to receive a severance payment upon the termination (other than on account of death or disability) of his employment without "Cause" or resignation for "Good Reason" (each as defined in the following paragraph), in each case, on or within 12 months after a "Change of Control" (as defined in his respective employment agreement) of the Company. The Transaction would constitute a Change of Control.

        "Cause" is defined in each employment agreement as (i) the executive's conviction of or plea of nolo contendere to any felony or any crime involving moral turpitude or dishonesty; (ii) the executive's gross misconduct in the performance of the executive's duties which is injurious to the Company; (iii) failure by the executive to substantially perform the executive's material duties other than a failure resulting from the executive's complete or partial incapacity due to physical or mental illness or impairment; (iv) a material breach of any material agreement between the executive and the Company concerning the terms and conditions of the executive's employment with the Company; (v) executive's willful violation of a material Company employment policy (including, without limitation, any insider trading policy); or (vi) Executive's willful commission of an act of fraud, breach of trust, or dishonesty including, without limitation, embezzlement, that results in material damage or harm to the business, financial condition, reputation or assets of the Company or any of its subsidiaries. "Good Reason" is defined as the executive's resignation within 30 days of any Company cure period following the occurrence of one or more of the following without the executive's consent: (i) a material reduction in the authority, duties or responsibilities of the executive; (ii) any material reduction in the executive's annual base salary; (iii) the relocation of the Company's facility to a location that results in an increase in the executive's one-way commute by more than 30 miles; or (iv) any material breach by the Company of the employment agreement with the executive.

        If Mr. Rigby or Mr. Nassif is terminated by the Company without Cause or terminates his employment for Good Reason on or within 12 months of the Effective Date, subject to the applicable individual signing and not revoking a separation agreement and release of claims with the Company in a form acceptable to the Company, the Company must: (i) pay the applicable individual a lump sum equal to one and one-half times the sum of his base salary, (ii) accelerate all unvested equity held by the applicable individual and (iii) reimburse the applicable individual's costs to purchase COBRA coverage (at his election).

        Quantification of Outstanding Equity Awards for Executive Officers and Directors

        The table below sets forth the value of equity awards held by the directors and executive officers of the Company that will vest as a result of the Transaction, based on each individual's unvested equity awards as of May 31, 2018.

Name	Number of Restricted Share Units to Vest	Value of Unvested Restricted Share Units(1)	Number of Option Shares	Value of Unvested Options
Executive Officers
Jonathan M.N. Rigby	41,605	$294,979	215,477	$788,636
David W. Nassif	22,158	$157,100	32,654	$127,497
Non-Employee Directors
Keith Bank	—	—	25,745	$82,758
Stephen J. Farr	—	—	25,745	$82,758
Ron Ginor	—	—	25,745	$82,758
Donald D. Huffman	—	—	25,745	$82,758
Brian J. Stark	—	—	25,745	$82,758
Elizabeth Cermak	—	—	25,745	$82,758
Directors and executive officers as a group (8 persons)	63,763	$452,079	402,601	$1,412,681

(1)
Value calculated based on $7.09 per each restricted share unit, which, as provided in the Merger Agreement, will be cancelled and converted into the right to receive: the Closing Cash Consideration of $4.46 per ordinary share, and one CVR, assuming that the Milestone is achieved and the CVR Consideration of $2.63 is payable.

Treatment of Company Equity Awards

  Company Stock Options

        Each outstanding In the Money Option will be cancelled and converted into the right to receive (i) a cash payment equal to (a) the excess of (1) the Closing Cash Consideration over (2) the per-share exercise price of such In the Money Option, multiplied by (b) the number of Company shares subject to such In the Money Option immediately prior to the Effective Time, without interest and less any applicable withholding taxes with respect to such cash consideration and the CVRs received and (ii) a number of CVRs equal to the number of Company shares subject to such In the Money Option immediately prior to the Effective Time. Each outstanding Out of the Money Option with an exercise price less than $7.09 per share will be cancelled and converted into the right to receive a contingent cash payment if the Milestone is achieved equal to (a) the amount by which the sum of (i) the Closing Cash Consideration and (ii) the CVR Consideration exceeds the per share exercise price of such Out of the Money Option, multiplied by (b) the number of Company shares subject to such Out of the Money Option immediately prior to the Effective Time. Each Out of the Money Option with a per-share exercise price equal to or greater than $7.09 will be cancelled at the Effective Time without any consideration payable therefor.

  Company Restricted Share Units

        Company restricted share unit awards outstanding immediately prior to the Effective Time, whether vested or unvested, will be cancelled and converted into the right to receive (1) the Closing Cash Consideration multiplied by the total number of shares subject to such restricted share unit immediately prior to the Effective Time, without interest and less any applicable withholding taxes with respect to such cash consideration and the CVRs received and (2) a number of CVRs equal to the total number of shares subject to such restricted share unit immediately prior to the Effective Time.

  Company Warrants

        If the Transaction is completed before December 31, 2018, each warrant to purchase SteadyMed ordinary shares issued pursuant to subscription agreements dated July 29, 2016 (the "2016 Warrants") will be cancelled and converted into the right to receive a cash payment of $2.71 for each Company share subject to such warrant and each warrant to purchase SteadyMed ordinary shares issued pursuant to subscription agreements dated April 20, 2017 (the "2017 Warrants" and, together with the 2016 Warrants, the "Warrants") will be cancelled and converted into the right to receive a cash payment of $2.33 for each Company share subject to such warrant, in each case, without interest and less any applicable withholding taxes, and subject to the warrant amendments previously entered into by Messrs. Brian J. Stark, Keith Bank, Ron Ginor, each of whom is a director of the Company, and/or their affiliates, and the Company (the "Warrant Amendments").

        SteadyMed and all holders of the 2016 Warrants and 2017 Warrants have entered into the Warrant Amendments in substantially the form attached hereto as Annex C. Under the Warrant Amendments, in the event the Transaction is consummated by December 31, 2018, Section 5(d) of each of the 2016 Warrants and Section 5(c) of the 2017 Warrants will be null and void, such Warrants will not be assumed by United Therapeutics or Merger Sub, and instead the Warrants will be treated as described above. If SteadyMed, United Therapeutics or the Merger Sub agree to pay any holder of a 2016 Warrant or 2017 Warrant consideration that is greater, or more favorable in any material respect, than the consideration payable under the applicable Warrant Amendment, then the price payable under the Warrant Amendments or the terms of the Warrant Amendments will be automatically adjusted to give the holders thereof the benefit of such greater consideration and/or more favorable terms. The Warrant Amendments will terminate if the Transaction is not consummated by December 31, 2018.

        The following directors, either directly or indirectly through affiliates, hold warrants in the Company:

  •
  Brian Stark (issued to Brian Stark and Brown Bear Holdings LP);

  •
  Keith Bank (issued to SteadyMed Investors, LLC, SteadyMed Investors II, LLC and SteadyMed Investors III LLC); and

  •
  Ron Ginor (issued to OrbiMed Israel Partners, II, L.P and OrbiMed Private Investments VI, L.P.).

        The form of Warrant Amendment was approved by the Audit Committee of the Board and by the Board on April 2, 2018. The Board noted that Mr. Stark, Mr. Bank and Dr. Ginor each may have a "Personal Interest" (as such term is defined under the ICL) in the Merger Proposal. Accordingly, all three left the Board meeting on April 2, 2018 during the discussion of the form of Warrant Amendment and did not vote on the approval of the form of Warrant Amendment.

Indemnification and Insurance

        The Merger Agreement provides that prior to the Effective Time, the Company will obtain a prepaid tail director' and officers' liability and fiduciary liability insurance policy with a claims period of at least 7 years for the directors and officers of the Company with respect to matters existing or occurring at or prior to the Effective Time, at a level of coverage at least as favorable as the current insurance policies for such persons, provided that the amount paid for such tail policy shall not exceed 300% of the Company's current premium.

Accelerated Retention Bonus

        In late 2017, the Company changed its annual bonus policy, including for executive officers other than Jonathan M.N. Rigby, the Chief Executive Officer, such that 50% of the annual bonus would be paid in the form of a retention bonus. The retention bonus was originally scheduled to be paid if the individual remained employed by the Company through certain dates (20% of the annual bonus was payable on June 30, 2018, and 30% of the annual bonus was payable on December 31, 2018). The June 30 payment is expected to be paid in accordance with these terms; however, the Board decided the payment scheduled to be made on December 31 will be paid instead as of the earlier of the Effective Date or December 31, 2018. The value to the executive officers (other than the Chief Executive Officer) of receiving the December payment on an accelerated basis is quantified below in "The Transaction—Interests of Our Directors and Executive Officers in the Transaction—Golden Parachute Compensation."

Golden Parachute Compensation

        This section sets forth the information required by Item 402(t) of Regulation S-K promulgated under the Securities Act regarding the compensation for each of our named executive officers that is based on or otherwise relates to the Transaction. This compensation is referred to as "golden parachute" compensation by the applicable SEC disclosure rules. The amounts set forth in the table are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement and in the footnotes to the table. As a result, the actual amounts, if any, that a named executive officer receives may materially differ from the amounts set forth in the table.

        The table below assumes that: (i) the Effective Time will occur on May 31, 2018; (ii) the employment of the named executive officer will be terminated on such date in a manner entitling the named executive officer to receive severance payments and benefits under the terms of the named executive officer's employment agreement; (iii) the named executive officer's base salary rates will remain unchanged; (iv) no named executive officer receives any additional equity grants or exercises any Company Stock Option on or prior to the Effective Time; and (v) no named executive officer enters into new employment agreements or is otherwise legally entitled to, prior to the Effective Time, additional compensation or benefits. The amounts shown in the table do not include the value of payments or benefits that would have been earned, or any amounts associated with equity awards that would have vested pursuant to their terms, on or prior to the Effective Time, or the value of payments or benefits that are not based on or otherwise related to the Transaction. In the footnotes to the amounts shown in the table below, we refer to payments that are conditioned on the occurrence of both the Transaction as well as the named executive officer's termination of employment as being payable on a "double-trigger" basis and we refer to payments that are conditioned only upon the occurrence of the Transaction as being payable on a "single-trigger" basis. The individuals named below represent the named executive officers listed in our most recent annual proxy statement, filed on November 20, 2017; provided, however, that Peter Noymer, our former Executive Vice President and Chief Operating Officer whose employment terminated on December 31, 2017, is not listed as he is not entitled to receive any golden parachute compensation.

Name	Cash ($)(2)	Equity ($)(3)	Perquisites/ Benefits ($)(4)	Total ($)(5)
Jonathan M. N. Rigby	$646,800	$1,083,615	$57,600	$1,788,015
David W. Nassif	$481,898	$284,597	$56,250	$822,745

(1)
The conditions under which each of these payments and benefits are to be provided are set forth in more detail above, as noted in more detail in the footnotes below.

(2)
The amounts listed in this column represent severance payments under each executive's employment agreement, as described in more detail above in the section entitled "Interests of Our Directors and Executive Officers in the Transaction—Severance" and, with respect to Mr. Nassif, an accelerated retention bonus of $42,210 described above in the section entitled, "Interests of Our Directors and Executive Officers in the Transaction—Accelerated Retention Bonus."

(3)
The amounts listed in this column represent the maximum payments with respect to unvested restricted stock units and unvested options held by the executives that will be paid out in the Transaction, assuming that the Milestone is achieved and the CVR Consideration is payable.

(4)
The amounts listed in this column represent the value of payment of the welfare plan premiums pursuant to the terms of each executive's employment agreement, as described in more detail above in the section entitled "Interests of Our Directors and Executive Officers in the Transaction—Severance."

(5)
The "single trigger" benefits (due upon the closing of the Transaction) are the accelerated retention bonuses referenced in footnote (2) and the equity-related payments referenced in footnote (3). The "double trigger" benefits represent the severance payments referenced in footnote (2) and the welfare plan premiums referenced in footnote (4). The totals of these amounts are as follows:

Name	Single Trigger ($)	Double Trigger ($)
Jonathan M. N. Rigby	$1,083,615	$704,400
David W. Nassif	$326,807	$538,148

Delisting and Deregistration of the Company's Ordinary Shares

        Following the Transaction, the Company's shares will be delisted from the Nasdaq Global Market, will be deregistered under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") and will cease to be publicly traded.

Regulatory Approvals Required for the Transaction

        Antitrust Approvals.    The Company made certain filings pursuant to the HSR Act with the DOJ and the FTC. The Transaction cannot be completed until all applicable waiting periods under the HSR Act have expired or been terminated following the submission of complete filings with the DOJ and FTC. Under the provisions of the HSR Act applicable to the Transaction, the waiting period will expire at 11:59 p.m., Eastern Time, 30 calendar days following the filing of a Premerger Notification and Report Form by both the Parent and the Company with the FTC and Antitrust Division, unless such

30th day is a Saturday, Sunday or other legal public holiday, in which case the waiting period will expire at 11:59 p.m., Eastern Time, on the next regular business day. Before such time, however, either the FTC or Antitrust Division may terminate the waiting period or extend the waiting period by issuing a Request for Additional Information (a "Second Request") to Parent and the Company. If a Second Request is made, the waiting period will expire at 11:59 p.m. Eastern Time, on the 30th calendar day after Parent or its affiliate certifies substantial compliance with such request, unless again otherwise extended by agreement or court order.

        On May 22, 2018 Parent and the Company each filed a Premerger Notification and Report Form with the FTC and the Antitrust Division for review in connection with the Transaction. Parent withdrew its HSR notification on June 15, 2018 and refiled its HSR notification on June 19, 2018. Therefore, the waiting period is scheduled to expire at 11:59 p.m., Eastern Time, on July 19, 2018.

Certain Material U.S. Federal Income Tax Considerations of the Transaction

        The following is a general discussion of certain material U.S. federal income tax considerations of the Transaction to holders of Company ordinary shares who receive cash and CVRs in exchange for their Company ordinary shares in the Transaction. The following discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to a holder of Company ordinary shares.

        As used in this discussion, the term "U.S. Holder" means a beneficial owner of our ordinary shares that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust (a) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (b) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes. A Non-U.S. Holder is a beneficial owner of our ordinary shares (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

        This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury regulations promulgated thereunder, administrative and judicial interpretations thereof, and the United States-Israel Income Tax Treaty (the "U.S.-Israel Tax Treaty"), all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific holders in light of their particular circumstances or to holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions, insurance companies, broker-dealers and traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, government organizations, certain former citizens or residents of the United States, persons who hold our ordinary shares as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or integrated investment, persons that have a "functional currency" other than the U.S. dollar, accrual method taxpayers subject to special tax accounting rules under Section 451(b) of the Code, persons who do not hold their Company ordinary shares as capital assets within the meaning of Section 1221 of the Code for U.S. federal income tax purposes (generally shares held for investment), persons who acquire shares pursuant to the exercise of compensatory options or otherwise as compensation, persons that own directly, indirectly or through attribution 10% or more of the value or the voting power of our shares, corporations that accumulate earnings to avoid U.S. federal income tax, persons holding shares that constitute "qualified small business stock" under Section 1202 of the Code or as "Section 1244 stock" under Section 1244 of the Code, persons who acquired shares in a transaction subject to the gain rollover provisions of Section 1045 of the Code, controlled foreign corporations, passive foreign investment companies, partnerships and other entities or arrangements classified as partnerships or disregarded entities for U.S. federal income tax purposes, S corporations or other pass-through entities (including hybrid entities), and investors in such entities). This discussion does not address any U.S. state or local or non-U.S. tax consequences (other than certain Israeli tax considerations discussed in the following section) or any U.S. federal estate, gift or alternative minimum or Medicare contribution tax consequences. Holders should consult their own tax advisors regarding such tax consequences in light of their particular circumstances.

        We have not sought, and will not seek, any ruling from the U.S. Internal Revenue Service (the "IRS") or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed herein or that any position taken by the IRS would not be sustained. In addition, our potential status as a passive foreign investment company for U.S. federal income tax purposes is uncertain. In general, this discussion assumes that we are not such a passive foreign investment company; however, we have included a discussion of the general consequences that might result if we were a passive foreign investment company at the end of this discussion.

        Please consult your own tax advisor concerning the consequences of the receipt of cash and CVRs for your Company ordinary shares in the Transaction based upon your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local or certain non-U.S. taxing jurisdictions. In addition, significant change in U.S. federal income tax laws were recently enacted. You should also consult with your tax advisor with respect to such changes in U.S. tax law as well as potentially conforming changes in state tax laws.

Tax Consequences to U.S. Holders

  General

        The receipt of the cash and CVRs by a U.S. Holder whose shares are converted into the right to receive the "Per Share Merger Consideration" (as defined in "Questions and Answers About the Transaction and the Meeting—The Transaction" beginning on page 3) in the Transaction will be a taxable transaction for U.S. federal income tax purposes. The amount of gain or loss a U.S. Holder recognizes, and the timing and potentially the character of a portion of such gain or loss, depends on the U.S. federal income tax treatment of the rights to receive the CVRs and whether we are a passive foreign investment company for U.S. federal income tax purposes, with respect to which there is substantial uncertainty. Except as outlined below, this discussion assumes that we are not a PFIC.

        The Per Share Merger Consideration consists of cash and CVRs. Although the CVRs represent a contingent right to be paid cash in the future, the installment method of reporting any gain attributable to the receipt of CVRs will not be available because Company ordinary shares are traded on an established securities market. If the CVRs have a reasonably ascertainable fair market value at the time of the Closing, then the deferral of gain recognition under the open transaction method is not available. It is the position of the IRS, as reflected in the regulations of the U.S. Treasury,that only in "rare and extraordinary cases" is the value of property so uncertain as to warrant "open transaction" treatment. While the CVRs are not expected to trade after they have been issued, we believe that the trading value of our ordinary shares immediately prior to the Closing will indicate a value for the CVRs thereby making open transaction treatment unavailable at the time of the Closing. Accordingly, we intend to take the position, and the following discussion assumes, that "closed-transaction" treatment is applicable to the Transaction for U.S. federal income tax purposes. There is no authority directly addressing whether contingent payment rights with characteristics similar to the CVRs should be taxed as "open transactions" or "closed transactions," and such question is inherently factual in nature. Accordingly, all shareholders are urged to consult with their tax advisors as to the proper characterization of the Transaction as a closed-transaction or an open-transaction for U.S. federal income tax purposes.

  Receipt of Merger Consideration

        A U.S. Holder generally should recognize gain or loss in the taxable year of the Transaction on the disposition of Company ordinary shares pursuant to the Transaction in an amount equal to the difference between (i) the cash received in the Transaction plus the fair market value of the CVRs received in the Transaction, and (ii) such U.S. Holder's adjusted tax basis in such shares. For this purpose, a U.S. Holder must calculate gain or loss separately for each identifiable block of Company ordinary shares (i.e., shares acquired at the same time for the same price) that the holder surrenders in the Transaction. Subject to the application of the rules concerning PFICs discussed below, any gain or loss recognized by a U.S. Holder on a taxable disposition of Company ordinary shares generally should be capital gain or loss and should be long-term capital gain or loss if the holder's holding period in such shares exceeds one (1) year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. Holders (including individuals). The deductibility of capital losses is subject to limitations.

        A U.S. Holder should have an initial tax basis in the CVRs received equal to the fair market value of the CVRs at the Closing.

  Payments on the CVRs

        There is no direct authority with respect to the U.S. federal income tax treatment of payments similar to a payment in respect of the CVRs. You should therefore consult your own tax advisor as to the tax consequences of such a payment. We believe that a portion of each payment with respect to each CVR should constitute imputed interest taxable as ordinary income under Section 483 of the Code. While not free from doubt, subject to the application of the rules concerning PFICs, discussed below, the balance of any such payment should be capital gain to the extent the balance of such payment exceeds the holder's basis in the CVR (which is the fair market value of the CVR as of the Closing). The capital gain should be classified as long-term or short-term based on the CVR holder's holding period in our ordinary shares at the time of Closing. The imputed interest amount will equal the excess of the amount received over its present value at the Closing of the Transaction calculated using the applicable federal rate as the discount rate. If no payments are ultimately received with respect to the CVRs (or if the balance of the payment after deducting the imputed interest portion of the payment) is less than the CVR holder's adjusted tax basis in the CVR, subject to the application of the rules concerning PFICs, discussed below, a CVR holder should have a capital loss equal to its adjusted tax basis in the CVR (the excess of its adjusted tax basis over the balance of the payment). The capital loss should be classified as long-term or short-term based on the CVR holder's holding period in our ordinary shares at the time of the Closing.

        Due to the legal and factual uncertainty regarding the valuation and tax treatment of the CVRs, you are urged to consult your tax advisors concerning the tax consequences resulting from the receipt of the CVRs in the Transaction and from any payment (or non-payment) with respect to the CVRs.

  Information Reporting and Backup Withholding

        In general, information reporting requirements will apply to the proceeds received on the disposition of Company ordinary shares effected within the United States (and, in certain cases, outside the United States), in each case, other than with respect to U.S. Holders that are exempt recipients (such as certain corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an

IRS Form W-9 provided to the paying agent or the U.S. Holder's broker) or is otherwise subject to backup withholding.

        Tax information provided to a U.S. Holder and the IRS on Form 1099-B for the year of the Transaction may reflect only the cash amounts paid to the U.S. Holder on the Transaction and not the fair market value of the U.S. Holder's interest in the CVRs, which represent the right to the CVR Consideration. Accordingly, a U.S. Holder that treats the Transaction as a "closed transaction" for U.S. federal income tax purposes may receive a Form 1099-B reporting an amount received that is less than the amount such U.S. Holder will realize in the year of the Transaction. In addition, any Form 1099-B a U.S. Holder receives with respect to CVR Consideration may reflect the entire amount of the CVR Consideration paid to the U.S. Holder (except imputed interest) and therefore may not take into account the fact that the U.S. Holder already included the value of the CVR Consideration in such U.S. Holder's amount realized in the year of the Transaction. As a result, U.S. Holders reporting under this method should not rely on the amounts reported to them on Forms 1099-B with respect to the Transaction. U.S. Holders are urged to consult their tax advisors regarding how to accurately report their income.

        In the event of backup withholding you should consult your tax advisor to determine if you are entitled to any tax credit, tax refund or other tax benefit as a result of such backup withholding.

  Tax Consequences if We Are a PFIC

        In general, a corporation organized outside the United States will be treated as a PFIC for any taxable year in which either (1) at least 75% of its gross income is "passive income" (the "PFIC income test") or (2) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income (the "PFIC asset test"). Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

        As noted above, we do not believe that we are currently a PFIC. However, the determination of whether we are a PFIC for a taxable year is fundamentally factual in nature, depends on the application of complex U.S. federal income tax rules which are subject to different interpretations, and generally cannot be determined until the close of the taxable year in question. For example,, because our income to date consists principally of passive income, we may be a PFIC under the PFIC income test. In addition, because we hold a substantial amount of cash and cash equivalents, and because the calculation of the value of our assets may be based in part on the value of our ordinary shares, which fluctuates considerably, we may be a PFIC under the PFIC asset test. As a result, no assurance can be provided that we have or have not been classified as a PFIC for any prior taxable year or whether we will be classified as a PFIC for the current taxable year. Accordingly, we are providing the following information for U.S. Holders who will recognize a gain with respect to one or more of their blocks of Company ordinary shares.

        If we are a PFIC in any taxable year during which a U.S. Holder owns our ordinary shares, the U.S. Holder could be liable for additional taxes and interest charges under the "PFIC excess distribution regime" upon (1) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder's holding period for the ordinary shares, and (2) any gain recognized on a sale, exchange or other disposition, including a pledge, of the ordinary shares, whether or not we continue to be a PFIC.

Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder's holding period for our ordinary shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we became a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

        If we are a PFIC for any year during which a U.S. Holder holds our ordinary shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds the ordinary shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a "deemed sale" election with respect to the ordinary shares. If the election is made, the U.S. Holder will be deemed to sell the ordinary shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder's ordinary shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

        If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on our ordinary shares if such U.S. Holder makes a valid "mark-to-market" election for our ordinary shares. A mark-to-market election is available to a U.S. Holder only for "marketable stock." Our ordinary shares will be marketable stock as long as they remain listed on the Nasdaq and are regularly traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. If a mark-to-market election is in effect, a U.S. Holder generally would take into account, as ordinary income each year, the excess of the fair market value of our ordinary shares held at the end of such taxable year over the adjusted tax basis of such ordinary shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such ordinary shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder's tax basis in our ordinary shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other disposition of our ordinary shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss.

        A mark-to-market election will not apply to our ordinary shares for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC.

        The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder made a valid qualified electing fund ("QEF") election. Each U.S. person that is an investor of a PFIC is generally required to file an annual information return on IRS Form 8621 containing such information as the U.S. Treasury Department may require. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.

        The U.S. federal income tax rules relating to PFICs are very complex. Holders of Company ordinary shares are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the ownership and disposition of our ordinary shares, any elections available with respect to the ordinary shares and the IRS information reporting obligations with respect to the ownership and disposition of ordinary shares of a PFIC.

Tax Consequences to Non-U.S. Holders

        Subject to compliance with backup withholding requirements, any gain realized by a Non-U.S. Holder (other than any amount that is characterized as imputed interest as described above) upon the disposition of Company ordinary shares pursuant to the Transaction generally will not be subject to U.S. federal income tax unless:

  •
  the gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder (and, if an applicable treaty so provides, is also attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case the Non-U.S. Holder generally will be taxed on a net basis in the same manner as a U.S. Holder (as described above), except that if the Non-U.S. Holder is a non-U.S. corporation for U.S. federal income tax purposes, an additional branch profits tax may apply at a rate of 30% (or a lower applicable treaty rate);

  •
  the Non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the Effective Date of the Transaction, and certain other conditions are met, in which case the Non-U.S. Holder may be subject to a 30% U.S. federal income tax (or a tax at a reduced rate under an applicable income tax treaty) on such gain (net of certain U.S. source losses, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses); or

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  Company ordinary shares constitute a "U.S. real property interest" by reason of the Company's status as a U.S. real property holding corporation for U.S. federal income tax purposes (a "USRPHC") at any time during the shorter of the period that a Non-U.S. Holder owned Company ordinary shares or the five-year period ending on the date of the Transaction, and the Non-U.S. Holder is not eligible for any special exemption or the exception from the definition of U.S. real property interest for certain interests in publicly traded corporations, as described below.

        We believe that we currently are not, and do not anticipate becoming, a USRPHC, but this conclusion is a factual determination and thus may be subject to change. Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus any of its other assets used or held for use in a trade or business. If we were treated as a USRHPC during the relevant period described in the third bullet point above, any taxable gain recognized by a Non-U.S. Holder on the exchange generally will, except as described in the next sentence, be taxed in the same manner as gain that is effectively connected with the conduct of a trade or business in the United States, except that the "branch profits" tax will not apply. However, pursuant to an exception for certain interests in publicly traded corporations, even if we were a USPRHC within the applicable period, a holder's shares of Company ordinary shares will not constitute a U.S. real property interest unless such holder's shares of Company ordinary shares (including shares of Company ordinary shares that are attributed to such holder under the attribution rules of section 318 of the Code, as modified by section 897(c)(6)(C) of the Code) represent more than 5% of the Company ordinary shares at any time during the shorter of the period that the holder owned the Company ordinary shares and the five-year period ending on the date of the exchange, provided that Company ordinary shares are regularly traded on an established securities market under applicable U.S. Treasury regulations. We believe that our ordinary shares will satisfy such requirements, but this cannot be assured. A Non-U.S. Holder should consult its own tax advisor regarding the potential tax consequences if Company ordinary shares are treated as a U.S. real property interest, if Company ordinary shares are not treated as regularly traded on an established securities market and if the Non-U.S. Holder's particular circumstances or situation could provide for different consequences from those described above.

        A Non-U.S. Holder will not be subject to U.S. backup withholding on payments other than imputed interest if it provides a certification of exempt status (generally on an IRS Form W-8). In the event of backup withholding you should consult your tax advisor to determine if you are entitled to any tax credit, tax refund or other tax benefit as a result of such backup withholding.

        A Non-U.S. Holder will generally not be subject to U.S. federal income tax on imputed interest if the imputed interest is not effectively connected with the conduct of the Non-U.S. Holder of a trade or business in the United States (or, if an applicable treaty so provides, is attributable to a permanent establishment maintained by that Non-U.S. Holder in the United States). Notwithstanding the foregoing, payments of imputed interest made to the Non-U.S. Holder could be subject to a 30% U.S. federal withholding tax unless (i) the imputed interest is determined to be from sources outside of the United States, (ii) the Non-U.S. Holder qualifies for a reduced rate of withholding or is able to claim a valid exemption under a tax treaty (generally, by providing an IRS Form W-8BEN or W-8BEN-E or applicable successor form claiming treaty benefits), or (iii) the Non-U.S. Holder establishes that such imputed interest is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States (generally, by providing an IRS Form W-8ECI or applicable successor form). To the extent that such imputed interest is effectively connected with the Non-U.S. Holder's conduct of a U.S. trade or business (and, in the case of certain tax treaties, is attributable to a permanent establishment within the United States), the Non-U.S. Holder will be subject to U.S. federal income tax on such interest on a net basis at regular graduated U.S. federal income tax rates and, if it is a foreign corporation for U.S. federal income tax purposes, may also be subject to an additional 30% U.S. branch profits tax (or lower applicable treaty rate), as adjusted for certain items.

Certain Material Israeli Tax Considerations

        The following is a summary discussion of the material Israeli income tax considerations in connection with the disposition of Company ordinary shares and warrants. The following summary is included for general information purposes only, is based upon current Israeli tax law and should not be conceived as tax advice to any particular holder of Company ordinary shares or warrants. No assurance can be given that the analysis made and the views contained in this summary will be upheld by the Israel Tax Authority ("ITA"), nor that new or future legislation, regulations or interpretations will not significantly change the tax considerations described below, and any such change may apply retroactively. This summary applies only to Company holders of ordinary shares and warrants who received their shares and warrants as investors and not as compensation for employment or the provision of services (except for ordinary shares which were issued pursuant to an employee equity plan and which qualify for the preferred tax treatment pursuant to Section 102 of the Israeli Income Tax Ordinance). Further, this summary does not address the tax consequences of a permitted transfer of CVRs as described in "Characteristics of the CVRs; Restrictions on Transfer". This summary does not discuss all material aspects of Israeli tax consequences that may apply to particular holders of Company ordinary shares or warrants in light of their particular circumstances, such as investors subject to special tax rules or other investors referred to below. The discussion should not be construed as legal or professional tax advice and does not cover all possible tax considerations.

  Capital Gains Tax

        Israeli law generally imposes a capital gains tax on the sale of any capital assets by residents of Israel, as defined for Israeli tax purposes, and on the sale of capital assets located in Israel, including shares or warrants of Israeli companies by non-residents of Israel, unless a specific exemption is available or unless a tax treaty between Israel and the shareholder's or warrant holder's country of residence provides otherwise. Israeli law distinguishes between real capital gain and inflationary surplus. Please consult with your own tax advisor as to the method you should use to determine the inflationary surplus. The real capital gain is the excess of the total capital gain over the inflationary surplus.

        In determining the capital gains subject to Israeli tax on the sale of Company ordinary shares or warrants, the CVR should be taken into account as part of the consideration received even though it is a contingent consideration, unless the ITA determines otherwise in the Withholding Tax Ruling (as defined below) or in any particular approval that a particular holder of Company ordinary shares obtains from the ITA. In draft guidance published by the ITA, it takes the position that the tax event in connection with the sale of shares or warrants of Israeli companies occurs on the date the definitive agreement regarding the transaction is signed and all consideration (including contingent consideration such as CVRs) is to be reported as of such date.

  Israeli Resident Shareholders

        Generally, the tax rate applicable to real capital gains derived from the sale of Company ordinary shares or warrants is 25% for Israeli individuals, unless such shareholder claims a deduction for interest and linkage differences expenses in connection with such shares or warrants, in which case the gain will generally be taxed at a rate of 30%. Additionally, if such holder of Company ordinary shares or warrants is considered a "significant shareholder" at the time of the sale or at any time during the 12-month period preceding such sale, the tax rate will be 30%. A "significant shareholder" is defined as a person who holds, directly or indirectly, including together with others, at least 10% of any means of control in the company (including, among other things, the right to receive profits of the company, voting rights, the right to receive the company's liquidation proceeds and the right to appoint a director). Certain attribution rules apply in determining a status of a "significant shareholder" including with respect to holders of shares or warrants who are relatives, or holders who are not relatives but who have an agreement regarding regular direct or indirect cooperation on substantive matters relating to the Company. Israeli companies are subject to the corporate tax rate on real capital gains derived from the sale of Company ordinary shares or warrants at the rate of 23%. Individual and corporate shareholder dealing or trading in securities in Israel are taxed at the tax rates applicable to "business income": currently, 23% for corporations and a marginal tax rate of up to 47% for individuals, plus an additional tax of 3%, which is imposed on individuals whose annual taxable income exceeds a certain threshold (NIS 641,880 for 2018). For ordinary shares which were issued pursuant to an employee equity plan and which qualify for the preferred tax treatment pursuant to Section 102(b)(2) and 102(b)(3) of the Israeli Income Tax Ordinance and which are held by a third party trustee, will be subject to tax in accordance with Section 102 of the Israeli Income Tax Ordinance and any tax ruling obtained by the Company within the scope of the transaction.

  Non-Israeli Resident Shareholders

        Non-Israeli residents (corporate and non-corporate) are generally exempt from Israeli capital gains tax on any gains derived from the sale, exchange or disposition of warrants or shares of Israeli companies that are publicly traded on a recognized stock exchange outside of Israel, provided, that, among other things, (i) such shareholders did not acquire their shares prior to the company's initial public offering, (ii) the gains were not derived from a permanent establishment of such shareholders in Israel, (iii) the ordinary shares or warrants were not purchased from a related party or by way of certain tax-free reorganizations and (iv) the ordinary shares or warrants are not traded on an Israeli stock exchange on the date of sale. However, shareholders and holders of warrants that are non-Israeli entities will not be entitled to the foregoing tax exemptions if Israeli residents hold an interest of more than 25% in such non-Israeli entities or are the beneficiaries of or are entitled to 25% or more of the revenues or profits of such non-Israeli entity, whether directly or indirectly. These exemptions are also not applicable to a person whose gains from selling or otherwise disposing of the shares or warrants are deemed to be business income.

        In addition, a sale of Company ordinary shares and warrants may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty. For example, pursuant to the Convention between the Government of the United States of America and the Government of Israel with respect to Taxes on Income, as amended, (the "U.S.-Israel Tax Treaty"), capital gains arising from the sale, exchange or disposition of ordinary shares and warrants by a person who qualifies as a resident of the United States within the meaning of the U.S.-Israel Tax Treaty, holds the shares as a capital asset and is entitled to claim the benefits afforded to such person by the U.S.-Israel Tax Treaty generally will not be subject to the Israeli capital gains tax unless (i) such person holds, directly or indirectly, shares representing 10% or more of Company's voting power during any part of the 12-month period preceding such sale, exchange or disposition, subject to particular conditions, (ii) the capital gains from such sale, exchange or disposition can be allocated to a permanent establishment of the shareholder in Israel or (iii) such person is an individual and was present in Israel for a period or periods of 183 days or more in the aggregate during the relevant tax year. In any such case, the sale, exchange or disposition of such shares and warrants would be subject to Israeli tax, to the extent applicable; however, under the U.S.-Israel Tax Treaty, a resident of the United States would generally be permitted to claim a credit for the tax against the U.S. federal income tax imposed with respect to the sale, exchange or disposition, subject to the limitations in U.S. laws applicable to foreign tax credits. Eligibility to benefit from tax treaties is conditioned upon the holder of Company ordinary shares and warrants presenting a Valid Certificate (as defined below) prior to the applicable payment for such shares and warrants.

  Withholding and Reporting

        Payment of consideration to holders of Company ordinary shares or warrants in the form of cash or CVRs is subject to withholding of Israeli tax at source. Withholding tax on the amount of consideration paid upon the sale of Company ordinary shares is generally 25% for individuals and 23% for corporations, in each case from the real capital gain realized on the sale, if known, and otherwise from the gross consideration. Withholding tax on the amount of consideration paid upon the sale of Company warrants is 30% from gross consideration.

        A reduced rate of, or an exemption from, Israeli withholding tax is available to holders of Company ordinary shares or warrants that provide a valid withholding certificate issued by the ITA providing for a reduced withholding rate, withholding exemption or other provisions with respect to withholding of Israeli tax (a "Valid Certificate"). In addition, United Therapeutics has filed with the ITA an application for a ruling (the "Withholding Tax Ruling") to provide, among other things, that no Israeli withholding tax would be applicable to a holder of Company ordinary shares or warrants who provides the required information set forth in the ruling, certifies that it is a non-Israeli resident and has no connection to Israel as set forth in such ruling, and certifies that it satisfies other conditions set forth in the ruling (e.g., it does not hold more than a certain percentage in the Company's shares or equity rights, and that it purchased its shares or warrants after the Company's initial public offering). Any payment to a holder of Company shares or warrants that fails to provide the required documentation as set forth in the Withholding Tax Ruling, and does not present a Valid Certificate, will be made subject to withholding of Israeli tax at the Israeli applicable withholding rate.

        Following the sale of securities traded on a stock exchange, a detailed return, including a computation of the tax due, must be filed and an advance payment of the tax due must be paid on January 31 and June 30 of every tax year in respect of sales of securities made within the previous six months. However, if all tax due was withheld at source according to applicable provisions of Israeli legislation, then the aforementioned return need not be filed and no advance payment must be made. A capital gains report in connection with the sale of the Company warrants should be filed with the ITA within 30 days of the sale date of the warrants. Capital gain is also reportable on the annual income tax return.

  Excess Tax

        Individuals who are subject to tax in Israel are also subject to an additional surtax at a rate of 3% on annual income exceeding a certain threshold (NIS 641,880 for 2018).

Tax Considerations in Other Jurisdictions

        Depending on the country in which a Company shareholder is resident, the Transaction may be a taxable event to such shareholder under such country's tax laws. We encourage all shareholders to consult their tax advisors regarding the applicable tax considerations of the Transaction.

The Voting Agreements

        On April 29, 2018, United Therapeutics and certain shareholders of the Company holding approximately 43.3% of the Company's ordinary shares, entered into voting agreements (the "Voting Agreements"). The Voting Agreements place certain restrictions on the transfer of the shares of SteadyMed held by the shareholder parties thereto and include covenants of such shareholders to vote such shares in favor of the Merger Proposal and against any proposal made in opposition to, in competition with, or inconsistent with, the Merger Agreement or the Transaction.

        Each of the shareholder parties to the Voting Agreements has a Personal Interest in the Merger Proposal; as a result their votes will not be counted for purposes of determining whether the Special Merger Approval has been obtained.

        Each Voting Agreement will terminate upon the earliest of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) any amendment to the Merger Agreement that modifies the amount, form or timing of payment of the merger consideration in a manner adverse to the shareholders or (iv) the mutual agreement of the parties to such Voting Agreement.

        A copy of the form of the Voting Agreement is attached to this proxy statement as Annex E and is incorporated by reference into this proxy statement. We encourage you to carefully read the form of the Voting Agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Voting Agreement and not by this summary or any other information contained in this proxy statement.

THE AGREEMENT AND PLAN OF MERGER

        The following is a summary of the material provisions of the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to carefully read the Merger Agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Merger Agreement

        The following summary of the Merger Agreement, and the copy of the Merger Agreement attached as Annex A to this proxy statement, are intended to provide information regarding the terms of the Merger Agreement and are not intended to provide any factual information about the Company or United Therapeutics or to modify or supplement any factual disclosures about the Company or United Therapeutics in their respective public reports filed with the SEC. In particular, the Merger Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company or United Therapeutics. The Merger Agreement contains representations and warranties by and covenants of the Company, United Therapeutics and Merger Sub, and they were made only for purposes of that Merger Agreement and as of the specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, may be subject to limitations, qualifications and other particulars agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts or being made for other purposes, and may be subject to contractual standards of materiality or material adverse effect applicable to the contracting parties that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures. The representations, warranties and covenants in the Merger Agreement and any descriptions thereof should be read in conjunction with the disclosures in the Company's or United Therapeutics' respective periodic and current reports, proxy statements and other documents filed with the SEC. See "Where You Can Find More Information" beginning on page 110.

The Transaction; Articles of Association; Memorandum of Association; Directors and Officers

        The Merger Agreement provides that Merger Sub, an Israeli corporation and wholly-owned subsidiary of United Therapeutics, will be merged with and into the Company. The Company will be the surviving corporation in the Transaction and continue its corporate existence and will become a wholly-owned subsidiary of United Therapeutics. The Company will continue to be governed by the Laws of the State of Israel and will succeed to and assume all of the rights, properties and obligations of Merger Sub and the Company in accordance with the provisions of Sections 314-327 of the Companies Law and of the Merger Regulations. Immediately following the Effective Time, the articles of association of the Company, as in effect immediately prior to the Effective Time, will thereafter be the articles of association of the Surviving Company.

        From and after the Effective Time, the directors and officers of Merger Sub at the Effective Time will be the directors and officers of the Surviving Company.

Effective Time

        The closing of the Transaction will take place at 10:00 a.m., Israeli time, on the second business day (excluding Friday as a business day for this purpose) following the satisfaction or waiver of the conditions set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied by actions taken at the closing, but subject to the satisfaction or waiver of those conditions), or at such place or such other time or date as will be agreed in writing between the Company and United Therapeutics.

        The Company and Merger Sub will request that the Israeli Companies and Partnerships Registrar (the "Companies Registrar") declare the Transaction effective and issue a certificate evidencing the Transaction in accordance with Section 323(5) of the Companies Law on the closing date upon receipt of notice that the closing has occurred. The Transaction will be effective upon the issuance by the Companies Registrar of the certificate of merger.

Merger Consideration

        At the Effective Time, each Company share that is issued and outstanding immediately prior to the Effective Time (other than shares held in the treasury of the Company or owned by United Therapeutics or any direct or indirect wholly-owned subsidiary of the Company or of United Therapeutics, which shares will be cancelled) will be converted into the right to receive (i) the Closing Cash Consideration), without interest and less any applicable withholding taxes and (ii) one CVR which represents the right to receive $2.63 in cash, without interest, less any applicable withholding taxes, upon the achievement of a specified milestone relating to the commercialization of the Company's Trevyent® product (the "CVR Consideration" and, together with the Closing Cash Consideration, the "Per Share Merger Consideration"). See "The Contingent Value Rights Agreement—Milestone" beginning on page 94 for the definition of the milestone.

        Each Merger Sub ordinary share that is issued and outstanding immediately prior to the Effective Time will be cancelled, and no cash or other consideration will be delivered in exchange therefor.

Treatment of Company Equity Awards

        Company Stock Options.    Each outstanding In the Money Option, will be cancelled and converted into the right to receive (i) a cash payment equal to (a) the excess of (1) the Closing Cash Consideration over (2) the per-share exercise price of such In the Money Option, multiplied by (b) the number of Company shares subject to such In the Money Option immediately prior to the Effective Time, without interest and less any applicable withholding taxes and (ii) a number of CVRs equal to the number of Company shares subject to such In the Money Option immediately prior to the Effective Time. Each outstanding Out of the Money Option with an exercise price less than $7.09 per share will be cancelled and converted into the right to receive a contingent cash payment if the Milestone is achieved equal to (a) the amount by which the sum of (i) the Closing Cash Consideration and (ii) the CVR Consideration exceeds the per share exercise price of such Out of the Money Option, multiplied by (b) the number of Company shares subject to such Out of the Money Option immediately prior to the Effective Time. Each Out of the Money Option with a per-share exercise price equal to or greater than $7.09 will be cancelled at the Effective Time without any consideration payable therefor.

        Company Restricted Share Units.    Each outstanding Company restricted share unit, whether or not vested, will be cancelled and converted into the right to receive (i) the Closing Cash Consideration multiplied by the number of Company shares subject to such restricted share unit immediately prior to the Effective Time, without interest and less any applicable withholding taxes and (ii) a number of CVRs equal to the number of Company shares subject to such restricted share unit immediately prior to the Effective Time.

        Company Warrants.    If the Transaction is completed before December 31, 2018, each outstanding 2016 Warrant, will be cancelled and converted into the right to receive a cash payment of $2.71 for each Company share subject to such warrant and each outstanding 2017 Warrant will be cancelled and converted into the right to receive a cash payment of $2.33 for each Company share subject to such warrant, in each case without interest and less any applicable withholding taxes, and subject to the Warrant Amendments.

        Under the Warrant Amendments, in the event the Transaction is consummated by December 31, 2018, Section 5(c) of each of the 2016 Warrants and 2017 Warrants will be null and void, such Warrants will not be assumed by United Therapeutics or Merger Sub, and instead the Warrants will be treated as described above. If SteadyMed, United Therapeutics or the Merger Sub agree to pay any holder of a 2016 Warrant or 2017 Warrant consideration that is greater than, or on terms more favorable in any material respect, the consideration payable under the applicable Warrant Amendment, then the price payable under the Warrant Amendments, or the terms of the Warrant Amendments, will be automatically adjusted to give the warrant holders the benefit of such greater consideration and/or more favorable terms. The Warrant Amendments will terminate if the Transaction is not consummated by December 31, 2018.

Payment Procedures

        At the closing, United Therapeutics will deposit funds with a paying agent, which may use a local Israeli sub-paying agent, in an amount necessary for the payment of the aggregate Per Share Merger Consideration (excluding funds related to any CVR unless and until such deposit is required pursuant to the terms of the form of CVR Agreement"), provided that any payment made by the paying agent with respect to Shares held by the 102 Trustee shall be transferred to the 102 Trustee for further processing.

        Promptly following the Effective Time, the paying agent will mail to each holder of record (as of immediately prior to the Effective Time) of (i) certificates representing Company shares or (ii) uncertificated shares, the following: a letter of transmittal, a tax declaration and/or "Valid Tax Certificate" (as defined in the Merger Agreement) and instructions for surrendering such certificates and uncertificated shares.

        Upon surrender of any certificate to the paying agent, together with a properly completed letter of transmittal and such other documents as the paying agent or United Therapeutics may reasonably require (including the tax declaration and/or Valid Tax Certificate), the holder of the certificate will be entitled to receive the Closing Cash Consideration for each such share, without interest and subject to any applicable withholding taxes.

        The Merger Agreement provides for a process for any shareholder whose certificate has been lost, stolen or destroyed to facilitate payment to that holder.

        Any holder of Company shares in book-entry form must deliver to the paying agent an executed letter of transmittal and such other documents as the paying agent or United Therapeutics may reasonably require (including the tax declaration and/or Valid Tax Certificate), but is not required to deliver a certificate. Upon receipt of such documents, those holders will be entitled to receive the Closing Cash Consideration for such shares, without interest and subject to any applicable withholding taxes.

        Any cash deposited with the paying agent that remains unclaimed for six months after the Effective Time will be delivered to the Surviving Company, and any holders of Company shares who have not complied with the exchange procedures in the Merger Agreement will thereafter look only to the Surviving Company for payment of the Per Share Merger Consideration, without interest.

Representations and Warranties

        The Merger Agreement contains customary representations and warranties made by the Company that are subject, in some cases, to specific exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

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  due organization, good standing, and corporate power and authority with respect to the execution and delivery of the Merger Agreement;

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  absence of conflicts with, or violations of, organizational documents, applicable laws and contracts, and required consents of governmental authorities;

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  capital structure and ownership of subsidiaries;

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  our filings with the SEC, financial statements and internal controls and procedures;

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  absence of undisclosed liabilities;

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  accuracy and compliance with applicable laws of the information supplied by the Company contained in this proxy statement;

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  absence of certain developments from December 31, 2017 to the date of the Merger Agreement;

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  absence of certain litigation;

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  compliance with applicable laws;

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  material contracts;

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  tax matters;

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  labor and employment matters;

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  employee benefits matters;

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  intellectual property;

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  government grants;

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  rights plans;

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  regulatory matters;

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  title to tangible assets;

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  real property;

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  environmental matters;

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  customers and suppliers;

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  insurance;

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  transactions with affiliates;

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  compliance with applicable U.S. and foreign export control laws;

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  compliance with anti-corruption and anti-money laundering laws;

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  inapplicability of takeover statutes;

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  opinion from financial advisor; and

  •
  brokers' fees payable in connection with the Transaction.

        The Merger Agreement also contains customary representations and warranties made by United Therapeutics and Merger Sub that are subject to specified exceptions and qualifications contained in the Merger Agreement. The representations and warranties relate to, among other things:

  •
  due organization, good standing and corporate power and authority with respect to the execution and delivery of the Merger Agreement;

  •
  absence of conflicts with, or violations of, organizational documents, applicable laws and contracts, and required consents of governmental authorities;

  •
  ownership and operations of Merger Sub;

  •
  accuracy of the information supplied by United Therapeutics contained in this proxy statement;

  •
  absence of certain litigation;

  •
  financing matters;

  •
  brokers' fees payable in connection with the Transaction; and

  •
  approval of the Merger Agreement and the Transaction by United Therapeutics and Merger Sub.

        Many of the representations and warranties in the Merger Agreement made by the Company are qualified by a "materiality" or "material adverse effect" standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would, as the case may be, be material or have a material adverse effect). For purposes of the Merger Agreement, a "material adverse effect" with respect to the Company means any development, change, event, circumstance, occurrence or state of facts that, when taken individually or together with all other adverse changes or effects, (i) is or would reasonably be expected to be materially adverse to the financial condition, properties, assets (including intangible assets) and liabilities, business, capitalization, operations or results of operations of the Company and its subsidiaries, taken as a whole or (ii) materially impairs or would reasonably be expected to materially impair the ability of the Company to consummate the Transaction or perform its obligations under the Merger Agreement, or prevents or materially delays the Transaction; provided, that in the case of clause (i) only, any development, change, event, circumstance, occurrence or state of facts attributable to any of the following will not constitute, and will not be taken into account in determining whether there has been, a material adverse effect:

  •
  changes or conditions generally affecting the drug and medical device industry in which the Company and its subsidiaries participate;

  •
  changes in general economic markets or the securities markets, capital markets or other financial markets in the Unites States, Israel or any other region in which the Company and its subsidiaries operate;

  •
  changes in law or in GAAP or applicable accounting regulations or principles or interpretations thereof, in each case, first implemented or becoming effective after the date of the Merger Agreement;

  •
  the announcement or pendency of the Merger Agreement and the transactions contemplated thereby, including loss of employees of the Company or its subsidiaries resulting therefrom;

  •
  any natural disasters or changes in global or national economic or political conditions or acts of war (whether or not declared), armed hostilities, sabotage, military actions or the escalation thereof (whether underway on the date of the Merger Agreement or thereafter commenced), and terrorism;

  •
  any failure, in and of itself, by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions or expectations for any period ending on or after the date of the Merger Agreement;

  •
  any shareholder class action or derivative litigation commenced against the Company following the date of the Merger Agreement arising from allegations of breach of fiduciary duty of the Company's directors relating to their approval of the Merger Agreement or from allegations of false or misleading public disclosure by the Company with respect to the Merger Agreement;

  •
  actions or omissions taken by the Company and its subsidiaries pursuant to the Company's obligations under the Merger Agreement or taken at the direction of United Therapeutics or Merger Sub; and

  •
  changes in the stock price or trading volume of the Company shares.

Covenants Relating to Conduct of Business Pending the Closing

        Under the Merger Agreement, the Company agreed that, subject to certain exceptions in the Merger Agreement and the disclosure schedule delivered by the Company in connection with the Merger Agreement, between the date of the Merger Agreement and the earlier of the termination of the Merger Agreement and the Effective Time, the Company will, and will cause each of its subsidiaries to, conduct its business in the ordinary course consistent with past practice and use commercially reasonable efforts to preserve intact its current business organization, preserve its assets, rights and properties in good repair and condition, keep available the services of its current officers, employees and consultants and preserve its goodwill and relationships with suppliers, licensors, licensees, distributors and others having business dealings with them.

        In addition, subject to certain exceptions set forth in the Merger Agreement and the disclosure schedule, the Company agreed not to and agreed not to permit any of its subsidiaries to:

  •
  split, combine, reclassify or otherwise amend any of its share capital or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its share capital or other equity interests; declare, set aside or pay any dividend or make any other distribution in respect of any of its share capital or other equity interests; or purchase, redeem or otherwise acquire any of its share capital or other equity interests (other than the repurchase of shares as allowed under any Company equity benefit plan);

  •
  issue, deliver, sell, grant, pledge or otherwise encumber or subject to any lien any of its share capital or other equity interests or any securities convertible into, exchangeable for or exercisable for any such shares or other equity interests, or any rights, warrants or options to acquire, any share capital or other equity interests, or any share appreciation rights, "phantom" share rights, performance units, rights to receive share capital of the Company on a deferred basis or other rights linked to the value of shares, including pursuant to contracts as in effect on the date of the Merger Agreement (other than share issuances upon the exercise of Company options or Company warrants outstanding at close of business on April 26, 2018 in accordance with their terms as in effect on such date);

  •
  amend its organizational documents;

  •
  acquire or agree to acquire (directly or indirectly) any corporation, partnership, association or other business or division thereof or any assets otherwise material to the Company and its subsidiaries (other than inventory acquired in the ordinary course of business consistent with past practice);

  •
  directly or indirectly sell, transfer, lease, license, sell and leaseback, abandon, mortgage, pledge or otherwise encumber or subject to any lien or otherwise dispose in whole or in part of any of its material properties, assets or rights or any interest therein, except sales of inventory in the ordinary course of business consistent with past practice;

  •
  adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

  •
  incur, create, assume or otherwise become liable for, or repay or prepay, any indebtedness, other than as required under the Israeli Encouragement of Research, Development and Technological Innovation in the Industry Law 5744-1984 (the "R&D Law") and in accordance with the terms of the Israeli Innovation Authority (the "IIA") grants, or amend, modify or refinance any indebtedness; or make any loans, advances or capital contributions to, or investments in, any other person, other than the Company or any direct or indirect wholly-owned subsidiary of the Company;

  •
  make or agree to make certain capital expenditures;

  •
  settle any claims, liabilities or obligations, other than as excepted by the terms of the Merger Agreement;

  •
  cancel any material indebtedness owed to the Company or any of its subsidiaries; or waive, release, grant or transfer any right of material value; other than in the ordinary course of business, modify, amend, terminate, cancel or extend any material contract or enter into any contract that would have been a material contract had it been entered into prior to the Merger Agreement;

  •
  commence or settle any action (including actions arising in connection with the Merger Agreement or the Transaction, other than as excepted by the terms of the Merger Agreement;

  •
  change in any material respect its financial or tax accounting methods, principles or practices, except as may be required by law or GAAP, or revalue any of its material assets;

  •
  delay payment of receivables or otherwise manage payables, receivables, current assets, current liabilities or working capital in any manner, with respect to such delays or such management, other than in the ordinary course of business;

  •
  settle or compromise any material tax liability or refund; make, revoke, modify or amend any material tax election; file or amend any tax return or tax refund claim (other than in the ordinary course of business); fail to pay any taxes when due and payable; consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of taxes (with limited exceptions); grant any power of attorney with respect to taxes; enter into any tax allocation, sharing or indemnity agreement (with limited exceptions); enter into any tax holiday or any closing or other similar agreement; file any tax ruling applications (other than as permitted under the Merger Agreement); or change any material accounting method for tax purposes;

  •
  change its fiscal year;

  •
  other than increases in base salaries, bonuses or commission opportunities of non-officer employees in the ordinary course of business, (i) grant any current or former director, officer, employee or independent contractor any increase in compensation, bonus or other benefits, or any such grant of any type of compensation or benefits to any current or former director, officer, employee or independent contractor not previously receiving or entitled to receive such type of compensation or benefit, or pay any bonus of any kind or amount to any current or former director, officer, employee or independent contractor, (ii) grant to any current or former director, officer, employee or independent contractor any retention, severance, change in control or termination pay, or modifications thereto or increases therein, (iii) pay any benefit or grant or amend any award (including in respect of share options, share appreciation rights, performance units, restricted share units or other share-based or share-related awards or the removal or modification of any restrictions in any Company employee benefit plan or awards made thereunder) except as required to comply with any applicable law or any Company employee benefit plan in effect as of the date hereof, (iv) adopt or enter into any collective bargaining agreement or other labor union contract, (v) take any action to accelerate the vesting, funding or payment of any compensation or benefit under any Company employee benefit plan or other contract, (vi) adopt any new employee benefit or compensation plan or arrangement or amend, modify or terminate any existing Company employee benefit plan, in each case for the benefit of any current or former director, officer, employee or independent contractor, other than as required by applicable law, or (vii) forgive any loans to any of its employees;

  •
  other than in the ordinary course of business, enter into, engage in or amend any transaction or contract with any related or interested parties;

  •
  hire employees at the executive level or higher or, other than in the ordinary course of business, hire any other employees;

  •
  terminate employees of the Company or its subsidiaries or otherwise cause any such employees to resign (other than in the ordinary course of business or for cause or poor performance);

  •
  fail to keep in force currently effective insurance policies or replacement or revised provisions regarding insurance coverage with respect to the assets, operations and activities of the Company and its subsidiaries;

  •
  renew or enter into any non-compete, exclusivity, non-solicitation or similar agreement, in each case, that would restrict or limit, in any material respect, the operations of the Company or any of its subsidiaries;

  •
  enter into any new line of business outside of its existing business;

  •
  apply for or accept any new government grant from any Israeli government entity or any material government grants from any other government entity;

  •
  initiate or engage in any business activity or operations in the West Bank (including East Jerusalem), the Gaza Strip or the Golan Heights, to the extent that such limitation is allowed under applicable law;

  •
  fail to make any material filing, pay any fee, or take another action necessary to maintain in full force and effect any trademark that is material to the conduct of the business of the Company and its subsidiaries, as a whole, as currently conducted, other than such failures that can be cured before the closing and without resulting in a materially adverse impact on the Company;

  •
  fail to make any material filing, pay any fee or take any other action necessary to maintain in full force and effect all material permits; or

  •
  authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

Non-Solicitation; Acquisition Proposals; Change in Recommendations

  Non-Solicitation

        Subject to certain exceptions described below, the Company has agreed to non-solicitation obligations with respect to alternative acquisition proposals. The Merger Agreement requires the Company to immediately cease and cause to be terminated all existing discussions and negotiations with respect to any acquisition proposal or potential acquisition proposal and immediately terminate all physical and electronic data room access previously granted with respect to any acquisition proposal, in each case, except under certain circumstances described below. The Merger Agreement further provides that except in certain circumstances described below, neither the Company, its subsidiaries nor any of their respective directors, officers or representatives will directly or indirectly solicit, initiate, endorse or knowingly encourage or knowingly facilitate any acquisition proposal or any inquiry, proposal or offer that is reasonably likely to lead to any acquisition proposal, or the making or consummation of any acquisition proposal. The Company has agreed that, except to inform a person of the existence of the Company's non-solicitation obligations, it will not enter into, continue, or otherwise participate in any discussions or negotiations, or furnish any information, regarding any acquisition proposal, except in certain circumstances described below.

        Notwithstanding the requirements set forth above, if the Company receives a bona fide written acquisition proposal (not solicited in violation of the Merger Agreement) that the Board determines in good faith (after consultation with its financial advisor and outside legal counsel) constitutes or would reasonably be expected to lead to a superior proposal, it may furnish information to, and participate in discussions and negotiations with, the person who made such acquisition proposal, if the Board determines in good faith (after consultation with outside counsel) that the failure to take such actions would be inconsistent with the directors' fiduciary duties under applicable law.

        The Company must notify United Therapeutics promptly (and in any event within 48 hours) after receipt of any indication by any person that it is considering making an acquisition proposal, any inquiry related to an acquisition proposal, or any proposal or offer that is or is reasonably likely to lead to an acquisition proposal. The Company has agreed to keep United Therapeutics informed, on a timely basis, of the status and details of any such proposals or offers (including any amendments thereto) and any material changes thereto.

        The term "acquisition proposal" means any proposal or offer with respect to any direct or indirect acquisition or purchase, in one transaction or a series of related transactions, and whether through any merger, reorganization, consolidation, tender offer, self-tender, exchange offer, share acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or otherwise, of (i) assets or businesses of the Company and its subsidiaries generating 15% or more of the Company's and its subsidiaries' net revenues or net income or representing 15% or more of the total assets of the Company and its subsidiaries, or (ii) 15% or more of any class of share capital, other equity securities or voting power of the Company or any of its subsidiaries or any resulting parent company of the Company (other than the Transaction and other transaction contemplated by the Merger Agreement).

  Change of Board Recommendation

        The Merger Agreement prohibits our Board and any committee thereof from (i) withdrawing (or modifying or qualifying in any manner adverse to United Therapeutics) the recommendation that the Company's shareholders should vote to approve the Merger Proposal (ii) recommending (or otherwise declaring advisable) the Company's shareholders approve any acquisition proposal or causing the Company or any subsidiary to enter into any agreement that constitutes, is related or intended to, or is reasonably likely to lead to, an acquisition proposal, or entering into any such agreement. If any acquisition proposal structured as a tender offer or exchange offer for outstanding Company shares is commenced, the Company has agreed that it will recommend against acceptance of such offer by the Company's shareholders.

        Notwithstanding the restrictions described above, if, prior to obtaining shareholder approval of the Merger Proposal, the Company receives a bona fide acquisition proposal (not solicited in violation of the Merger Agreement) and the Board concludes in good faith, after consultation with its financial advisor and outside legal counsel, that (i) such acquisition proposal constitutes a superior proposal, and (ii) failure to take such action would be inconsistent with the directors' fiduciary duties under applicable law, the Board may make a Company adverse recommendation change with respect to the Merger Proposal or cause the Company to terminate the Merger Agreement and enter into an agreement regarding such superior proposal (and pay the termination fee to United Therapeutics). See "Transaction Expenses; Termination Fees—Company Termination Fee" beginning on page 91. Similarly, notwithstanding the restrictions in the non-solicitation provision, if, prior to obtaining shareholder approval of the Merger Proposal, a change in circumstance occurs and the Board concludes in good faith, after consultation with its financial advisor and outside legal counsel, that failure to take such action would be inconsistent with the directors' fiduciary duties under applicable law, the Board may make a Company adverse recommendation change with respect to the Merger Proposal, provided that certain conditions are met.

        The ability of the Board to make a Company adverse recommendation change or terminate the Merger Agreement as contemplated above is subject to the Company's compliance with the provisions of the Merger Agreement that it first:

  •
  cause the Company to provide United Therapeutics at least five business days' prior written notice advising United Therapeutics that it intends to take such action, which notice must (i) state that the Company has received a superior proposal or a change in circumstance has occurred, (ii) specify the terms and conditions of such superior proposal, or the change in circumstance in reasonable detail, (iii) in the case of a superior proposal, identify the person making such superior proposal, to the extent not previously identified and (iv) in the case of a superior proposal, enclose the most recent draft of any agreements intended to be entered into with the person making such superior proposal and any other relevant material transaction documents;

  •
  cause the Company and its financial and legal advisors to negotiate, to the extent United Therapeutics so wishes to negotiate, during the five business day period following delivery of the notice of a superior proposal or a change in circumstance, in good faith with United Therapeutics concerning any revisions to the terms of the Merger Agreement that United Therapeutics proposes in response to such superior proposal or change in circumstance, and

  •
  after complying with these requirements, determine that, in the case of a superior proposal, such acquisition proposal continues to constitute a superior proposal, and in the case of a superior proposal or a change in circumstance, the failure to make a Company adverse recommendation change or terminate the Merger Agreement would be inconsistent with the directors' fiduciary duties under applicable law, in each case after giving due consideration to any changes proposed to be made to the Merger Agreement by United Therapeutics.

        The term "superior proposal" is defined in the Merger Agreement to mean any unsolicited bona fide written acquisition proposal that the Board determines in good faith (after consultation with its financial advisor and outside legal counsel), taking into account all financial, legal, regulatory and other aspects of the acquisition proposal and the person making the acquisition proposal, is (i) more favorable to the Company's shareholders (in their capacity as such) from a financial point of view than the Transaction and other transactions contemplated by the Merger Agreement (including any changes to the Merger Agreement proposed by United Therapeutics in response to such proposal) and (ii) reasonably likely to be completed in accordance with its terms (provided that for the purpose of this definition, references to "15% or more" in the definition of acquisition proposal are deemed to be references to "50%").

        The term "change in circumstance" is defined in the Merger Agreement to mean any material event or development or material change in circumstances with respect to the Company that was not known or reasonably foreseeable to the Board as of or prior to the date of the Merger Agreement and that becomes known to the Board prior to shareholder approval of the Merger Proposal, and does not relate to (i) an acquisition proposal or (b) any fluctuation in the market price or trading volume of

Company shares, in and of itself (provided that any rulings by the U.S. Food and Drug Administration ("FDA") or other governmental entities regarding applications that were or will be made by the Company before closing are deemed reasonably foreseeable and will not constitute a change in circumstance).

Shareholder Meeting

        The Company has agreed to call a meeting of its shareholders to be held as promptly as practicable, in compliance with the applicable provisions of the ICL. The Company must use its commercially reasonable efforts to solicit proxies in favor of the Merger Proposal. Unless required by law, the Company may postpone or adjourn the shareholders meeting for a limited amount of time only (i) with the consent of United Therapeutics, (ii) for the absence of a quorum, to allow additional solicitation of votes in order to obtain the requisite shareholder approval, or (iii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Board has determined in good faith (after consultation with outside legal counsel) is necessary under applicable law.

        The Company has also agreed that the Board will recommend to the Company's shareholders the approval of the Merger Proposal, subject to the provisions of the Merger Agreement. See "The Agreement and Plan of Merger—Non-Solicitation; Acquisition Proposals; Change in Recommendations" beginning on page 82.

        In the event that United Therapeutics or any person listed in Section 320(c) of the Companies Law casts any votes in respect of the Transaction, United Therapeutics must disclose to the Company its interest in the Company shares so voted.

Indemnification and Insurance

        The Merger Agreement provides that the rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time in favor of the current or former directors and officers of the Company acting in such capacities will be assumed by the Surviving Company and will survive the Transaction and continue in full force and effect.

        Prior to the Effective Time, the Company will, and, if the Company is unable to, United Therapeutics will cause the Surviving Company to, obtain and fully pay for, at no expense to the individual insureds, non-cancellable "tail" insurance policies with claims periods of at least seven years from and after the Effective Time from insurance carriers with the same or better claims-paying ability ratings as the Company's insurance carriers with respect to directors' and officers' liability insurance policies and fiduciary liability insurance policies in place immediately prior to the Effective Time for the persons who are currently covered by the Company's existing insurance, provided, however, that the Company is not permitted to pay, or the Surviving Company is not required to pay, for such "tail" policies aggregate one-time premium costs in excess of three-hundred percent (300%) of the amount per annum the Company paid in its last full fiscal year.

Efforts to Obtain Regulatory Approvals and Tax Ruling

        As more fully described above in the section regarding Regulatory Matters, the Company and United Therapeutics made certain filings pursuant to the HSR Act with the DOJ) and the FTC. The Transaction cannot be completed all applicable waiting periods under the HSR Act have expired or been terminated following the submission of complete filings with the DOJ and FTC. The applicable waiting period under the HSR Act will expire on July 19, 2018 at 11:59 p.m. Eastern time, unless the waiting period is terminated early or extended by receipt of a Second Request.

        Subject to the conditions of the Merger Agreement, United Therapeutics and the Company have agreed to use their commercially reasonable efforts to, as promptly as practicable:

  •
  satisfy the closing conditions listed in the Merger Agreement;

  •
  obtain from any third party all required consents, approvals or waivers, including as required under any material contract; and

  •
  obtain all necessary waivers, consents, approvals, orders and authorizations from, and make all necessary filings with, any governmental entities necessary to consummate the Transaction, including filing with the applicable governmental entity the notifications required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") with respect to the Transaction.

        United Therapeutics and the Company will, subject to the other terms and conditions of the Merger Agreement, (i) furnish promptly any additional information requested by the applicable governmental entity pursuant to the HSR Act and (ii) use reasonable best efforts to obtain expiration or termination of the applicable waiting periods under the HSR Act and to prevent the entry in any action brought by a governmental entity or any other person that would prohibit, make unlawful or delay the consummation of the Transaction, including exercising reasonable best efforts and responding promptly to requests for documents or information by any governmental entity in connection with the foregoing. In connection therewith, if any action is instituted (or threatened to be instituted) challenging the Transaction as in violation of the HSR Act or any antitrust law, the Company and its affiliates will use their reasonable best efforts to provide full and effective support to United Therapeutics and Merger Sub to contest and resist any such action, including to prevent the entry in any action brought by a governmental entity which would prohibit, make unlawful or delay the consummation of the Transaction. The parties agreed to notify each other promptly of any oral communication with, and provide copies of written communications with, any government entity in connection with such filings and to cooperate reasonably with each other in connection with such filings and in connection with resolving any investigation or other inquiry of the FTC, the DOJ or any other governmental entity under any antitrust laws with respect to any such filing. Nothing in the Merger Agreement requires United Therapeutics, the Company, the Surviving Company or any other subsidiary of United Therapeutics, the Company or the Surviving Company to (i) sell, hold separate, license or otherwise dispose of any assets or conduct their business in a specified manner, (ii) permit or agree to the sale, holding separate, licensing or other disposition of, any assets, (iii) take or refrain from taking any action or suffer to exist any condition, limitation, restriction or requirement with any other actions, conditions, limitations, restrictions or requirements that could reasonably be expected to result in a material impairment of the benefits that United Therapeutics and Merger Sub reasonably expect to derive from the consummation of the transactions contemplated by the Merger Agreement, (iv) provide any capital contribution, guarantee, indemnity or other financial support to any person, (v) limit dividends or distributions by any person, or (vi) limit the exercise of voting power under equity securities of any person, whether as a condition to obtaining any approval from, or to avoid potential litigation or administrative action by, a governmental entity or any other person or for any other reason.

        As required by the Merger Agreement, the Company filed with the Israel Tax Authority (the "ITA"), in coordination with United Therapeutics, an application for an "Option Tax Ruling" (as defined in the Merger Agreement). The Option Tax Ruling is meant to secure the beneficial tax treatment of the options, restricted stock units and shares which are subject to tax pursuant to Section 102(b)(2) and 102(b)(3) of the Israeli Income Tax Ordinance and is subject to customary conditions regularly associated with such a ruling, including the limitation related to Section 102 of the Israeli Tax Ordinance. Transfer of the option and share consideration to the option holders and the holders of shares is subject to withholding tax, as per applicable law and in accordance with the Option Tax Ruling.

        In addition, as required by the Merger Agreement, United Therapeutics has filed with the ITA an application for a "Withholding Tax Ruling" (as defined in the Merger Agreement) that either (i) sets forth the conditions that must be met to exempt United Therapeutics, the paying agent, the Surviving Company and their respective agents from any obligation to withhold Israeli tax from any consideration payable or otherwise deliverable pursuant to the Merger Agreement, including the Per Share Merger Consideration or clarify that no such obligation exists, or (ii) clearly instructs United Therapeutics, the paying agent, the Surviving Company and their respective agents on how such withholding is to be executed, with respect to holders of Company shares, options, restricted share units and warrants (other than 102 Shares, 102 Company Options and 3(i) Company Options, each as defined in the Merger Agreement) that are non-Israeli residents (as defined in the Israeli Tax Ordinance) and "Israeli residents" (as defined in the Israeli Tax Ordinance), the rate or rates of tax withholding to be applied and how to identify such non-Israeli residents.

Merger Proposal; Certificate of Merger

        The Company and Merger Sub have agreed to take all necessary actions as required under the ICL to effectuate the Transaction in compliance with Israeli law. These actions include:

  •
  causing a merger proposal (in the Hebrew language) to be executed in accordance with Section 316 of the Companies Law;

  •
  delivering the merger proposal to the Companies Registrar in accordance with Section 317(a) of the Companies Law;

  •
  causing a copy of the merger proposal to be delivered to any of the Company's secured creditors in accordance with Section 318(a) of the Companies Law;

  •
  promptly informing the Companies Registrar, in accordance with Section 317(b) of the Companies Law, that notice was given to creditors, if any, under Section 318 of the Companies Law;

  •
  publish a notice to the Company's creditors in Israeli and New York newspapers in accordance with Section 3(b) of the Merger Regulations;

  •
  mail a notice to the Company's substantial creditors in accordance with Section 3(c) of the Merger Regulations; and

  •
  requesting that the Companies Registrar declare the Transaction effective and issue the certificate of merger in accordance with Section 323(5) of the Companies Law on such date as the Company and Merger Sub advise the Companies Registrar.

Other Covenants

  Access to Information

        Subject to customary exceptions as set forth in the Merger Agreement, the Company has agreed to provide United Therapeutics and its representatives reasonable access during normal business hours, to the books and records, personnel and properties of the Company and its subsidiaries and all other information concerning its business, properties and personnel as United Therapeutics may reasonably request; provided that, the Company will not be required to disclose information that would violate the law or give rise to a material risk of waiving the attorney-client privilege (in which case the parties shall execute a standard joint defense agreement so as to permit United Therapeutics to have access to such information).

  Public Announcement

        Subject to certain exceptions described in the Merger Agreement, United Therapeutics and the Company have agreed, to the extent reasonable practicable, to consult with each other before issuing any press release or other public statements with respect to the Transaction, except for the publication of notices to creditors pursuant to the terms of the Merger Agreement.

  Other Covenants and Agreements

        The Merger Agreement also contains additional covenants, including, among others, covenants relating to satisfying requirements under Section 16 and Rule 16b-3 of the Exchange Act, delisting and deregistration of the Company shares, takeover laws, employee matters, notices of certain events, minimizing the effect of any takeover laws and shareholder litigation, if any arises, relating to the Transaction.

  IIA Notice

        The Company has filed with the IIA, a written notice regarding the change in ownership of the Company to be effected as a result of the Transaction as required in accordance with the R&D Law.

Conditions to Completion of the Transaction

        The respective obligation of each party to complete the Transaction is subject to the satisfaction or waiver of the following conditions:

  •
  approval by the Company's shareholders of the Merger Proposal;

  •
  all applicable waiting periods under the HSR Act having expired or been terminated;

  •
  no temporary restraining order, preliminary or permanent injunction or other judgment, order or decree has been issued that remains in effect, and no governmental entity has enacted, entered, or enforced any order or law that, prohibits or makes illegal the consummation of the Transaction; and

  •
  at least 50 days having elapsed after the filing of the merger proposal with the Companies Registrar and at least 30 days having elapsed after the approval of the Merger Proposal by the shareholders of each of the Company and Merger Sub.

    The obligations of United Therapeutics and Merger Sub to complete the Transaction are further subject to the satisfaction or waiver by United Therapeutics of the additional conditions, including:

  •
  the representations and warranties of the Company contained in the Merger Agreement, as of the date of the Merger Agreement and as of the closing date (except to the extent such representations and warranties relate to a specific earlier date, in which case as of such earlier date), with respect to (i) corporate authority, capitalization, conflict with organizational documents and brokers being true and correct in all respects (except in the case of capitalization, other than as a result of a willful breach, for inaccuracies that would not reasonably be expected to result in additional costs or liability to the Company, United Therapeutics or their affiliates, individually or in the aggregate, of more than $250,000) and (ii) all other representations of the Company being true and correct (without giving effect to materiality qualifications or limitations), except to the extent any failures as have not had, individually or in the aggregate, a "Material Adverse Effect" (as defined in the Merger Agreement);

  •
  the Company having performed, or complied with, in all material respects all obligations required to be performed by or complied with by it under the Merger Agreement;

  •
  the Company having delivered to United Therapeutics a properly executed Foreign Investment and Real Property Tax Act of 1980 notification letter stating that the Company shares do not constitute "United States real property interests" under Section 897(c) of the Code for purposes of satisfying United Therapeutics' obligations under Treasury Regulation Section 1.1445-2(c)(3), and a form of notice to the IRS prepared in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2);

  •
  the Company's Net Cash (defined in the Merger Agreement as the Company's and its subsidiaries' cash less interest bearing indebtedness, hedging obligations, severance obligations and transaction expenses) being greater than or equal to the amount provided for in the Merger Agreement;

  •
  United Therapeutics having received at the closing of the Transaction a certificate signed by an executive officer of the Company certifying as to the satisfaction of the conditions set forth in the four immediately preceding bullets;

  •
  no Material Adverse Effect having occurred since the date of the Merger Agreement that remains in effect;

  •
  the Withholding Tax Ruling having been obtained and remaining in full force and effect; and

  •
  the CVR Agreement having been executed by the "Rights Agent" (as defined in the Merger Agreement).

    The obligation of the Company to complete the Transaction is further subject to the satisfaction or waiver by the Company of additional conditions, including:

  •
  the representations and warranties of United Therapeutics and Merger Sub contained in the Merger Agreement that are qualified as to materiality or "Parent Material Adverse Effect" (as defined in the Merger Agreement) being true and correct (as so qualified) and each of the representations and warranties of United Therapeutics and Merger Sub set forth in the Merger Agreement that are not so qualified being true and correct in all material respects, in each case on and as of the date of the Merger Agreement and as of the closing date (except to the extent such representations and warranties relate to an earlier date, in which case as of such earlier date);

  •
  United Therapeutics and Merger Sub having performed, or complied with, in all material respects, all obligations required to be performed by or complied with by it under the Merger Agreement at or prior to the Effective Time;

  •
  the Company having received at the closing of the Transaction a certificate signed by an executive officer of United Therapeutics certifying as to the satisfaction of the conditions set forth in the two immediately preceding bullets;

  •
  the CVR Agreement having been executed by United Therapeutics and the Rights Agent; and

  •
  United Therapeutics having executed and delivered to the IIA an undertaking in customary form in favor of the IIA to comply with the provisions of the R&D Law.

Termination of the Merger Agreement

        The Merger Agreement may be terminated and the Transaction may be abandoned at any time prior to the Effective Time:

  •
  by mutual written consent of the Company and United Therapeutics;

  •
  by either United Therapeutics or the Company, if:

  •
  the Transaction has not been consummated on or before August 31, 2018, provided that (i) this date may be extended by mutual written consent of United Therapeutics and the Company up to two times (each time for a period not to exceed 90 days) and (ii) if on this date, the closing condition regarding the Withholding Tax Ruling is not satisfied (but all other closing conditions are satisfied), then either United Therapeutics or the Company may extend this date at their option by 90 days; provided further, however, that the right to terminate the Merger Agreement will not be available to any party whose breach or failure to perform or comply with any obligation under the Merger Agreement was the primary cause of, or the primary factor that resulted in, the failure of the Transaction to be consummated on or before the date described above;

  •
  any court of competent jurisdiction or other governmental entity issues a judgment, order, injunction, rule or decree, or taken any other action permanently restraining, permanently enjoining or otherwise permanently prohibiting any of the transactions contemplated by the Merger Agreement and such judgment, order, injunction, rule, decree or other action has become final and non-appealable or any governmental entity has finally and non-appealably declined to grant any approval the receipt of which is necessary to satisfy the closing condition regarding the HSR Act; provided, that the party seeking to terminate the Merger Agreement pursuant to this section has used its reasonable best efforts to contest, appeal and remove such judgment, order, injunction, rule, decree, ruling or other action, and the right to terminate the Merger Agreement under this section will not be available to a party if the issuance of such judgment, order, injunction, rule, decree, ruling or other action was primarily due to the failure of such party to perform in any material respects any of its obligations under the Merger Agreement;

  •
  the requisite approval of the Company's shareholders is not obtained at the Company shareholders meeting or at any adjournment or postponement thereof; or

  •
  the Federal Trade Commission or the U.S. Department of Justice issues a request for additional information or documentary material under 15 U.S.C. Section 18a(e) in connection with the Transaction.

  •
  by United Therapeutics if:

  •
  the Company has breached or failed to perform any representation, warranty, covenant or agreement contained in the Merger Agreement, which breach or failure has prevented or would prevent the satisfaction of any condition to the obligations of United Therapeutics and Merger Sub to complete the Transaction, and cannot be or has not been cured by the earlier of the "Outside Date" (as defined in the Merger Agreement) and the date that is 30 days after United Therapeutics notified the Company in writing of such breach or failure; provided, that United Therapeutics will not have the right to so terminate the Merger Agreement if United Therapeutics or Merger Sub is then in material breach of any of its covenants or agreements set forth in the Merger Agreement; or

  •
  the Board has effected a Company adverse recommendation change; within ten business days of receiving a tender or exchange offer relating to securities of the Company, the Board fails to publicly recommend against such offer; within ten business days following public announcement of an acquisition proposal, the Board fails to reaffirm its recommendation of the Merger Proposal upon a written request to do so from United Therapeutics; the Company willfully and materially breaches its non-solicitation and shareholder meeting obligations; or the Company or the Board resolves to take or authorizes any of the foregoing actions.

  •
  by the Company if:

  •
  United Therapeutics or Merger Sub has breached or failed to perform any representation, warranty, covenant or agreement contained in the Merger Agreement, which breach or failure has prevented or would prevent the satisfaction of any condition to the obligation of the Company to complete the Transaction, and cannot be or has not been cured by the earlier of the Outside Date and the date that is 30 days after the Company notified United Therapeutics in writing of such breach or failure ; provided, that the Company will not have the right to so terminate the Merger Agreement if the Company is then in material breach of any of its covenants or agreements set forth in the Merger Agreement; or

  •
  prior to the time at which the requisite Company shareholder approval has been obtained, in order to accept a superior proposal; provided, that the Company (i) simultaneously with such termination enters into a definitive alternative acquisition agreement with respect to such superior proposal , (ii) has not willfully breached in any material respect its non-solicitation obligations and (iii) pays the termination fee required in connection with such termination.

Effect of Termination

        If the Merger Agreement is terminated, it will be of no further force or effect without liability or obligation on the part of any party, except with respect to certain provisions which will remain in full force and effect. Notwithstanding the foregoing, each party will remain liable for any liabilities or damages resulting from any "fraud" or any "material and willful breach" (as defined in the Merger Agreement) by such party of the Merger Agreement.

Transaction Expenses; Termination Fees

  Transaction Expenses

        Each party will generally pay its own fees and expenses in connection with the Transaction. United Therapeutics will pay all filing fees payable under the HSR Act in connection with the Transaction.

  Company Termination Fee

        The Company must pay United Therapeutics a termination fee of $4.5 million if:

  •
  the Merger Agreement is terminated (i) by United Therapeutics due to a Company adverse recommendation change, failure by the Company to publicly recommend against a tender or exchange offer, failure by the Company to reaffirm its recommendation of the Transaction after an acquisition proposal is publicly announced, willful and material breach by the Company of certain obligations relating to non-solicitation and the shareholder meeting or the resolution or authorization of the Company or the Board to take any of the foregoing actions or (ii) by the Company in order to accept a superior proposal; or

  •
  the Merger Agreement is terminated (i) by either party because the closing has not occurred by the Outside Date, (ii) by either party because Company shareholder approval of the Merger Proposal is not obtained or (iii) by United Therapeutics because the Company breaches or fails to perform its representations, warranties, covenants or agreements contained in the Merger Agreement and such breach or failure prevents the satisfaction of any condition to the obligations of United Therapeutics and Merger Sub to complete the Transaction, and in any such case all of the following conditions are met: (a) prior to the termination of the Merger Agreement, an acquisition proposal was made to the Company's shareholders or publicly announced and such acquisition proposal was not withdrawn prior to termination of the Merger Agreement and (b) within twelve (12) months after such termination, the Company enters into an agreement with respect to an acquisition proposal, or recommends and submits an acquisition proposal to the Company shareholders for adoption and, in each case, a transaction in respect of any acquisition proposal is consummated (provided that for the purposes of (b), references to "15%" in the definition of acquisition proposal are deemed to be references to "50%").

        If United Therapeutics receives the termination fee, the receipt of such fee will be deemed to be liquidated damages for any and all losses or damages suffered by United Therapeutics, Merger Sub, their affiliates or any other person in connection with the Merger Agreement and none of such persons may bring or maintain any claim, action or proceeding against the Company or any of its affiliates arising out of or in connection with the Merger Agreement. However, the foregoing will not limit the rights of United Therapeutics or Merger Sub to obtain injunctive or equitable relief or specifically enforce the terms of the Merger Agreement, or relieve the Company from any liability from a material and willful breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement or fraud.

Amendment

        The parties may amend the Merger Agreement at any time prior to the Effective Time, either before or after the Company shareholder approval, by written agreement. However, after such shareholder approval, no amendment may be made which requires further approval by such shareholders under applicable law without such further approval.

Binding Effect; Assignment; Guaranty of Obligations

        Except as expressly provided in the Merger Agreement, the rights and obligations of the Merger Agreement may not be assigned by any party without the prior written consent of the other parties; provided, however, that Merger Sub may assign any and all of its rights under the Merger Agreement by written notice to the Company to another wholly-owned subsidiary of United Therapeutics to be a constituent corporation in the Transaction in lieu of Merger Sub.

Third Party Beneficiaries

        The Merger Agreement is not intended to and does not confer upon any person other than the parties to the Merger Agreement any rights or remedies, except:

  •
  the rights of the indemnified persons to enforce the obligations.

  •
  the right of the Company on behalf of its shareholders to pursue damages in the event of a breach of the Merger Agreement by United Therapeutics or Merger Sub.

        See "The Agreement and Plan of Merger—Indemnification and Insurance" beginning on page 85 for a more detailed discussion of the rights of the indemnified persons to enforce the obligations.

Specific Performance

        The parties to the Merger Agreement have agreed that irreparable harm would occur if any of the provisions of the Merger Agreement were not performed in accordance with their terms or were otherwise breached. The parties agreed that each party is entitled to injunctive and other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms of the Merger Agreement.

Governing Law

        The Merger Agreement and all disputes relating to the Merger Agreement will be governed by the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state without regard to the conflicts of law provisions thereof, except that (i) issues relating to the Transaction, general corporation law and any other provisions set forth in the Merger Agreement that are required to be governed by the ICL, will be governed by the laws of the State of Israel and (ii) in the absence of contrary legal authority issued after the date of the Merger Agreement, the Company, the Board and the Company's outside legal counsel will be entitled to rely on Delaware corporate law for purposes of making contractual determinations under the Merger Agreement relating to the fiduciary obligations of the Board.

 THE CONTINGENT VALUE RIGHTS AGREEMENT

        The following is a summary of the material provisions of the form of CVR Agreement, a copy of which is attached to this proxy statement as Annex B and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the form of CVR Agreement that is important to you. We encourage you to carefully read the form of CVR Agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the form of CVR Agreement and not by this summary or any other information contained in this proxy statement.

        The form of CVR Agreement may be revised to reflect reasonable revisions that are requested by the Rights Agent (provided that such revisions are not, individually or in the aggregate, detrimental to any CVR holder), other than in immaterial respects). Prior to the Closing, United Therapeutics and the Company will cooperate, including by making changes to the form of CVR Agreement, as necessary to ensure that the CVRs are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or "blue sky" laws.

The CVR Agreement

        The CVRs will be governed by the terms of the CVR Agreement, which will be entered into at, or prior to, the Effective Time, by United Therapeutics and the Rights Agent.

        As provided in the Merger Agreement, each Company share issued and outstanding immediately prior to the Effective Time (other than shares held in the treasury of the Company or owned by United Therapeutics or any direct or indirect wholly-owned subsidiary of the Company or of United Therapeutics) will be converted into the right to receive, in addition to the Closing Cash Consideration, one CVR, which represents the right to receive $2.63 in cash, without interest, less any applicable withholding taxes, upon the achievement of the Milestone (as defined in "The Contingent Value Rights Agreement—Milestone" beginning on page 94) (the "CVR Consideration") As provided in the Merger Agreement, in addition to the amount of cash payable in respect of Company options and Company restricted share units, (i) holders of In the Money Options, will be entitled to receive in respect of each In the Money Option outstanding and unexercised immediately prior to the Effective Time, one CVR multiplied by the total number of Company shares subject to such option and (ii) holders of Company restricted stock units will be entitled to receive in respect of each restricted share unit outstanding immediately prior to the Effective Time, one CVR multiplied by the total number of Company shares subject to such restricted share unit. The contingent payment becomes payable upon the achievement of the Milestone as set forth below.

Milestone

        The CVR Consideration will be payable if, within five years of the Effective Time, and following receipt of the first approval by the FDA of a "New Drug Application" (as defined in the CVR Agreement) for the Trevyent® product combining the Company's PatchPump® delivery device with treprostinil for treatment of pulmonary arterial hypertension (the "Product"), a total of 3,000 "Initial Treatment Visits" (as defined in the following paragraph) have occurred in the United States (the "Milestone").

        "Initial Treatment Visits" are visits by a member of the clinical staff of a specialty pharmacy to a patient to whom the Product has been prescribed, during which the initial treatment of such patient with the Product is administered (but excluding patients receiving the Product as part of a clinical trial or free of charge via an expanded access program, a patient assistance program or any other program).

        If the Milestone is not achieved on or prior to the fifth anniversary of the Effective Time, no payments will be made in respect of the CVRs.

        There is no assurance that any payment will be made under the CVRs. There are numerous risks and uncertainties associated with achievement of the Milestone and entitlement to payment under the CVRs, including the possibility that the Surviving Company, or its affiliates may not receive approval by the FDA of a New Drug Application for the Product or that the required minimum number of Initial Treatment Visits may not occur prior to the fifth anniversary of the Effective Time. In addition, the CVRs are not freely transferable and will not be registered with the SEC or listed on any securities exchange. Also, the tax consequences regarding the receipt of the CVRs are uncertain. See "The Transaction—Certain Material U.S. Federal Income Tax Considerations of the Transaction" on page 65.

CVR Consideration

        The "CVR Consideration" is defined in the CVR Agreement as $2.63 per CVR, without interest, upon the achievement of the Milestone, and subject to adjustment, and payable in accordance with the terms and conditions of, the CVR Agreement. The "CVR Consideration Amount" is defined as the total amount payable to a CVR holder, calculated as the product of the CVR Consideration and the number of CVRs held by such person.

        If the Milestone is achieved on or prior to the fifth anniversary of the Effective Time, within twenty business days after such achievement, United Therapeutics will deliver to the Rights Agent: (i) written notice indicating that the Milestone has been achieved (the "Milestone Notice") and a certificate certifying the date of the satisfaction of the Milestone and that CVR holders are entitled to receive the CVR Consideration; (ii) any letter of instruction reasonably required by the Rights Agent; and (iii) the aggregate cash amount necessary to pay the CVR Consideration Amount to each CVR holder.

        After receipt of any letter of instruction reasonably required by the Rights Agent from a CVR holder, the Rights Agent will promptly (and, in any event, within ten business days), send such CVR holder a copy of the Milestone Notice and pay the applicable CVR Consideration Amount (subject to applicable tax withholdings) to each CVR holder by check (for payments equal to or less than $100,000) mailed to the address of such CVR holder as reflected in the CVR Register or by wire transfer (for payments in excess of $100,000 to CVR holders who have provided the Rights Agent with wire transfer instructions).

        CVR Consideration Amounts payable pursuant to CVRs issued in consideration for In the Money Options and restricted share units will be paid in accordance with the payment provisions described in the Merger Agreement. CVR Consideration Amounts payable pursuant to CVRs issued in consideration for "102 Shares" (as defined in the Merger Agreement) will be paid by wire transfer to the "102 Trustee" (as defined in the Merger Agreement).

        If the date on which the CVR Consideration Amounts are paid occurs after the fifth anniversary of the Effective Time and receipt of CVR Consideration Amounts by holders of In the Money Options would cause the payments made to such holders with respect to their In the Money Options as a result of the Transaction to be subject to taxation under Section 409A of the Code, such holders will not be entitled to receive any CVR Consideration Amounts. The CVR Consideration Amounts that would have otherwise been payable to holders of In the Money Options will instead be paid pro rata to CVR holders other than holders of In the Money Options. Section 409A of the Code imposes a twenty percent excise tax on certain deferred compensation that is paid later than the fifth anniversary of a change in control event.

        In no event will the CVR Consideration Amount be payable more than once.

        Any portion of any CVR Consideration Amount that remains undistributed to a CVR holder six months after the date of the delivery of the Milestone Notice will be delivered by the Rights Agent to

United Therapeutics, upon demand, and any CVR holder will thereafter look only to United Therapeutics for payment of such CVR Consideration, without interest. Such CVR holder will have no greater rights against United Therapeutics than those accorded to general unsecured creditors of United Therapeutics under applicable law.

Commercially Reasonable Efforts

        Commencing upon the closing of the Transaction, United Therapeutics will use, and will cause its affiliates and each other applicable "Selling Entity" (as defined in the CVR Agreement) to use, "Commercially Reasonable Efforts" (as defined in the following paragraph) to achieve the Milestone. Neither United Therapeutics nor any of its affiliates will act in bad faith for the purpose of avoiding achievement of the Milestone or the payment of the CVR Consideration Amounts.

        "Commercially Reasonable Efforts" is defined in the CVR Agreement as, with respect to a task related to the Product, the level of efforts required to carry out such task in a diligent and sustained manner without undue interruption, pause or delay, which level is at least commensurate with the level of efforts that pharmaceutical companies of comparable size and resources as those of United Therapeutics and its affiliates typically devote to product candidates or products owned or controlled by them of similar potential at a similar stage in their development or product life, taking into account their safety, tolerability, efficacy, approved labeling, their proprietary position and profitability (including pricing and reimbursement status), the competitiveness of alternative products in the marketplace or under development, the likelihood of regulatory approval, and other relevant technical, commercial, legal, scientific and/or medical factors. For the avoidance of doubt, "Commercially Reasonable Efforts" does not mean that United Therapeutics guarantees that the Milestone will be met or that it will be met by a specific date, and "Commercially Reasonable Efforts" does not require United Therapeutics to disadvantage any of its currently available competing products (including without limitation Remodulin® (treprostinil) Injection, Tyvaso® (treprostinil) Inhalation Solution and Orenitram® (treprostinil) Extended-Release Tablets) or products currently under development or which may in the future enter development (including without limitation RemoPro™, RemUnity™, esuberaprost, the Implantable System for Remodulin®), the success of any of which may substantially reduce the prospects of meeting the Milestone .

Characteristics of the CVRs; Restrictions on Transfer

        The CVRs will not be evidenced by a certificate or other instrument. The CVRs will not have any voting or dividend rights, and interest will not accrue on any amounts payable on the CVRs to any CVR holder. The CVRs will not represent any equity or ownership interest in United Therapeutics or in any constituent company to the Transaction or any of their respective affiliates.

        The CVRs may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than pursuant to any of the following permitted transfers:

  •
  with respect to all CVRs, a transfer of CVRs upon death of a CVR holder by will or intestacy; and

  •
  with respect to all CVRs other than CVRs issued in consideration for 102 Shares or "102 Company Options" (as defined in the Merger Agreement), a transfer of CVRs:

  •
  pursuant to a court order;

  •
  by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the trustee;

    •
    by operation of law (including by consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity;

    •
    in the case of CVRs held in book-entry or other similar nominee form, from a nominee to a beneficial owner and, if applicable, through an intermediary, to the extent allowable by the Depository Trust Company; or

    •
    to United Therapeutics or its affiliates.

Any attempted transfer, in whole or in part, that is not a permitted transfer will be void ab initio and of no effect.

General Assignment of the CVR Agreement

        The CVR Agreement will be binding upon, inure to the benefit of and be enforceable by United Therapeutics' successors and assigns, and the agreement will not restrict United Therapeutics', any assignee's or any of their respective successors' ability to merge or consolidate, transfer or convey all or substantially all of its assets to any person or otherwise directly or indirectly transfer or convey the Product to any person. Either (i) each of United Therapeutics' successors, assigns or transferees of all or substantially all of United Therapeutics' assets or the Product will expressly assume the due and punctual payment of the CVR Consideration Amounts and the due and punctual performance and observance of all of United Therapeutics' covenants and obligations under the CVR Agreement or (ii) United Therapeutics will agree to remain subject to its obligations under the CVR Agreement, including payment of the CVR Consideration Amounts.

Amendment and Termination of CVR Agreement

  Amendments Without Consent of Holders

        Without the consent of any CVR holder or the Rights Agent, United Therapeutics, when authorized by a board resolution, at any time and from time to time, may enter into one or more of the following amendments to the CVR Agreement; provided, that with respect to the first three amendments described below, the amendment must not, individually or in the aggregate, adversely affect the interests of the CVR holders, or adversely affect the rights, duties, responsibilities or protections of the Rights Agent:

  •
  to add to the covenants of United Therapeutics such further covenants, restrictions, conditions or provisions as United Therapeutics determines to be for the protection of the CVR holders;

  •
  to cure any ambiguity, to correct or supplement any provision of the CVR Agreement that may be defective or inconsistent with any other provision in the CVR Agreement, or to make any other provisions with respect to matters or questions arising under the CVR Agreement;

  •
  as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act or the Exchange Act;

  •
  to evidence the succession of another person to United Therapeutics and the assumption by any such successor of the covenants United Therapeutics in the CVR Agreement;

  •
  to evidence the succession of another person as a successor Rights Agent and the assumption by any such successor of the covenants and obligations of the Rights Agent in the CVR Agreement;

  •
  to comply with the Withholding Tax Ruling or any other written instructions provided by the Israel Tax Authority;

  •
  any other amendment to the CVR Agreement that does not adversely affect the legal rights under the CVR Agreement of any CVR holder; and

  •
  with the consent of the Rights Agent, to reduce the number of CVRs, in the event any CVR holder agrees to renounce such CVR holder's rights under the CVR Agreement;

  Amendments with Consent of Holders

        With the prior written consent of holders of at least a majority of the outstanding CVRs, United Therapeutics, when authorized by a board resolution, and the Rights Agent may enter into one or more amendments to the CVR Agreement for the purpose of adding, eliminating or changing any provisions of the CVR Agreement, even if such addition, elimination or change is materially adverse to the interest of the CVR holders.

        Promptly after the execution by United Therapeutics and the Rights Agent of any amendment made with or without the consent of the CVR holders, United Therapeutics will mail (or cause the Rights Agent to mail) a notice by first-class mail to the CVR holders setting forth such amendment.

  Reports

        United Therapeutics will send written notice to the Rights Agent within 30 days after receipt of the first FDA approval for the Product. Following receipt of such approval and until delivery of the Milestone Notice, United Therapeutics will provide a written report to the Rights Agent, on a semi-annual basis, certified as true and correct by an officer of United Therapeutics, setting forth the number of Initial Treatment Visits performed during such half-year, as reported to United Therapeutics and other Selling Entities by or on behalf of specialty pharmacies, hub providers and/or other service providers in the chain of distribution for the Product in the United States (each, an "Update Report"). United Therapeutics will provide Update Reports to the Rights Agent within thirty days of the date United Therapeutics files a Quarterly Report on Form 10-Q with the SEC for the quarter ending June 30 (covering the first half of the calendar year) and within thirty days of the date United Therapeutics files an Annual Report on Form 10-K with the SEC (covering the second half of the calendar year).

  Audits

        No more than once in any twelve month period, after the receipt of the first FDA approval for the Product, United Therapeutics will permit (upon written request of holders of at least thirty-five percent of the outstanding CVRs no less than 30 days in advance), and will cause its controlled affiliates to permit, an independent certified public accounting firm (designated in accordance with the CVR Agreement, the "Independent Accountant") to have access to the records of United Therapeutics, the Company, the Surviving Company or such other United Therapeutics affiliates as may be reasonably necessary, to verify the accuracy of the statements set forth in the Update Reports and to determine whether and when the Milestone has been achieved (an "Audit"). The Independent Accountant will disclose to United Therapeutics and the CVR holders whether it has determined that any statements set forth in any Update Report are incorrect, as well as any matters directly related to its findings.

        If the Independent Accountant concludes that the Milestone was achieved, United Therapeutics will pay to the Rights Agent (for further distribution to the CVR holders) or to each CVR holder (as set forth in the CVR Agreement), the applicable CVR Consideration Amount, plus interest on such CVR Consideration Amount at the "prime rate" as published in the Wall Street Journal or similar reputable data source, calculated from when the CVR Consideration Amount should have been paid to the date of actual payment. The Independent Accountant's decision will be final, conclusive and binding on United Therapeutics and the CVR holders, will be non-appealable and will not be subject to further review. The Independent Accountant's fees will be paid by the CVR holders; provided, however, that such fees will be paid by United Therapeutics if the Independent Accountant concludes that the Milestone was achieved and the CVR Consideration Amounts properly due were not paid to the CVR holders.

  Termination

        The CVR Agreement will terminate upon the earlier to occur of (i) the date on which the CVR Consideration Amounts have been paid in full to all CVR holders or (ii) the fifth anniversary of the Effective Time, provided that if an Audit is ongoing as of such date, such date will be extended until the first to occur of (i) the Independent Accountant's finding that the statements in the Update Report are accurate or the date described in (i) above (the "Termination Date").

        If the Milestone has been achieved on or prior to the Termination Date, but the CVR Consideration Amounts have not been paid on or prior to the Termination Date, the CVR Agreement will not terminate until such CVR Consideration Amounts have been paid in full in accordance with the terms of the CVR Agreement.

Abandonment

        Any CVR holder may at any time abandon all of its rights in a CVR by transferring such CVR to United Therapeutics or any of its affiliates without consideration therefor. United Therapeutics and its affiliates may offer to acquire or acquire CVRs from CVR holders for consideration, in private transactions or otherwise, in United Therapeutics' sole discretion. Any CVRs acquired by United Therapeutics of any of its affiliates will be automatically cancelled and will no longer be outstanding.

MARKET PRICES FOR ORDINARY SHARES

        Our ordinary shares are traded publicly on the Nasdaq Global Market and trade under the symbol "STDY." The following table presents quarterly information on the price range of our ordinary shares. This information indicates the high and low market price per share of our ordinary shares for each period indicated as reported by the Nasdaq Global Market. Our ordinary shares began trading on the Nasdaq Global Market on March 20, 2015.

	Company Ordinary Shares
	High	Low
Fiscal Year Ending December 31, 2018
Second Quarter (through June 20, 2018)	$4.75	$2.60
First Quarter	$3.95	$2.90
Fiscal Year Ending December 31, 2017
First Quarter	$6.19	$2.25
Second Quarter	$9.70	$5.75
Third Quarter	$6.80	$2.90
Fourth Quarter	$4.35	$2.85
Fiscal Year Ending December 31, 2016
First Quarter	$3.60	$2.00
Second Quarter	$5.21	$2.25
Third Quarter	$3.83	$2.98
Fourth Quarter	$4.10	$2.56
Fiscal Year Ending December 31, 2015
First Quarter	$8.86	$7.75
Second Quarter	$11.14	$4.63
Third Quarter	$5.98	$3.14
Fourth Quarter	$3.70	$2.25

        On June 20, 2018, the latest practicable trading day before the date of this proxy statement, the closing price of our ordinary shares on the Nasdaq Global Market was $4.55 per share. You are encouraged to obtain current market quotations for our ordinary shares.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of April 30, 2018, the number of our ordinary shares, which constitute our only voting securities, beneficially owned by (i) all shareholders known to us to own more than five percent of our outstanding ordinary shares, (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our current executive officers and directors as a group. The data presented is based on information provided to us by the holders or disclosed in public filings with the SEC. The percentage of outstanding ordinary shares is based on 34,460,763 ordinary shares outstanding as of April 30, 2018, plus, with respect to each director and executive officer all of his or her options or restricted share unit awards which are currently exercisable (in the case of options) or which may be acquired by such director or executive officer within 60 days of April 30, 2018.

        Except where otherwise indicated, and except pursuant to community property laws, we believe, based on information furnished by such owners, that the beneficial owners of the shares listed below have sole investment and voting power with respect to such shares. The shareholders listed below do not have any different voting rights from any of our other shareholders.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
5% Shareholders:
Brian J. Stark	6,276,012	(1)	18.19%
Brown Bear Holdings LP	1,579,678	(2)	4.58%
Samson Venture Partners I, LLC	1,045,816	(3)	3.03%
SteadyMed Investors, LLC	2,801,797	(4)	8.13%
Entities associated with Deerfield Management Company L.P.	2,079,983	(5)	6.04%
Entities associated with Federated Investors Inc.	4,681,326	(6)	13.58%
Entities associated with OrbiMed Advisors LLC	7,905,392	(7)	22.94%
Adage Capital Partners L.P	628,930	(15)	1.83%
Directors and Named Executive Officers:
Jonathan M.N. Rigby	637,719	(8)	1.82%
David W. Nassif	241,241	(9)	* %
Keith Bank	2,939,774	(10)	8.51%
Stephen J. Farr	51,884	(11)	* %
Ron Ginor	1,199,929	(12)	3.48%
Donald D. Huffman	32,509	(13)	* %
Brian J. Stark	6,276,012	(1)	18.19%
Elizabeth Cermak	32,509	(14)	* %
All executive officers and directors as a group (8 persons)	11,411,577		32.05%

*
Represents beneficial ownership of less than one percent (1%) of the outstanding ordinary shares.

(1)
Consists of (i) 253,309 ordinary shares jointly held by Brian Stark and Debra Altshul-Stark, (ii) 1,166,428 ordinary shares held by Brown Bear Holdings LP, (iii) 2,937,938 ordinary shares held by Brian Stark, (iv) 323,500 ordinary shares held by Debra Altshul-Stark, (v) 32,509 ordinary shares issuable pursuant to options to purchase our ordinary shares exercisable within 60 days after April 30, 2018 (vi) 1,149,078 ordinary shares issuable upon exercise of a warrant and (vii) 413,250 ordinary shares issuable upon exercise of a warrant issued in the name of Brown Bear Holdings LP. Stark Raving Mad LLC, the general partner of Brown Bear Holdings LP, may be deemed to have sole power to vote and sole power to dispose of shares directly owned by Brown Bear Holdings LP. Brian J. Stark, one of our directors, is the managing of Stark Raving Mad LLC and may be deemed to have shared voting power and shared power to dispose of shares held by Brown Bear Holdings LP.

(2)
Consists of 1,166,428 ordinary shares and 413,250 ordinary shares issuable upon the exercise of warrants held by Brown Bear Holdings LP. Stark Raving Mad LLC, the general partner of Brown Bear Holdings LP, may be deemed to have sole power to vote and sole power to dispose of shares directly owned by Brown Bear Holdings LP. Brian J. Stark, one of our directors, is the managing member of Stark Raving Mad LLC and may be deemed to have shared voting power and shared power to dispose of shares held by Brown Bear Holdings LP. The address of Brown Bear Holdings LP is 735 N. Water Street, Suite 790; Milwaukee, WI 53202.

(3)
Consists of 1,045,816 ordinary shares, including 11,714 shares acquired as a nominee for a member of Samson Venture Partners I, LLC. Samson Venture Partners, LLC, the manager of Samson Venture Partners I, LLC may be deemed to have sole power to vote and sole power to dispose of shares directly owned by Samson Venture Partners I, LLC. Ron Ginor and Karen Becker are the co-managers of Samson Venture Partners, LLC and jointly hold voting power and shared power to dispose of shares held by Samson Venture Partners I, LLC. The address of Samson Venture Partners I, LLC is 1000 East 51st Street, Austin, TX 78751.

(4)
Consists of (i) 2,088,258 ordinary shares held by SteadyMed Investors, LLC, (ii) 181,025 ordinary shares held by SteadyMed Investors II, LLC, an affiliate of SteadyMed Investors, LLC and (iii) 266,257 ordinary shares and 266,257 ordinary shares issuable upon the exercise of warrants held by SteadyMed Investors III LLC, an affiliate of SteadyMed Investors, LLC. KB Partners, LLC, the managing member of SteadyMed Investors, LLC, may be deemed to have sole power to vote and sole power to dispose of shares directly owned by SteadyMed Investors, LLC. Keith Bank, one of our directors, is the managing member of KB Partners, LLC. The address of SteadyMed Investors, LLC is 600 Central Avenue, Suite 390, Highland Park, IL 60035.

(5)
Consists of (i) 869,770 ordinary shares and 456,383 ordinary shares issuable upon the exercise of warrants held by Deerfield Special Situations Fund, L.P. and (ii) 549,017 ordinary shares and 204,813 ordinary shares issuable upon the exercise of warrants held by Deerfield Private Design Fund III, L.P. Deerfield Mgmt, L.P. is the general partner of Deerfield Special Situations Fund, L.P., and Deerfield Mgmt III, L.P. is the general partner of Deerfield Private Design Fund III, L.P. (the "Deerfield Funds"). Deerfield Management Company, L.P. is the investment manager of each of the Deerfield Funds. James E. Flynn is the sole member of the general partner of Deerfield Mgmt, L.P., Deerfield Mgmt III, L.P. and Deerfield Management Company, L.P. Deerfield Mgmt, L.P., Deerfield Management Company, L.P. and Mr. James E. Flynn may be deemed to beneficially own the securities held by Deerfield Special Situations Fund, L.P.. Deerfield Mgmt III, L.P., Deerfield Management Company, L.P. and Mr. James E. Flynn may be deemed to beneficially own the securities held by Deerfield Private Design Fund III, L.P. The address of the Deerfield Funds is 780 Third Avenue, 37th Floor, New York, NY 10017.

(6)
Consists of: (i) 3,767,871 ordinary shares held by Federated Kaufmann Fund, a portfolio of Federated Equity Funds, (ii) 822,570 ordinary shares held by Federated Kaufmann Small Cap Fund, a portfolio of Federated Equity Funds and (iii) 90,885 ordinary shares held by Federated Kaufmann Fund II, a portfolio of Federated Insurance Series (collectively, the "Federated Kaufmann Funds"). The Federated Kaufmann Funds are managed by Federated Equity Management Company of Pennsylvania and subadvised by Federated Global Investment Management Corp., which are wholly-owned subsidiaries of FII Holdings, Inc., which is a wholly-owned subsidiary of Federated Investors, Inc. (together, "Federated"). An investment team at Federated is responsible for the day-to-day management of the Federated Kaufmann Funds. The address of the Federated Kaufmann Funds is 101 Park Avenue, Suite 4100, New York, New York 10178.

(7)
Consists of (i) 2,123,098 ordinary shares and 1,829,598 ordinary shares issuable upon the exercise of warrants held by OrbiMed Israel Partners II L.P. and (ii) 2,123,098 ordinary shares and 1,829,598 ordinary shares issuable upon the exercise of warrants held by OrbiMed Private Investments VI, L.P. OrbiMed Capital GP VI LLC ("GP VI") is the sole general partner of OrbiMed Private Investments VI, L.P. ("OPI VI"), pursuant to the terms of the limited partnership agreement of OPI VI. OrbiMed Advisors LLC ("OrbiMed Advisors") is the sole managing member of GP VI, pursuant to the terms of the limited liability company agreement of GP VI. OrbiMed Advisors exercises this investment and voting power through a management committee comprised of Carl L. Gordon, Ph.D., Sven H. Borho and Jonathan T. Silverstein, each of whom disclaims beneficial ownership of the Shares held by OPI VI. Pursuant to these agreements and relationships, GP VI, OrbiMed Advisors, Carl L. Gordon, Sven H. Borho and Jonathan T. Silverstein may be deemed to have the power to vote and the power to dispose of shares directly held by OPI VI and as a result may be deemed to have beneficial ownership of such shares. Each of GP VI, OrbiMed Advisors, Carl L. Gordon, Sven H. Borho and Jonathan T. Silverstein disclaims beneficial ownership of the shares held by OPI VI, except to the extent of its or his pecuniary interest therein if any. OrbiMed Israel GP II, LP ("OrbiMed Israel") is the sole general partner of OrbiMed Israel Partners II, L.P. ("OIP II") pursuant to the terms of the limited partnership agreement of OIP II. OrbiMed Advisors Israel II Limited ("OrbiMed Limited") is the sole general partner of OrbiMed Israel pursuant to the terms of the limited partnership agreement of OrbiMed Israel. Pursuant to these agreements and relationships, OrbiMed Limited and OrbiMed Israel may be deemed to have the power to vote and the power to dispose of shares directly held by OIP II and as result may be deemed to have beneficial ownership of such shares. Each of OrbiMed Limited and OrbiMed Israel disclaims beneficial ownership of the shares held by OIP II, except to the extent of its pecuniary interest therein, if any. The address of OrbiMed Advisors LLC is 601 Lexington Avenue, 54 Floor, New York, NY 10022.

(8)
Consists of (i) 619,774 ordinary shares issuable pursuant to options to purchase our ordinary shares exercisable within 60 days after April 30, 2018 and (ii) 17,945 ordinary shares issuable pursuant to options to purchase our ordinary shares exercisable within 60 days after April 30, 2018 held by Marylyn Rigby. Marylyn Rigby is the spouse of Mr. Rigby and each may be deemed to have shared voting power and shared power to dispose of shares held by the other.

(9)
Consists of 241,241 ordinary shares issuable pursuant to options to purchase our ordinary shares exercisable within 60 days after April 30, 2018.

(10)
Consists of (i) 83,147 ordinary shares issuable pursuant to options to purchase our ordinary shares exercisable within 60 days after April 30, 2018, (ii) the shares and warrants beneficially owned by SteadyMed Investors, LLC, SteadyMed Investors II, LLC and SteadyMed Investors III LLC, as described in Note 5 above, (iii) 29,830 ordinary shares held by Keith Bank and (iv) 25,000 shares held by The Barbara Bank Trust. Keith Bank is the spouse of Barbara Bank and may be deemed to have shared voting power and shared power to dispose of shares held by The Barbara Bank Trust. KB Partners, LLC, the managing member of SteadyMed Investors, LLC, may be deemed to have sole power to vote and sole power to dispose of shares directly owned by SteadyMed Investors, LLC. Keith Bank, one of our directors, is the managing member of KB Partners, LLC, SteadyMed Investors II, LLC and SteadyMed Investors III LLC and may be deemed to have shared voting power and shared power to dispose of shares held by both SteadyMed Investors LLC, SteadyMed Investors II LLC. and SteadyMed Investors III LLC.

(11)
Consists of 51,884 ordinary shares issuable pursuant to options to purchase our ordinary shares exercisable within 60 days after April 30, 2018.

(12)
Consists of (i) 1,045,816 shares beneficially owned by Samson Venture Partners I, LLC as described in Note 4 above, (ii) 105,306 ordinary shares, beneficially owned by Iron Capital I, LLC,

  (iii) 16,298 ordinary shares beneficially owned by Randsburg Capital, LLC. and (iv) 32,509 ordinary shares issuable pursuant to options to purchase our ordinary shares exercisable within 60 days after April 30, 2018. Iron Capital, LLC may be deemed to have sole power to vote and dispose of shares directly owned by Iron Capital I, LLC. Ron Ginor is the sole manager of Iron Capital, LLC and holds the power to dispose of shares held by Iron Capital I, LLC. The address for Iron Capital I, LLC is 1000 E. 51st Street, Austin, TX 78751. Ron Ginor and Himanshu Kashyap are the co-managers of Randsburg Capital, LLC and jointly hold voting power and shared power to dispose of shares held by Randsburg Capital, LLC. The address of Randsburg Capital, LLC is 1000 E. 51st Street, Austin, TX 78751.

(13)
Consists of 32,509 ordinary shares issuable pursuant to options to purchase our ordinary shares exercisable within 60 days after April 30, 2018.

(14)
Consists of 32,509 ordinary shares issuable pursuant to options to purchase our ordinary shares exercisable within 60 days after April 30, 2018.

(15)
Consists of (i) 1,849,767 ordinary shares owned by Adage Capital Partners L.P. ("ACP") and (ii) 628,930 ordinary shares issuable upon the exercise of warrants held by ACP. Adage Capital Partners GP, L.L.C. ("ACPGP") is the general partner of ACP, and Adage Capital Advisors L.L.C. ("ACA") is the managing member of Adage Capital Partners GP, L.L.C.; therefore, ACPGP and ACA may be deemed to beneficially own securities owned by ACP. The address of ACP is 200 Clarendon Street, 52nd Floor, Boston MA 02116.

PROPOSAL 1

MERGER PROPOSAL

        Subject to the terms and conditions of the Agreement and Plan of Merger, which is described in this proxy statement and attached as Annex A, the Company will be merged with Merger Sub and will survive as a wholly owned subsidiary of Parent. We encourage you to carefully read the Merger Agreement in its entirety, which is the principal document governing the Transaction.

        Pursuant to the Merger Agreement, each of the Company's outstanding ordinary will be cancelled and each holder of Company shares (other than Parent, the Company or their respective subsidiaries) will cease to have any rights with respect to such shares except the right to receive the Per Share Merger Consideration, including the Closing Cash Consideration of $4.46 per share in cash, without interest and less any applicable withholding taxes with respect to such cash consideration and the CVR, and one CVR per share. The CVRs will be issued pursuant to the terms of the Contingent Value Rights Agreement, in substantially the form attached hereto as Annex B, (the "CVR Agreement").

        Completion of the Transaction is conditioned on, among other things, approval of the Transaction and other documents, agreements and transactions contemplated under or related thereto, including the CVR Agreement and the warrant amendments previously entered into by Messrs. Brian J. Stark, Keith Bank, Ron Ginor, each of whom is a director of the Company, and/or their affiliates, and the Company, in substantially the form attached hereto as Annex C (the "Warrant Amendments") as set forth in this Proposal.

Proposal Resolutions

        It is proposed that shareholders approve this Proposal by adopting the following resolution:

        "RESOLVED, to approve, pursuant to the Companies Law, the merger of the Company with Merger Sub, an Israeli corporation and an indirect wholly-owned subsidiary of United Therapeutics, including approval of:

  (i)
  the merger transaction pursuant to Sections 314 through 327 of the Companies Law, whereby Merger Sub will merge with and into the Company, with the Company surviving and becoming an indirect wholly owned subsidiary of Parent;

  (ii)
  the Merger Agreement;

  (iii)
  certain ancillary agreements, including the form of Contingent Value Rights Agreement;

  (iv)
  the form of Warrant Amendment with respect to each of Messrs. Brian J. Stark, Keith Bank, Ron Ginor and/or their affiliates;

  (v)
  the consideration to be received by the Company's shareholders consisting of (a) the Closing Cash Consideration of $4.46 per share, without interest and less any applicable withholding taxes with respect to such cash consideration and the CVR and (b) one contractual CVR which represents the right to receive the CVR Consideration of $2.63 in cash, without interest, less any applicable withholding taxes, upon the achievement of the Milestone relating to the commercialization of the Company's Trevyent® product;

  (vi)
  the consideration to be received by the holders of outstanding In the Money Options, whether or not vested, consisting of (a) a cash payment equal to the excess of the Closing Cash Consideration over the per-share exercise price of such In the Money Option, multiplied by the number of Company shares subject to such In the Money Option immediately prior to the Effective Time, without interest and less any applicable withholding taxes with respect to such cash consideration and the CVRs received and (b) a number of CVRs equal to the number of

    Company shares subject to such In the Money Option immediately prior to the Effective Time;

  (vii)
  the consideration to be received by the holders of outstanding Out of the Money Option, whether or not vested, consisting of the right to receive a contingent cash payment if the Milestone is achieved equal to the amount by which the sum of the Closing Cash Consideration and the CVR Consideration exceeds the per share exercise price of such Out of the Money Option, multiplied by the number of Company shares subject to such Out of the Money Option immediately prior to the Effective Time, without interest and less any applicable withholding taxes. Each Out of the Money Option with a per-share exercise price equal to or greater than $7.09 will be cancelled at the Effective Time without any consideration payable therefor;

  (viii)
  the consideration to be received by the holders of Company restricted share units, whether vested or unvested, consisting of (i) a cash payment equal to the Closing Cash Consideration, multiplied by the total number of shares subject to such restricted share unit immediately prior to the Effective Time, without interest and less any applicable withholding taxes with respect to such cash consideration and the CVRs received and (i) a number of CVRs equal to the total number of shares subject to such restricted share unit immediately prior to the Effective Time;

  (ix)
  the consideration to be received by the holders of warrants to purchase SteadyMed ordinary shares issued pursuant to subscription agreements dated April 20, 2017, consisting of the right to receive $2.33 for each share subject to such warrant immediately prior to the Effective Time, without interest and less any applicable withholding taxes;

  (x)
  the consideration to be received by the holders of warrants to purchase SteadyMed ordinary shares issued pursuant to subscription agreements dated July 29, 2016, consisting of the right to receive $2.71 for each share subject to such warrant immediately prior to the Effective Time;

  (xi)
  the purchase by the Company of a prepaid tail insurance policy for the Company's directors and officers for a period of seven years following the Effective Time; and

  (xii)
  all other transactions and arrangements contemplated by the Merger Agreement, as described in the Proxy Statement, dated June 25, 2018, sent by the Company to its shareholders in respect of this Meeting."

Vote Required for Approval

        The vote required for approval of this Proposal is the affirmative vote of the holders of a majority of the voting power represented at the Meeting) in person or by proxy and voting thereon (excluding abstentions and Company shares held by Merger Sub, Parent (or any other any person who holds 25% or more of the means of control of Merger Sub), or anyone on their behalf (including relatives or corporations controlled by such persons)), provided that one of the following requirements is met: (i) the Company shares that are voted in favor of the Merger Proposal, excluding abstentions, must include at least a majority of the votes of shareholders who do not have a Personal Interest in the Merger Proposal, or (ii) the total number of Company shares held by the shareholders described in clause (i) above that are voted against the Merger Proposal does not exceed two percent of the aggregate voting rights in the Company. The vote of any shareholder who does not state whether his, her or its Company shares are held by any person or entity who holds 25% of more of the means of control of Merger Sub, or anyone on their behalf (including relatives or corporations controlled by such persons) by appropriate indication on his, her or its proxy card or voting instruction card, will not be counted with respect to this Proposal. In addition, any shareholder who does not state whether he, she or it has a Personal Interest in this Proposal by appropriate indication on his, her or its proxy card or voting instruction card, he, she or it will be deemed to have a Personal Interest for the purpose of the required vote detailed above and his, her or its vote will not be counted for purposes of determining whether the Special Merger Approval has been obtained.

        We believe shareholders holding at least approximately 67.3% of the Company's ordinary shares as of April 29, 2018 may have a Personal Interest in the Merger Proposal, including each of our directors, executive officers and shareholders that holds 2017 Warrants or 2016 Warrants.

Recommendation of the Board

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 1.

 PROPOSAL 2

GOLDEN PARACHUTE PAYMENTS PROPOSAL

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) of the Exchange Act, we are providing out shareholders with the opportunity to cast a non-binding, advisory vote to approve the compensation that will be paid or may become payable to our named executive officers in connection with the Transaction. See "The Transaction—Interests of Our Directors and Executive Officers in the Transaction—Golden Parachute Compensation" beginning on page 63.

        This proposal gives shareholders the opportunity to express their views on the compensation of the named executive officers related to the Transaction (as defined in "Proposal 1" beginning on page 105). This non-binding advisory proposal relates only to our contractual obligations that exist as of the completion of the Transaction that may result in a payment to our named executive officers in connection with the consummation of the Transaction (regardless of the timing of payment) and does not relate to any new compensation or other arrangements following the Transaction.

Proposal Resolutions

        It is proposed that shareholders approve this Golden Parachute Payments Proposal by adopting the resolution set forth below on a non-binding, advisory basis:

    "RESOLVED, to approve on a non-binding, advisory basis, certain compensation that will be paid or may become payable to the Company's named executive officers in connection with the transactions contemplated by the Merger Agreement and certain ancillary agreements, as disclosed pursuant to Item 402(t) of Regulation S-K in "The Transaction—Interests of Our Directors and Executive Officers in the Transaction—Golden Parachute Compensation" in the Proxy Statement, dated June 25, 2018, sent by the Company to its shareholders in respect of this Meeting."

        Because your vote is advisory, it will not be binding upon the Company, the Board, Parent or the Surviving Company. Further, the underlying plans and arrangements are contractual in nature and are not, by their terms, subject to shareholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Transaction is consummated, our named executive officers may become eligible to receive the compensation that is based on or otherwise relates to the Transaction in accordance with the terms and conditions applicable to those payments as described in "The Transaction—Interests of Our Directors and Executive Officers in the Transaction—Golden Parachute Compensation."

        The vote on this non-binding, advisory Golden Parachute Payments Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote "FOR" the Merger Proposal and vote "AGAINST" or "ABSTAIN" with respect to this Golden Parachute Payments Proposal (and vice versa).

Vote Required for Approval

        The vote required for approval of this Proposal is the affirmative vote of the holders of a majority of the voting power represented at the Meeting in person or by proxy and voting thereon (excluding abstentions).

Recommendation of the Board

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 2.

SHAREHOLDER PROPOSALS

        If the Transaction is completed, we will not have public shareholders and we will not hold an annual general meeting of shareholders in our 2018 fiscal year. If the Transaction is not completed as expected, you will continue to be entitled to attend and participate in our annual meetings of shareholders, and we will hold a 2018 annual meeting of shareholders, in which case we will publicly announce the date on which such 2018 annual general meeting of shareholders will be held.

        Shareholders may present proper proposals for inclusion in our proxy statement and for consideration at any general meeting, including the Meeting, by submitting their proposals in writing in a timely manner. Such request must comply with the requirements of our Amended and Restated Articles of Association and the ICL, which establish an advance notice procedure and set forth the required information which must be provided by shareholders holding at least one percent of the voting rights in the issued share capital of the Company who wish to include a subject in the agenda of the meeting. Any such request must be in writing, must include all information related to the subject matter and the reason that such subject is proposed to be brought before the meeting and must be signed by the shareholder or shareholders making such request. Each such request must also set forth: (i) the name, business address, telephone number and fax number or email address of the shareholder making the request and, if an entity, the name(s) of the person(s) that controls or manages such entity; (ii) the number of ordinary shares held by the shareholder making the request, directly or indirectly, and, if any of such ordinary shares are held indirectly, an explanation of how they are held and by whom, and, if such shareholder is not the holder of record of any such ordinary shares, a written statement from the holder of record or authorized bank, broker, depository or other nominee, as the case may be, indicating the number of shares the shareholder is entitled to vote as of a date that is no more than ten (10) days prior to the date of delivery of the request; (iii) any agreements, arrangements, understandings or relationships between the shareholder making the request and any other person with respect to any securities of the Company or the subject matter of the request; (iv) the complete text in the English language of the resolution that the shareholder proposes to be voted upon at the General Meeting and, if the shareholder wishes to have a statement in support of the shareholder's proposal included in the Company's proxy statement, a copy of such statement, which shall be in the English language; and (v) a statement of whether the shareholder has a Personal Interest in the proposal and, if so, a description in reasonable detail of such Personal Interest. Furthermore, the shareholder shall promptly provide any other information reasonably requested by the Company.

        Under Section 66(b) of the Companies Law, a shareholder who meets the conditions of Section 66(b) of the Companies Law may submit its request to include an agenda item within seven days following the Company's notice of convening a shareholders' meeting at which directors are to be elected and certain other proposals are to be considered. Proposals should be addressed to SteadyMed, Inc., c/o SteadyMed Therapeutics, Inc., 2603 Camino Ramon, Suite 350, San Ramon, California 94583, Attention: Corporate Secretary. In addition, shareholder proposals submitted to the Company pursuant to Rule 14a-8 under the United States Securities Exchange Act of 1934, as amended, must comply with the requirements of that Rule.

HOUSEHOLDING OF PROXIES

        The SEC has adopted rules that permit companies and intermediaries (such as brokerage firms, banks, and other nominees) to implement a delivery procedure called "householding." Under this procedure, multiple shareholders who reside at the same address may receive a single copy of our proxy materials and annual reports unless an affected shareholder has provided contrary instructions. This procedure reduces printing costs and postage fees.

        If you are a beneficial owner of our ordinary shares and you share an address with other beneficial owners, then your brokerage firm, bank, or other nominee may have delivered a single copy of this proxy statement for all beneficial owners sharing your address. To make a written or oral request for an individual copy of this proxy statement, or to request the future delivery of a single copy of a proxy statement and annual report if you currently receive multiple copies, please contact us at SteadyMed, Inc., c/o SteadyMed Therapeutics, Inc., 2603 Camino Ramon, Suite 350, San Ramon, California 94583, Attention: Corporate Secretary, or by phone at 925) 272-4999. We will promptly deliver them to you.

WHERE YOU CAN FIND MORE INFORMATION

        You may read any reports, statements or other information that the Company files with or furnishes to the SEC at the SEC's public reference room at the following location:

    Public Reference Room
    100 F Street NE
    Washington, D.C. 20549

        These SEC filings and submissions are also available to the public from commercial document retrieval services and at the internet at http://www.sec.gov and http://www.steadymed.com.

OTHER INFORMATION

Other Business

        The Company's management is not aware of any other business to be transacted at the Meeting. However, if any other matters are properly presented to the Meeting, the persons named in the enclosed form of proxy will vote upon such matters in accordance with their best judgment.

        Shareholders are urged to complete and return their proxies promptly in order to, among other things, ensure actions by a quorum and to avoid the expense of additional solicitation. If the accompanying proxy is properly executed and returned in time for voting, and a choice is specified, the ordinary shares represented thereby will be voted as indicated therein. If no specification is made, the proxy will be voted in favor of each of the proposals described in this proxy statement.

June 25, 2018

ANNEX A

Agreement And Plan Of Merger

AGREEMENT AND PLAN OF MERGER

among

UNITED THERAPEUTICS CORPORATION,

DANIEL 24043 ACQUISITION CORP. LTD.

and

STEADYMED LTD.

Dated as of April 29, 2018

A-i

A-ii

A-iii

Page
Section 8.13	Waiver of Jury Trial	A-69
Section 8.14	Counterparts	A-69
Section 8.15	Facsimile or .pdf Signature	A-69
Section 8.16	No Presumption Against Drafting Party	A-69
Exhibit A CVR Agreement
Exhibit B Tax Certificate

A-iv

INDEX OF DEFINED TERMS

Definition	Location
102 Company Options	2.2(a)(v)
102 Shares	2.3(c)
102 Trustee	2.2(a)(v)
Acceptable Confidentiality Agreement	5.2(a)
Acquisition Proposal	5.2(h)(i)
Action	3.10
Adverse Recommendation Change	5.2(b)(i)
Affiliate	8.3(a)
Affiliate Transaction	3.23
Agreement	Preamble
Alternative Acquisition Agreement	5.2(b)(ii)
Ancillary Agreements	8.3(b)
Antitrust Division	5.6(b)
Antitrust Laws	8.3(c)
Approval	3.5(b)
Benefit Period	5.18(a)
Benefited Enterprise	3.15(n)
Business Day	8.3(d)
Cash	8.3(e)
Cash Consideration	2.1(a)
Certificate of Merger	1.3
Certificates	2.3(c)
Change in Circumstance	5.2(h)(ii)
Closing	1.2
Closing Date	1.2
Code	2.4(a)
Companies Registrar	1.3
Company	Preamble
Company Board	Recitals
Company Disclosure Letter	Article III
Company Option	2.2(a)(i)
Company Plans	3.12(a)
Company Registered IP	3.20(b)
Company SEC Documents	3.6(a)
Company Share Awards	3.2(b)
Company Share Plans	2.2(a)(i)
Company Shareholders Approval	3.4(a)
Company Shareholders Meeting	5.3(b)
Company Termination Fee	7.3(b)(iii)
Company Warrant	2.2(b)
Company's Articles of Association	3.1(b)
Confidentiality Agreement	8.3(f)
Continuing Employee	5.18(a)
Contract	3.5(a)
Contractors	8.3(g)
control	8.3(h)
Copyrights	3.20(a)
CVR	2.1(a)

A-v

Definition	Location
CVR Agreement	Recitals
CVR Consideration	2.1(a)
D&O Insurance	5.9(b)
Determination Notice	5.2(d)
Disinterested Voting Share	3.4(a)
Drug or Health Laws	8.3(i)
Effect	8.3(t)
Effective Time	1.3
Encouragement Law	3.15(n)
Environmental Law	3.14(b)
ERISA	3.12(a)
Exchange Act	3.5(b)
Excluded Shares	2.1(b)
Existing Indemnification Obligations	5.9(a)
FDA	8.3(j)
FDCA	8.3(k)
FTC	5.6(b)
GAAP	3.6(b)
Government Grant	8.3(l)
Governmental Entity	8.3(m)
Grants	3.27
Hazardous Substance	3.14(c)
Holder	2.4(a)
HSR Act	3.5(b)
ICH	3.26(b)
ICL	Recitals
IIA	3.5(b)
IIA Grants	8.3(n)
IIA Notice	3.5(b)
In the Money Option	2.2(a)(i)
Indebtedness	8.3(o)
Indemnified Person	5.9(a)
Initial Outside Date	7.1(b)(i)
Intellectual Property	3.20(a)
Interim Option Tax Ruling	5.17(a)
Investment Center	8.3(p)
Israeli Employees	3.13(h)
Israeli Securities Law	8.3(q)
IT Assets	3.20(h)
ITA	2.3(c)
knowledge of Parent	8.3(r)
knowledge of the Company	8.3(s)
Law	3.5(a)
Leased Real Property	3.19(b)
Leases	3.19(b)
Liens	3.2(a)
Marks	3.20(a)
Material Adverse Effect	8.3(t)
Material Contract	3.16(a)
Material Intellectual Property	3.20(c)

A-vi

Definition	Location
Measurement Date	3.2(a)
Merger	Recitals
Merger Consideration	2.1(a)
Merger Proposal	5.4(a)
Merger Sub	Preamble
Milestone Payment Date	8.3(u)
NASDAQ	3.5(a)
Net Cash	8.3(v)
New Plans	5.18(b)
Non-U.S. Benefit Plan	3.12(c)(iv)
OECD Convention	3.24(a)
Option Tax Ruling	5.17(a)
Ordinance	8.3(w)
Out of the Money Option	2.2(a)(ii)
Outside Date	7.1(b)(i)
Parent	Preamble
Parent Disclosure Letter	Article IV
Parent Material Adverse Effect	4.1
Parent Related Parties	7.3(d)
Patents	3.20(a)
Paying Agent	2.3(a)
Payment Fund	2.3(b)
PBGC	3.12(c)(iii)
Permits	3.11
Permitted Liens	8.3(x)
Person	8.3(y)
Personal Interest	8.3(z)
Pharmaceutical Product	3.26(a)
Positive Option	2.2(a)(ii)
Post 5th Anniversary Payment	2.2(a)(iii)
Proxy Statement	3.8
R&D Law	3.5(b)
Related Party	3.23
Representatives	5.2(a)
Restricted Cash	8.3(aa)
Restricted Share Unit	2.2(a)(iv)
Rights Agent	Recitals
Sarbanes-Oxley Act	3.6(a)
SEC	3.6(a)
Section 14 Arrangement	3.13(a)
Section 2.2(a) Option Holder	2.2(a)(iii)
Securities Act	3.5(b)
Shares	2.1(a)
Subsidiary	8.3(bb)
Substantial Creditors	5.4(a)
Superior Proposal	5.2(h)(iii)
Surviving Company	1.1
Takeover Laws	5.7
Tax Proceeding	8.3(cc)
Tax Return	8.3(dd)

A-vii

Definition	Location
Taxes	8.3(ee)
Temporary Order	3.15(o)
Top Suppliers	3.25
Trade Control Laws	8.3(ff)
Transaction Expenses	8.3(gg)
Uncertificated Shares	2.3(c)
United States real property interests	6.2(e)
Valid Tax Certificate	8.3(hh)
VAT	3.15(q)
Voting Agreement	Recitals
Withholding Drop Date	2.4(a)
Withholding Tax Ruling	5.17(b)

A-viii

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of April 29, 2018, by and among United Therapeutics Corporation, a Delaware corporation ("Parent"), Daniel 24043 Acquisition Corp. Ltd., a company organized under the laws of the State of Israel and a wholly-owned Subsidiary of Parent ("Merger Sub") and SteadyMed Ltd., a company organized under the laws of the State of Israel (the "Company").

RECITALS

        WHEREAS, the parties intend to effect the merger (the "Merger") of Merger Sub with and into the Company, with the Company surviving that merger, on the terms and subject to the conditions set forth herein and in accordance with the provisions of Sections 314-327 of the Companies Law 5759-1999 of the State of Israel (together with the rules and regulations promulgated thereunder, the "ICL");

        WHEREAS, (a) the Boards of Directors of Parent and Merger Sub have each unanimously approved this Agreement and declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement and (b) the Board of Directors of Merger Sub has (i) determined that, considering the financial position of the merging companies, no reasonable concern exists that the Company, as the surviving corporation following the consummation of this Agreement and the transactions contemplated hereby, will be unable to fulfill the obligations of Merger Sub to its creditors and (ii) resolved to recommend the approval of this Agreement and the terms of the Merger by the sole shareholder of Merger Sub, on the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, the Board of Directors of the Company (the "Company Board") has (i) determined that it is in the best interests of the Company and its shareholders, and declared it advisable, to enter into this Agreement and the other transactions contemplated hereby, (ii) determined that, considering the financial position of the merging companies, no reasonable concern exists that the Company, as the surviving corporation following the consummation of this Agreement and the transactions contemplated hereby, will be unable to fulfill the obligations of the Company to its creditors, (iii) approved the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and (iv) resolved and agreed to recommend adoption of this Agreement, the Merger and the transactions contemplated hereby by the shareholders of the Company;

        WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, certain shareholders of the Company are entering into an agreement (the "Voting Agreement") pursuant to which each such Person has agreed, among other things, to vote the Shares held by such Person in favor of the Merger, this Agreement and the transactions contemplated hereby;

        WHEREAS, subject to the terms and conditions of this Agreement, at or prior to the Closing Date, Parent and a rights agent mutually agreeable to Parent and the Company (the "Rights Agent") will enter into a Contingent Value Rights Agreement in substantially the form attached hereto as Exhibit A (subject to such changes permitted by Section 5.15) (the "CVR Agreement"); and

        WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger as specified herein.

 AGREEMENT

        NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I
THE MERGER

        Section 1.1    The Merger.     Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the ICL, at the Effective Time, Merger Sub (as the target company (Chevrat Ha'Ya'ad) in the Merger) shall be merged with and into the Company (as the absorbing company (HaChevra Ha'Koletet) in the Merger). Following the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the Surviving Company in the Merger (the "Surviving Company") and a wholly-owned subsidiary of Parent. The Surviving Company shall (a) continue to be governed by the Laws of the State of Israel, (b) maintain a registered office in the State of Israel and (c) succeed to and assume all of the rights, properties and obligations of Merger Sub and the Company in accordance with the ICL.

        Section 1.2    Closing.     Unless this Agreement shall have been validly terminated in accordance with Article VII, the closing of the Merger (the "Closing") shall take place at 10:00 a.m. (Israeli time), on the second Business Day (excluding Friday as a Business Day for this purpose) following the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions), at the offices of Gibson, Dunn & Crutcher, LLP, 1050 Connecticut Avenue, N.W., Washington, DC 20036, unless another date, time or place is agreed to in writing by Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

        Section 1.3    Effective Time.     Upon the terms and subject to the provisions of this Agreement, as soon as practicable after the determination of the date on which the Closing is to take place, each of the Company and Merger Sub shall (and Parent shall cause Merger Sub to), in coordination with each other, deliver to the Registrar of Companies of the State of Israel (the "Companies Registrar") a notice of the contemplated Merger and the proposed date of the Closing on which the Companies Registrar is requested to issue a certificate evidencing the Merger in accordance with Section 323(5) of the ICL (the "Certificate of Merger") after notice that the Closing has occurred is served to the Companies Registrar, which the parties shall deliver on the Closing Date. The Merger shall become effective upon the issuance by the Companies Registrar of the Certificate of Merger in accordance with Section 323(5) of the ICL (the time the Merger becomes effective being the "Effective Time").

        Section 1.4    Effects of the Merger.     The Merger shall have the effects set forth in this Agreement and in the relevant provisions of the ICL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, by virtue of, and simultaneously with, the Merger and without any further action on the part of Parent, Merger Sub or the Company, (a) Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the Surviving Company, (b) all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company, (c) all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Company, (d) all the rights, privileges, immunities, powers and franchises of the Company (as the Surviving Company) shall continue unaffected by the Merger in accordance with the ICL, (e) the Companies Registrar shall transfer the Registries of Liens (as such term is defined in Section 181 of the Companies Ordinance, 5743-1983 of the State of Israel) of the Company and Merger Sub to the

Registry of Liens of the Surviving Company, and (f) the Surviving Company shall be regarded as the Company or Merger Sub in any legal proceeding to which the Company or Merger Sub are a party.

        Section 1.5    Articles of Association of the Company.     At the Effective Time, the articles of association of the Company, as in effect immediately prior to the Effective Time, shall be the articles of association of the Surviving Company, until duly amended as provided therein and by applicable Law.

        Section 1.6    Directors.     The parties shall take all actions necessary so that the directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be appointed and serve as the directors of the Surviving Company until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, in accordance with the Surviving Company's articles of association.

        Section 1.7    Officers.     At the Effective Time, the officers of Merger Sub immediately before the Effective Time shall be the officers of the Surviving Company, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

ARTICLE II
EFFECT ON THE SHARE CAPITAL OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

        Section 2.1    Conversion of Share Capital.     At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any share capital or equity interests of the Company, Parent or Merger Sub:

          (a)   Each ordinary share, par value one Israel Agora (NIS 0.01) per share, of the Company (such shares, collectively, the "Shares") issued and outstanding immediately prior to the Effective Time (other than any Excluded Shares) shall thereupon be converted automatically into and shall thereafter represent the right to receive: (i) $4.46 in cash, subject to reduction of any Tax required to be withheld under applicable Tax Law, without interest (such consideration, as it may from time to time be amended in accordance with this Agreement, the "Cash Consideration"), plus (ii) one contractual contingent value right (each, a "CVR"), which shall represent the right to receive a contingent payment in cash upon the achievement of a specific milestone, at the time and subject to the terms and conditions of the CVR Agreement, subject to reduction of any Tax required to be withheld under applicable Tax Law, without interest (the "CVR Consideration" and together with the Cash Consideration, "Merger Consideration"), upon the terms and subject to the conditions set forth in this Agreement. As of the Effective Time, without any further action by any Person, all Shares shall be owned by Parent free and clear of any Liens and shall be registered as such in Parent's name in the shareholders registry of the Surviving Company.

          (b)   Each Share held in the treasury of the Company or owned by Parent or any direct or indirect wholly-owned Subsidiary of the Company or of Parent immediately prior to the Effective Time, if any (collectively, "Excluded Shares"), shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (c)   Each ordinary share, par value one Israel Agora (NIS 0.01) per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically and without further action cancelled and shall cease to exist, and no cash or other consideration shall be delivered in exchange therefor.

          (d)   If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding ordinary shares of the Company, or securities convertible into or exchangeable into or exercisable for ordinary shares of the Company, shall occur as a result of any reclassification, recapitalization, share split (including a reverse share split) or subdivision or combination, exchange or readjustment of shares, or any share dividend or share distribution with a record date during such period (excluding, in each case, normal quarterly cash dividends), merger or other similar transaction, the Merger Consideration shall be equitably adjusted so as to provide Parent and the holder of Shares the same economic effect as contemplated by this Agreement prior to such event; provided, that nothing in this Section 2.1(d) shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

          (e)   From and after the Effective Time, each holder of a Certificate or Uncertificated Shares theretofore representing any Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration payable therefor upon the surrender thereof in accordance with the provisions of Section 2.3. The Merger Consideration paid in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights existing prior to the Effective Time pertaining to such Shares.

        Section 2.2    Treatment of Options, Restricted Share Units and Warrants.

          (a)    Treatment of Company Options and Restricted Share Units.

              (i)  At the Effective Time, each option (each, a "Company Option") to purchase Shares granted under the Amended and Restated 2009 Stock Plan, the 2013 Stock Incentive Subplan and any other share option, share purchase or equity compensation plan, arrangement or agreement of the Company (the "Company Share Plans") that is then outstanding and unexercised, whether or not vested, and which has an exercise price per Share that is less than the Cash Consideration (each, an "In the Money Option"), shall be cancelled and converted into the right to receive (A) an amount in cash equal to (1) the excess, if any, of (x) the Cash Consideration over (y) the exercise price payable per Share under such Company Option, multiplied by (2) the total number of Shares subject to such In the Money Option immediately prior to the Effective Time (without regard to vesting) and (B) a number of CVRs equal to the total number of Shares subject to such In the Money Option immediately prior to the Effective Time (without regard to vesting).

             (ii)  At the Effective Time, each Company Option other than an In the Money Option that is then outstanding and unexercised, whether or not vested (each, an "Out of the Money Option"), shall be cancelled and converted into the right to receive a cash payment from Parent with respect to each Share subject to the Out of the Money Option upon the Milestone Payment Date, if any, equal to the amount by which the sum of (A) the Cash Consideration and (B) the amount per CVR in cash to be paid at the Milestone Payment Date under the CVR Agreement exceeds the exercise price payable per Share under such Out of the Money Option (to the extent such sum exceeds such exercise price, such Out of the Money Option shall be referred to as a "Positive Option"). Promptly following the Effective Time, Parent shall cause the Company to acknowledge the foregoing obligations in writing to each holder of Positive Options. Notwithstanding anything herein to the contrary, any Out of the Money Options with an exercise price payable per Share equal to or greater than $7.09 shall be cancelled at the Effective Time without any consideration payable therefor.

            (iii)  Notwithstanding anything in Section 2.2(a)(i) to the contrary, if (X) pursuant to the terms of the CVR Agreement, the Milestone Payment Date occurs following the fifth anniversary of the change in ownership or effective control of the Company for the purposes of Treas. Reg. Section 1.409A-3(i)(5) and (Y) receipt of a payment by the holder of a CVR granted pursuant to Section 2.2(a)(i) (a "Section 2.2(a)(i) Option Holder") after such fifth anniversary will result in the Section 2.2(a)(i) Option Holder being subject to taxation under Section 409A of the Code with respect to the cash payment made to such Section 2.2(a)(i) Option Holder pursuant to Section 2.2(a)(i)(A) above (a "Post 5th Anniversary Payment"),

    (I) the Post 5th Anniversary Payment shall not be paid to the Section 2.2(a)(i) Option Holder and (II) the Post 5th Anniversary Payment shall be reallocated pro rata to holders of CVRs other than Section 2.2(a)(i) Option Holders in a manner that will not result in taxation under Section 409A of the Code with respect to the cash payments made pursuant to Section 2.2(a)(i)(A).

            (iv)  At the Effective Time, each restricted share unit (each, a "Restricted Share Unit") granted under the Company Share Plans that is then outstanding, whether or not vested, shall be cancelled and converted into the right to receive (A) an amount in cash equal to (1) the Cash Consideration, multiplied by (2) the total number of Shares subject to such Restricted Share Unit (without regard to vesting) and (B) a number of CVRs equal to the total number of Shares subject to such Restricted Share Unit (without regard to vesting).

             (v)  As soon as reasonably practicable after the Effective Time (but no later than the second payroll date after the Effective Time) and as soon as practicable following the Milestone Payment Date, if any, Parent shall cause the Surviving Company or its Affiliate to, and the Surviving Company or its Affiliate, as applicable, shall, pay the portion of the aggregate consideration payable as of such date pursuant to Section 2.2(a)(i)(A) with respect to In the Money Options, including any consideration payable pursuant to CVRs, Section 2.2(a)(ii) with respect to Out of the Money Options, and Section 2.2(a)(iv) with respect to Restricted Share Units, in all cases, net of any Tax required to be withheld under applicable Tax Law withholdings, through, to the extent applicable, the Surviving Company's or its Affiliate's payroll (subject to any Tax required to be withheld under applicable Tax Law) to the holders of Restricted Share Units and to the holders of Company Options (or in the case of any payments pursuant to Section 2.2(a)(i), Section 2.2(a)(ii) or Section 2.2(a)(iv) which are subject to Tax pursuant to Sections 102(b)(2) and 102(b)(3) of the Ordinance (together the "102 Company Options"), payment shall be made through the trustee appointed by the Company to serve as trustee of the Company Share Plans and the awards granted thereunder pursuant to Section 102 of the Ordinance (the "102 Trustee") subject to the provisions of Section 102 of the Ordinance and any Tax ruling received from the ITA regarding such 102 Company Options including the Option Tax Ruling); provided, however, that to the extent there is not a Tax withholding obligation with respect to a Company Option or a Restricted Share Unit, the consideration payable pursuant to Section 2.2(a)(i) or Section 2.2(a)(iv), as applicable, payable with respect to such Company Options shall be paid in the manner described in Section 2.3 through the Payment Fund rather than this Section 2.2(a)(v).

            (vi)  Prior to the Effective Time, the Company shall deliver all required notices (which notices shall be subject to Parent's reasonable approval) to each holder of Company Options or Restricted Share Units setting forth each holder's rights pursuant to the respective Company Share Plan, stating that such Company Options or Restricted Share Units shall be treated in the manner set forth in this Section 2.2(a).

           (vii)  Prior to the Effective Time, the Company shall take all actions (including obtaining any necessary determinations and/or resolutions of the Company Board of Directors or a committee thereof) that it determines to be appropriate or necessary to (A) immediately prior to the Effective Time, accelerate the vesting and exercisability of each unexpired and unexercised Company Option then outstanding so that each such Company Option shall be fully vested and exercisable prior to the Effective Time, (B) immediately prior to the Effective Time, accelerate the vesting of each Restricted Share Unit then outstanding so that each such Restricted Share Unit shall be fully vested prior to the Effective Time, (C) ensure that each of the Company Share Plans shall terminate and all rights under any provision of any other employee incentive or benefit plan, program or arrangement or any non-employee director plan maintained by the Company providing for the issuance or grant of any other interest in respect of the share capital of the Company or any of its Subsidiaries shall be cancelled, (D) cause, as of the Effective Time, each Restricted Share Unit and each unexpired and unexercised Company Option then outstanding as of immediately prior to the Effective Time, whether vested or unvested (and each plan, if any, under which any Company Option may be granted except, with respect to any such plan, as otherwise agreed by Parent) to be cancelled, terminated and extinguished, subject to the rights to payment pursuant to this Section 2.2(a) and (E) ensure that no holder of a Company Option, Restricted Share Unit or any participant in any Company Share Plan or any other arrangements maintained by the Company shall have any rights to acquire, or other rights in respect of, the share capital of the Company, the Surviving Company or any of their Subsidiaries, except the right to receive the payment contemplated by this Section 2.2(a) in cancellation and settlement thereof.

          (b)    Treatment of Company Warrants.    At the Effective Time, and subject to Section 2.4, each outstanding, unexpired and unexercised warrant to purchase Shares (each, as amended prior to the date hereof and in relation to the Merger, a "Company Warrant"), whether or not then vested, shall be cancelled and converted into the right to receive an amount in cash equal to (i) the Specified Corporate Reorganization Warrant Consideration (as defined in the applicable Company Warrant), multiplied by (2) the total number of Shares subject to such Company Warrant immediately prior to the Effective Time.

        Section 2.3    Exchange and Payment.

          (a)   Prior to the Effective Time (but in no event later than three Business Days prior to the Closing Date), Parent shall select a U.S. bank or trust company reasonably acceptable to the Company (which may use a local Israeli sub-paying agent) to act as the paying agent for the Merger (the "Paying Agent") and, in connection therewith, shall enter into an agreement with the Paying Agent in form reasonably satisfactory to the Company and Parent.

          (b)   Immediately after the Effective Time, Parent shall deposit (or cause to be deposited) with the Paying Agent, for payment to the holders of Shares (other than the Excluded Shares) pursuant to the provisions of this Article II, an amount of cash sufficient to pay the aggregate Cash Consideration in accordance with Section 2.1(a) and Section 2.2 (such cash amount being referred to herein as the "Payment Fund") (it being understood and agreed, for the avoidance of doubt, that Parent shall not be required to deposit any funds related to any CVR with the Rights Agent unless and until such deposit is required pursuant to the terms of the CVR Agreement). Except as otherwise provided in this Agreement, the Payment Fund shall not be used for any purpose other than to fund payments due pursuant to this Article II.

          (c)   Promptly following the Effective Time, Parent and the Surviving Company shall cause the Paying Agent to mail to each holder of record (as of immediately prior to the Effective Time) of (i) a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding Shares or (ii) uncertificated Shares (the "Uncertificated Shares"), in each case, whose shares were converted into the right to receive the Merger Consideration, (A) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such Person shall pass, only upon proper delivery of the Certificates to the Paying Agent, and which letter shall be in customary form and contain such other provisions as Parent or the Paying Agent may reasonably specify), (B) an appropriate declaration and/or Valid Tax Certificate in which the beneficial owner of Shares provides certain information necessary for Parent to reasonably determine whether any Tax amounts need to be withheld from the Merger Consideration payable to such beneficial owner pursuant to the terms of the Ordinance (in each case, subject to the provisions of Section 2.3, Section 2.4 and Section 5.17), the Code or any provision of state, local, Israeli or foreign Tax law, and (C) instructions (including instructions from the Paying Agent) for use in effecting the surrender of the Certificates and Uncertificated Shares in exchange for the Merger Consideration. Upon surrender of a Certificate (or affidavit of loss in lieu thereof) for cancellation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as the Paying Agent or Parent may reasonably require (including the declaration and/or Valid Tax Certificate), the holder of such Certificate shall be entitled to receive in exchange for the Shares formerly represented by such Certificate (other than Excluded Shares) the Merger Consideration for each such Share (subject to deduction of Tax required to be withheld under applicable Tax Law), and the Certificate so surrendered shall forthwith be cancelled. In the case of a book-entry transfer of Uncertificated Shares (other than Excluded Shares), upon receipt of such letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as the Paying Agent or Parent may reasonably require (including the declaration and/or Valid Tax Certificate), the holders of such Uncertificated Shares shall be entitled to receive in exchange therefor the Merger Consideration for each such Share (subject to deduction of any Tax required to be withheld under applicable Tax Law), and the transferred Uncertificated Shares so surrendered shall forthwith be canceled. The Paying Agent shall accept such Certificates and transferred Uncertificated Shares upon compliance with such reasonable terms and conditions as the Paying Agent may reasonably impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the Certificates and Uncertificated Shares on the Merger Consideration payable upon the surrender of such Certificates and Uncertificated Shares pursuant to this Section 2.3(c). Payments and deliveries to be made under this Agreement shall be made in U.S. dollars by check or wire transfer of immediately available funds to such address or bank accounts as shall be set forth in the letter of transmittal. Notwithstanding anything to the contrary in this Section 2.3(c), any Merger Consideration received by the Paying Agent in consideration for Shares issued as a result of the exercise or vesting (as applicable) of 102 Company Options which are held by the 102 Trustee and are subject to Tax pursuant to Section 102(b)(2) and 102(b)(3) of the Ordinance (the "102 Shares"), shall be transferred to the 102 Trustee subject to the provisions of Section 102 of the Ordinance and any Tax ruling received from the Israeli Tax Authority (the "ITA") regarding such 102 Company Options including the Option Tax Ruling.

          (d)   Payment of the Merger Consideration is to be made to the Person in whose name the surrendered Certificate or Uncertificated Share is registered (subject to reduction for any Tax required to be withheld under applicable Tax Law).

          (e)   Until surrendered as contemplated by this Section 2.3, each Certificate or Uncertificated Share shall be deemed after the Effective Time to represent only the right to receive the Merger Consideration payable in respect thereof pursuant to this Article II, without any interest thereon.

          (f)    All cash paid upon the surrender for exchange of Certificates or Uncertificated Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates or Uncertificated Shares. At the Effective Time, the shareholders registry of the Company shall be closed and there shall be no further registration of transfers of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Company or the Paying Agent for transfer or transfer is sought for Uncertificated Shares, such Certificates or Uncertificated Shares shall be cancelled and exchanged as provided in this Article II.

          (g)   The Paying Agent shall invest any cash included in the Payment Fund as directed by Parent, on a daily basis. Any interest or other income resulting from such investments shall be paid to Parent, upon demand.

          (h)   Any portion of the Payment Fund (and any interest or other income earned thereon) that remains undistributed to the holders of Certificates or Uncertificated Shares six months after the

  Effective Time shall be delivered to the Surviving Company, upon demand, and any remaining holders of Certificates or Uncertificated Shares (except to the extent representing Excluded Shares) shall thereafter look only to the Surviving Company as general creditors thereof for payment of the Merger Consideration (subject to abandoned property, escheat or other similar laws), without interest.

          (i)    Notwithstanding anything to the contrary set forth in this Agreement, none of Parent, the Surviving Company, the Paying Agent or any other Person shall be liable to any Person in respect of any portion of the Payment Fund properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificates or Uncertificated Shares shall not have been exchanged prior to two (2) years after the Effective Time (or immediately prior to such earlier date on which the related Merger Consideration would otherwise escheat to or become the property of any Governmental Entity), any such Merger Consideration in respect thereof shall, to the extent permitted by applicable Law, become the property of the Surviving Company, free and clear of all claims or interest of any Person previously entitled thereto.

          (j)    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit, in form and substance reasonably acceptable to Parent, of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such Person of a bond in such amount as Parent or the Paying Agent may determine is reasonably necessary as indemnity against any claim that may be made against it, any of its Affiliates or the Surviving Company with respect to such Certificate, the Paying Agent will deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect thereof pursuant to this Agreement.

        Section 2.4    Withholding Rights.

          (a)   Parent, Parent's Subsidiaries (including Merger Sub), the Surviving Company, the Company, the Company's Subsidiaries, the Paying Agent, the 102 Trustee, the Rights Agent and anyone acting on their behalf shall each be entitled to deduct and withhold, or cause to be deducted and withheld, from any consideration payable or other payment (in each case, whether in cash or in kind) made pursuant to this Agreement to any person who or that is either a shareholder of the Company or holds Company Options, Restricted Share Units or Company Warrants (a "Holder") or to any other Person such amounts as are required to be deducted and withheld under the Withholding Tax Ruling, a Valid Tax Certificate, the Interim Option Tax Ruling and the Option Tax Ruling, if obtained, or under any other provision of applicable Tax Law (including, for the avoidance of doubt, the Ordinance and the Internal Revenue Code of 1986, as amended (the "Code")) as reasonably determined by Parent. Notwithstanding anything to the contrary in the preceding sentence and subject to any other provision to the contrary in the Withholding Tax Ruling with respect to any consideration payable (whether in cash or in kind) pursuant to this Agreement to any Holder (other than any holder of Company Options, Restricted Share Units or 102 Shares) such consideration shall be retained by Parent, the Paying Agent or the Rights Agent (as the case may be) for the benefit of each such payment recipient for a period of up to 180 days from the applicable payment date or an earlier date required in writing by such payment recipient or by the ITA (the "Withholding Drop Date") (during which time no payor shall make any payments to any payment recipient and withhold any amounts for Israeli Taxes from such payments deliverable pursuant to this Agreement, except as provided below and during which time each such payment recipient may obtain a Valid Tax Certificate). If a payment recipient delivers, no later than three Business Days prior to the Withholding Drop Date a Valid Tax Certificate to a payor, then the deduction and withholding of any Israeli Taxes shall be made only in accordance with the provisions of such Valid Tax Certificate and the balance of the payment that is not withheld shall be paid to such payment recipient. If any payment recipient (i) does not provide the payor with a Valid Tax Certificate by no later than three Business Days before the

  Withholding Drop Date, or (ii) submits a written request with the payor to release his portion of the payment prior to the Withholding Drop Date and fails to submit a Valid Tax Certificate at or before such time, then the amount to be withheld from such payment recipient shall be calculated according to the applicable withholding rate as prescribed under applicable Tax Law, which amount shall be increased by the interest plus linkage differences as defined in Section 159A of the Ordinance for the time period between the fifteenth (15th) calendar day of the month following the month during which the Closing occurs and the time the relevant payment is made. Subject to any other provision in the Withholding Tax Ruling or any other written instructions by the ITA, in the absence of a Valid Tax Certificate which also covers the Holder's portion of the CVR Consideration, the applicable amount to be withheld from such Holder from any amount payable to the Holder on the Closing Date will be calculated (as provided above) also on such Holder's portion of the CVR Consideration, and will be deducted, and delivered to the ITA as provided above.

          (b)   Notwithstanding anything to the contrary herein, and unless otherwise determined in the Withholding Tax Ruling, the Option Tax Ruling, the Interim Option Tax ruling or any Valid Tax Certificate, any payments made to holders of Company Options, Restricted Share Units and 102 Shares will be subject to deduction or withholding of Israeli Tax under the Ordinance on the fifteenth (15th) day of the calendar month following the month during which the Closing occurs, unless prior to such date (i) with respect to 102 Company Options, the Company Options subject to Tax pursuant to section 3(i) of the Ordinance and 102 Shares, the Option Tax Ruling (or the Interim Option Tax Ruling) shall have been obtained providing for no withholding, (ii) with respect to non-Israeli resident holders of Company Options or Restricted Share Units, who were granted their awards in consideration solely for work or services performed outside of Israel for the Company's non-Israeli resident subsidiaries, a validly executed declaration in the form attached hereto as Schedule 2.4(b) shall have been provided to Parent regarding their non-Israeli residence and confirmation that they were granted such awards in consideration solely for work or services performed outside of Israel; and (iii) with respect to all other Company Options or Restricted Share Units, a Valid Tax Certificate shall have been provided.

          (c)   Unless otherwise determined in the Withholding Tax Ruling, any withholding made in New Israeli Shekels with respect to payments made hereunder in dollars shall be calculated based on the US dollars to NIS exchange rate at the time the relevant payment is made (but in any event not lower than the US dollars to NIS exchange rate on the Closing Date). Any currency conversion commissions will be borne by the applicable payment recipient and deducted from payments to be made to such payment recipient.

          (d)   To the extent amounts are so deducted or withheld and paid over to the appropriate Governmental Entity, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. If a payor so deducts or withholds amounts, the payor shall furnish in a timely manner the Person in respect of which such deduction or withholding was made with documents evidencing such deduction of withholding.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as and to the extent disclosed in the Company SEC Documents filed with the SEC since December 31, 2016 and publicly available at least two calendar days prior to the date of this Agreement (other than any disclosures set forth in any risk factor section, in any section relating to forward looking statements and any other disclosures included therein to the extent they are predictive, cautionary or forward-looking in nature) or as set forth in the corresponding section or subsection of the disclosure letter delivered by the Company to Parent immediately prior to the execution of this Agreement (the "Company Disclosure Letter") (it being agreed that the disclosure of any information in a particular section or subsection of the Company Disclosure Letter shall be deemed disclosure of such information with respect to any other section or subsection of this Agreement to which the relevance of such information is readily apparent on its face), the Company represents and warrants to Parent and Merger Sub as follows:

        Section 3.1    Organization, Standing and Power.

          (a)   Each of the Company and its Subsidiaries (i) is an entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction of its organization, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except in the case of clause (iii), where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have, a Material Adverse Effect.

          (b)   The Company has previously delivered to Parent true and complete copies of the Company's articles of association (the "Company's Articles of Association") and certificate of incorporation and bylaws (or comparable organizational documents) of each of its Subsidiaries, in each case as amended to the date of this Agreement, and each as so delivered is in full force and effect. The Company is not in violation of any provision of the Company's Articles of Association. None of the Company's Subsidiaries are in violation of any provision of their certificate of incorporation or bylaws (or comparable organizational documents). The Company has made available to Parent true and complete copies of the minutes (or, in the case of draft minutes, the most recent drafts thereof as of the date of this Agreement) of all meetings of the Company's shareholders, the Company Board and each committee of the Company Board held since January 1, 2015.

        Section 3.2    Share Capital.

          (a)   The registered (authorized) share capital of the Company consists of NIS 50,000 divided into 50,000,000 Shares, NIS 0.01 per share. At the close of business on April 26, 2018 (the "Measurement Date"), (i) 26,582,910 Shares (excluding treasury shares) were issued and outstanding, (ii) no Shares were held by the Company in its treasury (dormant shares), (iii) there were outstanding Company Options to purchase 1,924,934 Shares and (iv) there were outstanding Company Warrants to purchase 7,718,025 Shares. All outstanding share capital, other voting securities and equity interests of the Company are, and all shares reserved for issuance will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the ICL, the Company's Articles of Association or any Contract to which the Company is a party or is otherwise bound. No share capital or equity interests of the Company are owned by any Subsidiary of the Company. All outstanding share capital and other voting securities or equity interests of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid, nonassessable and not subject to any preemptive rights. All outstanding share capital, other voting securities and equity interests of each such Subsidiary are owned, directly or indirectly, by the Company, free and clear of all pledges, claims, liens, charges, options, rights of first refusal, encumbrances and security interests of any kind or nature whatsoever (including any limitation on voting, sale, transfer or other disposition or exercise of any other attribute of ownership) (collectively, "Liens"). Neither the Company nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other obligations having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) with the shareholders of the Company or such Subsidiary on any matter. Except as set forth above in this Section 3.2(a) and except for changes since the close of business on the Measurement Date resulting from the exercise of Company Options or Company Warrants described in Section 3.2(b), there are no outstanding (A) share capital or other voting securities or equity interests of the Company, (B) securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for share capital of the Company or other voting securities or equity interests of the Company or any of its Subsidiaries, (C) share appreciation rights, "phantom" share rights, performance units, interests in or rights to the ownership or earnings of the Company or any of its Subsidiaries or other equity equivalent or equity-based awards or rights, (D) subscriptions, options, warrants, calls, commitments, Contracts or other rights to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any share capital of the Company or any of its Subsidiaries, voting securities, equity interests or securities convertible into or exchangeable or exercisable for share capital or other voting securities or equity interests of the Company or any of its Subsidiaries or rights or interests described in the preceding clause (C) or (E) obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, any such securities. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the holding, voting, registration, redemption, repurchase or disposition of, or that restrict the transfer of, any share capital or other voting securities or equity interests of the Company or any of its Subsidiaries.

          (b)   Section 3.2(b) of the Company Disclosure Letter sets forth a true and complete list of all holders, as of the close of business on the Measurement Date, of outstanding Company Warrants, Company Options and other similar rights to purchase or receive Shares or similar rights granted under the Company Share Plans or otherwise (collectively, "Company Share Awards"), indicating as applicable, with respect to each Company Share Award then outstanding, the type of award granted, the number of Shares subject to such Company Share Award, the name of the plan under which such Company Share Award was granted (if any), the date of grant, exercise or purchase price, vesting schedule, payment schedule (if different from the vesting schedule) and expiration thereof, and where applicable, whether each such Company Option is a 102 Company Option or Company Option subject to Tax pursuant to section 3(i) of the Ordinance and for 102 Company Options the date of deposit with the 102 Trustee (both with respect to the deposit of the board resolution and the deposit of the option agreement). Each Company Option intended to qualify as an "incentive stock option" under Section 422 of the Code so qualifies and the exercise price of each other Company Option is no less than the fair market value of a Share as determined on the date of grant of such Company Option, as determined pursuant to Section 409A of the Code. The Company has made available to Parent true and complete copies of all agreements relating to the Company Warrants to which the Company or any of its Subsidiaries is a party or of which the Company has actual knowledge as of the date of this Agreement. The Company has made available to Parent true and complete copies of all Company Share Plans and the forms of all share option agreements evidencing outstanding Company Options. All Company Options can be involuntarily cancelled without the award holder's consent upon the consummation of the Merger (including any options cancelled hereunder with respect to which no payment will be made).

          (c)   Section 3.2(c) of the Company Disclosure Letter sets forth a true and complete list of all holders of 102 Shares, including the date of grant of the 102 Company Options out of which the 102 Shares were exercised and the date on which such 102 Company Option were deposited with the 102 Trustee (both with respect to the deposit of the board resolution and the deposit of the option agreement) and the date of deposit of the 102 Shares with the 102 Trustee.

        Section 3.3    Subsidiaries.     Section 3.3 of the Company Disclosure Letter sets forth a true and complete list of each Subsidiary of the Company, including its jurisdiction of incorporation or formation, its shareholders, and, if applicable, the individuals who comprise the board of directors or comparable body. All of the outstanding share capital of, or other equity or voting interests in, each Subsidiary of the Company (i) have been duly authorized, validly issued and are fully paid and nonassessable and (ii) are wholly owned by the Company, free and clear of all Liens (other than Liens under applicable securities Laws) and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such share capital or other equity or voting interests) that would prevent the operation by the Surviving Company of such Subsidiary's business as presently conducted. Except for the share capital of, or other equity or voting interests in, its Subsidiaries, the Company does not own, directly or indirectly, any equity, membership interest, partnership interest, joint venture interest, or other equity or voting interest in, or any interest convertible into, exercisable or exchangeable for any of the foregoing, nor is it under any obligation to form or participate in, provide funds to, make any loan to, or capital contribution or other investment in, any Person.

        Section 3.4    Authority.

          (a)   The Company has all necessary corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and each Ancillary Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to approve this Agreement and each Ancillary Agreement or to consummate the Merger and the other transactions contemplated hereby, subject, in the case of the consummation of the Merger, to (i) the approval and adoption of this Agreement and each Ancillary Agreement by the holders of at least a majority of the outstanding Shares voted at the Company Shareholders Meeting and (ii) either (A) the approval and adoption of this Agreement and each Ancillary Agreement at the Company Shareholders Meeting by the holders of at least a majority of the Disinterested Voting Shares that are voted at the Company Shareholders meeting (abstentions shall not be included in the total of the votes of the aforesaid shareholders), or (b) the total number of Disinterested Voting Shares that are voted against the Agreement and each Ancillary Agreement at the Company Shareholders Meeting does not exceed two percent of the aggregate voting rights in the Company (the "Company Shareholders Approval"). For purposes of this Agreement, a "Disinterested Voting Share" is an outstanding Share that is held by a Person that does not have a Personal Interest in the Agreement or any Ancillary Agreement. This Agreement and each Ancillary Agreement have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors' rights generally or by general principles of equity).

          (b)   The Company Board, at a meeting duly called and held in compliance with the requirements of the ICL and the Company's Articles of Association at which all directors of the Company were present, duly and unanimously adopted resolutions (i) determining that the terms of this Agreement, the Ancillary Agreements, the Merger and the other transactions contemplated hereby are fair to and in the best interests of the Company's shareholders, and that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving Company will be unable to fulfill the obligations of the Company to its creditors when they become due, (ii) approving and declaring advisable this Agreement and the transactions contemplated hereby, including the Merger, (iii) directing that this Agreement be submitted to the shareholders of the Company for adoption and (iv) resolving to recommend that the Company's shareholders vote in favor of the adoption of this Agreement and the transactions contemplated hereby, including the Merger, and to include such Company Board recommendation in the Proxy Statement for the approval of this Agreement and the transactions contemplated hereby, which resolutions have not been subsequently rescinded, modified or withdrawn in any way, except as may be permitted by Section 5.2.

          (c)   The Company Shareholders Approval is the only vote of the holders of any class or series of the Company's share capital or other securities required in connection with the consummation of the Merger. No vote of the holders of any class or series of the Company's share capital or other securities is required in connection with the consummation of any of the transactions contemplated hereby to be consummated by the Company other than the Merger.

        Section 3.5    No Conflict; Consents and Approvals.

          (a)   The execution, delivery and performance of this Agreement and each Ancillary Agreement by the Company does not, and the consummation of the Merger and the other transactions contemplated hereby and compliance by the Company with the provisions hereof will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation, modification or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties, assets or rights of the Company or any of its Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, or require any consent, waiver or approval of any Person pursuant to, any provision of (i) the Articles of Association or the certificate of incorporation or bylaws (or similar organizational documents) of any Subsidiary of the Company, (ii) any bond, debenture, note, mortgage, indenture, guarantee, license, lease, purchase or sale order or other contract, or any other commitment, agreement, instrument intended to be legally binding, obligation, undertaking, permit, concession or franchise, whether oral or written (each, including all amendments thereto, a "Contract") to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets may be bound or (iii) subject to the governmental filings and other matters referred to in Section 3.5(b), any federal, state, local or foreign law (including common law), statute, ordinance, rule, code, regulation, order, judgment, injunction, decree or other legally enforceable requirement ("Law") or any rule or regulation of the Nasdaq Global Select Market ("NASDAQ") applicable to the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries or any of their respective properties or assets may be bound, except in the case of clauses (ii) and (iii), as would not be material to the Company and its Subsidiaries, taken as a whole.

          (b)   No consent, clearance, approval, order or authorization of, or registration, declaration, filing with or notice to, any Governmental Entity (any of the foregoing being referred to herein as an "Approval") is required by or with respect to the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement and each Ancillary Agreement by the Company or the consummation by the Company of the Merger and the other transactions contemplated hereby or compliance with the provisions hereof, except for (i) the filing of the pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and any equivalent foreign antitrust filings, (ii) such filings and reports as may be required pursuant to the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other applicable foreign securities laws and any other applicable state or federal securities, takeover and "blue sky" laws, (iii) the filing of the Merger Proposal and Merger Notice with the Companies Registrar and all such other notices or filings required under the ICL with respect to the Merger including the issuance of the Certificate of Merger by the Companies Registrar, (iv) any filings and approvals required under the rules and regulations of NASDAQ, (v) the filing of a written notice to the Israel Innovation Authority (previously, the Office of Chief Scientist, or OCS) of the Israeli Ministry of Economy (previously, the Ministry of Industry Trade and Labor) (the "IIA" and the "IIA Notice", respectively) regarding the change in ownership of the Company effected as a result of the Merger, required to be submitted to the IIA in connection with the Merger in accordance with the Israeli Encouragement of Industrial Research and Development Law, 1984 (the "R&D Law") and (vi) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices the failure of which to be obtained or made, individually or in the aggregate, is not, and would not reasonably be expected to be material to the Company or any of its Subsidiaries.

        Section 3.6    SEC Reports; Financial Statements.

          (a)   The Company has filed with or furnished to the Securities and Exchange Commission (the "SEC") on a timely basis true and complete copies of all forms, reports, schedules, statements and other documents required to be filed with or furnished to the SEC by the Company since January 1, 2016 (all such documents, together with all exhibits and schedules to the foregoing materials and all information incorporated therein by reference, the "Company SEC Documents"). As of their respective filing dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), as the case may be, including, in each case, the rules and regulations promulgated thereunder, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b)   The financial statements (including the related notes and schedules thereto) included (or incorporated by reference) in the Company SEC Documents (i) have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), (ii) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and (iii) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and their respective consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments that were not, or are not expected to be, individually or in the aggregate, material in amount), all in accordance with GAAP and the applicable rules and regulations promulgated by the SEC. Since January 1, 2016, the Company has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as required by GAAP, SEC rule or policy or applicable Law.

          (c)   The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Such disclosure controls and procedures are designed to ensure that information relating to the Company, including its consolidated Subsidiaries, required to be disclosed in the Company's periodic and current reports under the Exchange Act, is made known to the Company's chief executive officer and its chief financial officer by others within those entities to allow timely decisions regarding required disclosures as required under the Exchange Act. The chief executive officer and chief financial officer of the Company have evaluated the effectiveness of the Company's disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable Company SEC Document that is a report on Form 10-K or Form 10-Q, or any amendment thereto, its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation.

          (d)   The Company and its Subsidiaries have established and maintain a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) which is effective in providing reasonable assurance regarding the reliability of the Company's financial reporting and the preparation of the Company's financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on its most recent evaluation of the Company's internal control over financial reporting prior to the date hereof, to the Company's auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of the Company's internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

          (e)   Since January 1, 2016, neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

          (f)    As of the date of this Agreement, there are no outstanding or unresolved comments in the comment letters received from the SEC staff with respect to the Company SEC Documents. To the knowledge of the Company, none of the Company SEC Documents is subject to ongoing review or outstanding SEC comment or investigation.

          (g)   Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any "off balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company's or such Subsidiary's published financial statements or other Company SEC Documents.

          (h)   The Company is in compliance in all material respects with (i) the provisions of the Sarbanes-Oxley Act and (ii) the rules and regulations of NASDAQ, in each case, that are applicable to the Company.

          (i)    No Subsidiary of the Company is required to file any form, report, schedule, statement or other document with the SEC.

        Section 3.7    No Undisclosed Liabilities.     Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, known or unknown, whether due or to become due, in each case, that are required to be recorded or reflected on a balance sheet under GAAP, except (a) to the extent accrued or reserved against in the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2017 included in the Annual Report on Form 10-K filed by the Company with the SEC on March 30, 2017 (without giving effect to any amendment thereto filed on or after the date hereof) (the "Annual Report"), (b) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 2017 (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement or misappropriation), (c) liabilities that are not material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole, (d) for liabilities incurred in connection with the negotiation of and entry into this Agreement and the transactions contemplated hereby, which are of the nature set forth on Section 3.7 of the Company Disclosure Letter, and (e) liabilities for performance of obligations of the Company or its Subsidiary under a Material Contract listed on Section 3.16 of the Company Disclosure Letter (other than resulting from any breach or acceleration thereof).

        Section 3.8    Certain Information.     The Proxy Statement will not, at the time it is first mailed to the Company's shareholders, at the time of any amendments or supplements thereto and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to statements included or incorporated by reference in the Proxy Statement based on information supplied in writing by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference therein. For purposes of this Agreement, the letter to shareholders, notice of meeting, proxy statement and form of proxy to be distributed to shareholders in connection with the Merger (including any amendments or supplements) are collectively referred to as the "Proxy Statement."

        Section 3.9    Absence of Certain Changes or Events.     Between December 31, 2017 and the date of this Agreement: (a) the Company and its Subsidiaries have conducted their businesses in all material respects in the ordinary course consistent with past practice (except with respect to activities undertaken in connection with the process leading to the negotiation and execution of this Agreement); (b) there has not been any change, event or development or prospective change, event or development that, individually or in the aggregate, has had a Material Adverse Effect; (c) neither the Company nor any of its Subsidiaries has suffered any loss, damage, destruction or other casualty affecting any of its material properties or assets, whether or not covered by insurance; and (d) none of the Company or any of its Subsidiaries has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 5.1.

        Section 3.10    Litigation.     Other than as set forth in Section 3.10 of the Company Disclosure Letter, and except to the extent related to any activities of Parent, (a) there is no action, suit, claim, arbitration, investigation, inquiry, grievance or other proceeding (each, an "Action") pending or, to the knowledge of the Company, threatened in writing against or affecting the Company or any of its Subsidiaries, any of their respective properties or assets, or any present or former officer, director or employee of the Company or any of its Subsidiaries in such individual's capacity as such, other than any Action that meets the following two conditions: (i) does not involve an amount in controversy in excess of $100,000 and (ii) does not seek injunctive or other non-monetary relief, (b) neither the Company nor any of its Subsidiaries nor any of their respective properties or assets is subject to any outstanding judgment, order, injunction, rule or decree of any Governmental Entity, (c) there is no Action pending or, to the knowledge of the Company threatened, seeking to prevent, hinder, modify, delay or challenge the Merger or any of the other transactions contemplated by this Agreement or any Ancillary Agreement, and (d) to the knowledge of the Company, there are no pending or threatened investigations of the Company or any of its Subsidiaries by any Governmental Entity, excluding in each case of clauses "(a)" through "(d)" for pending or threatened Actions, judgment, order, injunction, rule or decree initiated or entered into after the date of this Agreement relating to this Agreement, the Merger or the other transactions contemplated by this Agreement (including for the avoidance of doubt, allegations of breach of fiduciary duties of the Company's directors, or allegations of false or misleading public disclosure, in each case with respect to this Agreement or the transactions contemplated herein or the process leading thereto).

        Section 3.11    Compliance with Laws.     The Company and each of its Subsidiaries are, and since January 1, 2016 have been, in compliance in all material respects with all Laws applicable to their businesses, operations, properties or assets, except where any non-compliance, individually or in the aggregate, is not and would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole. None of the Company or any of its Subsidiaries has received, since January 1, 2016, a notice or other written communication from a Governmental Entity alleging or relating to a material violation of any Law applicable to their businesses, operations, properties or assets. The Company and each of its Subsidiaries have in effect all material permits, licenses, variances, exemptions, approvals, authorizations, consents, operating certificates, franchises, orders and approvals (collectively, "Permits") of all Governmental Entities necessary for them to own, lease or operate their properties and assets and to carry on their businesses and operations as now conducted, and there has occurred no material violation of, default (with or without notice or lapse of time or both) under or event giving to others any right of revocation, non-renewal, adverse modification or cancellation of, with or without notice or lapse of time or both, any such Permit, nor would any such revocation, non-renewal, adverse modification or cancellation result from the consummation of the transactions contemplated hereby.

        Section 3.12    Benefit Plans.

          (a)   Section 3.12(a) of the Company Disclosure Letter contains a true and complete list of each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not subject to ERISA), "multiemployer plans" (within the meaning of ERISA section 3(37)), and all share purchase, share option, phantom share or other equity-based plan, severance, employment, collective bargaining, change-in-control, fringe benefit, bonus, incentive, pension, study fund, deferred compensation, supplemental retirement, health, life, or disability insurance, dependent care and all other employee benefit and compensation plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), whether formal or informal, written or oral, legally binding or not, under which any current or former employee, director or consultant of the Company or its Subsidiaries (or any of their dependents) has any present or future right to compensation or benefits or the Company or its Subsidiaries sponsors or maintains, is making contributions to or has any present or future liability or obligation (contingent or otherwise) or with respect to which it is otherwise bound. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Company Plans."

          (b)   Neither the Company or its Subsidiaries has any direct or contingent liability with respect to any plan subject to Section 412 of the Code or Title IV of ERISA, and neither the Company nor its Subsidiaries has any obligation to provide post-employment welfare benefits except to the extent required by Section 4980B of the Code or other similar law.

          (c)   With respect to the Company Plans:

              (i)  each Company Plan has complied in form and in operation with the applicable provisions of ERISA and the Code and all other applicable legal requirements, in all material respects;

             (ii)  each Company Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination, advisory and/or opinion letter, as applicable, from the IRS that it is so qualified, to the knowledge of the Company, and nothing has occurred since the date of such letter that would reasonably be expected to cause the loss of the sponsor's ability to rely upon such letter, and, to the knowledge of the Company nothing has occurred that would reasonably be expected to result in the loss of the qualified status of such Company Plan;

            (iii)  there is no Action (including any investigation, audit or other administrative proceeding) by the Department of Labor, the Pension Benefit Guaranty Corporation (the "PBGC"), the IRS or any other Governmental Entity or by any plan participant or beneficiary pending, or to the knowledge of the Company, threatened, relating to the Company Plans, any fiduciaries thereof with respect to their duties to the Company Plans or the assets of any of the trusts under any of the Company Plans (other than routine claims for benefits) nor, to the knowledge of the Company are there facts or circumstances that exist that would reasonably give rise to any such actions;

            (iv)  with respect to each Company Plan that is not subject exclusively to United States Law (a "Non-U.S. Benefit Plan"): (i) all employer and employee contributions to each Non-U.S. Benefit Plan required by applicable Law or by the terms of such Non-U.S. Benefit Plan or pursuant to any other obligation (including contributions to all provident fund schemes such as pension plans, managers' insurance policies and study funds) have been timely and fully made; and (ii) each Non-U.S. Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities; and

             (v)  the execution and delivery of this Agreement and each Ancillary Agreement and the consummation of the Merger will not, either alone or in combination with any other event, (A) entitle any current or former employee, officer, director or Contractor of the Company or any Subsidiary to severance pay, unemployment compensation or any other similar termination payment, or (B) accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any payment or benefit due any such employee, officer, director or Contractor.

          (d)   Neither the Company nor any Subsidiary is a party to any agreement, contract, arrangement or plan (including any Company Plan) that may reasonably be expected to result, separately or in the aggregate, in connection with the transactions contemplated by this Agreement and each Ancillary Agreement (either alone or in combination with any other events), in the payment of any "parachute payments" within the meaning of Section 280G of the Code. There is no agreement, plan or other arrangement to which any of the Company or any Subsidiary is a party or by which any of them is otherwise bound to compensate any person in respect of taxes or other liabilities incurred with respect to Section 409A, 457A or 4999 of the Code.

          (e)   Each Company Plan that is subject to Section 409A of the Code has complied in all material respects in form and operation with the requirements of Section 409A of the Code as in effect from time-to-time.

          (f)    All Company Options granted to individuals subject to Tax under Section 409A of the Code have an exercise price equal to not less than the fair market value (determined in accordance with Section 409A of the Code) of the underlying Shares on the date of grant and no Company Option has a feature for the deferral of compensation within the meaning of Section 409A of the Code.

          (g)   The Company Share Plans have received a favorable determination or approval letter from, or are otherwise approved by, or deemed approved by passage of time without objection by, the ITA under the tax route included in Section 102(b)(2) of the Ordinance. All 102 Shares and 102 Company Options listed in Sections 3.2(b) and 3.2(c) of the Company Disclosure Letter as subject to tax under Section 102(b)(2) and Section 102(b)(3) of the Ordinance were and are currently in full compliance with the applicable requirements of Section 102 of the Ordinance, the applicable rules promulgated thereunder and the written guidance published by the ITA, including the filing of the necessary documents with the ITA, the grant of Company Options only following the lapse of the required thirty (30) day period from the filing of the Company Share Plan with the ITA, the receipt of the required written consents from the option holders, the appointment of an authorized trustee to hold the 102 Company Options and 102 Shares, the receipt of any and all required tax rulings from the ITA and the due deposit of such Company Options and Shares with the 102 Trustee pursuant to the terms of Section 102 of the Ordinance, and applicable regulations and rules promulgated thereunder and the written guidance published by the ITA on July 24, 2012 and clarification dated November 6, 2012.

        Section 3.13    Labor Matters.

          (a)   Attached as Section 3.13(a) of the Company Disclosure Letter is a true and complete list of all the employees of the Company and any of its Subsidiaries as of the date of this Agreement, including each employee's name, position and title, identity of employer, department, work location, actual scope of employment (e.g., full- or part-time or temporary), overtime classification (e.g., exempt or non-exempt), date of commencement of employment, prior notice entitlement, salary and any other compensation or benefit payable, maintained or contributed to or with respect to which any potential liability is borne by the Company or any of its Subsidiaries (whether now or in the future) to each of the listed employees and including but not limited to the following entitlements: bonus (including type of bonus, calculation method and amounts received in 2017 and 2016), deferred compensation, commissions (including calculation method and amounts received in 2017 and 2016), overtime payment, vacation entitlement and accrued vacation, travel entitlement (e.g., travel pay, car, leased car arrangement and car maintenance payments) sick leave entitlement and accrual, shares and any other incentive payments, recuperation pay entitlement and accrual, pension arrangement and/or any other provident fund (including managers' insurance and education fund), their respective contribution rates and the salary basis for such contributions, whether such employee is subject to the Section 14 Arrangement under the Israeli Severance Pay Law, 1963 (the "Section 14 Arrangement") (and, to the extent such employee is subject to the Section 14 Arrangement, an indication of whether such arrangement has been applied to such person from the commencement date of his or her employment and on the basis of his or her entire salary), last compensation increase to date including the amount thereof, and whether the employee is on leave (and if so, the category of leave, the date on which such leave commenced and the date of expected return to work) (such list and information, the "Section 3.13(a) Schedule"). Other than employee salaries, and except as set forth on the Section 3.13(a) Schedule, the employees of the Company are not entitled to any payment or benefit that may be reclassified as part of their determining salary for any purpose, including for calculations of any social contributions. Except as set forth on the Section 3.13(a) Schedule, the Company has not made any promises or commitments to any of its employees or former employees, whether in writing or not, with respect to any future changes or additions to such employees' compensation or benefits. Except as set forth on the Section 3.13(a) Schedule, there are no other employees employed by the Company or any of its Subsidiaries. Details of any person who has accepted an offer of employment made by the Company or any of its Subsidiaries but whose employment has not yet started and any employee of the Company or any of its Subsidiaries prior to the date of this Agreement or who was given or who received a notice of termination of his or her employment in the last twelve (12) months prior to the signing date of this Agreement are set forth in Section 3.13(a) of the Company Disclosure Letter.

          (b)   Except as set forth on Section 3.13(b) of the Company Disclosure Letter, all present employees of the Company or any of its Subsidiaries have executed the Company's standard employment agreement. Except as set forth on Section 3.13(b) of the Company Disclosure Letter, no current or former employee or Contractor of the Company or any of its Subsidiaries is or was engaged by the Company or any of its Subsidiaries without a written contract and each such employee or Contractor executed the Company's standard form agreement concerning confidentiality, and all current employee or Contractors of the Company have executed the Company's standard form agreement concerning assignment of inventions. The Company has delivered to Parent: (i) accurate and complete copies of all such standard agreements and (ii) accurate and complete copies of all employee manuals and handbooks, all Company's or any of its Subsidiaries' policies and guidelines with regard to engagement terms and procedures and other material documents relating to the engagement of the Company's or any of its Subsidiaries' employees and Contractors.

          (c)   The Company and its Subsidiaries have complied in all material respects with all applicable Laws relating to labor and employment, including those relating to wages, hours, overtime, working on rest periods, pay slips, notices to employees, collective bargaining, unemployment compensation, workers compensation, fringe benefits, equal employment opportunity, discrimination, immigration control, employee classification, termination, engagement of service providers, information privacy and security, payment and withholding of taxes and continuation coverage with respect to group health plans. As of their formation, there has not been, and as of the date of this Agreement there is not pending or, to the knowledge of the Company, threatened, any labor dispute, work stoppage, labor strike or lockout against the Company or any of its Subsidiaries by employees or Contractors.

          (d)   Neither the Company nor any of its Subsidiaries is or has ever been a party to any collective bargaining agreement, or other Contract or arrangement with a labor union, trade union or other organization or body involving any of its employees or employee representatives, or is otherwise required (under any Law, under any Contract or otherwise) to provide benefits or working conditions under any of the foregoing. No employee of the Company or any of its Subsidiaries is covered by an effective or pending collective bargaining agreement or similar labor agreement. Neither the Company nor any of its Subsidiaries is or has ever been a member of any employers' association or organization. Neither the Company nor any of its Subsidiaries has paid, is required to pay or has been requested to pay any payment (including professional organizational handling charges) to any employers' association or organization. There are no, and have never been, any labor organizations representing any of the Company's or any of its Subsidiaries' employees. To the knowledge of the Company, there has not been any activity on behalf of any labor union, labor organization or similar employee group to organize any employees of the Company or any of its Subsidiaries. There are no, and have never been, (i) unfair labor practice charges or complaints against the Company or any of its Subsidiaries pending before the National Labor Relations Board or any other labor relations tribunal or authority (whether in the United

  States, Israel or elsewhere) and to the knowledge of the Company no such representations, claims or petitions are threatened, (ii) representation claims or petitions pending before the National Labor Relations Board or any other labor relations tribunal or authority (whether in the United States, Israel or elsewhere) or (iii) grievances or pending arbitration proceedings against the Company or any of its Subsidiaries that arose out of or under any collective bargaining agreement.

          (e)   As of the date of this Agreement, to the actual knowledge of the Company, except as set forth on Section 3.13(e) of the Company Disclosure Letter, no current key employee or officer of the Company or any of its Subsidiaries intends, or is expected, to terminate his employment relationship with such entity following the consummation of the transactions contemplated hereby.

          (f)    Except as set forth on Section 3.13(f) of the Company Disclosure Letter, with respect to any current or former employee, officer or Contractor of the Company or any of its Subsidiaries, there are no actions against the Company or any of its Subsidiaries pending, or to the knowledge of the Company, threatened to be brought or filed, in connection with the employment or engagement of any current or former employee, officer or Contractor of the Company or any of its Subsidiaries, including, without limitation, any claim relating to employment discrimination, harassment, retaliation, equal pay, employment classification or any other employment related matter arising under applicable Laws or any other binding source, except where such action would not, individually or in the aggregate, result in the Company incurring a material liability.

          (g)   Except as set forth on Section 3.13(g) of the Company Disclosure Letter or with respect to any Company Plan (which subject is addressed in Section 3.12 above), the execution of this Agreement and the consummation of the transactions set forth in or contemplated by this Agreement will not result in any breach or violation of, or cause any payment to be made under, any applicable Laws respecting labor and employment or any collective bargaining agreement to which the Company or any of its Subsidiaries is a party.

          (h)   Solely with respect to employees who reside or work in Israel or are employed by the Company ("Israeli Employees"): (i) neither the Company nor any of its Subsidiaries has or is subject to, and no Israeli Employee of the Company or any of its Subsidiaries benefits from, any extension order (tzavei harchava) (other than extension orders applicable to all employers in Israel); (ii) the Company's or its applicable Subsidiary's obligations to provide severance pay, vacation and contributions to any Non-US Benefit Plan (including pension plans, managers' insurance policy, study fund and loss of earning insurance) to its Israeli Employees pursuant to applicable Law and any other source have been fully funded or, if not required to be fully funded, are accrued on the Company's financial statements; (iii) without derogating from the generality of the above, the Section 14 Arrangement applies to all Israeli Employees as of their start date of employment with the Company or any of its Subsidiaries based on their entire determining salary; and (iv) the Company and the Company's Subsidiaries are in compliance with all applicable Law, regulations, permits and Contracts relating to employment, employment practices, wages, bonuses, commissions and other compensation matters and terms and conditions of employment related to its Israeli Employees, including The Advance Notice of Discharge and Resignation Law (5761 2001), The Notice to Employee (Terms of Employment) Law (5762 2002), The Prevention of Sexual Harassment Law (5758 1998), the Hours of Work and Rest Law, 1951, the Annual Leave Law, 1951, the Salary Protection Law, 1958, Law for Increased Enforcement of Labor Laws, 2011 and The Employment of Employee by Manpower Contractors Law (5756 1996). To the knowledge of the Company, the Company and the Company's Subsidiaries have not engaged any Israeli Employees whose employment would require special approvals from any Governmental Entity. Except for matters that have not resulted in and would not, individually or in the aggregate, result in material liabilities to the Company and its Subsidiaries, taken as a whole, (A) all amounts that the Company and the Company's Subsidiaries are legally or contractually required either (x) to deduct from their Israeli Employees' salaries or to transfer to such Israeli Employees' pension or provident, life insurance, incapacity insurance, continuing education fund or other similar funds or (y) to withhold from their Israeli Employees' salaries and benefits and to pay to any Governmental Entity as required by the Ordinance and Israeli National Insurance Law or otherwise have, in each case, been duly deducted, transferred, withheld and paid (other than routine payments, deductions or withholdings to be timely made in the normal course of business and consistent with past practice), and (B) the Company and the Company's Subsidiaries do not have any outstanding obligations to make any such deduction, transfer, withholding or payment (other than such that has not yet become due).

          (i)    Neither the Company nor any of its Subsidiaries has any unsatisfied material obligations of any nature to any of its former employees or Contractors, and their termination was in compliance with all material applicable Laws and Contracts.

          (j)    To the knowledge of the Company, no employee of the Company is in violation of any material term of any employment Contract, invention assignment agreement, patent disclosure agreement, non-competition agreement, non-solicitation agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business or the use of trade secrets or proprietary information of others by the Company.

        Section 3.14    Environmental Matters.

          (a)   Except as does not constitute a Material Adverse Effect, (i) the Company and each of its Subsidiaries have conducted their respective businesses in compliance with all applicable Environmental Laws; (ii) the Company and its Subsidiaries have obtained all Permits of all Governmental Entities and any other Person that are required under any Environmental Law; (iii) there has been no release of any Hazardous Substance by the Company or any of its Subsidiaries or any other Person in any manner that has given or would reasonably be expected to give rise to any remedial or investigative obligation, corrective action requirement or liability of the Company or any of its Subsidiaries under applicable Environmental Laws; (iv) neither the Company nor any of its Subsidiaries has received any claims, notices, demand letters or requests for information (except for such claims, notices, demand letters or requests for information the subject matter of which has been resolved prior to the date of this Agreement) from any federal, state, local, foreign or provincial Governmental Entity or any other Person asserting that the Company or any of its Subsidiaries is in violation of, or has any liability under, any Environmental Law; (v) no Hazardous Substance has been disposed of, arranged to be disposed of, released or transported in violation of any applicable Environmental Law, or in a manner that has given rise to, or that would reasonably be expected to give rise to, any liability under any Environmental Law, in each case, on, at, under or from any current or former properties or facilities owned or operated by the Company or any of its Subsidiaries or as a result of any operations or activities of the Company or any of its Subsidiaries at any location and, to the knowledge of the Company, Hazardous Substances are not otherwise present at or about any such properties or facilities in amount or condition that has resulted in or would reasonably be expected to result in liability to the Company or any of its Subsidiaries under any Environmental Law; and (vi) neither the Company, its Subsidiaries nor any of their respective properties or facilities are subject to, or are threatened to become subject to, any liabilities relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law or any agreement relating to environmental liabilities.

          (b)   As used herein, "Environmental Law" means any Law relating to (i) the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface and subsurface soils and strata, wetlands, plant and animal life or any other natural resource) or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. For the avoidance of doubt, "Environmental Law" includes the following statutes and all regulations promulgated thereunder: the Israeli Licensing of Businesses Law, 1968; the Israeli Hazardous Substances Law, 1993; the Israeli Abatement of Nuisances Law, 1961; the Israeli Non-Ionizing Radiation Law, 2006; the Israeli Environmental Treatment of Electrical and Electronic Equipment and Batteries Law, 2012; the Israeli Management of Packaging Law, 2012; the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Federal Clean Air Act, 42 U.S.C. § 7401 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § 136 et seq.; the Toxic Substance Control Act, 15 U.S.C. § 2601 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. § 1801 et seq.; the Atomic Energy Act, 42 U.S.C. § 2014 et seq.; and any state or local statute of similar effect.

          (c)   As used herein, "Hazardous Substance" means any substance listed, defined, designated, classified or regulated as a waste, pollutant or contaminant or as hazardous, toxic, radioactive or dangerous or any other term of similar import under any Environmental Law, including but not limited to petroleum.

        Section 3.15    Taxes.

          (a)   Each of the Company and each of its Subsidiaries has (i) timely filed (taking into account all extensions of time in which to file (timely and properly obtained)) all material federal, state, local and non-U.S. Tax Returns required to be filed with any Governmental Entity by any of them under applicable Tax Law, and all such filed Tax Returns are accurate, correct and complete in all material respects and were prepared in compliance with all applicable Laws and (ii) timely paid all material Taxes required to be paid by it (other than Taxes that are not yet due or that are being contested in good faith in appropriate proceedings and for which adequate reserves have been established in the most recent financial statements contained in the Company SEC Documents in accordance with GAAP). With respect to each of the Company and each of its Subsidiaries, all accounting books and financial statements as well as any other material record or register provided for by the applicable Tax Laws (excluding any documentation requirement with respect to which the statute of limitations has passed) have been and are duly prepared, kept and updated and include all relevant records and annotations in compliance in all material respects with the applicable Tax Laws.

          (b)   The financial statements contained in the Company SEC Documents reflect an adequate reserve (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax items or carryforwards) for all material Taxes payable by the Company and each of its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. The Taxes payable by the Company and its Subsidiaries since the date of the financial statements contained in the Company SEC Documents through the Closing Date with respect to all taxable periods and portions thereof through the Closing Date will not materially exceed such reserve as adjusted through the Closing Date for the passage of time and ordinary course business operations of the Company and its Subsidiaries.

          (c)   (i) There are no Tax Proceedings pending, threatened in writing or, to the knowledge of the Company, otherwise threatened or asserted, for and/or in respect of any material Taxes or material Tax Returns of the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries is a party to any litigation or administrative proceeding relating to material Taxes; (ii) no deficiency for Taxes of the Company or any of its Subsidiaries has been claimed, proposed or assessed in writing or, to the knowledge of the Company, threatened, by any

  Governmental Entity, which deficiency has not yet been settled, except for such deficiencies which are being contested in good faith by appropriate proceedings or with respect to which the failure to pay, individually or in the aggregate, is not, and would not reasonably be expected to be, material to the Company and its Subsidiaries taken as a whole; (iii) none of the Company or any of its Subsidiaries has extended or waived (nor granted any extension or waiver of) the limitation period for the assessment or collection of any material Tax that has not since expired other than pursuant to customary extensions of the due date for filing a Tax Return; (iv) none of the Company or any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any material Tax Return that remains unfiled and was not obtained in the ordinary course of business; (v) none of the Company or any of its Subsidiaries has received a written claim by any Governmental Entity in any jurisdiction where any of them does not file Tax Returns or pay any Taxes that it is or may be subject to taxation by that jurisdiction; and (vi) none of the Company or any of its Subsidiaries has entered into any "closing agreement" within the meaning of Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) that would have any material effect in a post-Closing Tax period.

          (d)   There are no Tax Liens for material Taxes upon any property or assets of the Company or any of its Subsidiaries except Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

          (e)   Neither the Company nor any of its Subsidiaries has participated in or been a party to a transaction that, as of the date of this Agreement, constitutes a "listed transaction" within the meaning of Treasury Regulation 1.6011-4(b)(2).

          (f)    There are no Tax allocation, Tax sharing, Tax protection or similar agreements or arrangements with respect to or involving the Company or any of its Subsidiaries, and after the Closing Date none of the Company or any of its Subsidiaries shall be bound by any such Tax allocation, Tax sharing, Tax protection or similar agreements or arrangements or have any liability thereunder, in each case, other than agreements solely between or among the Company and/or any of its Subsidiaries and customary tax indemnification provisions of commercial or credit agreements entered into in the ordinary course of business.

          (g)   Each of the Company and each of its Subsidiaries has complied in all material respects with all applicable Laws relating to the withholding and remittance of Taxes and has duly and timely collected and withheld and, in each case, paid over to the appropriate Governmental Entity, such Taxes. The Company and each of its Subsidiaries have complied in all material respects with all record keeping and reporting requirements under Tax Law in connection with amounts paid or owing to any employee, independent contractor, consultant, creditor or shareholder.

          (h)   Other than as set forth in Section 3.15(h) of the Company Disclosure Letter, none of the Company or any of its Subsidiaries (A) is or has been a member of an affiliated group filing a consolidated U.S. federal income Tax Return or any other unitary, combined consolidated, affiliated or similar group or (B) has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any corresponding or similar provision of any state, local, or non-U.S. Law), as a transferee or successor, or otherwise by operation of Law.

          (i)    None of the Company or any of its Subsidiaries has been at any time a "United States real property holding corporation" for purposes of Sections 897 and 1445 of the Code.

          (j)    Within the past three years, none of the Company or any of its Subsidiaries has been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify for tax-free treatment under Section 355 of the Code (or any similar provision of Law relating to Taxes).

          (k)   None of the Company's Subsidiaries that is organized outside of Israel (i) is or has been an Israeli resident as defined in Section 1 of the Ordinance or (ii) has or has had any assets that principally comprise, directly or indirectly, assets located in Israel, in either case as determined in accordance with the Israeli Law relating to Taxes or has or have had a branch, agency or permanent establishment in a country other than the country of its organization.

          (l)    None of the Company or its Subsidiaries is subject to any restrictions or limitations pursuant to Part E2 of the Ordinance or pursuant to any Tax ruling issued by the ITA made with reference to the provisions of such Part E2 or otherwise.

          (m)  Section 3.15(m) of the Company Disclosure Letter lists all Government Grants, incentives or tax holidays including but not limited to Benefited Enterprise, Approved Enterprise or Preferred Enterprise status. Section 3.15(m) of the Company Disclosure Letter details all currently outstanding financial liabilities of the Company and its Subsidiaries under each of the Government Grants. The Company and its Subsidiaries are in compliance in all material respects with the terms, conditions and requirements of their respective Government Grants and have duly fulfilled in all respects all the undertakings relating thereto. To the knowledge of the Company: (i) the Investment Center does not have any intention to revoke or materially modify any of the Israeli Government Grants, and (ii) the Company and each of its Subsidiaries is in compliance in all material respects with the terms of any Government Grant.

          (n)   Except as set forth on Section 3.15(n) of the Company Disclosure Letter, the Company qualifies as a "Benefited Enterprise" ( ) under the Law for Encouragement of Capital Investments, 1959 (the "Encouragement Law"). The Company has not revoked any election relating to its status as a Benefited Enterprise, or undertaken any action disqualifying it from qualifying as Benefited Enterprise. The Company is in compliance, in all material respects, with any applicable Law and any Tax ruling and has duly fulfilled, in all material respects, all conditions, undertakings and other obligations relating to its status as a Benefited Enterprise. No event has occurred that would reasonably be expected to give rise to (i) the annulment, revocation, withdrawal, suspension, cancellation, recapture or modification of any such Benefited Enterprise status, or (ii) a requirement that the Company return or refund any benefits provided under any Government Grant. None of the Subsidiaries of the Company is entitled to nor have any of them ever claimed in writing any status of Tax benefit pursuant to the Encouragement Law.

          (o)   The Company has no retained earnings which would be subject to corporate Tax due to the distribution of a "dividend" from such earnings (as the term "dividend" is specifically defined by the ITA in the framework of the Encouragement Law). All retained earnings distributed under Section (d) of Chapter Seven of the Encouragement Law (Amendment 69 and Temporary Order), 5772-2012 (in this Section 3.15(o), the "Temporary Order"), if any, were in full compliance with the conditions of the Temporary Order and the Tax due under the Temporary Order was correctly and accurately calculated, reported and paid.

          (p)   Neither the Company nor any Subsidiary has ever been a real property corporation (Igud Mekarke'in) within the meaning of this term under Section 1 of the Israeli Land Taxation Law (Appreciation and Acquisition), 5723-1963.

          (q)   The Company and all of its Subsidiaries are duly registered for the purposes of Israeli value added tax (if required) and have complied in all material respects with all requirements concerning value added Taxes ("VAT") and other indirect taxes if required under applicable Israeli Tax Law. The Company and all of its Subsidiaries (i) have not made any exempt transactions (as defined in the Israel Value Added Tax Law, 1975) and there are no circumstances by reason of which there might not be an entitlement to full credit of all material VAT chargeable or paid on inputs, supplies, and other transactions and imports made by it, (ii) have collected and timely remitted to the relevant Governmental Entity all material output VAT which it is required to collect and remit under any applicable Tax Law; and (iii) have not received a refund for input VAT for which they are not entitled under any applicable Law.

          (r)   Except as set forth on Section 3.15(r) of the Company Disclosure Letter, the prices and terms for the provision of any property or services by or to the Company and any of its Subsidiaries are at arm's length for purposes of the relevant transfer pricing Laws, and all related documentation, if required by such Laws, has been timely prepared or obtained and, if necessary, retained. Each of the Company and its Subsidiaries complies in all respects, with the requirements of Section 85A of the Ordinance and the regulations promulgated thereunder and any equivalent Tax Law.

          (s)   The Company and the Company's Subsidiaries will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any (i) "closing agreement" described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Laws regarding income Taxes) executed on or prior to the date hereof, (ii) installment sale or open transaction disposition made on or prior to the Closing Date, (iii) prepaid amount received or deferred revenue accrued on or prior to the Closing Date outside the ordinary course of business, (iv) change in accounting method or (v) intercompany transaction or excess loss account.

          (t)    No direct or indirect Subsidiary of the Company owns any Shares or other equity rights in the Company.

          (u)   None of the Company or its Subsidiaries has performed or was part of any action or transaction that is classified as a "reportable transaction" under Section 131(g) of the Ordinance and the regulations promulgated thereunder or is subject to any reporting obligations under Sections 131D and 131E of the Ordinance or any similar reporting obligations under other Israeli Tax laws.

        Section 3.16    Contracts.

          (a)   Section 3.16 of the Company Disclosure Letter lists each Contract of the following types to which, as of the date hereof, the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound:

              (i)  any Contract that would be required to be filed by the Company as a "material contract" pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by the Company on a Current Report on Form 8-K;

             (ii)  any Contract that limits the ability of the Company or any of its Subsidiaries (or, following the consummation of the Merger and the other transactions contemplated by this Agreement and each Ancillary Agreement, would limit the ability of Parent or any of its Subsidiaries, including the Surviving Company) to compete in any line of business or with any Person or in any geographic area, or that restricts the right of the Company and its Subsidiaries (or, following the consummation of the Merger and the other transactions contemplated by this Agreement and each Ancillary Agreement, would limit the ability of Parent or any of its Subsidiaries, including the Surviving Company) to sell to or purchase from (subject to the provisions of the R&D Law and the terms of the IIA grants), or do business with, any Person, or to solicit or hire any Person, or that grants the other party or any third Person "most favored nation" status or any type of special discount rights; provided, solely in the case of Contracts limiting the Company's or its Subsidiaries' ability to solicit Persons for employment, solely in a manner that would reasonably be expected to be material to the Company, its Subsidiaries, Parent or its Subsidiaries (including the Surviving Company);

            (iii)  any Contract with respect to the formation, creation, operation, management or control of a joint venture, partnership, limited liability or other similar agreement or arrangement (other than with respect to any wholly owned Subsidiary of the Company);

            (iv)  any Contract relating to Indebtedness;

             (v)  any Contract involving the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets or share capital or other equity interests for aggregate consideration (in one or a series of transactions) under such Contract of $250,000 or more (other than acquisitions or dispositions of inventory in the ordinary course of business consistent with past practice);

            (vi)  each Contract that the Company reasonably expects will individually require aggregate expenditures by the Company and/or any of its Subsidiaries in the twelve (12) month period immediately following the date of this Agreement of more than $250,000, and which by its terms does not terminate or is not terminable without penalty by the Company or any of its Subsidiaries, as applicable, upon thirty (30) days' or less prior notice;

           (vii)  each Contract involving payments of (A) at least $100,000 in any year with a distributor or (B) at least $250,000 in any year with any sales representative, broker, manufacturer's representative, or advertising arrangement, in each case that by its express terms is not terminable by the Company or any Subsidiary of the Company at will or by giving notice of thirty (30) days or less, without liability;

          (viii)  each Contract that relates to the research, development, distribution, marketing, supply, license, collaboration, co-promotion or manufacturing of any product or component thereof requiring or otherwise involving the potential payment by or to the Company or any Subsidiary of the Company of more than (A) $250,000 in any fiscal year or (B) $500,000 in the aggregate;

            (ix)  each material "single source" supply Contract pursuant to which goods or materials are supplied to the Company or any Subsidiary of the Company from an exclusive source;

             (x)  any Contract pursuant to which the Company or any of its Subsidiaries has continuing indemnification, guarantee, "earn-out" or other contingent payment obligations, in each case that would reasonably be expected to result in payments in excess of $250,000;

            (xi)  any Contract that is a license agreement, covenant not to sue agreement or co-existence agreement or similar agreement that is material to the business of the Company and its Subsidiaries, taken as a whole, to which the Company or any of its Subsidiaries is a party and licenses in Intellectual Property owned by a third party or licenses out Intellectual Property owned by the Company or its Subsidiaries or agrees not to assert or enforce Intellectual Property owned by the Company or such Subsidiary, including any inbound agreement under which Intellectual Property that covers or is incorporated in any products of the Company or any of its Subsidiaries is licensed to the Company or any of its Subsidiaries, other than license agreements for software that is generally commercially available;

           (xii)  any Contract that imposes any "standstill" obligations on the Company with respect to the acquisition of securities of another Person;

          (xiii)  any Contract not entered into in the ordinary course of business between the Company or any of its Subsidiaries, on the one hand, and any Affiliate thereof other than any Subsidiary of the Company; or

          (xiv)  any material Contract with any Governmental Entity.

Each contract of the type described in clauses (i) through (xiv) is referred to herein as a "Material Contract."

          (b)   (i) Each Material Contract is valid and binding on the Company and any of its Subsidiaries to the extent such Subsidiary is a party thereto, as applicable, and to the knowledge of the Company, each other party thereto, and is in full force and effect and enforceable in accordance with its terms (in each case, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors' rights generally or by general principles of equity); (ii) the Company and each of its Subsidiaries, and, to the knowledge of the Company, each other party thereto, has performed in all material respects all obligations required to be performed by it under each Material Contract; and (iii) there is no default under any Material Contract by the Company or any of its Subsidiaries or, to the knowledge of the Company, any other party thereto, and no event or condition has occurred that constitutes, or, after notice or lapse of time or both, would constitute, a default on the part of the Company or any of its Subsidiaries or, to the knowledge of the Company, any other party thereto under any such Material Contract, nor has the Company or any of its Subsidiaries received any written notice of any such default, event or condition. The Company has made available to Parent true and complete copies of all Material Contracts, including all amendments thereto.

        Section 3.17    Insurance.     Except for matters that are not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (a) all insurance policies maintained by the Company or any of its Subsidiaries are in full force and effect, (b) all premiums due and payable thereunder have been paid, (c) no written notice of cancellation has been received by the Company or any Subsidiary thereof with respect to such policies (other than in connection with ordinary renewals), and (d) there is no existing event or circumstance which, with the giving of notice or lapse of time or both, would constitute a default, by any Person insured thereunder. There is no material claim by the Company or any of its Subsidiaries pending under any of the insurance policies of the Company and its Subsidiaries as to which coverage has been denied or disputed by the underwriters of such policies.

        Section 3.18    Title to Assets.     The Company and its Subsidiaries (a) own, and have good title to, each of the tangible assets reflected as owned in the financial statements filed with the Annual Report (except for tangible assets sold or disposed of since that date in the ordinary course of business) free and clear of any Liens, other than Permitted Liens, and (b) have sufficient title to all their properties and assets necessary to conduct their respective businesses as currently conducted, except in the case of (a) and (b), where the failure to have such title, individually or the aggregate, is not, and would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole.

        Section 3.19    Real Property.

          (a)   Neither the Company nor any of its Subsidiaries owns or has ever owned any real property.

          (b)   Section 3.19(b) of the Company Disclosure Letter contains a complete and accurate list of all of the existing leases, subleases or other agreements (collectively, the "Leases") under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property (such property, the "Leased Real Property"). The Company has made available to Parent a complete and accurate copy of all Leases of Leased Real Property (including all material modifications, amendments, supplements, waivers and side letters thereto). The Company and/or its Subsidiaries have and own valid leasehold interests in the Leased Real Property, free and clear of all Liens other than Permitted Liens. The Leased Real Property constitutes all interests in real property used, occupied or held for use in connection with the business of the Company and the Company's Subsidiaries and which are necessary for the continued operation of the business of the Company and the Company's Subsidiaries as the business is currently conducted. All of the Leases set forth in Section 3.19(b) of the Company Disclosure Letter are, and at the Closing, unless expired, will be, legal, valid and binding and in full force and effect (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors' rights generally or by general principles of equity). Neither the Company nor any of its Subsidiaries is in material breach of or material default under, or has received written notice of any material breach of or material default under, any such Lease, and, to the knowledge of the Company, no event has occurred that with notice or lapse of time or both would or would reasonably be expected to constitute a material breach or material default thereunder by the Company or any of its Subsidiaries or any other party thereto. There are no Leases granting to any Person, other than the Company or any of its Subsidiaries, any right to use or occupy, now or in the future, any material portion of the Leased Real Property.

        Section 3.20    Intellectual Property.

          (a)   For purposes of this Agreement, "Intellectual Property" means any and all intellectual property rights arising from or associated with any of the following, whether protected, created or arising under the laws of the United States, Israel or any other jurisdiction: (i) trade names, trademarks and service marks (registered and unregistered), trade dress and similar rights, and applications (including intent to use applications) to register any of the foregoing (collectively, "Marks"); (ii) domain names and other Internet addresses or identifiers, (iii) patents and patent applications (collectively, "Patents"); (iv) copyrights (registered and unregistered) and applications for registration (collectively, "Copyrights"); (v) know-how, inventions, methods, processes, customer lists and any other information of any kind or nature, in each case to the extent any of the foregoing derives economic value (actual or potential) from not being generally known to other Persons who can obtain economic value from its disclosure; and (vi) any other proprietary, intellectual or industrial property rights of any kind or nature.

          (b)   Section 3.20(b) of the Company Disclosure Letter sets forth a true and complete list of all registered Marks, Patents and registered Copyrights, including any pending applications to register any of the foregoing, owned (in whole or in part) by the Company or any of its Subsidiaries (collectively, "Company Registered IP"). Except as, individually or in the aggregate, does not constitute a Material Adverse Effect, (i) all Company Registered IP (other than patent applications or applications to register trademarks) is subsisting and, to the knowledge of the Company, valid and enforceable and (ii) no Company Registered IP is involved in any interference, reissue, reexamination, derivation opposition, cancellation or similar proceeding and, to the knowledge of the Company, no such action is or has been threatened with respect to any of the Company Registered IP. Except as, individually or in the aggregate, does not constitute a Material Adverse Effect, neither the Company nor any of its Subsidiaries have taken any action or failed to take any action that would reasonably be expected to result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any of the Company Registered IP, and all filing, examination, issuance, post registration and maintenance fees, annuities and the like associated with or required with respect to any of the Company Registered IP have been timely paid.

          (c)   Except as, individually or in the aggregate, does not constitute a Material Adverse Effect, the Company and the Company Subsidiaries own or have valid and sufficient rights to use, in the manner currently used, all Intellectual Property rights that claim or cover any products of the Company or any of its Subsidiaries, or that are incorporated in or necessary for the design, manufacture, use, distribution or sale of any of such products or that are otherwise material to the business of the Company and its Subsidiaries taken as a whole (collectively referred to herein as the "Material Intellectual Property"). The Material Intellectual Property constitutes all material

  Intellectual Property rights necessary for the conduct of the Company's and its Subsidiaries' business as presently conducted and currently contemplated by the Company to be conducted, including for the design, manufacture, use, distribution and sale of any products of the Company or any of its Subsidiaries, including any products that are being actively developed by the Company or any of its Subsidiaries.

          (d)   Except as, individually or in the aggregate, does not constitute a Material Adverse Effect, and subject to the terms of the IIA grants and the R&D Law, the Company or its Subsidiaries own exclusively, free and clear of any and all Liens, all Company Registered IP and all other Intellectual Property that is material to the businesses of the Company or any of its Subsidiaries that is purportedly owned by the Company or any of its Subsidiaries, including all Intellectual Property that was created or developed by employees or contractors for the Company or such Subsidiary in the course of their employment or engagement by the Company or such Subsidiary. The Company and its Subsidiaries own or have a valid and enforceable license to use all Intellectual Property rights necessary to, or used in, the conduct of the business of the Company and its Subsidiaries as currently conducted, except as does not constitute a Material Adverse Effect. All amounts payable by the Company and/or its Subsidiaries to any Person involved in the conception, creation, reduction to practice, or development of any Company Registered IP have been paid in full, and, except as set forth in Section 3.20(d) of the Company Disclosure Letter, all Israeli employees of the Company and its Subsidiaries have expressly waived any right or claim to receive additional compensation, royalties, commissions or other payments under Section 134 of the Israeli Patent Law—1967.

          (e)   Each of the Company and its Subsidiaries has taken commercially reasonable steps in accordance with standard industry practices to protect its rights in its Intellectual Property and maintain the confidentiality of all information of the Company or its Subsidiaries that derives economic value (actual or potential) from not being generally known to other persons who can obtain economic value from its disclosure or use, including safeguarding any such information that is accessible through computer systems or networks, except as, individually or in the aggregate, does not constitute a Material Adverse Effect.

          (f)    To the knowledge of the Company, none of the activities or operations of the Company or any of its Subsidiaries (including the use of any Intellectual Property in connection therewith) have infringed upon, misappropriated or diluted, or do infringe upon, or misappropriate, or in the case of any product under active development by the Company or any of its Subsidiaries, will (based on its existing specifications) upon commercial release, infringe upon, or misappropriate, any Intellectual Property of any third party, and neither the Company nor any of its Subsidiaries has received since January 1, 2016 any written notice or claim (including any invitation to take a license under any Patent) asserting or suggesting that any such infringement or misappropriation, is or may be occurring or has or may have occurred, except where any such infringement or misappropriation, individually or in the aggregate, does not constitute a Material Adverse Effect. To the knowledge of the Company, no third party is misappropriating or infringing, in any material respect any Intellectual Property owned by or exclusively licensed to the Company or any of its Subsidiaries that is material to any of the businesses of the Company or any of its Subsidiaries. No Intellectual Property owned by or exclusively licensed to the Company or any of its Subsidiaries that is material to the business of the Company or any of its Subsidiaries is subject to any outstanding order, judgment, decree or stipulation restricting or limiting in any material respect the use or licensing thereof by the Company or any of its Subsidiaries, subject to the terms of the IIA grants and the R&D Law.

          (g)   Except as set forth on Section 3.20(g) of the Company Disclosure Letter, the execution, delivery and performance by the Company of this Agreement and each Ancillary Agreement, and the consummation of the transactions contemplated hereby, will not result in the loss of, or give rise to any right of any third party to terminate or modify any of the Company's or any Subsidiaries' rights or obligations under any agreement under which Intellectual Property is licensed to or by the Company or any of its Subsidiaries and that is material to the business of the Company and its Subsidiaries, excluding any license of commercially available off-the-shelf software that is used solely for internal purposes.

          (h)   The IT Assets, taken as a whole, operate and perform in a manner that permits the Company and each of its Subsidiaries to conduct its business in all material respects as currently conducted. The Company and its Subsidiaries have taken commercially reasonable actions, consistent with current industry standards, to protect the confidentiality, integrity and security of the material IT Assets (and all information and transactions stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption, and to the knowledge of the Company, no Person has gained unauthorized access to the IT Assets (or the information and transactions stored or contained therein or transmitted thereby). For purposes of this Agreement, "IT Assets" means any and all computers, computer software, source code, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology systems and equipment, and all associated documentation owned by the Company or its Subsidiaries or licensed or leased to the Company or its Subsidiaries (excluding any public networks).

          (i)    To the knowledge of the Company, except as set forth in Section 3.20(i) of the Company Disclosure Letter, no government funding, facilities or resources of a university, college, other educational institution or research center or funding from third parties was used in the development of the Intellectual Property owned or purportedly owned by the Company or its Subsidiary or, to the knowledge of the Company, exclusively licensed to the Company, and no Governmental Entity, university, college, other educational institution or research center has, to the knowledge of the Company, any claim or right in or to such Intellectual Property.

          (j)    Except for the filing of the IIA Notice regarding the change in ownership of the Company effected as a result of the Merger, required to be submitted to the IIA in connection with the Merger in accordance with the R&D Law as described in Section 3.5(b), there are no specific actions that are required to be taken with the exception of providing the signed Parent undertaking in accordance with Section 6.3(e), under the R&D Law or the IIA Grants as a result of consummating the Merger and the other transactions contemplated hereby.

          (k)   All remaining payment obligations of the Company or any of its Subsidiaries under the R&D Law and the IIA Grants are set forth on Section 3.20(k) of the Company Disclosure Letter, and such obligations will not be accelerated, nor will the amounts of such obligations be increased, as a result of consummating the Merger and the other transactions contemplated hereby.

          (l)    Except as set forth in Section 3.20(l)(i) and 3.20(l)(ii) of the Company Disclosure Letter, respectively, no (i) manufacturing rights or (ii) know-how, each of which is connected, directly or indirectly, with the IIA Grants, have been transferred outside of Israel (including but not limited to transfers by way of sale, grant of manufacturing rights or R&D licenses, grant to non-Israeli residents, assignment of patent ownership, licensing of such rights, escrow, pledge or grant of access). Any such transfers, if applicable, have not, and will not, (1) give rise to criminal or financial liability, or (2) accelerate, increase or impact in any manner royalty amounts paid to the IIA or royalty rates with respect to income of the Company or any of its Subsidiaries, or any other payments to the IIA, or interest rates thereupon. No know-how, which is connected, directly or indirectly, with the IIA Grants, has been transferred, in any manner, to another entity.

          (m)  Notwithstanding the foregoing, the representations and warranties set forth in this Section 3.20 shall not include any representation and warranty that relates to any activities of Parent.

        Section 3.21    State Takeover Statutes.     Assuming that the representations of Parent and Merger Sub set forth in Section 4.7 are accurate, no "moratorium," "control share acquisition," "fair price," "interested shareholder," "affiliate transaction," "business combination" or similar antitakeover statute apply to this Agreement, the Merger or any other transaction contemplated by this Agreement.

        Section 3.22    No Rights Plan.     There is no shareholder rights plan, "poison pill" anti-takeover plan or other similar device in effect to which the Company is a party or is otherwise bound.

        Section 3.23    Related Party Transactions.     Except for indemnification, compensation or employment agreements, no (a) present or former director or executive officer, or any of such person's Affiliates or immediate family members or (b) shareholder holding five percent or more of the Company's outstanding share capital or any Affiliate of the Company or any of its Subsidiaries, nor any "interested party" of the Company or any of its Subsidiaries (as such term is defined in the ICL) (each of the foregoing, a "Related Party"), is a party to any Contract with or binding upon the Company or any of its Subsidiaries or any of their respective properties or assets or has any interest in any property owned by the Company or any of its Subsidiaries or has engaged in any transaction with any of the foregoing within the last 12 months, in each case, that is of a type that would be required to be disclosed in the Company SEC Documents pursuant to Item 404 of Regulation S-K (an "Affiliate Transaction") that has not been so disclosed. Any Affiliate Transaction as of the time it was entered into and as of the time of any amendment or renewal thereof contained such terms, provisions and conditions as were at least as favorable to the Company or any of its Subsidiaries as would have been obtainable by the Company in a similar transaction with an unaffiliated third party.

        Section 3.24    Certain Payments.

          (a)   Neither the Company nor any of its Subsidiaries (nor, to the knowledge of the Company, any of their respective directors, executives, representatives, agents or employees in their respective capacities as such) (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees, (c) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977 or Section 291A of the Israeli Penal Code, (d) has violated or is violating any applicable Law enacted in any jurisdiction in connection with or arising under the OECD Convention Combating Bribery of Foreign Public Officials in International Business Transactions (the "OECD Convention"), (e) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties or (f) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

          (b)   The Company and each of its Subsidiaries are and have been at all times since January 1, 2016, in compliance in all material respects with Trade Control Laws. Neither the Company nor any of the Company's Subsidiaries has been cited or fined for past or present failure to comply with Trade Control Laws and, to the knowledge of the Company, no investigation, audit or proceeding with respect to any alleged non-compliance is pending or threatened.

          (c)   Neither the Company nor any of the Company's Subsidiaries is the target of any economic or trade sanctions administered or enforced under Trade Control Laws, nor is the Company or any of its Subsidiaries controlled by or owned, directly or indirectly, individually or in the aggregate, fifty percent (50%) or more by individuals or entities identified on the Office of Foreign Assets Control's Specially Designated Nationals List, by a person or entity listed on the EU's Consolidated List of persons or entities subject to European Union sanctions or as "enemies" under the Israeli Trading with the Enemy Ordinance.

          (d)   To the knowledge of the Company, no customer of the Company or any of its Subsidiaries is subject to embargo or sanction restrictions. No Company operations are performed in the West Bank (including East Jerusalem), the Gaza Strip or the Golan Heights.

        Section 3.25    Suppliers.     Section 3.25 of the Company Disclosure Letter sets forth a true, correct and complete list of the top ten (10) suppliers (the "Top Suppliers") by the aggregate amounts paid by the Company and its Subsidiaries during the twelve (12) months ended December 31, 2017. Since January 1, 2017, (a) there has been no termination of the business relationship of the Company or its Subsidiaries with any Top Supplier, (b) there has been no material change in the material terms of its business relationship with any Top Supplier adverse to the Company or its Subsidiaries and (c) no Top Supplier has notified the Company or any of its Subsidiaries that it intends to terminate its business relationship with the Company or its Subsidiaries. Except for letters of credit for outstanding purchase orders, none of the Company or any of its Subsidiaries is required to provide any material bonding or other material financial security arrangements in connection with any transactions with any Top Supplier in the ordinary course of its business.

        Section 3.26    Regulatory Matters.

          (a)   As to each product subject to the jurisdiction of the FDA under the FDCA, as amended, and the regulations thereunder, that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a "Pharmaceutical Product"), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under the Drug or Health Laws. All applications, notifications, submissions, information, claims, reports and statistical analyses, and other data and conclusions derived therefrom, utilized as the basis for or submitted in connection with any and all requests for a Permit from the FDA or other Governmental Entities relating to the Pharmaceutical Products, including new drug applications, when submitted to the FDA or other Governmental Entities were true, complete and correct in all material respects as of the date of submission.

          (b)   All preclinical studies and clinical trials conducted by or, to the knowledge of the Company, on behalf of the Company have been, and if still pending are being, conducted in compliance with research protocols, all applicable Drug or Health Laws, including, but not limited to, the FDCA, its applicable implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58 and 312, and Good Clinical Practices as set forth in International Council for Harmonization Guideline ("ICH") E6. Except as set forth in Schedule 3.26(b) of the Company Disclosure Letter, no clinical trial conducted by or on behalf of the Company is or has been the subject of a clinical hold, terminated, or suspended, based on an actual or alleged failure to comply with applicable Drug or Health Laws, or an actual or alleged lack of safety, efficacy, or required data or information relating to the Pharmaceutical Products.

          (c)   All manufacturing operations conducted by or, to the knowledge of the Company, for the benefit of the Company, have been and are being conducted in material compliance with current good manufacturing practice, as required by the FDCA and applicable provisions of the regulations at 21 C.F.R. Parts 210-211, the Quality System Regulation at 21 C.F.R. Part 820 and all applicable similar foreign requirements of any Governmental Entity.

          (d)   There is no pending, completed or, to the knowledge of the Company, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter, untitled letter, Form 483 observations, import detentions or refusals, complaints, safety alerts, serious or unexpected adverse event reports, or other communication from the FDA or any other Governmental Entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would, or would reasonably be expected to be, material to the Company and its Subsidiaries taken as a whole, and to the knowledge of the Company, there are no facts that would be reasonably likely to result in such a communication or Governmental Entity action.

          (e)   Neither the Company, nor, to the knowledge of the Company, any officer, consultant acting in its capacity as a consultant to the Company or its Subsidiaries, employee or agent of the Company has committed any act, made any statement, or failed to make any statement that violates any Drug or Health Law or would reasonably provide a basis for FDA to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities," as set forth in 56 Fed. Reg. 46191 (September 10, 1991) or for any other Governmental Entity to invoke any similar policy. Neither the Company, nor, to the knowledge of the Company, any officer, director, consultant, employee, agent or contractor of the Company has been convicted of any crime or engaged in any conduct that has resulted, or would reasonably be expected to result, in debarment, exclusion, or disqualification under any Drug or Health Law, including the FDCA and 42 U.S.C. § 1320a-7.

          (f)    The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA. Except as set forth in Schedule 3.26(f) of the Company Disclosure Letter, the Company has not been informed by the FDA that the FDA will prohibit the testing, marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company. Statements in the Company SEC Documents, including materials incorporated by reference, concerning the Company's applications, filings, submissions and proceedings with the FDA under the FDCA fairly summarize in all material respects such matters.

        Section 3.27    IIA; Government Grants.     Except as set forth in Section 3.27 of the Company Disclosure Letter, there are no pending or outstanding grants, incentives, exemptions or subsidies from the Government of the State of Israel or any agency thereof, or from any non-Israeli governmental entity, granted to the Company or any of its Subsidiaries or assigned to or assumed by the Company or any of its Subsidiaries (collectively, "Grants"), including, without limitation, (i) the Investment Center, (ii) IIA, (iii) the BIRD Foundation and any other similar governmental or government-related entity, and (iv) any Tax authority. Except as set forth in Section 3.27 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has developed any Intellectual Property, to which the Company has any rights, through the application of any financing made available by any Grants through the assistance or use of the facilities of a university, college, other educational institution, research center, hospitals, medical centers or other similar institutions, and no Company Registered IP or Intellectual Property licensed to the Company or any of its Subsidiaries by any third party other than commercial off-the-shelf products available to the general public for licensing and open source licenses, is subject to any assignment, grant-back, license, march-in or other right, or prohibitions or restrictions of any Governmental Entity, including as a result of any Grants.

        Section 3.28    Brokers.     No broker, investment banker, financial advisor or other Person, other than Wedbush Securities Inc., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Affiliates. The Company has furnished to Parent a true and complete copy of any Contract between the Company and Wedbush Securities Inc. pursuant to which Wedbush Securities Inc. could be entitled to any payment from the Company or any of its Subsidiaries relating to the transactions contemplated hereby.

        Section 3.29    Opinion of Financial Advisor.     The Company has received the opinion of Wedbush Securities Inc., dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of Shares, a signed true and complete copy of which opinion has been or will promptly be provided to Parent.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Except as set forth in the corresponding section or subsection of the Disclosure Letter delivered by Parent to the Company immediately prior to the execution of this Agreement (the "Parent Disclosure Letter") (it being agreed that the disclosure of any information in a particular section or subsection of the Parent Disclosure Letter shall be deemed disclosure of such information with respect to any other section or subsection of this Agreement to which the relevance of such information is readily apparent on its face), Parent and Merger Sub represent and warrant to the Company as follows:

        Section 4.1    Organization, Standing and Power.     Each of Parent and Merger Sub (a) is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and (b) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except in the case of clause (b) as, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. For purposes of this Agreement, "Parent Material Adverse Effect" means any event, change, circumstance, occurrence, effect or state of facts that materially impairs the ability of Parent and Merger Sub to consummate, or prevents or materially delays, the Merger or any of the other transactions contemplated by this Agreement and each Ancillary Agreement.

        Section 4.2    Authority.     Each of Parent and Merger Sub has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and each Ancillary Agreement, and to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance of this Agreement and each Ancillary Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to approve this Agreement and each Ancillary Agreement or the Merger or to consummate the Merger and the other transactions contemplated hereby. This Agreement and each Ancillary Agreement have been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors' rights generally or by general principles of equity).

        Section 4.3    No Conflict; Consents and Approvals.

          (a)   The execution, delivery and performance of this Agreement and each Ancillary Agreement by each of Parent and Merger Sub does not, and the consummation of the Merger and the other transactions contemplated hereby and compliance by each of Parent and Merger Sub with the provisions hereof will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation, modification or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties, assets or rights of Parent or Merger Sub under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, or require any consent, waiver or approval of any Person pursuant to, any provision of (i) the certificate of incorporation or bylaws of Parent or Merger Sub, (ii) any material Contract to which Parent or Merger Sub is a party by which Parent, Merger Sub or any of their respective properties or assets may be bound or (iii) subject to the governmental filings and other matters referred to in Section 4.3(b), any Law or any rule or regulation of NASDAQ applicable to Parent or Merger Sub or by which Parent, Merger Sub or any of their respective properties or assets may be bound, except as, in the case of clauses (i), (ii) and (iii), individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

          (b)   No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any Governmental Entity is required by or with respect to Parent or Merger Sub in connection with the execution, delivery and performance of this Agreement and each Ancillary Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby or compliance with the provisions hereof, except for (i) the filing of the pre-merger notification report under the HSR Act and any equivalent foreign antitrust filings, (ii) such filings and reports as required pursuant to the applicable requirements of the Securities Act, the Exchange Act, the Israeli Securities Laws and any other applicable state, federal, Israeli or foreign securities, takeover and "blue sky" laws, (iii) the filing of the Merger Proposal and Merger Notice with the Companies Registrar and all such other notices or filings required under the ICL with respect to the consummation of the Merger and the issuance of the Certificate of Merger by the Companies Registrar, (iv) any filings required under the rules and regulations of NASDAQ, (v) the execution by Parent of an undertaking in customary form in favor of the IIA to comply with the applicable R&D Law, and (vi) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices the failure of which to be obtained or made, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

        Section 4.4    Certain Information.     None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement will, at the time it is first published, distributed or disseminated to the Company's shareholders, at the time of any amendments or supplements thereto and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, neither Parent nor Merger Sub makes any representation or warranty with respect to statements included or incorporated by reference in the Proxy Statement based on information supplied in writing by or on behalf of the Company specifically for inclusion or incorporation by reference therein.

        Section 4.5    Brokers.     No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

        Section 4.6    Merger Sub.     Merger Sub was formed solely for the purpose of engaging in the Merger and the other transactions contemplated hereby, has engaged in no business other than in connection with the transactions contemplated by this Agreement and does not, and at no time prior to the Effective Time will, have assets, liabilities or obligations of any nature other than as contemplated herein or as otherwise required to effect the transactions contemplated by this Agreement. All of the issued and outstanding share capital of Merger Sub is owned directly or indirectly by Parent.

        Section 4.7    Financing.     Parent has and at the Closing will have sufficient funds to (a) consummate the Merger and the other transactions contemplated hereby on the terms and subject to the conditions contemplated hereby and (b) to pay the aggregate amounts payable pursuant to the CVRs as and when such payments become due and payable (to the extent payable in accordance with the terms of the CVR Agreement).

        Section 4.8    Parent and Merger Sub Approval.     Prior to the execution of this Agreement, in compliance with the requirements of applicable Law, (a) the Board of Directors of each of Parent and Merger Sub has approved this Agreement, the Merger and the other transactions contemplated hereby and (b) the Board of Directors of Merger Sub has (i) determined that this Agreement, the Merger and the other transactions contemplated hereby and thereby are fair to, and in the best interests of, Merger Sub and the sole shareholder of Merger Sub and that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving Company will be unable to fulfill the obligations of Merger Sub to its creditors and (ii) resolved to recommend that the sole shareholder of Merger Sub approve this Agreement and the terms of the Merger, which approval has not as of the date hereof been subsequently rescinded, modified or withdrawn in any way.

        Section 4.9    Litigation.     There are no Actions pending or, to the knowledge of Parent, threatened against Parent or Merger Sub which, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect. There are no Actions or orders of any Governmental Entity outstanding against or, to the knowledge of Parent, investigation by, any Governmental Entity involving Parent or Merger Sub or any of their respective assets which, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect.

        Section 4.10    Acknowledgment.

          (a)   Neither Parent nor Merger Sub is relying and neither Parent nor Merger Sub has relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except for the representations and warranties in Article III of this Agreement, including the Company Disclosure Letter. Such representations and warranties by the Company constitute the sole and exclusive representations and warranties of the Company in connection with the transaction contemplated hereby and each of Parent and Merger Sub understands, acknowledges and agrees that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by the Company.

          (b)   In connection with the due diligence investigation of the Company by Parent and Merger Sub and their respective officers, employees, agents, representatives or advisors, Parent and Merger Sub and their respective officers, employees, agents, representatives and advisors have received and may continue to receive after the date hereof from the Company and its Affiliates, stockholders, directors, officers, employees, consultants, agents, representatives and advisors certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Company and its business and operations. Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, and that Parent and Merger Sub will have no claim against the Company, or any of its Affiliates, stockholders, directors, officers, employees, consultants, agents, representatives or advisors, or any other person with respect thereto unless any such information is expressly addressed in or the subject of a representation or warranty contained in this Agreement. Accordingly, Parent and Merger Sub hereby acknowledge and agree that neither the Company nor any of its respective Affiliates, stockholders, directors, officers, employees, consultants, agents, representatives or advisors, nor any other person, has made or is making any express or implied representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans unless any such information is expressly addressed in or the subject of a representation or warranty contained in this Agreement.

ARTICLE V
COVENANTS

        Section 5.1    Conduct of Business.     Except as (i) approved by Parent in writing (such approval not to be unreasonably withheld, delayed or conditioned), (ii) set forth in Section 5.1 of the Company Disclosure Letter, (iii) required by applicable Law or a Governmental Entity, or (iv) as expressly contemplated or required by this Agreement, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VII and the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, carry on its business in the ordinary course consistent with past practice and use commercially reasonable efforts to (w) preserve intact its business organization, (x) preserve its assets, rights and properties in good repair and condition, (y) keep available the services of its current officers (other than services of officers the service of whom terminates by operation of Law), employees and consultants and (z) preserve its goodwill and its relationships with suppliers, licensors, licensees, distributors and others having business dealings with it. In addition to and without limiting the generality of the foregoing, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VII and the Effective Time, except as (A) approved by Parent in writing (which approval, solely in the case of clauses (e), (i), (j), (k), (l), (m), (n), (o), (p), (q) (r) and (s), shall not be unreasonably withheld, conditioned or delayed), (B) set forth in Section 5.1 of the Company Disclosure Letter, (C) expressly contemplated or required by this Agreement or (D) required by applicable Law or a Governmental Authority, the Company shall not, and shall not permit any of its Subsidiaries to:

          (a)   (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, shares or property) in respect of, any of its share capital or other equity interests, except for dividends by a wholly owned Subsidiary of the Company to its parent, (ii) purchase, redeem or otherwise acquire any share capital or other equity interests of the Company or its Subsidiaries or any options, warrants or rights to acquire any share capital or other equity interests (other than the repurchase of Shares as allowed under any Company Plan) or (iii) split, combine, reclassify or otherwise amend the terms of any of its share capital or other equity interests, or any options, warrants or rights to acquire any share capital or other equity interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for share capital or other equity interests;

          (b)   issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any of its share capital or other equity interests or any securities convertible into, exchangeable for or exercisable for any such shares or other equity interests, or any rights, warrants or options to acquire, any share capital or other equity interests, or any share appreciation rights, "phantom" share rights, performance units, rights to receive share capital of the Company on a deferred basis or other rights linked to the value of Shares, including pursuant to Contracts as in effect on the date hereof (other than the issuance of Shares upon the exercise of Company Options or Company Warrants outstanding on the Measurement Date in accordance with their terms as in effect on such date);

          (c)   amend or otherwise change, or authorize or propose to amend or otherwise change, its articles of association or memorandum of association (or similar organizational documents);

          (d)   directly or indirectly acquire or agree to acquire (i) by merging or consolidating with, purchasing a substantial equity interest in or a substantial portion of the assets of, making an investment in or loan or capital contribution to or in any other manner, any corporation, partnership, association or other business organization or division thereof or (ii) any assets that are otherwise material to the Company and its Subsidiaries, other than inventory acquired in the ordinary course of business consistent with past practice;

          (e)   directly or indirectly sell, transfer, lease, license, sell and leaseback, abandon, mortgage, pledge or otherwise encumber or subject to any Lien (except Permitted Liens) or otherwise dispose in whole or in part of any of its material properties, assets or rights or any interest therein, except sales of inventory in the ordinary course of business consistent with past practice;

          (f)    adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

          (g)   (i) incur, create, assume or otherwise become liable for, or repay or prepay, any Indebtedness, other than as required under the R&D Law and in accordance with the terms of the IIA grants, or amend, modify or refinance any Indebtedness, or (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than the Company or any direct or indirect wholly owned Subsidiary of the Company;

          (h)   make or agree to make any new capital expenditure or expenditures that are not budgeted for in the budget attached as Section 5.1(h) of the Company Disclosure Letter and exceed $50,000 individually or $1,400,000 in the aggregate;

          (i)    (i) pay, discharge, settle or satisfy any claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or as required by their terms as in effect on the date of this Agreement of claims, liabilities or obligations reflected or reserved against in the most recent audited financial statements (or the notes thereto) of the Company included in the Company SEC Documents filed prior to the date hereof (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, (ii) cancel any material Indebtedness owed to the Company or any of its Subsidiaries, or (iii) waive, release, grant or transfer any right of material value;

          (j)    Other than in the ordinary course of business consistent with past practice, (i) modify, amend, terminate, cancel or extend any Material Contract or (ii) enter into any Contract that if in effect on the date hereof would be a Material Contract;

          (k)   commence any Action (other than an Action as a result of an Action commenced against the Company or any of its Subsidiaries), or compromise, settle or agree to settle any Action (including any Action relating to this Agreement or the transactions contemplated hereby) other than compromises, settlements or agreements in the ordinary course of business consistent with past practice that involve only the payment of money damages not in excess of $250,000 individually or $500,000 in the aggregate, in any case without the imposition of any equitable relief on, or the admission of wrongdoing by, the Company or any of its Subsidiaries;

          (l)    change in any material respect its financial or tax accounting methods, principles or practices, except insofar as may have been required by a change in GAAP or applicable Law, or revalue any of its material assets;

          (m)  delay payment of receivables or otherwise manage payables, receivables, current assets, current liabilities or working capital in any manner, with respect to such delays or such management, other than in the ordinary course of business consistent with past practice;

          (n)   (i) settle or compromise any material Tax liability or refund; (ii) make, revoke, modify or amend any material election with respect to Taxes; (iii) file or amend any Tax Return or claim for a Tax refund other than in the ordinary course of business and on a basis consistent with past practices and applicable Law, (iv) fail to pay any Taxes due and payable subject to good faith disputes over Taxes; (v) consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes other than pursuant to customary extensions of the due date for filing a Tax Return obtained in the ordinary course of business; (vi) grant any power of attorney with respect to Taxes; (vii) enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement (other than any such agreement entered into in the ordinary course of business (such as a loan or a lease) the primary purpose of which is not related to Taxes), (viii) enter into any Tax holiday or any closing or other similar agreement; (ix) file any application for a Tax ruling (other than as specifically permitted under this Agreement); or (x) change any material method of accounting for Tax purposes;

          (o)   change its fiscal year;

          (p)   (i) grant any current or former director, officer, employee or independent contractor any increase in compensation, bonus or other benefits, or any such grant of any type of compensation or benefits to any current or former director, officer, employee or independent contractor not previously receiving or entitled to receive such type of compensation or benefit, or pay any bonus of any kind or amount to any current or former director, officer, employee or independent contractor, (ii) grant to any current or former director, officer, employee or independent contractor any retention, severance, change in control or termination pay, or modifications thereto or increases therein, (iii) pay any benefit or grant or amend any award (including in respect of share options, share appreciation rights, performance units, restricted shares or other share-based or share-related awards or the removal or modification of any restrictions in any Company Plan or awards made thereunder) except as required to comply with any applicable Law or any Company Plan in effect as of the date hereof, (iv) adopt or enter into any collective bargaining agreement or other labor union contract, (v) take any action to accelerate the vesting, funding or payment of any compensation or benefit under any Company Plan or other Contract, (vi) adopt any new employee benefit or compensation plan or arrangement or amend, modify or terminate any existing Company Plan, in each case for the benefit of any current or former director, officer, employee or independent contractor, other than as required by applicable Law, or (vii) forgive any loans to any of its employees; provided that this Section 5.1(p) shall not restrict the Company or any of its Subsidiaries from increasing the base salaries or bonus or commission opportunities of non-officer employees, in each case in the ordinary course of business and consistent with past practices;

          (q)   other than in the ordinary course of business consistent with past practice, enter into, engage in or amend any transaction or Contract with any Related Party or any interested parties (Ba'alay Inyan);

          (r)   (i) hire employees at the executive level or higher or (ii) other than in the ordinary course of business consistent with past practice, hire any other employees;

          (s)   terminate any employees of the Company or its Subsidiaries or otherwise cause any employees of the Company or its Subsidiaries to resign, in each case other than (i) in the ordinary course of business consistent with past practice or (ii) for cause or poor performance;

          (t)    fail to keep in force insurance policies or replacement or revised provisions regarding insurance coverage with respect to the assets, operations and activities of the Company and its Subsidiaries as currently in effect;

          (u)   renew or enter into any non-compete, exclusivity, non-solicitation or similar agreement, in each case, that would restrict or limit, in any material respect, the operations of the Company or any of its Subsidiaries;

          (v)   enter into any new line of business outside of its existing business;

          (w)  apply for or accept (i) any new Government Grant from any Israeli Governmental Entity (including, without limitation, IIA) or (ii) any material Government Grants from any other Governmental Entity;

          (x)   initiate or engage in any business activity or operations in the West Bank (including East Jerusalem), the Gaza Strip or the Golan Heights, to the extent that such limitation is allowed under applicable Law;

          (y)   fail to make any material filing, pay any fee, or take another action necessary to maintain in full force and effect any Mark that is material to the conduct of the business of the Company and its Subsidiaries, as a whole, as currently conducted, other than such failures that can be cured before the Closing and without resulting in a materially adverse impact on the Company;

          (z)   fail to make any material filing, pay any fee or take any other action necessary to maintain in full force and effect all material Permits; or

          (aa) authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

        Section 5.2    No Solicitation; Recommendation of the Merger.

          (a)   The Company shall not, and shall not permit or authorize any of its Subsidiaries or any director, officer, employee, investment banker, financial advisor, attorney, accountant or other advisor, agent or representative (collectively, "Representatives") of the Company or any of its Subsidiaries, directly or indirectly, to (i) solicit, initiate, endorse or knowingly encourage or knowingly facilitate any inquiry, proposal or offer with respect to, or the making or completion of, any Acquisition Proposal, or any inquiry, proposal or offer that is reasonably likely to lead to any Acquisition Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information or data with respect to any Acquisition Proposal (except to disclose the existence of this Section 5.2 and this Agreement in response to an unsolicited communication) or (iii) resolve, agree or propose to do any of the foregoing. The Company shall, and shall cause each of its Subsidiaries and the Representatives of the Company and its Subsidiaries to, (A) immediately cease and cause to be terminated all existing discussions and negotiations with any Person conducted heretofore with respect to any Acquisition Proposal or potential Acquisition Proposal and immediately terminate all physical and electronic data room access previously granted to any such Person, (B) request the prompt return or destruction of all confidential information previously furnished with respect to any Acquisition Proposal or potential Acquisition Proposal, and (C) not terminate, waive, amend, release or modify any provision of any confidentiality or standstill agreement to which it or any of its Affiliates or Representatives is a party with respect to any Acquisition Proposal or potential Acquisition Proposal, provided, that (1) the Company hereby waives any "don't ask" or similar provision in any confidentiality agreement that could preclude a Person from seeking a waiver and (2) the Company shall be permitted to grant waivers of any such standstill agreement, but solely to the extent that the Company Board has determined in good faith, after consultation with its outside counsel, that failure to take such action would be inconsistent with its fiduciary duties to the shareholders of the Company under applicable Law (subject to Section 8.7). Notwithstanding anything to the contrary herein, if at any time following the date of this Agreement and prior to obtaining the Company Shareholders Approval, the Company receives a written Acquisition Proposal that the Company Board believes in good faith to be bona fide and such Acquisition Proposal did not result from a breach of this Section 5.2, then (1) the Company and its Representatives may contact the Person (or group of Persons) making such Acquisition Proposal solely to clarify the terms and conditions thereof and (2) if the Company Board determines in good faith (after consultation with outside counsel and its financial advisor) that such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal and the Company Board determines in good faith (after consultation with outside counsel) that the failure to take the actions referred to in clause (x) or (y) below would be inconsistent with its fiduciary duties to the shareholders of the Company under applicable Law (subject to Section 8.7), then the Company may also (x) furnish information with respect to the Company and its Subsidiaries to the

  Person making such Acquisition Proposal pursuant to a customary confidentiality agreement containing terms substantially similar to, and no less favorable to the Company than, those set forth in the Confidentiality Agreement (an "Acceptable Confidentiality Agreement"); provided, that (I) the Company shall provide Parent a non-redacted copy of each confidentiality agreement the Company has executed in accordance with this Section 5.2 and (II) that any non-public information provided to any such Person shall have been previously provided to Parent or shall be provided to Parent prior to or concurrently with the time it is provided to such Person, and (y) participate in discussions or negotiations with the Person making such Acquisition Proposal regarding such Acquisition Proposal.

          (b)   Neither the Company Board nor any committee thereof shall:

              (i)  (A) withdraw (or modify or qualify in any manner adverse to Parent or Merger Sub) the recommendation or declaration of advisability by the Company Board or any such committee of this Agreement, the Merger or any of the other transactions contemplated hereby, (B) recommend or otherwise declare advisable the approval by the Company shareholders of any Acquisition Proposal, or (C) resolve, agree or propose to take any such actions (each such action set forth in this Section 5.2(b)(i) being referred to herein as an "Adverse Recommendation Change"); or

             (ii)  cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract, except for an Acceptable Confidentiality Agreement (each, an "Alternative Acquisition Agreement"), in each case constituting or related to, or which is intended to or is reasonably likely to lead to, any Acquisition Proposal, or resolve, agree or propose to take any such actions.

          (c)   Notwithstanding the foregoing, at any time prior to obtaining the Company Shareholders Approval, the Company Board may, if the Company Board determines in good faith (after consultation with outside counsel) that the failure to do so would be inconsistent with its fiduciary duties to the shareholders of the Company under applicable Law (subject to Section 8.7), taking into account all adjustments to the terms of this Agreement that may be offered by Parent pursuant to this Section 5.2, (x) make an Adverse Recommendation Change in response to a Superior Proposal or (y) solely in response to a Superior Proposal received after the date hereof that was unsolicited and did not otherwise result from a breach of this Section 5.2, cause the Company to terminate this Agreement in accordance with Section 7.1(d)(ii) and concurrently enter into a binding Alternative Acquisition Agreement with respect to such Superior Proposal; provided, however, that the Company may not make an Adverse Recommendation Change in response to a Superior Proposal or terminate this Agreement pursuant to Section 7.1(d)(ii) unless:

              (i)  the Company notifies Parent in writing at least five (5) Business Days before taking such action of its intention to do so, and specifies the reasons therefor, including the terms and conditions of, and the identity of the Person making, such Superior Proposal, and contemporaneously furnishes a copy (if any) of the proposed Alternative Acquisition Agreement and any other relevant material transaction documents (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new written notice by the Company to Parent pursuant to this Section 5.2(c)(i), provided that the notice period with respect to any such amended Superior Proposal shall be reduced to three (3) Business Days); and

             (ii)  if Parent makes a proposal during such five (5) Business Day period to adjust the terms and conditions of this Agreement, the Company Board, after taking into consideration the adjusted terms and conditions of this Agreement as proposed by Parent, continues to determine in good faith (after consultation with outside counsel and its financial advisor) that such Superior Proposal continues to be a Superior Proposal and that the failure to make an Adverse Recommendation Change or terminate this Agreement, as applicable, would be inconsistent with its fiduciary duties to the shareholders of the Company under applicable Law (subject to Section 8.7).

            (iii)  During the five Business Day period prior to its effecting an Adverse Recommendation Change or terminating this Agreement as referred to above, the Company shall, and shall cause its financial and legal advisors to, negotiate with Parent in good faith (to the extent Parent seeks to negotiate) regarding any revisions to the terms of the transactions contemplated by this Agreement proposed by Parent. Notwithstanding anything to the contrary contained herein, neither the Company nor any of its Subsidiaries shall enter into any Alternative Acquisition Agreement unless concurrently with such execution this Agreement has been terminated in accordance with its terms (including the payment of the Company Termination Fee pursuant to Section 7.3(b), if applicable).

          (d)   Other than in connection with an Acquisition Proposal, the Company Board may make an Adverse Recommendation Change in response to a Change in Circumstance, if and only if: (i) the Company Board determines in good faith, after consultation with the Company's outside legal counsel and its financial advisor, that the failure to do so would be inconsistent with the fiduciary duties to the shareholders of the Company under applicable Law (subject to Section 8.7); (ii) the Company shall have notified Parent at least five business days prior to making any such Adverse Recommendation Change (a "Determination Notice"); and (iii) (A) the Company shall have specified the Change in Circumstance in reasonable detail, (B) the Company shall have given Parent the five business days after the Determination Notice to propose revisions to the terms of this Agreement or make another proposal so that such Change in Circumstance would no longer necessitate an Adverse Recommendation Change, and shall have negotiated in good faith with Parent with respect to such proposed revisions or other proposal, if any, and (C) after considering the results of such negotiations and giving effect to the proposals made by Parent, if any, after consultation with outside legal counsel and its financial advisor, the Company Board shall have determined, in good faith, that the failure to make the Adverse Recommendation Change in response to such Change in Circumstance would be inconsistent with the fiduciary duties to the shareholders of the Company under applicable Law (subject to Section 8.7). For the avoidance of doubt, the provisions of this Section 5.2(d) shall also apply to any material change to the facts and circumstances relating to such Change in Circumstance following the delivery of a Determination Notice with respect thereto and shall require the delivery of a new Determination Notice by the Company to Parent hereunder and compliance by the Company with the requirements of the first sentence this Section 5.2(d), except in such case that the references to five business days shall be deemed to be three (3) business days.

          (e)   In addition to the obligations of the Company set forth in Section 5.2(a) and Section 5.2(b), the Company promptly (and in any event within forty-eight (48) hours of receipt) shall advise Parent in writing in the event the Company or any of its Subsidiaries or Representatives receives (i) any indication by any Person that it is considering making an Acquisition Proposal, (ii) any inquiry or request for information, discussion or negotiation that is related to or that contemplates an Acquisition Proposal, or (iii) any proposal or offer that is or is reasonably likely to lead to an Acquisition Proposal, in each case together with a description of the material terms and conditions of and facts surrounding any such indication, inquiry, request, proposal or offer, the identity of the Person making any such indication, inquiry, request, proposal or offer, and a copy of any written proposal, offer or draft agreement provided by such Person. The Company shall keep Parent informed (orally and in writing) in all material respects on a timely basis of the status and details (including, within forty-eight (48) hours after the occurrence of any amendment, modification, development, discussion or negotiation) of any such Acquisition Proposal, request, inquiry, proposal or offer, including furnishing copies of any written inquiries, correspondence and draft documentation, and written summaries of any material oral inquiries or discussions. Without limiting any of the foregoing, the Company shall promptly (and in any event within twenty-four (24) hours) notify Parent orally and in writing if it determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal pursuant to this Section 5.2 and shall in no event begin providing such information or engaging in such discussions or negotiations prior to providing such notice.

          (f)    The Company shall not, and shall cause its Subsidiaries not to, enter into any confidentiality agreement with any Person subsequent to the date of this Agreement that would restrict the Company's ability to comply with any of the terms of this Section 5.2.

          (g)   Nothing in this Agreement shall prohibit the Company Board from: (i) taking and disclosing to the Company's shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act (or any communication under Israeli law with substantially similar content) or a position contemplated by Section 329 of the ICL, or complying with the provisions of Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (ii) making any disclosure to the shareholders of the Company that is required by applicable Law or (iii) making any "stop, look and listen" communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act; provided, however, that any such disclosure pursuant to the foregoing clauses "(i)" and "(ii)" (other than a "stop, look and listen" communication or similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act) shall be deemed to be an Adverse Recommendation Change (including for purposes of Section 7.1(c)(ii)) unless the Company Board expressly reaffirms its recommendation to the Company's shareholders in favor of the approval of this Agreement and the Merger in such disclosure.

          (h)   For purposes of this Agreement:

              (i)  "Acquisition Proposal" means any proposal or offer with respect to any direct or indirect acquisition or purchase, in one transaction or a series of related transactions, and whether through any merger, reorganization, consolidation, tender offer, self-tender, exchange offer, share acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or otherwise, of (A) assets or businesses of the Company and its Subsidiaries that generate fifteen percent (15%) or more of the net revenues or net income (for the twelve- (12-) month period ending on the last day of the Company's most recently completed fiscal quarter) or that represent fifteen percent (15%) or more of the total assets (based on fair market value) of the Company and its Subsidiaries, taken as a whole, immediately prior to such transaction, or (B) fifteen percent (15%) or more of any class of share capital, other equity securities or voting power of the Company or any of its Subsidiaries or any resulting parent company of the Company, in each case other than the Merger and other transactions contemplated by this Agreement; and

             (ii)  "Change in Circumstance" means any material event or development or material change in circumstances with respect to the Company that was not known or reasonably foreseeable to the Company Board as of or prior to the date of this Agreement and that becomes known to the Company Board prior to the date the Company Shareholders Approval is obtained, and does not relate to (A) any Acquisition Proposal or (B) any fluctuation in the market price or trading volume of Shares, in and of itself; provided that the parties hereto acknowledge that any rulings regarding applications submitted in connection with any requests for a Permit from the FDA or other Governmental Entities relating to the Pharmaceutical Products, including new drug applications, that were made or will be made prior to Closing are reasonably foreseeable to the Company Board as of the date of this Agreement and shall not constitute a Change in Circumstance for purposes of this Agreement.

            (iii)  "Superior Proposal" means any unsolicited bona fide written Acquisition Proposal that the Company Board determines in good faith (after consultation with outside counsel and its financial advisor), taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, is (A) more favorable to the shareholders of the Company (in their capacity as such) from a financial point of view than the Merger and the other transactions contemplated by this Agreement (including any adjustment to the terms and conditions proposed by Parent in response to such proposal) and (B) reasonably likely of being completed on the terms proposed; provided, that, for purposes of this definition of "Superior Proposal," references in the term "Acquisition Proposal" to "fifteen percent (15%)" shall be deemed to be references to "fifty percent (50%)".

        Section 5.3    Preparation of Proxy Statement; Shareholders' Meeting.

          (a)   As promptly as practicable after the date of this Agreement (and in any event within thirty (30) calendar days after the date hereof), the Company shall (i) prepare and file a Proxy Statement with the SEC in preliminary form as required by the Exchange Act and (ii) in consultation with Parent, set a preliminary record date for the Company Shareholders Meeting in accordance with the applicable provisions of the ICL and the Company's Articles of Association and commence a broker search pursuant to Section 14a-13 of the Exchange Act in connection therewith. The Company shall use commercially reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after the filing thereof. The Company shall obtain and furnish the information required to be included in the Proxy Statement, shall provide Parent and Merger Sub with any comments that may be received from the SEC or its staff with respect thereto, shall respond promptly to any such comments made by the SEC or its staff with respect to the Proxy Statement, and shall cause the Proxy Statement in definitive form to be mailed to the Company's shareholders at the earliest practicable date. If at any time prior to obtaining the Company Shareholders Approval, any information relating to the Merger, the Company, Parent, Merger Sub or any of their respective Affiliates, directors or officers should be discovered by the Company or Parent, or any development should occur, that, in either case, should be set forth in an amendment or supplement to the Proxy Statement so that such document would not contain any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and the Company shall promptly file with the SEC an appropriate amendment or supplement describing such information and, to the extent required by applicable Law, disseminate such amendment or supplement to the shareholders of the Company. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall give Parent, Merger Sub and their counsel a reasonable opportunity to review and comment on such document or response and shall give due consideration to all reasonable additions, deletions or changes suggested thereto by Parent, Merger Sub and their counsel.

          (b)   As promptly as practicable after the Proxy Statement is cleared by the SEC for mailing to the Company's shareholders, the Company shall duly call, give notice of (with the proxy card (Ktav Hatzbaa) required under the ICL and the regulations promulgated thereunder), set the record date for, convene and hold a special meeting of its shareholders in accordance with the applicable provisions of the ICL and the Company's Articles of Association (the "Company Shareholders Meeting") solely for the purpose of obtaining the Company Shareholders Approval and, if applicable, the advisory vote required by Rule 14a-21(c) under the Exchange Act in connection therewith. The Company shall comply with the notice requirements applicable to the Company in respect of the Company Shareholders Meeting pursuant to the ICL and the regulations promulgated thereunder and the Company's Articles of Association. The Company may postpone or adjourn the Company Shareholders Meeting solely (i) with the consent of Parent; (ii) (A) due to the absence of a quorum or (B) if the Company has not received proxies representing a sufficient number of Shares for the Company Shareholders Approval, whether or not a quorum is present, to solicit additional proxies; or (iii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Company Board has determined in good faith after consultation with outside legal counsel is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company's shareholders prior to the Company Shareholders Meeting; provided, that the Company may not postpone or adjourn the Company Shareholders Meeting more than a total of two times pursuant to clause (ii)(A) and/or clause (ii)(B) of this Section. Notwithstanding the foregoing, the Company shall, at the request of Parent, to the extent permitted by Law, adjourn the Company Shareholders Meeting to a date specified by Parent for the absence of a quorum or if the Company has not received proxies representing a sufficient number of Shares for the Company Shareholders Approval; provided that the Company shall not be required to adjourn the Company Shareholders Meeting more than two times pursuant to this sentence, and no such adjournment pursuant to this sentence shall be required to be for a period exceeding fifteen (15) days. To the extent required, the Company shall set a new record date in accordance with the applicable provisions of the ICL and Company's Articles of Association. Except in the case of an Adverse Recommendation Change specifically permitted by Section 5.2(b), the Company, through the Company Board, shall (i) recommend to its shareholders that they adopt this Agreement and the transactions contemplated hereby, (ii) include such recommendation in the Proxy Statement and (iii) publicly reaffirm such recommendation within three Business Days after a request to do so by Parent or Merger Sub provided that, unless an Acquisition Proposal shall have been publicly disclosed, Parent may only make such request once every thirty days. Without limiting the generality of the foregoing, the Company agrees that (x) except in the event of an Adverse Recommendation Change specifically permitted by Section 5.2(b), the Company shall use its commercially reasonable efforts to solicit proxies to obtain the Company Shareholders Approval and (y) its obligations pursuant to this Section 5.2(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other Person of any Acquisition Proposal or the occurrence of any Adverse Recommendation Change. In the event that Parent, Merger Sub or any Person listed in Section 320(c) of the ICL casts any votes in respect of the Merger, Parent shall disclose to the Company its interest in the Shares so voted.

        Section 5.4    Merger Proposal; Certificate of Merger.

          (a)   Subject to the ICL and the regulations promulgated thereunder, and notwithstanding the provisions of Section 5.6(a)(x) and Section 5.6(a)(y), as promptly as practicable following the date hereof, the Company and Merger Sub, as applicable, shall take the following actions within the timeframes set forth herein; provided, however, that any such actions or the timeframe for taking such action shall be subject to any amendment in the applicable provisions of the ICL and the regulations promulgated thereunder (and in case of an amendment thereto, such amendment shall automatically apply so as to amend this Section 5.4(a) accordingly): (i) cause a merger proposal (in the Hebrew language) in a form reasonably acceptable to the parties hereto (the "Merger Proposal") to be executed in accordance with Section 316 of the ICL, (ii) deliver the Merger Proposal, signed by an authorized director of each of Merger Sub and Company (which signature shall be certified by an attorney at law), to the Companies Registrar within three days from the calling of the Company Shareholders Meeting, (iii) cause a copy of the Merger Proposal to be delivered to its secured creditors, if any, no later than three days after the date on which the Merger Proposal is delivered to the Companies Registrar, (iv) promptly after the Company shall have complied with the preceding sentence and with clauses (A) and (B) of Section 5.4(a)(v), but in any event no more than three days following the date on which such notice was sent to the creditors, the Company and Merger Sub shall inform the Companies Registrar, in accordance with Section 317(b) of the ICL, that notice was given to their respective creditors, if any, under Section 318 of the ICL (and regulations promulgated thereunder), (v) each of the Company and, if applicable, Merger Sub, shall: (A) publish a notice to its creditors, stating that a Merger Proposal was submitted to the Companies Registrar and that the creditors may review the Merger Proposal at the office of the Companies Registrar, the Company's registered office or Merger Sub's registered offices, as applicable, and at such other locations as the Company or Merger Sub, as applicable, may determine, in (I) two daily Hebrew newspapers, on the day that the Merger Proposal is submitted to the Companies Registrar, and (II) in a popular newspaper in New York within three business days after the date on which the Merger Proposal is delivered to the Companies Registrar; (B) within four business days from the date of submitting the Merger Proposal to the Companies Registrar, send a notice by registered mail to all of the "Substantial Creditors" (as such term is defined in the regulations promulgated under the ICL) that the Company or Merger Sub, as applicable, is aware of, in which it shall state that a Merger Proposal was submitted to the Companies Registrar and that the creditors may review the Merger Proposal at such additional locations, if such locations were determined in the notice referred to in the immediately preceding clause (A); and (C) send to the Company's "employees committee" (Va'ad Ovdim) (if any) or display in a prominent place at the Company's premises a copy of the notice published in a daily Hebrew newspaper (as referred to in clause (A)(I) of this Section 5.4(a)(v)), no later than three business days following the day on which the Merger Proposal was submitted to the Companies Registrar, (vi) not later than three days after the date on which the Company Shareholders Approval is received, the Company shall (in accordance with Section 317(b) of ICL and the regulations thereunder) inform the Companies Registrar of such approval in accordance with the customary practice of the Companies Registrar, (vii) within thirty days from the date on which the notice to the Company's creditors was published in two daily Israeli newspapers published in Hebrew, the Company shall submit notice to the Companies Registrar notifying that no claim were filed against the Merger to Court, and (viii) the Company and Merger Sub shall submit notice to the Companies Registrar notifying it that all the conditions precedent to the Merger have been satisfied and request, following coordination between each other, that the Companies Registrar declare the Merger effective and issue the Certificate of Merger upon such date as the Company and Merger Sub shall advise the Companies Registrar, provided that such date is not earlier than thirty days from the date of the shareholder meetings in each of the Company and Merger Sub and not earlier than fifty days from the date on which the Merger Proposal was submitted to the Companies Registrar, pursuant to Section 323 of the ICL. For the avoidance of doubt, and notwithstanding any provision of this Agreement to the contrary, it is the intention of the parties that the Merger shall be declared effective and the Certificate of Merger shall be issued on the Closing Date, as a condition to the Closing taking place. For purposes of this Section 5.4(a), "business day" shall have the meaning set forth in the Israeli Companies Regulations (Merger) 5760-2000 promulgated under the ICL.

          (b)   The sole shareholder of Merger Sub has approved the Merger subject to the satisfaction or waiver (to the extent permitted hereunder) of all the conditions to Closing (other than those that by their nature may only be satisfied or waived at Closing). No later than three days after the date of such approval, Merger Sub shall (in accordance with Section 317(b) of the ICL and the regulations thereunder) inform the Companies Registrar of such approval.

        Section 5.5    Access to Information; Confidentiality; Closing Statement.

          (a)   The Company shall, and shall cause each of its Subsidiaries to, afford to Parent, Merger Sub and their respective Representatives reasonable access during normal business hours, during the period prior to the Effective Time or the termination of this Agreement in accordance with its terms, to all their respective properties, assets, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to Parent: (a) a copy of each material report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws and any material communication (including "comment letters") received by the Company in respect of such filings, (b) internal monthly consolidated financial statements of the Company and its Subsidiaries, if and to the extent prepared in the ordinary course of business consistent with past practice, and (c) all other information concerning its business, properties and personnel as Parent or Merger Sub may reasonably request (including Tax Returns filed and those in preparation and the work papers of its auditors); provided, however, that the foregoing shall not require the Company to disclose any information to the extent such disclosure would (x) contravene applicable Law, the fiduciary duties of the Company Board or any binding agreement entered into prior to the date of this Agreement (including any confidentiality agreement to which the Company or its Subsidiary is a party) (provided that the Company shall use its reasonable best efforts to communicate the applicable information to Parent in a way that would not violate the applicable Law, fiduciary duty or agreement) or (y) give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other applicable privilege applicable to such documents or information, in which case the parties shall execute a standard joint defense agreement so as to permit Parent to have access to such information. All such information shall be held confidential in accordance with the terms of the Confidentiality Agreement. Subject to compliance with applicable Law, from the date hereof until the earlier of the termination of this Agreement and the Effective Time, the Company shall confer from time to time as reasonably requested by Parent with Parent or its Representatives to discuss any material changes or developments in the operational matters of the Company and the general status of the ongoing operations of the Company. No investigation pursuant to this Section 5.5 or information provided, made available or delivered to Parent pursuant to this Agreement shall affect any of the representations, warranties, covenants, rights or remedies, or the conditions to the obligations of, the parties hereunder.

          (b)   Not less than five (5) Business Days prior to the Closing, the Company will deliver to Parent the Company's good faith estimate of (i) Cash, (ii) the unpaid Transaction Expenses and (iii) the Indebtedness of the Company and its Subsidiaries, in each case as of the Closing Date.

          (c)   The Company promptly (and in any event within forty-eight (48) hours of obtaining such knowledge) shall advise Parent in writing in the event that any key employee or officer of the Company or any of its Subsidiaries notifies or expresses to the Company or any of its Subsidiaries of its intent to terminate his employment relationship with such entity following the consummation of the transactions contemplated hereby, except as set forth on Schedule 3.13(e) of the Company Disclosure Letter.

        Section 5.6    Commercially Reasonable Efforts; Merger Proposal; Certificate of Merger.

          (a)   Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) cause the conditions set forth in Article VI to be satisfied, (ii) obtain all required consents, approvals or waivers from, or participation in other discussions or negotiations with, third parties, including as required under any Material Contract, (iii) obtain all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and make all necessary registrations, declarations and filings with Governmental Entities (including filing the IIA Notice), that are necessary to consummate the Merger and the transactions contemplated hereby, provided, that neither Parent nor Merger Sub shall be required to grant any additional consideration to any third party or incur any additional costs in order to obtain any such consent, waiver, authorization or approval from any Governmental Entity, except, in each case, for reasonable out-of-pocket expenses to the extent incurred in performing the actions to be taken under this Section 5.6 and for filing fees payable to Governmental Entities, and (iv) execute and deliver any additional instruments necessary to consummate the transactions contemplated hereby and fully to carry out the purposes of this Agreement, provided, however, that neither the Company nor any of its Subsidiaries shall (x) make any offer, acceptance or counter-offer to or otherwise engage in negotiations or discussion with any Governmental Entity with respect to any proposed settlement, timing of the Closing Date, consent decree, commitment or remedy, or, in the event of litigation, discovery, admissibility of evidence, timing or scheduling, (y) commit to the payment of any fee, penalty or other consideration or (z) make any other concession, waiver or amendment under any Contract in connection with obtaining any consent, in each case, without the prior written consent of Parent.

          (b)   Without limiting the generality of Section 5.6(a), each of Parent and Merger Sub shall, and shall cause their respective Affiliates to, if applicable, on the one hand, and the Company, on the other hand, file with the applicable Governmental Entity the notifications required under the HSR Act (which filings shall request early termination of the waiting period under the HSR Act) or other Antitrust Laws with respect to the transactions contemplated by this Agreement, in each case as soon as reasonably practicable after the date of this Agreement, but in no event later than fifteen Business Days following the execution and delivery of this Agreement. Parent shall pay all filing fees, application fees or other fees of the applicable Governmental Entity associated with the HSR Act filing and any filings under other Antitrust Laws. Each of the parties shall furnish promptly to the Federal Trade Commission (the "FTC"), the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and any other requesting Governmental Entity any additional information requested pursuant to the HSR Act or other Antitrust Laws in connection with such filings. Parent and its Affiliates shall exercise reasonable best efforts to (i) obtain termination or expiration of the waiting period under the HSR Act and (ii) prevent the entry in any Action brought by a Governmental Entity or any other Person that would prohibit, make unlawful or delay the consummation of the transactions contemplated by this Agreement, including exercising reasonable best efforts and responding promptly to requests for documents or information by any Governmental Entity in connection with the foregoing. In connection therewith, if any Action is instituted (or threatened to be instituted) challenging any transactions contemplated by this Agreement as in violation of the HSR Act or any Antitrust Law, the Company and its Affiliates shall use their reasonable best efforts to provide full and effective support to Parent and Merger Sub to contest and resist any such Action, including to prevent the entry in any Action brought by an Governmental Entity which would prohibit, make unlawful or delay the consummation of the transactions contemplated by this Agreement. The parties will notify each other promptly of any oral communication with, and provide copies of written communications with, any Governmental Entity in connection with any filings made pursuant to this Section 5.6(b). Each of the parties shall cooperate reasonably with the other parties in connection with any such filing (including, to the extent permitted by applicable Law, providing copies of all such documents to the non-filing parties prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of the FTC, the Antitrust Division or any other Governmental Entity under any Antitrust Laws with respect to any such filing. No party hereto shall independently participate in any meeting, teleconference, or other written or oral communication with any Governmental Entity in respect of any such filing, investigation or other inquiry without giving the other parties prior notice of the meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend and/or participate. To the extent permitted by applicable Laws, and subject to all applicable privileges (including the attorney client privilege), each of the parties shall consult and cooperate reasonably with the other parties, and shall consider in good faith the views of each other, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or other Antitrust Laws. Each of the parties may, as it deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other Parties under this Section 5.6(b) as "outside counsel only." Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside legal counsel to employees, officers, or directors of the recipient, unless express written permission is obtained in advance from the source of the materials.

          (c)   Notwithstanding anything to the contrary contained in this Agreement and in this Section 5.6, nothing in this Agreement shall require Parent, the Surviving Company or any other subsidiary of Parent to agree or propose to (i) sell, hold separate, license or otherwise dispose of any assets or conduct their business in a specified manner, (ii) permit or agree to the sale, holding separate, licensing or other disposition of, any assets of Parent, the Surviving Company or any other subsidiary of Parent or the Company, or (iii) take or refrain from taking, or agree to their Subsidiaries or Affiliates taking or refraining from taking, any action or suffer to exist any condition, limitation, restriction or requirement with any other actions, conditions, limitations, restrictions or requirements that could reasonably be expected to result in a material impairment of the benefits that Parent and Merger Sub reasonably expect to derive from the consummation of the transactions contemplated by this Agreement, (iv) provide any capital contribution, guarantee, indemnity or other financial support to any Person, (v) limit dividends or distributions by any Person, or (vi) limit the exercise of voting power under equity securities of any Person, whether as a condition to obtaining any approval from, or to avoid potential litigation or administrative action by, a Governmental Entity or any other Person or for any other reason.

        Section 5.7    Takeover Laws.     The Company and the Company Board shall (a) take no action to cause any "moratorium," "fair price," "business combination," "control share acquisition" or similar provision of any state anti-takeover Law (collectively, "Takeover Laws") to become applicable to this Agreement, the Merger or any of the other transactions contemplated hereby and (b) if any Takeover Law is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated hereby, take all action necessary to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Takeover Law with respect to this Agreement, the Merger and the other transactions contemplated hereby.

        Section 5.8    Notification of Certain Matters.     The Company and Parent shall promptly notify each other of (a) any notice or other communication received by such party from any Governmental Entity in connection with the Merger or the other transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby, (b) any other notice or communication from any Governmental Entity in connection with the transactions contemplated hereby, (c) any Action commenced or, to such party's knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the transactions contemplated hereby or (d) any change, condition or event (i) that renders or would reasonably be expected to render any representation or warranty of such party set forth in this Agreement to be untrue or inaccurate in any material respect, or (ii) that results or would reasonably be expected to result in any failure of such party to comply with or satisfy in any material respect any covenant, condition or agreement (including any condition set forth in Article VI) to be complied with or satisfied hereunder; provided, however, that with respect to any such change, condition or event described in the foregoing clause (d)(i) that would not result in the failure of a condition set forth in Article VI, the applicable party's obligation to notify the other party "promptly" shall be deemed satisfied if such notification is delivered within seven days of such party becoming aware of the applicable change condition or event; provided, further, that no such notification shall affect any of the representations, warranties, covenants, rights or remedies, or the conditions to the obligations of, the parties hereunder; and provided, further, that an unintentional failure to provide such notification shall not constitute a breach of a covenant for purposes of the closing conditions set forth in Article VI.

        Section 5.9    Indemnification, Exculpation and Insurance.

          (a)   Parent agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company (each, an "Indemnified Person") acting in such capacities as provided in the Company's Articles of Association and any indemnification or other agreements of the Company as in effect on the date of this Agreement (to the extent that copies have been made available to Parent prior to the date of this Agreement) (collectively "Existing Indemnification Obligations") shall be assumed by the Surviving Company in the Merger, without further action, at the Effective Time, and shall survive the Merger and shall continue in full force and effect in accordance with their terms; provided, that such obligations shall be subject to any limitation imposed from time to time under applicable Law. Parent shall cause the Surviving Company to comply with the Existing Indemnification Obligations.

          (b)   Prior to the Effective Time, the Company shall, and, if the Company is unable to, Parent shall cause the Surviving Company as of the Effective Time to, obtain and fully pay for, at no expense to the individual insureds thereunder, non-cancellable "tail" insurance policies with claims periods of at least seven years from and after the Effective Time from insurance carriers with the same or better claims-paying ability ratings as the Company's insurance carriers with respect to directors' and officers' liability insurance policies and fiduciary liability insurance policies in place immediately prior to the Effective Time (collectively, "D&O Insurance") for the persons who are covered by the Company's existing D&O Insurance, with terms, conditions, retentions and levels of coverage at least as favorable to the insured individuals as the Company's existing D&O Insurance with respect to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the transactions contemplated hereby); provided, however, that the Company shall not pay, or the Surviving Company shall not be required to pay, as the case may be, for such "tail" extended reporting periods aggregate one-time premium costs in excess of three-hundred percent (300%) of the amount per annum the Company paid in its last full fiscal year, which amount the Company hereby represents is as set forth in Section 5.9(b) of the Company Disclosure Letter.

          (c)   The provisions of this Section 5.9 shall survive consummation of the Merger, shall be binding upon the successors and assigns of Parent and the Surviving Company and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Person, his or her heirs and his or her legal representatives.

        Section 5.10    Shareholder Litigation.     The Company shall give Parent the opportunity to participate in the defense and settlement of any shareholder litigation against the Company and/or its officers or directors relating to the Merger or any of the other transactions contemplated by this Agreement. The Company shall not enter into any settlement agreement in respect of any shareholder litigation against the Company and/or its directors or officers relating to the Merger or any of the other transactions contemplated hereby without Parent's prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

        Section 5.11    Stock Exchange Delisting; Deregistration.     Prior to the Closing Date, the Company shall cooperate with Parent and use commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary on its part under applicable laws and rules and policies of NASDAQ to enable the delisting by the Surviving Company of the Shares from NASDAQ and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than ten days after the Closing Date.

        Section 5.12    Public Announcements.     Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, (a) agree that the press release announcing the execution and delivery of this Agreement shall be a joint release of Parent and the Company; and (b) thereafter, the parties shall, to the extent reasonably practicable, consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Merger and the other transactions contemplated hereby and shall not issue any such press release or make any public announcement prior to such consultation and review, except: (i) as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system; (ii) that the foregoing shall not apply to: (1) any press release or public statement made in response to questions from the press, analysts, investors or those attending industry conferences, internal announcements to employees or disclosures in Company SEC Documents, so long as such statements are consistent with previous press releases or public statements made by Parent or the Company without violation of this Section 5.12; and (2) any press release, filing or other public statement issued or made by the Company following the receipt of any Acquisition Proposal or related inquiry with respect to such Acquisition Proposal or inquiry (including any "stop, look and listen" release) or with respect to an Adverse Recommendation Change effected in accordance with Section 5.2.

        Section 5.13    Section 16 Matters.     Prior to the Effective Time, the Company Board shall take all such steps as may be necessary or appropriate to cause the transactions contemplated by this Agreement, including any dispositions of Shares (including derivative securities with respect to such Shares) resulting from the transactions contemplated by this Agreement by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 5.14    Directors.     Prior to the Effective Time, the Company shall cause each member of the Company Board and each member of the board of directors or similar managing body of each Subsidiary of the Company to execute and deliver a letter effectuating his or her resignation as a director of the Company Board and as a member of the board of directors or similar managing body of each Subsidiary of the Company, as applicable, effective immediately prior to the Effective Time.

        Section 5.15    CVR Agreement.     At or prior to the Effective Time, Parent will execute and deliver, and will ensure that a duly qualified Rights Agent executes and delivers, the CVR Agreement, subject to any reasonable revisions to the CVR Agreement that are requested by such Rights Agent (provided, that such revisions are not, individually or in the aggregate, detrimental to any CVR holder, other than in immaterial respects).

        Section 5.16    Nonregistrable CVRs.     Prior to the Closing, Parent and the Company shall cooperate, including by making changes to the form of CVR Agreement attached hereto as Exhibit A (provided, that such revisions do not adversely affect any rights to payment under the CVR Agreement), as necessary to ensure that the CVRs are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or "blue sky" laws.

        Section 5.17    Tax Rulings.

          (a)   As soon as practicable after the date of this Agreement the Company shall instruct its Israeli counsel, advisors and/or accountants to prepare and file with the ITA, in full coordination with Parent's advisors, an application for a ruling (which shall be confirmed by Parent's advisors prior to its submission) confirming that: (i) Parent and anyone on its behalf shall be exempt from withholding tax in relation to payments made under this Agreement to the 102 Trustee in relation to any 102 Company Options, 3(i) Company Options and 102 Shares; (ii) the payment of any Merger Consideration upon the cancellation of 102 Company Options or purchase of 102 Shares with respect to which the requisite period has not passed, will not constitute a violation of the requirements of Section 102 of the Ordinance as long as such consideration is deposited with the 102 Trustee; (iii) that the CVR Consideration will be subject to tax only upon payment to the holders of 102 Company Options and 102 Shares (which ruling may be subject to customary conditions regularly associated with such a ruling and which may include additional issues which are raised by the ITA in light of the factual background of the ruling request) (the "Option Tax Ruling"). The Company shall include in the request for the Option Tax Ruling a request to exempt Parent, the Surviving Company, the Paying Agent and their respective agents from any withholding obligation with respect to the transfer of the portion of the 102 Company Options and 102 Shares in the Merger Consideration to the 102 Trustee. Each of the Company and Parent shall cause its respective Israeli counsel, advisors and accountants to coordinate all activities, and to cooperate with each other, with respect to the preparation and filing of such application and with respect to any written or oral submission that may be necessary, proper or advisable in order to obtain the Option Tax Ruling. Subject to the terms and conditions hereof, the Company shall use reasonable best efforts to promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary under applicable Law to obtain the Option Tax Ruling, as promptly as practicable. To avoid doubt, the final text of the Option Tax Ruling or the Interim Option Tax Ruling, if required shall be subject to the prior written confirmation of Parent or its counsel, which consent shall not unreasonably be withheld, conditioned or delayed. If the Option Tax Ruling is not granted prior to the Closing, the Company shall seek to obtain prior to the Closing an interim Tax ruling confirming, among other things, that Parent and any Person acting on its behalf (including the Paying Agent) shall be exempt from Israeli withholding tax in relation to any payments made with respect to any Company Options or Shares to the Paying Agent and/or the 102 Trustee in connection with the Merger (the "Interim Option Tax Ruling"). To the extent that prior to the Closing an Interim Option Tax Ruling shall have been obtained, then all references herein to the Option Tax Ruling shall be deemed to refer to such Interim Option Tax Ruling, until such time that a final definitive Option Tax Ruling is obtained.

          (b)   As soon as practicable following the date of this Agreement, Parent shall instruct its Israeli counsel, advisors and accountants to, in coordination with the Company and its Israeli counsel, advisors and accountants, prepare and file with the ITA an application for a ruling that (i) with respect to holders of Shares and Company Warrants that are non-Israeli residents (as defined in the Ordinance or as will be determined by the ITA), (A) exempting Parent, the Paying Agent, the Surviving Company and their respective agents from any obligation to withhold Israeli Tax at the source from any consideration payable or otherwise deliverable pursuant to this Agreement, including the Merger Consideration, or clarifying that no such obligation exists, or (B) clearly instructing Parent, the Paying Agent, the Surviving Company and their respective agents on how such withholding at the source is to be executed, and in particular, with respect to the classes or categories of holders of the Shares and Company Warrants from which Israeli Tax is to be withheld (if any), the rate or rates of Tax withholding to be applied and how to identify any such non-Israeli residents; and (ii) with respect to holders of Shares and Company Warrants that are Israeli residents (as defined in the Ordinance or as will be determined by the ITA) (other than the 102 Shares) (x) exempting Parent, the Paying Agent, the Surviving Company and their respective agents from any obligation to withhold Israeli Tax at the source from any consideration payable or otherwise deliverable pursuant to this Agreement, including the Merger Consideration, or clarifying that no such obligation exists, or (y) clearly instructing Parent, the Paying Agent, the

  Surviving Company and their respective agents on how such withholding at the source is to be executed, and in particular, with respect to the classes or categories of holders of the Shares and Company Warrants from which Tax is to be withheld (if any), the rate or rates of withholding to be applied (the "Withholding Tax Ruling").

          (c)   Without limiting the generality of Section 5.6, each of the Company and Parent shall cause their respective Israeli counsel, advisors and accountants to cooperate with each other, with respect to the preparation and filing of such application. The final text of the Interim Option Tax Ruling, the Option Tax Ruling and the Withholding Tax Ruling shall be subject to the prior written confirmation of Parent or its counsel, which consent shall not be unreasonably withheld, conditioned or delayed. The Company and its Representatives shall not make any application to, or conduct any negotiation with, the ITA with respect to matters relating to the Interim Option Tax Ruling (if required), the Option Tax Ruling and the Withholding Tax Ruling without prior coordination with Parent or its Representatives, and will enable Parent's Representatives to participate in all discussions and meetings with the ITA relating thereto. To the extent that Parent's Representatives elect not to participate in any such meeting or discussion, the Company's Representatives shall provide Parent's Representatives a report of the discussions and/or meetings held with the ITA. Subject to the terms and conditions hereof, the Company shall use commercially reasonable efforts to promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to obtain the Interim Option Tax Ruling, the Option Tax Ruling (if required) and the Withholding Tax Ruling, as promptly as practicable.

        Section 5.18    Employee Matters.

          (a)   Each employee who is an employee of the Company or a Subsidiary immediately prior to the Effective Time shall be referred to as a "Continuing Employee". During the period beginning as of the Effective Time and ending no earlier than the first (1st) anniversary of the Effective Time (the "Benefit Period"), Parent shall provide each Continuing Employee with (i) at least the same level of base wages or base salary, as applicable, and cash bonus opportunity, in each case as provided to the Continuing Employee immediately prior to the Effective Time and (ii) employee benefits that are substantially similar in the aggregate to the employee benefits that are provided to similarly situated employees of Parent who are located in the same country.

          (b)   Parent shall, and shall cause its Affiliates to, grant all Continuing Employees credit for any service to the Company and its Affiliates earned prior to the Closing for purposes of eligibility, vesting and determination of the level of benefits, vacation and paid time off accrual and severance benefit determinations, under any benefit or compensation plan, program, agreement or arrangement in which a Continuing Employee participates that may be established or maintained by Parent or its Affiliates on or after the Effective Time (the "New Plans"); provided, however, that such service credit shall not be recognized to the extent that it would result in a duplication of benefits for the same period of time. In addition, Parent shall, and shall cause its Affiliates to, use commercially reasonable efforts to cause (i) to be waived all pre-existing condition exclusions and actively-at-work requirements and similar limitations, eligibility waiting periods and evidence of insurability requirements under any New Plans to the extent waived with respect to or satisfied by a Continuing Employee (or covered dependent thereof) under any Company benefit plan as of the Effective Time and (ii) any deductible, co-insurance and covered out-of-pocket expenses paid on or before the Closing by any Continuing Employee (or covered dependent thereof) to be taken into account for purposes of satisfying the corresponding deductible, coinsurance and maximum out-of-pocket provisions after the Effective Time under any applicable New Plan in the same plan year in which the Closing occurs.

          (c)   Nothing contained herein, express or implied, (x) is intended to confer upon any Continuing Employee any right to continued employment for any period or continued receipt of any specific employee benefit, or shall constitute an amendment to or any other modification of any benefit plan, (y) shall alter or limit Parent's or the Company's or their Affiliates' ability to amend, modify or terminate any particular benefit plan, program, agreement or arrangement or shall constitute an amendment of any such benefit plan, program, agreement or arrangement, or (z) is intended to confer upon any individual (including employees, retirees or dependents or beneficiaries of employees or retirees) any right as a third party beneficiary of this Agreement.

ARTICLE VI
CONDITIONS PRECEDENT

        Section 6.1    Conditions to Each Party's Obligation to Effect the Merger.     The obligation of each party to effect the Merger is subject to the satisfaction or waiver (except with respect to the condition set forth in Section 6.1(a), which cannot be waived) by mutual written agreement of Parent and the Company, at or prior to the Effective Time, of each of the following conditions:

          (a)    Company Shareholders Approval.    The Company Shareholders Approval shall have been obtained.

          (b)    Israeli Statutory Waiting Periods.    At least fifty (50) days shall have elapsed after the filing of the Merger Proposal with the Companies Registrar and at least thirty (30) days shall have elapsed after the approval of the Merger by the shareholders of each of the Company and Merger Sub.

          (c)    HSR Act.    The waiting period (and any extensions thereof) applicable to the transactions contemplated by this Agreement under the HSR Act shall have expired or otherwise been terminated.

          (d)    No Injunctions or Legal Restraints; Illegality.    No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction that remains in effect, and no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Entity that, in any such case, prohibits or makes illegal the consummation of the Merger.

        Section 6.2    Conditions to the Obligations of Parent and Merger Sub.     The obligation of Parent and Merger Sub to effect the Merger is also subject to the satisfaction, or waiver by Parent, at or prior to the Effective Time of the following conditions:

          (a)    Representations and Warranties.    (i) Each of the representations and warranties of the Company set forth in Section 3.2, Section 3.4, Section 3.5(a)(i) and Section 3.28 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date (other than any such representation and warranty made as of a specific earlier date, which shall have been accurate in all material respects as of such earlier date, and, in the case of Section 3.2, except (other than a result of a willful breach by the Company) where the failure to be so accurate in all respects would not reasonably be expected to result in additional cost, expense or liability to the Company, Parent and their Affiliates, individually or in the aggregate that is more than $250,000); and (ii) each of the other representations and warranties of the Company set forth in this Agreement (disregarding any materiality, "Material Adverse Effect" or similar qualifiers therein) shall be true and correct in each case as of the date of this Agreement and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except in the case of this clause (ii) for any failures to be so true and correct as have not had, individually or in the aggregate, a Material Adverse Effect.

          (b)    Performance of Obligations of the Company.    The Company shall have complied with or performed in all material respects the obligations that are to be performed by it under this Agreement.

          (c)    Officers' Certificate.    Parent shall have received a certificate signed by an executive officer of the Company certifying as to the matters set forth in Section 6.2(a), Section 6.2(b), Section 6.2(e) and Section 6.2(h).

          (d)    Absence of Material Adverse Effect.    Since the date of this Agreement there shall not have occurred a Material Adverse Effect that remains in effect.

          (e)    Tax Certificate.    The Company shall have delivered to Parent a properly executed Foreign Investment and Real Property Tax Act of 1980 notification letter which states that the Shares do not constitute "United States real property interests" under Section 897(c) of the Code for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3), and a form of notice to the IRS prepared in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2), each in substantially the form of Exhibit B hereto.

          (f)    Withholding Tax Ruling.    The Withholding Tax Ruling shall have been obtained and remain in full force and effect.

          (g)    CVR Agreement.    The CVR Agreement shall have been executed by the Rights Agent.

          (h)    Minimum Net Cash.    The Net Cash shall be greater than or equal to the amount set forth on Schedule 6.2(h) hereto.

        Section 6.3    Conditions to the Obligations of the Company.     The obligation of the Company to effect the Merger is also subject to the satisfaction, or waiver by the Company, at or prior to the Effective Time of the following conditions:

          (a)    Representations and Warranties.    Each of the representations and warranties of Parent and Merger Sub set forth in this Agreement that are qualified as to materiality or Parent Material Adverse Effect shall be true and correct (as so qualified) and each of the representations and warranties of Parent and Merger Sub set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date).

          (b)    Performance of Obligations of Parent and Merger Sub.    Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time.

          (c)    Officers' Certificate.    The Company shall have received a certificate signed by an executive officer of Parent certifying as to the matters set forth in Section 6.3(a) and Section 6.3(b).

          (d)    CVR Agreement.    The CVR Agreement shall have been executed by Parent and the Rights Agent and be in full force and effect.

          (e)    IIA.    Parent shall have executed and delivered to the IIA an undertaking in customary form in favor of the IIA to comply with the applicable rules of the R&D Law.

        Section 6.4    Frustration of Closing Conditions.     None of Parent, Merger Sub or the Company may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such party's breach of this Agreement.

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER

        Section 7.1    Termination.     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Company Shareholders Approval has been obtained (with any termination by Parent also being an effective termination by Merger Sub):

          (a)   by mutual written consent of Parent and the Company;

          (b)   by either Parent or the Company:

              (i)  if the Merger shall not have been consummated on or before August 31, 2018 (the "Initial Outside Date"); provided, that (A) the Initial Outside Date may be extended by mutual written consent of Parent and the Company up to two times, each time for a period of time not to exceed 90 days and (B) if on the Initial Outside Date, the condition set forth in Section 6.2(f) is not satisfied but all of the other conditions to Closing are satisfied (other than those conditions that by their nature are to be satisfied at the Closing), then either Parent or the Company may, at their option exercisable by delivering written notice to the other party prior to the Initial Outside Date, extend the Initial Outside Date until the date that is 90 days after the Initial Outside Date (the Initial Outside Date as may be extended in accordance with the foregoing clauses (A) or (B), the "Outside Date"), provided further, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill in any material respect any of its obligations under this Agreement has been the primary cause of, or the primary factor that resulted in, the failure of the Merger to be consummated by the Outside Date;

             (ii)  if any court of competent jurisdiction or other Governmental Entity shall have issued a judgment, order, injunction, rule or decree, or taken any other action permanently restraining, permanently enjoining or otherwise permanently prohibiting any of the transactions contemplated by this Agreement and such judgment, order, injunction, rule, decree or other action shall have become final and non-appealable or any Governmental Entity shall have finally and non-appealable declined to grant any of the approvals of any Governmental Entity the receipt of which is necessary to satisfy the condition set forth in Section 6.1(c); provided, that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall have used its reasonable best efforts to contest, appeal and remove such judgment, order, injunction, rule, decree, ruling or other action in accordance with Section 5.6, and the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to a party if the issuance of such judgment, order, injunction, rule, decree, ruling or other action was primarily due to the failure of such party to perform in any material respects any of its obligations under this Agreement;

            (iii)  if the Company Shareholders Approval shall not have been obtained at the Company Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the adoption of this Agreement was taken; provided that a party shall not be permitted to terminate this Agreement pursuant to this Section 7.1(b)(iii) if the failure to obtain the Company Shareholder Approval is attributable to a failure on the part of such party to perform in any material respect any covenant or obligation in this Agreement required to be performed by such party; or

            (iv)  if the FTC or the U.S. Department of Justice issues a request for additional information or documentary material under 15 U.S.C. Section 18a(e) in connection with the transactions contemplated by this Agreement;

          (c)   by Parent:

              (i)  if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (other than with respect to a breach of Section 5.2 or Section 5.3(b), as to which Section 7.1(c)(ii)(D) will apply), or if any representation or warranty of the Company shall have become untrue, in each case, which breach or failure to perform or to be true, either individually or in the aggregate, if occurring or continuing at the Effective Time (A) would result in the failure of any of the conditions set forth in Section 6.1 or Section 6.2 and (B) cannot be or has not been cured by the earlier of (1) the Outside Date and (2) thirty (30) days after the giving of written notice to the Company of such breach or failure; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(i) if Parent or Merger Sub is then in material breach of any of its covenants or agreements set forth in this Agreement; or

             (ii)  if (A) an Adverse Recommendation Change shall have occurred, (B) the Company shall, within ten (10) Business Days of a tender or exchange offer relating to securities of the Company having been commenced, fail to publicly recommend against such tender or exchange offer, (C) the Company shall have failed to publicly reaffirm its recommendation of the Merger within ten (10) Business Days after the date any Acquisition Proposal or any material modification thereto is first commenced, publicly announced, distributed or disseminated to the Company's shareholders upon a written request to do so by Parent, or (D) the Company shall have willfully and materially breached any of its obligations set forth in Section 5.2 or Section 5.3(b), or (E) the Company or the Company Board (or any committee thereof) shall have formally resolved or publicly authorized to take any of the foregoing actions;

          (d)   by the Company:

              (i)  if Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub shall have become untrue, which breach or failure to perform or to be true, either individually or in the aggregate, if occurring or continuing at the Effective Time (A) would result in the failure of any of the conditions set forth in Section 6.1 or Section 6.3 and (B) cannot be or has not been cured by the earlier of (1) the Outside Date and (2) thirty (30) days after the giving of written notice to Parent of such breach or failure; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(d)(i) if it is then in material breach of any of its covenants or agreements set forth in this Agreement; or

             (ii)  at any time prior to obtaining the Company Shareholders Approval, in order to accept a Superior Proposal in accordance with Section 5.2(b); provided, that the Company shall have (A) simultaneously with such termination entered into the associated Alternative Acquisition Agreement, (B) not willfully breached in any material respect any of the provisions of Section 5.2(b), and (C) paid any amounts due pursuant to Section 7.3(b).

        The party desiring to terminate this Agreement pursuant to this Section 7.1 (other than pursuant to Section 7.1(a)) shall give notice of such termination to the other party.

        Section 7.2    Effect of Termination.     Any proper and valid termination of this Agreement pursuant to Section 7.1 shall be effective immediately upon the delivery of written notice by the terminating party to the other party or parties hereto (or in the case of termination pursuant to Section 7.1(a), upon delivery of the written consent executed by both Parent and the Company), as applicable. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall be of no further force or effect without liability of any party or parties hereto, as applicable (or any director, officer, employee, affiliate, agent or other representative of such party or parties) to the other party or parties hereto, as applicable, except (a) for the terms of this Section 7.2, Section 7.3 and Article VIII, each of which shall survive the termination of this Agreement, and (b) nothing in this Agreement shall relieve any party or parties hereto, as applicable, from liability for any fraud or any material and willful breach of any representation, warranty, covenant, obligation or other provision of this Agreement, in which case the non-breaching party shall be entitled to all rights and remedies available at law or in equity, subject to the provisions of Section 7.3(c) below. For purposes of this Agreement, "willful breach" shall mean any intentional act or intentional failure to act by any person and for the avoidance of doubt with the actual knowledge that the taking of such act or the failure to take such act would cause a breach of this Agreement. In addition to the foregoing, no termination of this Agreement shall affect the obligations of the parties hereto set forth in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

        Section 7.3    Fees and Expenses.

          (a)   Except as otherwise provided in this Section 7.3, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

          (b)   In the event that:

              (i)  all of the following are met: (A) an Acquisition Proposal (whether or not conditional) is made directly to the Company's shareholders or is otherwise publicly disclosed and in each case not withdrawn prior to termination of this Agreement, (B) this Agreement is terminated by the Company or Parent pursuant to Section 7.1(b)(i) (i.e., the Merger is not consummated by the Outside Date) or Section 7.1(b)(iii) (i.e., the Company Shareholders Approval is not obtained at the Company Shareholders Meeting) or by Parent pursuant to Section 7.1(c)(i) (i.e., breach of representations, warranties, covenants or agreements by the Company), and (C) within twelve (12) months after the date of such termination, the Company enters into an agreement in respect of any Acquisition Proposal, or recommends and submits an Acquisition Proposal to its shareholders for adoption, and in each case a transaction in respect of any Acquisition Proposal is consummated, which, in each case, need not be the same Acquisition Proposal that was made, disclosed or communicated prior to termination hereof (provided, that for purposes of this clause (C), each reference to "fifteen percent (15%)" in the definition of "Acquisition Proposal" shall be deemed to be a reference to "50%");

             (ii)  this Agreement is terminated by Parent pursuant to Section 7.1(c)(ii); or

            (iii)  this Agreement is terminated by the Company pursuant to Section 7.1(d)(ii) (i.e., the Company accepts a Superior Proposal);

        then, in any such event, the Company shall pay to Parent a fee of $4,500,000 (the "Company Termination Fee"), it being understood that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion.

          (c)   Payment of the Company Termination Fee shall be made by wire transfer of same day funds to the accounts designated by Parent (i) concurrently with the consummation of any transaction contemplated by an Acquisition Proposal, in the case of a Company Termination Fee payable pursuant to Section 7.3(b)(i), (ii) as promptly as reasonably practicable after termination (and, in any event, within two Business Days thereof), in the case of termination by Parent pursuant to Section 7.1(c)(ii), or (iii) simultaneously with, and as a condition to the effectiveness of, termination, in the case of a termination by the Company pursuant to Section 7.1(d)(ii). In the event that Parent shall receive the Company Termination Fee, the receipt of the Company Termination Fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Merger Sub, any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the transactions contemplated hereby (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Merger Sub, any of their respective Affiliates (collectively, "Parent Related Parties") or any other Person shall be entitled to bring or maintain any claim, action or proceeding against the Company or any of its Affiliates arising out of or in connection with this Agreement, the Merger or any of the other transactions contemplated herein or any matters forming the basis for such termination; provided, however, that nothing in this Section 7.3(c) shall limit the rights of Parent or Merger Sub under Section 8.10 (Specific Performance) or relieve the Company from any liability or damage resulting from a material and willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement or fraud.

          (d)   The Company acknowledges that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement. Accordingly, if the Company fails promptly to pay any amounts due pursuant to this Section 7.3, and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the amounts set forth in this Section 7.3, the Company shall pay to Parent its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts due pursuant to this Section 7.3 from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made.

        Section 7.4    Amendment or Supplement.     This Agreement may be amended, modified or supplemented by the parties by action taken or authorized by their respective boards of directors at any time prior to the Effective Time, whether before or after the Company Shareholders Approval has been obtained; provided, however, that after the Company Shareholders Approval has been obtained, no amendment shall be made that pursuant to applicable Law requires further approval or adoption by the shareholders of the Company without such further approval or adoption. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment.

        Section 7.5    Extension of Time; Waiver.     At any time prior to the Effective Time, the parties (or any of them) may, by action taken or authorized by their respective boards of directors, to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties set forth in this Agreement or any document delivered pursuant hereto or (c) subject to applicable Law, waive compliance with any of the agreements or conditions of the other parties contained herein; provided, however, that after the Company Shareholders Approval has been obtained, no waiver may be made that pursuant to applicable Law requires further approval or adoption by the shareholders of the Company without such further approval or adoption. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.

 ARTICLE VIII
GENERAL PROVISIONS

        Section 8.1    Nonsurvival of Representations and Warranties.     None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, other than those covenants or agreements of the parties which by their terms apply, or are to be performed in whole or in part, after the Effective Time.

        Section 8.2    Notices.     All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile, e-mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

            (i)  if to Parent, Merger Sub or the Surviving Company, to:

      United Therapeutics Corporation
      1735 Connecticut Avenue NW
      Washington, DC 20016
      Attention: General Counsel

      with a copy (which shall not constitute notice) to:

      Gibson, Dunn & Crutcher LLP
      1050 Connecticut Avenue, N.W.
      Washington, DC 20036
      Attention: Stephen Glover and Alisa Babitz

      and

      Gibson, Dunn & Crutcher LLP
      2100 McKinney Avenue
      Dallas, TX 75201
      Attention: Jonathan Whalen

      and

      Herzog, Fox & Neeman
      4 Weizmann Street
      Tel Aviv 6423904, Israel
      Attention: Yair Geva

           (ii)  if to Company, to:

      SteadyMed Therapeutics, Inc.
      2603 Camino Ramon, Suite 350
      San Ramon, CA 94583
      Attention: David W. Nassif, Executive Vice President & Chief Financial Officer

      with a copy (which shall not constitute notice) to:

      Cooley LLP
      3175 Hanover Street
      Palo Alto, CA 94304
      Attention: Mike Tenta and Tali Sealman

      and

      Cooley LLP
      1299 Pennsylvania Avenue, NW
      Suite 700
      Washington, DC 20004
      Attention: Jacqueline Grise

      and

      Yigal Arnon & Co.
      1 Azrieli Center
      Tel Aviv 6702101, Israel
      Attention: David Schapiro

        Section 8.3    Certain Definitions.     For purposes of this Agreement:

          (a)   "Affiliate" of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person;

          (b)   "Ancillary Agreements" means the Voting Agreement, the CVR Agreement and the other agreements and instruments provided for, contemplated herein or executed and delivered in connection with this Agreement;

          (c)   "Antitrust Laws" shall mean the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign law, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade;

          (d)   "Business Day" means any day other than a Friday, a Saturday, a Sunday or a day on which banks in Washington, DC or Israel are authorized or required by applicable Law to be closed;

          (e)   "Cash" means consolidated cash and cash equivalents, to the extent convertible to cash within 30 days, of the Company and its Subsidiaries determined in accordance with GAAP, provided that Cash shall (i) be calculated net of outstanding checks and (ii) not include any Restricted Cash;

          (f)    "Confidentiality Agreement" means the Confidentiality/Standstill Agreement, dated June 3, 2016, between Parent and the Company, as amended from time to time;

          (g)   "Contractors" means any individual engaged as an independent contractor, including consultants, sub-contractors, sales agents, freelancers or any other service providers;

          (h)   "control" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise;

          (i)    "Drug or Health Laws" means any Law in any jurisdiction governing the development, testing, storage, labeling, approval, manufacture, marketing, sale, use, or reimbursement of the Pharmaceutical Products, including, as amended and without limitation: (i) the Federal Food, Drug, and Cosmetic Act of 1938; (ii) the Health Insurance Portability and Accountability Act of 1996 and the Health Information Technology for Economic and Clinical Health Act; (iii) the Animal Welfare Act of 1966; (iv) Title XVIII and Title XIX of the Social Security Act; (v) the Patient Protection and Affordable Care Act, including the Physician Payments Sunshine Act provisions; (vi) the Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b); (vii) the civil monetary penalties statute, 42 U.S.C. § 1320a-7a; (viii) the Physician Self-Referral Law, 42 U.S.C. § 1395nn; (ix) the False Claims Act, 31 U.S.C. § 3729 et seq.; (x) all rules and regulations issued under any of the foregoing; and (xi) any comparable federal, state, or foreign Laws for any of the foregoing;

          (j)    "FDA" means the U.S. Food and Drug Administration, or any successor agency thereto;

          (k)   "FDCA" means the U.S. federal Food, Drug, and Cosmetic Act of 1938, as amended, and all rules and regulations issued thereunder;

          (l)    "Government Grant" shall mean any grant, incentive, qualification, subsidy, award, participation, exemption, status, cost sharing arrangement, reimbursement arrangement or other benefit, relief or privilege, from the government of the State of Israel or any other Governmental Entity, or judicial or arbitral body thereof, any outstanding application to receive the same filed by the Company or any of its Subsidiaries, including any material Tax or other incentive granted to, provided or made available to, or enjoyed by the Company or any of its Subsidiaries, under the Laws of the State of Israel, and further including, without limitation, by or on behalf of or under the authority of the Investment Center, the BIRD Foundation or any other bi/multi-national grant programs for research and development, the European Union, the Fund for Encouragement of Marketing Activities of the Israeli Government or any other Governmental Entity;

          (m)  "Governmental Entity" shall mean any government, any governmental or regulatory entity or body, department, commission, board, agency or instrumentality and any arbitrator, court, tribunal or judicial body of competent jurisdiction, any stock exchange or similar self-regulatory organization, in each case whether federal, state, county, provincial and whether local or foreign;

          (n)   "IIA Grants" means funding received under the incubator program of the IIA in the amount of $278,357 (file # 35082; execution period: 6/1/2005—5/31/2007), and under the IIA's R&D program for cooperation with German companies in the amounts of $324,717 (file number 41239; execution period: 1/1/2009—12/31/2009) and $8,136 (file number 41239; execution period: 1/1/2009—12/31/2009).

          (o)   "Indebtedness" means, with respect to any Person (other than obligations between the Company and its Subsidiaries), (i) all obligations of such Person for borrowed money, or with respect to unearned advances of any kind to such Person, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person under installment sale contracts, (iv) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person, excluding normal trade indebtedness made in the ordinary course of business and consistent with past practices, (v) all obligations under interest rate protection agreements or forward contract, foreign currency hedge or other hedging or similar arrangement, (vi) all obligations under letters of credit (to the extent drawn), (vii) all severance obligations with respect to terminations initiated prior to the Effective Time and (viii) all interest, premium, fees, expenses, penalties (including prepayment and early termination penalties) and other amounts owing in respect of the line items in the foregoing clauses (i) to (vii);

          (p)   "Investment Center" means the Israeli Investment Center of the Israeli Ministry of Economy and Industry (previously, the Ministry of Industry Trade and Labor);

          (q)   "Israeli Securities Law" means the Israeli Securities Law, 5728 1968 and the rules and regulations promulgated thereunder;

          (r)   "knowledge of Parent" means (i) the actual knowledge of the individuals listed on Section 8.3(r) of the Parent Disclosure Letter or (ii) any fact or matter which any such person would have reasonably been expected to discover or otherwise become aware of in the course of conducting a reasonable inquiry consistent with such officer's title and responsibilities, concerning the existence of the relevant matter;

          (s)   "knowledge of the Company" means (i) the actual knowledge of the individuals listed on Section 8.3(s) of the Company Disclosure Letter or (ii) any fact or matter which any such person would have reasonably been expected to discover or otherwise become aware of in the course of conducting a reasonable inquiry consistent with such officer's title and responsibilities, concerning the existence of the relevant matter. With respect to matters involving Intellectual Property, knowledge does not require that any of such party's executive officers conduct or have conducted or obtain or have obtained any freedom-to-operate opinions or similar opinions of counsel or any Intellectual Property clearance searches, and no knowledge of any third party Intellectual Property that would have been revealed by such inquiries, opinions or searches will be imputed to such executive officers;

          (t)    "Material Adverse Effect" shall mean any development, change, effect, event, circumstance, occurrence or state of facts ("Effect") that, when taken individually or together with all other adverse changes or effects, (i) is or would reasonably be expected to be materially adverse to the financial condition, properties, assets (including intangible assets) and liabilities, business, capitalization, operations or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) materially impairs or would reasonably be expected to materially impair the ability of the Company to consummate the Merger or perform its obligations under this Agreement, or prevents or materially delays the Merger; provided, however, that in the case of clause (i) only, none of the following, either alone or in combination, shall be deemed to constitute a Material Adverse Effect and no Effect arising from or resulting from any of the following shall be taken into account when determining whether a Material Adverse Effect has occurred or may occur: (A) changes or conditions generally affecting the drug and medical device industry in which the Company and its Subsidiaries participate, (B) changes in general economic markets or the securities markets, capital markets or other financial markets in the United Sates, Israel or any other region in which the Company and its Subsidiaries operate; (C) changes in Law or in GAAP or applicable accounting regulations or principles or interpretations thereof, in each case, first implemented or becoming effective after the date of this Agreement; (D) the announcement or pendency of this Agreement and the transactions contemplated hereby, including loss of employees of the Company or its Subsidiaries resulting therefrom, (E) any natural disasters or changes in global or national economic or political conditions or acts of war (whether or not declared), armed hostilities, sabotage, military actions or the escalation thereof (whether underway on the date hereof or hereafter commenced), and terrorism, (F) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions or expectations for any period ending on or after the date hereof (provided, that, unless otherwise prohibited by clauses (A) through (I) of this proviso, the underlying causes of such failure may be considered in determining whether a Material Adverse Effect has occurred), (G) any shareholder class action or derivative litigation commenced against the Company following the date of this Agreement arising from allegations of breach of fiduciary duty of the Company's directors relating to their approval of this Agreement or from allegations of false or misleading public disclosure by the Company with respect to this Agreement; (H) actions or omissions taken by the Company and its Subsidiaries pursuant to the Company's obligations under this Agreement or taken at the direction of Parent or Merger Sub, (I) changes in the stock price or trading volume of the Shares (it being understood, however, unless otherwise prohibited by clauses (A) through (H) of this proviso, that the facts or circumstances giving rise to any such change in stock price or trading volume may be taken into account in determining whether there has been a Material Adverse Effect); except, with respect to clauses (A), (B), (C), or (E), to the extent the impact of such Effect is disproportionately adverse to the Company and its Subsidiaries, taken as a whole, as compared to other companies that participate in the same industry;

          (u)   "Milestone Payment Date" has the meaning set forth in the CVR Agreement;

          (v)   "Net Cash" means (i) Cash minus (ii) unpaid Transaction Expenses as of the Closing minus (iii) the aggregate consolidated Indebtedness of the Company and its Subsidiaries as of the Closing;

          (w)  "Ordinance" shall mean the Israeli Income Tax Ordinance [New Version], 1961, as amended, and the rules and regulations promulgated thereunder;

          (x)   "Permitted Liens" shall mean any of the following: (i) Liens for Taxes, assessments and governmental charges or levies either not yet delinquent or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established on the consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP; (ii) mechanics, carriers', workmen's, warehouseman's, repairmen's, materialmen's or other Liens that are not yet due or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established on the consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP; (iii) pledges or deposits to secure obligations under workers' compensation Laws or similar legislation or to secure public or statutory obligations; (iv) Liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Annual Report; and (v) Liens described in Section 8.3 of the Company Disclosure Letter.

          (y)   "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Entity;

          (z)   "Personal Interest" means a personal interest of a Person in an act or transaction of a company, including: (i) a personal interest of that Person's relative (which includes for these purposes a person's spouse, brother or sister, parent, parent's parent, sibling and any sibling, brother, sister or parent of such person's spouse, or the spouse of any of the foregoing); or (ii) a personal interest of another entity in which that Person or his or her or its relative holds 5% or more of such entity's issued shares or voting rights, has the right to appoint a director or the chief executive officer of such entity, or serves as director or chief executive officer of such entity, including the personal interest of a Person voting pursuant to a proxy whether or not the proxy grantor has a personal interest. A personal interest resulting merely from holding the Company's shares will not be deemed a personal interest.

          (aa) "Restricted Cash" means Cash not freely usable by Parent because it is subject to restrictions, limitations or Taxes on use or distribution by Law, contract or otherwise, including without limitation, restrictions on dividends and repatriation or any other form of restriction;

          (bb) "Subsidiary" means, with respect to any Person, any other Person of which shares or other equity interests having ordinary voting power to elect more than 50% of the board of directors or other governing body are owned, directly or indirectly, by such first Person;

          (cc)  "Tax Proceeding" shall mean any dispute, audit, examination, investigation, claim or other administrative, judicial or other proceeding by or with any tax authority or otherwise in respect of Taxes, and with respect to which the a written notification was sent by the relevant tax authority;

          (dd) "Tax Return" means any return, declaration, report, certificate, bill, election, claim for refund, information return, statement or other written information and any other document filed or supplied or required to be filed or supplied to any Governmental Entity with respect to Taxes, including any schedule, attachment or supplement thereto, and including any amendment thereof;

          (ee) "Taxes" means (i) all federal, state, local, non-U.S. and other net income, gross income, gross receipts, sales, use, stock, ad valorem, transfer, transaction, franchise, profits, gains, registration, license, wages, lease, service, service use, employee and other withholding, social security, unemployment, welfare, disability, payroll, employment, excise, severance, stamp, environmental, occupation, workers' compensation, premium, real property, personal property, windfall profits, net worth, capital, value-added, alternative or add-on minimum, customs duties, estimated and other taxes of any kind whatsoever (whether imposed directly or through withholding and including taxes of any third party in respect of which a Person may have a duty to collect or withhold and remit and any amounts resulting from the failure to file any Tax Return), whether disputed or not, together with any interest and any penalties, additions to tax or additional amounts with respect thereto; and (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of Law;

          (ff)  "Trade Control Laws" means all statutory and regulatory requirements of the State of Israel, the United States, the European Union, the European Union member states and other jurisdictions in which the Company or its Subsidiaries operate related to export controls, economic sanctions, trade embargoes, import of goods and payment of customs duties and fees;

          (gg) "Transaction Expenses" means the aggregate amount of any and all costs, fees and expenses incurred by or on behalf of, or paid or to be paid directly by, the Company or any of its Subsidiaries or any Person that the Company pays or reimburses or is otherwise legally obligated to pay or reimburse in connection with the negotiation, preparation, documentation or execution of this Agreement or the Ancillary Agreements (including any term sheet or letter of intent related hereto), or the performance or consummation of the transactions contemplated hereby or thereby, including (i) all costs, fees and expenses of counsel, advisors, consultants, investment bankers, accountants, auditors and any other experts, representatives and consultants retained in connection with the transactions contemplated hereby, whether or not such costs, fees and expenses have been assessed or billed prior to the Closing Date; (ii) all brokers', finders' or similar fees in connection with the transactions contemplated hereby; (iii) the amount of any change of control, severance, retention, or transaction bonus to be paid to any current or former director, manager, officer, employee, agent, consultant, contractor, advisor or other representative of the Company or any of its Subsidiaries (including, for the avoidance of doubt, any severance obligations triggered by the terminations described in Section 3.13(e) of the Company Disclosure Letter) which is contingent upon, or is triggered or accelerated by reason of or as a result of, the execution of this Agreement or the consummation of the transactions contemplated hereby (but other than any retention bonuses or other amounts pursuant to agreements or arrangements entered into by or on behalf of Parent or acceleration of vesting of Company Options or Restricted Share Units outstanding as of the date of this Agreement in accordance with the terms of this agreement); and (iv) any Taxes (including any VAT) payable or borne by the Company with respect to any of the foregoing; provided that "Transaction Expenses" shall exclude any amounts in connection with the investigation, conduct, handling, defense and/or settlement of any Action commenced or threatened after the date hereof by a shareholder of the Company in connection with this Agreement solely to the extent the defense and settlement of such Action is in compliance with Section 5.10 and provided further that to avoid double counting, Transaction Expenses excludes any amounts included as Indebtedness; and

          (hh) "Valid Tax Certificate" means a valid certificate, ruling or any other written instructions regarding Tax withholding, issued by the ITA in form and substance reasonably satisfactory to Parent, that is applicable to payments to be made to any Person, in cash or in kind, pursuant to this Agreement stating that no withholding, or reduced withholding, of Israeli Tax is required with respect to such payment or providing other instructions regarding such withholding. For the avoidance of doubt, the Withholding Tax Ruling, the Option Tax Ruling and the Interim Option Tax Ruling (if obtained), are regarded as Valid Tax Certificate.

        Section 8.4    Interpretation.     When a reference is made in this Agreement to a Section, Article, Exhibit or Schedule such reference shall be to a Section, Article, Exhibit or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit or Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word "including" and words of similar import when used in this Agreement will mean "including, without limitation," unless otherwise specified. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term "or" is not exclusive. The word "will" shall be construed to have the same meaning and effect as the word "shall." References to days mean calendar days unless otherwise specified.

        Section 8.5    Entire Agreement.     This Agreement (including the Exhibits hereto), the Ancillary Agreements, the Company Disclosure Letter, the Parent Disclosure Letter and the Confidentiality Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.

        Section 8.6    No Third Party Beneficiaries.

          (a)   Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, except: (i) as provided in Section 5.9 and (ii) for the right of the Company on behalf of its shareholders to pursue damages (including claims for damages based on loss of the economic benefits of the transaction to the Company's shareholders) in the event of a breach of this Agreement by Parent or Merger Sub.

          (b)   The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 7.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

        Section 8.7    Governing Law.     This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware, provided, however, that (a) issues relating to the Merger, general corporation law and any other provisions set forth herein that are required to be governed by the ICL, which shall be governed by, and construed in accordance with, the internal laws of the State of Israel, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Israel; and (b) it is understood and agreed that, in the absence of legal authority to the contrary issued after the date of this Agreement, the Company, the Company Board (or any committee thereof) and the Company's outside legal counsel shall be entitled to rely on and deem applicable to the Company and the Company Board (or any committee thereof) the Law applicable to corporations incorporated in Delaware for purposes of making the determinations contemplated by Section 5.2 (and providing advice with respect thereto) relating to the fiduciary obligations of such Person for purposes of this Agreement, and that references to the "fiduciary duties" of the Company Board under applicable Law and other terms of similar import under this Agreement shall, for purposes of this Agreement, include reference to such Delaware Law. The immediately preceding sentence is intended only to govern the contractual rights of the parties to this Agreement; it being understood and agreed that nothing in this Agreement is intended to modify any fiduciary duties of the Company Board (or any committee thereof) under applicable Law or give rise to any breach or violation of this Agreement on the part of the Company by reason of the fact that the Company Board (or any committee thereof) has complied with the Law of the State of Israel, rather than the Law of the State of Delaware, governing the duties owed by a director of a company formed under the Laws of the State of Israel to such company, its shareholders or any other Person (or vice versa).

        Section 8.8    Submission to Jurisdiction.     Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in the Court of Chancery of the State of Delaware, provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

        Section 8.9    Assignment; Successors.     Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void; provided, however, that Merger Sub may assign any and all of its rights under this Agreement by written notice to the Company to another wholly-owned direct or indirect Subsidiary of Parent to be a constituent corporation in the Merger in lieu of Merger Sub, in which event all references to Merger Sub in this Agreement shall be deemed references to such other Subsidiary, except that all representations and warranties and obligations and undertakings made in this Agreement with respect to or by Merger Sub as of the date of this Agreement shall be deemed representations and warranties and obligations and undertakings made with respect to or by such other Subsidiary as of the date of such designation; provided, further, that no such assignment shall relieve the assignor of its obligations hereunder, which obligations shall continue to be binding upon such assignor. This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        Section 8.10    Specific Performance.     The parties agree that irreparable damage would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its terms or otherwise breach such provisions. Accordingly, prior to any termination of this Agreement pursuant to Section 7.1, the parties acknowledge and agree that each party shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

        Section 8.11    Currency.     All references to "dollars" or "$" or "US$" in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement, except as otherwise noted.

        Section 8.12    Severability.     Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein so long as the economic or legal substance of the Merger and the other transactions contemplated hereby are not affected in any manner materially adverse to any party and such reformation is sufficient to carry out the overall intentions of the parties as evidenced hereby.

        Section 8.13    Waiver of Jury Trial.     EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        Section 8.14    Counterparts.     This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

        Section 8.15    Facsimile or .pdf Signature.     This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

        Section 8.16    No Presumption Against Drafting Party.     Each of Parent, Merger Sub and the Company acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

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        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

UNITED THERAPEUTICS CORPORATION
By:	/s/ MARTINE A. ROTHBLATT
	Name:	Martine A. Rothblatt
	Title:	Chairman and Chief Executive Officer
DANIEL 24043 ACQUISITION CORP LTD.
By:	United Therapeutics Corporation, its sole director
By:	/s/ MARTINE A. ROTHBLATT
	Name:	Martine A. Rothblatt
	Title:	Chairman and Chief Executive Officer

[Signatures continue on following page.]

[Signature Pages to Merger Agreement]

STEADYMED LTD.
By:	/s/ JONATHAN RIGBY
	Name:	Jonathan Rigby
	Title:	President and Chief Executive Officer

[Signature Pages to Merger Agreement]

ANNEX B

Contingent Value Rights Agreement

FORM OF CONTINGENT VALUE RIGHTS AGREEMENT

        This CONTINGENT VALUE RIGHTS AGREEMENT, dated as of [    •    ] (this "Agreement"), is entered into by and between United Therapeutics Corporation, a Delaware corporation (the "Parent") and [    •    ], as rights agent (the "Rights Agent").

RECITALS

        WHEREAS, SteadyMed Ltd., a company organized under the laws of the State of Israel (the "Company"), Parent and Daniel 24043 Acquisition Corp, Ltd., a company organized under the laws of the State of Israel and a wholly-owned Subsidiary of Parent ("Merger Sub"), have entered into an Agreement and Plan of Merger (as amended, modified or supplemented from time to time, the "Merger Agreement"), dated as of April 29, 2018, pursuant to which Merger Sub will be merged with and into the Company (the "Merger"), with the Company surviving the Merger as a wholly owned subsidiary of Parent;

        WHEREAS, pursuant to the Merger Agreement, Parent has agreed to provide to the Company's shareholders and holders of In the Money Options (as defined in the Merger Agreement) and Restricted Share Units (as defined in the Merger Agreement) the right to receive a contingent cash payment as hereinafter described; and

        NOW, THEREFORE, in consideration of the foregoing and the consummation of the transactions referred to above, Parent and Rights Agent agree, for the equal and proportionate benefit of all Holders (as hereinafter defined), as follows:

ARTICLE I

DEFINITIONS; CERTAIN RULES OF CONSTRUCTION

        Section 1.1    Definitions.     As used in this Agreement, the following terms will have the following meanings:

        "505(b)(2) Application" means an NDA described in Section 505(b)(2) of the United States Federal Food, Drug and Cosmetic Act, 21 U.S.C. §§301 et seq., as amended from time to time.

        "Acting Holders" means, at the time of determination, Holders of not less than thirty-five percent (35%) of the outstanding CVRs as set forth in the CVR Register.

        "Affiliate" means as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

        "Audit" has the meaning set forth in Section 4.7.

        "Board of Directors" means the board of directors of Parent.

        "Board Resolution" means a copy of a resolution certified by a duly authorized officer of Parent to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Rights Agent.

        "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to remain closed.

        "Code" shall mean the Internal Revenue Code of 1986, as amended and the rules and regulations promulgated thereunder.

        "Commercially Reasonable Efforts" means, with respect to a task related to the Product, the level of efforts required to carry out such task in a diligent and sustained manner without undue interruption, pause or delay, which level is at least commensurate with the level of efforts that pharmaceutical companies of comparable size and resources as those of Parent and its Affiliates typically devote to product candidates or products owned or controlled by them of similar potential at a similar stage in their development or product life, taking into account their safety, tolerability, efficacy, approved labeling, their proprietary position and profitability (including pricing and reimbursement status), the competitiveness of alternative products in the marketplace or under development, the likelihood of regulatory approval, and other relevant technical, commercial, legal, scientific and/or medical factors. For the avoidance of doubt, "Commercially Reasonable Efforts" does not mean that Parent guarantees that the Milestone will be met or that it will be met by a specific date, and "Commercially Reasonable Efforts" does not require Parent to disadvantage any currently available competing products (including without limitation Remodulin®, Tyvaso® or Orenitram®) or products currently under development or which may in the future enter development (including without limitation RemoPro™, RemUnity™, esuberaprost, the Implantable System for Remodulin®), the success of any of which may substantially reduce the prospects of meeting the Milestone.

        "Confidential Information" has the meaning set forth in Section 4.8.

        "CVRs" means the rights of Holders (granted to initial Holders pursuant to the Merger Agreement) to receive a contingent cash payment pursuant to this Agreement.

        "CVR Register" has the meaning set forth in Section 2.3(b).

        "CVR Withholding Drop Date" has the meaning set forth in Section 2.4(f).

        "DTC" means The Depository Trust Company or any successor thereto.

        "FDA" means the United States Food and Drug Administration, or any successor agency.

        "FDA Approval" means approval by the FDA of an NDA (including a 505(b)(2) Application) for the Product for treatment of pulmonary arterial hypertension.

        "Governmental Entity" shall mean any government, any governmental or regulatory entity or body, department, commission, board, agency or instrumentality, university, and any arbitrator, court, tribunal or judicial body of competent jurisdiction, any stock exchange or similar self-regulatory organization, in each case whether federal, state, county, provincial and whether local or foreign.

        "Holder" means a Person in whose name a CVR is registered in the CVR Register at the applicable time.

        "Initial Treatment Visit" means a visit by a member of the clinical staff of a specialty pharmacy (e.g., Accredo, CVS Caremark Specialty Pharmacy) to a patient to whom the Product has been prescribed, during which the initial treatment of such patient with the Product is administered, but excluding patients receiving the Product as part of: (a) a clinical trial; (b) an expanded access program where the patient receives the Product free of charge; (c) a patient assistance program where the patient receives the Product free of charge; or (d) any other program where the patient receives the Product free of charge.

        "ITA" has the meaning set forth in Section 2.3(d).

        "Milestone" means such time, following receipt of the first FDA Approval, as a total of 3,000 Initial Treatment Visits have occurred in the United States.

        "Milestone Achievement Certificate" has the meaning set forth in Section 2.4(a).

        "Milestone Failure Notice" has the meaning set forth in Section 2.4(b).

        "Milestone Notice" has the meaning set forth in Section 2.4(a).

        "Milestone Payment" means $2.63 per CVR, subject to adjustment as set forth in Section 2.4(i).

        "Milestone Payment Amount" means, for a given Holder, the product of (a) the Milestone Payment and (b) the number of CVRs held by such Holder as reflected on the CVR Register as of the close of business on the date of the Milestone Notice.

        "Milestone Payment Date" has the meaning set forth in Section 2.4(a).

        "NDA" means a New Drug Application (as more fully defined in 21 C.F.R. 314.5, et seq., or its successor regulation).

        "Officer's Certificate" means a certificate signed by an authorized officer of Parent, in his or her capacity as such an officer, and delivered to the Rights Agent.

        "Permitted Transfer" means: (a) with respect to all CVRs, a transfer of CVRs upon death of a Holder by will or intestacy and (b) with respect to all CVRs other than CVRs issued in consideration for 102 Shares (as defined in the Merger Agreement) or 102 Company Options (as defined in the Merger Agreement), a transfer of CVRs (i) pursuant to a court order; (ii) by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the trustee; (iii) by operation of law (including by consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; (iv) in the case of CVRs held in book-entry or other similar nominee form, from a nominee to a beneficial owner and, if applicable, through an intermediary, to the extent allowable by DTC; or (v) as provided in Section 2.6.

        "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Entity.

        "Post 5th Anniversary Payment" shall have the meaning provided in the Merger Agreement.

        "Product" means the Trevyent® product combining the PatchPump® delivery device with treprostinil for treatment of pulmonary arterial hypertension.

        "Rights Agent" means the Rights Agent named in the first paragraph of this Agreement, until a successor Rights Agent will have become such pursuant to the applicable provisions of this Agreement, and thereafter "Rights Agent" will mean such successor Rights Agent.

        "Section 2.2(a)(i) Option Holder" shall have the meaning provided in the Merger Agreement.

        "Selling Entity" means Parent, its Affiliates (including the Company or the Surviving Company, as applicable) and their respective direct and indirect transferees, licensees, grantees and acquirers with respect to rights to develop or commercialize the Product in the United States (but not a distributor, specialty pharmacy or wholesaler of the Product acting solely in the capacity of a distributor, specialty pharmacy or wholesaler that: (a) either (i) has no royalty or other payment obligations (aside from service fees) to Parent or any of its Affiliates (including the Company or the Surviving Company) and their respective direct and indirect transferees, licensees, grantees and acquirers with respect to rights to develop or commercialize the Product in the United States that are calculated based on amounts invoiced or received by such distributor, specialty pharmacy or wholesaler for sales of Product in the United States; or (ii) does not take title to Product, does not invoice Product sales to customers and is responsible only for inventory management and distribution with respect to Product on behalf of Parent, its Affiliates (including the Company or the Surviving Company) and their respective direct and indirect transferees, licensees, grantees and acquirers; and (b) is not otherwise a direct or indirect transferee, licensee, grantee or acquirer with respect to development or commercialization rights as to the Product).

        "Tax" shall have the meaning provided in the Merger Agreement.

        "Termination Date" means the earlier to occur of (a) the date on which the Milestone Payment Amounts have been paid in full to all Holders in accordance with the terms of this Agreement or (b) the fifth anniversary of the Effective Time (as defined in the Merger Agreement), provided, that if an Audit is ongoing as of such date, such date shall be extended until the first to occur of (i) the Independent Accountant's finding that the statements in the Update Report are accurate or (ii) the date described in clause (a).

        "Update Report" shall have the meaning set forth in Section 4.6.

        "Valid Tax Certificate" shall have the meaning provided in the Merger Agreement.

        Section 1.2    Interpretation.     When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. The word "including" and words of similar import when used in this Agreement will mean "including, without limitation," unless otherwise specified. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term "or" is not exclusive. The word "will" shall be construed to have the same meaning and effect as the word "shall." References to a particular statute or regulation include all rules and regulations thereunder and any successor statute, rules or regulation, in each case as amended or otherwise modified from time to time. All references to dollars or "$" refer to United States dollars. References to days mean calendar days unless otherwise specified. Unless otherwise defined herein, the terms herein shall have the meaning ascribed to them in the Merger Agreement.

ARTICLE II

CONTINGENT VALUE RIGHTS

        Section 2.1    CVRs.     The CVRs represent the rights of Holders (granted to the initial Holders pursuant to the Merger Agreement) to receive a contingent cash payment pursuant to this Agreement. As provided in the Merger Agreement, each Holder shall be entitled to one CVR for (i) each Share (as defined in the Merger Agreement) (other than any Excluded Share (as defined in the Merger Agreement)) issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) that is converted into the right to receive the Merger Consideration pursuant to the Merger Agreement, (ii) each Share underlying an In the Money Option that is outstanding and unexercised immediately prior to the Effective Time that is converted into the right to receive a cash payment pursuant to Section 2.2(a)(i) of the Merger Agreement; and (iii) each Share underlying a Restricted Share Unit that is outstanding immediately prior to the Effective Time that is converted into the right to receive a cash payment pursuant to Section 2.2(a)(iv) of the Merger Agreement.

        Section 2.2    Nontransferable.     The CVRs may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted Transfer. Any attempted sale, assignment, transfer, pledge, encumbrance or disposition of CVRs, in whole or in part, in violation of this Section 2.2 shall be void ab initio and of no effect.

        Section 2.3    No Certificate; Registration; Registration of Transfer; Change of Address.

          (a)   The CVRs will not be evidenced by a certificate or other instrument.

          (b)   The Rights Agent will keep a register (the "CVR Register") for the purpose of registering CVRs and Permitted Transfers thereof.

          (c)   The CVRs issued in consideration for 102 Company Options or 102 Shares shall be registered in the name of the 102 Trustee (as defined in the Merger Agreement) in the CVR Register for the benefit of the applicable beneficial Holder.

          (d)   Subject to the restrictions on transferability set forth in Section 2.2, every request made to transfer a CVR must be in writing and accompanied by a written instrument of transfer in form reasonably satisfactory to the Rights Agent pursuant to its guidelines, duly executed by the Holder thereof, the Holder's attorney duly authorized in writing, the Holder's personal representative or the Holder's survivor, and setting forth in reasonable detail the circumstances relating to the transfer. Upon receipt of such written notice, the Rights Agent will, subject to its reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions of this Agreement (including the provisions of Section 2.2), register the transfer of the CVRs in the CVR Register. Parent and the Rights Agent may require payment of a sum sufficient to cover any stamp or other Tax or governmental charge that is imposed in connection with any such registration of transfer. The Rights Agent shall have no duty or obligation to take any action under any section of this Agreement that requires the payment by a Holder of a CVR of applicable Taxes or charges unless and until the Rights Agent is reasonably satisfied that all such Taxes or charges have been paid. Notwithstanding anything herein to the contrary, and subject to any other provision in the Withholding Tax Ruling, the Option Tax Ruling, the Interim Option Tax Ruling, any Valid Tax Certificate (as such terms are defined in the Merger Agreement) or any other written instructions provided by the Israel Tax Authority (the "ITA"), no transfer of a CVR under this Agreement shall be permitted and/or effected, unless Parent and the Rights Agent are satisfied that any and all Israeli Tax withholding obligations under Israeli Tax laws, if any, have been met. All duly transferred CVRs registered in the CVR Register will be the valid obligations of Parent and will entitle the transferee to the same benefits and rights under this Agreement as those held immediately prior to the transfer by the transferor. No transfer of a CVR will be valid until registered in the CVR Register in accordance with this Agreement. For the avoidance of doubt, the provisions of Section 2.4(f) below shall be applicable to the Milestone Payment Amount payable to any Permitted Transferee.

          (e)   A Holder may make a written request to the Rights Agent to change such Holder's address of record in the CVR Register. The written request must be duly executed by the Holder. Upon receipt of such written notice, the Rights Agent will promptly record the change of address in the CVR Register.

        Section 2.4    Payment Procedures; Notices.

          (a)   If the Milestone is achieved on or prior to the fifth anniversary of the Effective Time, then on a date that is within 20 Business Days after such achievement (the "Milestone Payment Date"), Parent shall deliver to the Rights Agent (i) written notice indicating that the Milestone has been achieved (the "Milestone Notice") and an Officer's Certificate certifying the date of such achievement and that the Holders are entitled to receive the Milestone Payment (the "Milestone Achievement Certificate"), (ii) any letter of instruction reasonably required by the Rights Agent and (iii) the amount of the payment required by Section 4.2.

          (b)   If the Milestone is not achieved on or prior to the fifth anniversary of the Effective Time, then on or before the date that is 20 Business Days after such date, Parent shall deliver to the Rights Agent written notice indicating that the Milestone was not achieved (the "Milestone Failure Notice") and an Officer's Certificate certifying the same.

          (c)   The Rights Agent will promptly, and in any event within ten (10) Business Days of receipt of the Milestone Notice as well as any letter of instruction reasonably required by the Rights Agent, send each Holder at its registered address a copy of the Milestone Notice and, subject to Section 2.4(f), pay the applicable Milestone Payment Amount (subject to any Tax required to be withheld under any Valid Tax Certificate (including, but not limited to, the Withholding Tax Ruling, the Interim Option Tax Ruling and the Option Tax Ruling, if obtained), or under applicable Tax law pursuant to Section 2.4(e) or Section 2.4(f)) to each of the Holders by check mailed to the address of each Holder as reflected in the CVR Register as of the close of business on the date of the Milestone Notice or, in the case of Holders that are due CVR payments in excess of $100,000 and who have provided the Rights Agent with wire transfer instructions, by wire transfer of immediately available funds to such account. Notwithstanding the foregoing, (i) Milestone Payment Amounts payable pursuant to CVRs issued in consideration for In the Money Options and Restricted Share Units shall be paid in accordance with Section 2.2(a)(i) and Section 2.2(a)(iv) of the Merger Agreement, respectively and (ii) Milestone Payment Amounts payable pursuant to CVRs issued in consideration for 102 Shares shall be payable by wire transfer to the 102 Trustee. The Rights Agent will promptly, and in any event within ten (10) Business Days of receipt of the Milestone Failure Notice, send each Holder at its registered address a copy of such Milestone Failure Notice.

          (d)   Except to the extent any portion of a Milestone Payment is required to be treated as imputed interest pursuant to applicable tax law, and subject to any other provision in the Withholding Tax Ruling or any other written instructions provided by the ITA, the parties hereto intend to treat Milestone Payments for all Tax purposes as additional consideration for the Shares, In the Money Company Options and Restricted Share Units pursuant to the Merger Agreement. Parent and the Company shall report imputed interest on the CVRs as required by applicable law.

          (e)   Subject to Section 2.4(f) below, Parent or its Affiliate shall be entitled to deduct and withhold, or cause the Rights Agent to deduct and withhold, from any Milestone Payment Amount or any other amounts otherwise payable pursuant to this Agreement, such amounts as are required to be deducted and withheld therefrom under the Withholding Tax Ruling, a Valid Tax Certificate, the Interim Option Tax Ruling and the Option Tax Ruling, if obtained, or under any other provision of applicable Tax law (including, for the avoidance of doubt, the Ordinance and the Code) as reasonably determined by Parent. Any such withholding may be made, or caused to be made, by Parent by making payments with respect to Holders who received CVRs in consideration for In the Money Options and Restricted Share Units through the Company's or its Affiliate's payroll system or any successor payroll system; provided, that with respect to 102 Company Options and 102 Shares, payments shall be made solely to the 102 Trustee. Israeli Tax withholding with respect to Milestone Payment Amounts with respect to Holders who received CVRs in consideration for 102 Shares, In the Money Company Options (including for avoidance of doubt, 102 Company Options) or Restricted Share Units shall be withheld in accordance with Section 2.4(b) of the Merger Agreement. Prior to making any such Tax withholdings or causing any such Tax withholdings to be made with respect to any Holder, other than ordinary course payroll withholding and reporting on any Milestone Payment Amount, Parent shall instruct the Rights Agent to solicit IRS Form W-9s or W-8s, or any other appropriate forms or information, from Holders in order to provide a reasonable opportunity for the Holder to timely provide any necessary Tax forms (including an IRS Form W-9 or an applicable IRS Form W-8) in order to avoid or reduce such withholding, and such Milestone Payment may be reasonably delayed in order to gather such necessary Tax forms. Parent, its Affiliates and the Rights Agent may assume all such forms in its possession or provided by any Holder are valid under applicable law until subsequently notified by such Holder. Parent or its Affiliate shall, or shall cause the Rights Agent to, take all action that may be necessary to ensure that any amounts withheld in respect of Taxes are promptly remitted to the appropriate Governmental Entity. To the extent any amounts are so deducted and withheld and properly remitted to the appropriate Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of whom such deduction and withholding was made, and as required by applicable law, Parent shall, in a timely manner, deliver (or shall cause the Rights Agent to deliver) to the person to whom such amounts would otherwise have been paid an original IRS Form 1099 or other reasonably acceptable documents evidencing of such withholding.

          (f)    Notwithstanding the provisions of Section 2.4(e) above, and subject to any other provision to the contrary in the Withholding Tax Ruling, with respect to Israeli Taxes, any Milestone Payment Amount payable to a Holder (other than Milestone Payment Amounts payable with respect to CVRs issued in consideration for Company Options, Restricted Share Units or 102 Shares) shall be retained by the Rights Agent (or a Person acting on its behalf) for the benefit of each such Holder for a period of one hundred and eighty (180) days from the Milestone Payment Date or an earlier date required in writing by such Holder or by the ITA, (the "CVR Withholding Drop Date") (during which time no payments to such Holder shall be made and no amounts for Israeli Taxes shall be withheld from the payments deliverable pursuant to this Agreement, except as provided below and during which time each Holder may obtain a Valid Tax Certificate). If any such Holder delivers, no later than three Business Days prior to the CVR Withholding Drop Date, a Valid Tax Certificate to Parent and the Rights Agent, then the deduction and withholding of any Israeli Taxes, if any, shall be made only in accordance with the provisions of such Valid Tax Certificate and the balance of the payment that is not withheld shall be paid to such Holder, subject to any non-Israeli withholding which is applicable to the payment (if any). If any such Holder (i) does not provide the Parent and the Rights Agent with a Valid Tax Certificate by no later than three Business Days before the CVR Withholding Drop Date, or (ii) submits a written request to release his portion of the consideration prior to the CVR Withholding Drop Date and fails to submit a Valid Tax Certificate at or before such time, then the amount to be withheld from such Holder's portion of the consideration shall be calculated according to the applicable withholding rate as prescribed under applicable Tax law, as reasonably determined by Parent, which amount shall be increased by the interest plus linkage differences as defined in Section 159A of the Ordinance (as defined in the Merger Agreement) for the time period between the fifteenth (15th) calendar day of the month following the month during which the Closing (as defined in the Merger Agreement) occurs and the time the relevant payment is made. Any withholding made in New Israeli Shekels with respect to payments made hereunder in dollars shall be calculated based on US dollars to NIS exchange rate at the time the relevant payment is made (but in any event not lower than the US dollars to NIS exchange rate on the Closing Date (as defined in the Merger Agreement)) and any currency conversion commissions will be borne by the applicable payment recipient and deducted from payments to be made to such payment recipient.

          (g)   Any portion of any Milestone Payment Amount that remains undistributed to a Holder six (6) months after the date of the delivery of the Milestone Notice will be delivered by the Rights Agent to Parent, upon demand, and any Holder will thereafter look only to Parent for payment of such Milestone Payment Amount, without interest, but such Holder will have no greater rights against Parent than those accorded to general unsecured creditors of Parent under applicable law.

          (h)   Neither Parent nor the Rights Agent will be liable to any person in respect of any Milestone Payment Amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If, despite Parent's and/or the Rights Agent's commercially reasonable efforts to deliver a Milestone Payment Amount to the applicable Holder, such Milestone Payment Amount has not been paid prior to two years after the applicable Milestone Payment Date (or immediately prior to such earlier date on which such Milestone Payment Amount would otherwise escheat to or become the property of any Governmental Entity), any such Milestone Payment Amount will, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto. In addition to and not in limitation of any other indemnity obligation herein, Parent agrees to indemnify and hold harmless Rights Agent with respect to any liability, penalty, cost or expense Rights Agent may incur or be subject to in connection with transferring such property to Parent.

          (i)    Notwithstanding anything to the contrary in this Agreement, in accordance with Section 2.2(a)(iii) of the Merger Agreement, if (i) the Milestone Payment Date occurs following the fifth anniversary of the change in ownership or effective control of the Company for the purposes of Treas. Reg. Section 1.409A-3(i)(5) and (ii) receipt of a Post 5th Anniversary Payment by one or more Section 2.2(a)(i) Option Holders will result in such Section 2.2(a)(i) Option Holders being subject to taxation under Section 409A of the Code with respect to the cash payment made to such Section 2.2(a)(i) Option Holders pursuant to Section 2.2(a)(i)(A) of the Merger Agreement, as applicable, (A) the Post 5th Anniversary Payment shall not be paid to such Section 2.2(a)(i) Option Holders and (B) the Post 5th Anniversary Payment shall instead be paid pro rata to Holders other than such Section 2.2(a)(i) Option Holders.

        Section 2.5    No Voting, Dividends or Interest; No Equity or Ownership Interest in Parent.

          (a)   The CVRs will not have any voting or dividend rights, and interest will not accrue on any amounts payable on the CVRs to any Holder.

          (b)   The CVRs will not represent any equity or ownership interest in Parent, any constituent company to the Merger or any of their respective Affiliates.

        Section 2.6    Ability to Abandon CVR.     A Holder may at any time, at such Holder's option, abandon all of such Holder's remaining rights in a CVR by transferring such CVR to Parent or any of its Affiliates without consideration therefor. Nothing in this Agreement shall prohibit Parent or any of its Affiliates from offering to acquire or acquiring any CVRs for consideration from the Holders, in private transactions or otherwise, in its sole discretion. Any CVRs acquired by Parent or any of its Affiliates shall be automatically deemed extinguished and no longer outstanding for purposes of the definition of Acting Holders and Article V.

ARTICLE III

THE RIGHTS AGENT

        Section 3.1    Certain Duties and Responsibilities.     The Rights Agent will not have any liability for any actions taken or not taken in connection with this Agreement, except to the extent of its willful misconduct, bad faith or gross negligence (each as determined by a judgment of a court of competent jurisdiction).

        Section 3.2    Certain Rights of Rights Agent.     The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations will be read into this Agreement against the Rights Agent. In addition:

          (a)   the Rights Agent may rely and will be protected and held harmless by Parent in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b)   whenever the Rights Agent will deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Rights Agent may rely upon an Officer's Certificate, which certificate shall be full authorization and protection to the Rights Agent, and the Rights Agent shall, in the absence of bad faith, gross negligence or willful misconduct on its part, incur no liability and be held harmless by Parent for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate;

          (c)   the Rights Agent may engage and consult with counsel of its selection and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection to the Rights Agent and the Rights Agent shall be held harmless by Parent in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (d)   the permissive rights of the Rights Agent to do things enumerated in this Agreement will not be construed as a duty;

          (e)   the Rights Agent will not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of the premises;

          (f)    the Rights Agent shall not be liable for or by reason of, and shall be held harmless by Parent with respect to, any of the statements of fact or recitals contained in this Agreement or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by Parent only;

          (g)   the Rights Agent will have no liability and shall be held harmless by Parent in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent and the enforceability of this Agreement against the Rights Agent assuming the due execution and delivery hereof by Parent); nor shall it be responsible for any breach by Parent of any covenant or condition contained in this Agreement;

          (h)   Parent agrees to indemnify Rights Agent for, and hold Rights Agent harmless against, any loss, liability, claim, demands, suits or expense arising out of or in connection with Rights Agent's duties under this Agreement, including the reasonable costs and expenses of defending Rights Agent against any claims, charges, demands, suits or loss, unless such loss (i) has been determined by a court of competent jurisdiction to be a result of Rights Agent's gross negligence, bad faith or willful or intentional misconduct; or (ii) is a result of the Rights Agent not adhering to the provisions of the Withholding Tax Ruling, written instructions provided by the ITA or otherwise with respect to any Tax withholding made or not made by the Rights Agent (or anyone on its behalf);

          (i)    Parent agrees (i) to pay the fees and expenses of the Rights Agent in connection with this Agreement as agreed upon in writing by the Rights Agent and Parent on or prior to the date hereof and (ii) to reimburse the Rights Agent for all Taxes and governmental charges, reasonable and documented out-of-pocket expenses incurred by the Rights Agent in the execution of this Agreement (other than Taxes imposed on or measured by the Rights Agent's net income and franchise or similar Taxes imposed on it (in lieu of net income Taxes)) other than, in each case, amounts for which the Rights Agent is liable pursuant to Section 3.2(h). The Rights Agent will also be entitled to reimbursement from Parent for all reasonable and necessary out-of-pocket expenses paid or incurred by it in connection with the administration by the Rights Agent of its duties hereunder;

          (j)    no provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it;

          (k)   the Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith, unless and until it has received such notice in writing;

          (l)    the Rights Agent and any shareholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any securities of Parent or the Surviving Corporation (as defined in the Merger Agreement) or become peculiarly interested in any transaction in which Parent, the Company or the Surviving Corporation may be interested, or contract with or lend money to Parent or the Surviving Corporation or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for Parent, the Surviving Corporation or for any other Person;

          (m)  the Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents; and

          (n)   except instructions to the Rights Agent as contemplated by this Agreement, (i) the Rights Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document to which it is not a party, including, without limitation, the Merger Agreement, nor shall the Rights Agent be required to determine if any person or entity has complied with any such agreements, instruments or documents, nor (ii) shall any additional obligations of the Rights Agent be inferred from the terms of such agreements, instruments or documents even though reference thereto may be made in this Agreement.

        Section 3.3    Resignation and Removal; Appointment of Successor.

          (a)   Rights Agent may resign at any time by giving written notice thereof to Parent specifying a date when such resignation will take effect, which notice will be sent at least sixty (60) days prior to the date so specified but in no event will such resignation become effective until a successor Rights Agent has been appointed. Parent has the right to remove Rights Agent at any time by specifying a date when such removal will take effect but no such removal will become effective until a successor Rights Agent has been appointed. Notice of such removal will be given by Parent to Rights Agent, which notice will be sent at least sixty (60) days prior to the date so specified.

          (b)   If the Rights Agent provides notice of its intent to resign, is removed pursuant to Section 3.3(a) or becomes incapable of acting, subject to the provisions of the Withholding Tax Ruling and the need to obtain the consent of the ITA, Parent will as soon as is reasonably possible appoint a qualified successor Rights Agent. Notwithstanding the foregoing, if Parent shall fail to make such appointment within a period of 60 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent, then the incumbent Rights Agent may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. The successor Rights Agent so appointed will, forthwith upon its acceptance of such appointment in accordance with Section 3.4, become the successor Rights Agent.

          (c)   Parent will give notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent by mailing written notice of such event by first-class mail to the Holders as their names and addresses appear in the CVR Register. Each notice will include the name and address of the successor Rights Agent. If Parent fails to send such notice within ten (10) days after acceptance of appointment by a successor Rights Agent in accordance with Section 3.4, the successor Rights Agent will cause the notice to be mailed at the expense of Parent.

        Section 3.4    Acceptance of Appointment by Successor.     Every successor Rights Agent appointed pursuant to Section 3.3(b) hereunder will execute, acknowledge and deliver to Parent and to the retiring Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the retiring Rights Agent. On request of Parent or the successor Rights Agent, the retiring Rights Agent will execute and deliver an instrument transferring to the successor Rights Agent all the rights, powers and trusts of the retiring Rights Agent.

 ARTICLE IV

COVENANTS

        Section 4.1    List of Holders.     Parent will furnish or cause to be furnished to the Rights Agent in such form as Parent receives from the Company's transfer agent (or other agent performing similar services for the Company), the names and addresses of the Holders within thirty (30) Business Days of the Effective Time. The CVRs shall, in the case of the holders of Shares, be registered in the names and addresses of the holder as set forth in the applicable letter of transmittal accompanying the Shares surrendered by the holder thereof in connection with the Merger pursuant to the Merger Agreement and in a denomination equal to the number of Shares so surrendered, and in the case of In the Money Options and Restricted Share Units, be registered in the name and address of the holder set forth in the books and records of the Company at the Effective Time and in a denomination computed in accordance with the terms of the Merger Agreement.

        Section 4.2    Payment of Milestone Payment Amounts.     If the Milestone has been achieved in accordance with this Agreement, Parent will, promptly following the delivery of the Milestone Notice to the Rights Agent, (a) deposit with the Rights Agent, for payment to the Holders of CVRs issued in consideration for Shares in accordance with Section 2.4, the aggregate amount necessary to pay the Milestone Payment Amount to each such Holder and (b) pay, or cause to be paid, the Milestone Payment Amounts payable pursuant to CVRs issued in consideration for In the Money Options and Restricted Share Units in accordance with Section 2.2(a)(i) and Section 2.2(a)(iv), as the case may be, of the Merger Agreement. For the avoidance of doubt, the Milestone Payment Amounts shall be paid only one time, in respect of the first achievement (if any) of Milestone.

        Section 4.3    Efforts.     Commencing upon the Closing, Parent shall use, and shall cause each applicable other Selling Entity to use, Commercially Reasonable Efforts to achieve the Milestone. Without limiting the foregoing, neither Parent nor any of its Affiliates shall act in bad faith for the purpose of avoiding achievement of the Milestone or the payment of the Milestone Payment Amounts.

        Section 4.4    Tax Reporting.     The Rights Agent shall comply with all applicable Laws (as defined in the Merger Agreement) and shall comply with the provisions set forth in the Withholding Tax Ruling, a Valid Tax Certificate and any other written instructions provided by the ITA, including as the foregoing relate to Tax reporting and withholding with respect to the Milestone Payments made pursuant to this Agreement, other than any payroll reporting requirements with respect to the Milestone Payment made under Section 2.4.

        Section 4.5.    Further Assurances.     Parent agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

        Section 4.6.    Reports.     Within 30 days after receipt of the first FDA Approval for the Product, Parent shall provide written notice thereof to the Rights Agent. Following receipt of the first FDA Approval for the Product and until delivery of notice of achievement of the Milestone to the Rights Agent, Parent shall provide to the Rights Agent, on a semi-annual basis as described below, a written report, certified as true and correct by an officer of Parent, setting forth the number of Initial Treatment Visits performed during such half-year, as reported to Parent and other Selling Entities by or on behalf of specialty pharmacies, hub providers and/or other service providers in the chain of distribution for the Product in the United States (each, an "Update Report"), which report shall be accompanied by true and complete copies of reports delivered by or on behalf of such specialty pharmacies, hub providers and/or other service providers to Parent or any other Selling Entity; provided, that Parent shall not be required to disclose in any Update Report any personally identifiable information or Protected Health Information (as defined in the Health Insurance Portability and

Accountability Act of 1996) with respect to any specific patient. All information contained in any Update Report shall be subject to Section 4.8 of this Agreement. Update Reports shall be provided to the Rights Agent as follows: (a) an Update Report covering the first half of a calendar year shall be provided within thirty days of the date Parent files a Quarterly Report on Form 10-Q with the Securities and Exchange Commission for the quarter ending June 30 of such calendar year and (b) an Update Report covering the second half of a calendar year shall be provided within thirty days of the date Parent files an Annual Report on Form 10-K with the Securities and Exchange Commission for such calendar year.

        Section 4.7.    Audits.

          (a)   Upon the written request of the Acting Holders provided to Parent not less than thirty (30) days in advance (such request not to be made prior to receipt of FDA Approval of the Product or more than once in any twelve (12) month period), Parent shall permit, and shall cause its controlled Affiliates to permit, an independent certified public accounting firm of nationally recognized standing designated in writing either (i) jointly by the Acting Holders and Parent, or (ii) if such parties fail to make a designation, jointly by an independent public accounting firm selected by Parent and an independent public accounting firm selected by the Acting Holders, (the "Independent Accountant") to have access during normal business hours to such of the records of Parent, the Company, the Surviving Company or such other Affiliates of Parent as may be reasonably necessary to verify the accuracy of the statements set forth in the Update Reports and to determine whether and when the Milestone has been achieved (an "Audit"). Parent shall, and shall cause its controlled Affiliates to, furnish to the Independent Accountant such access, work papers and other documents and information reasonably necessary for the Independent Accountant's evaluation of the occurrence of the Milestone; provided, that Parent may, and may cause its controlled Affiliates to, redact documents and information not relevant for such evaluation. The Independent Accountant shall disclose to Parent and the Acting Holders any matters directly related to its findings and shall disclose whether it has determined that any statements set forth in any Update Report are incorrect.

          (b)   If the Independent Accountant concludes that the Milestone was achieved, Parent shall pay to the Rights Agent (for further distribution to the Holders) or to each Holder as set forth in Article 2, the applicable Milestone Payment Amount, plus interest on such Milestone Payment Amount at the "prime rate" as published in the Wall Street Journal or similar reputable data source from time to time calculated from when the Milestone Payment Amount should have been paid (if Parent had given notice of achievement of the Milestone following its actual achievement, as determined by the Independent Accountant, at the time required pursuant to the terms of this Agreement), as applicable, to the date of actual payment. The decision of the Independent Accountant shall be final, conclusive and binding on Parent and the Holders, shall be non-appealable and shall not be subject to further review. The fees charged by the Independent Accountant shall be paid by the Acting Holders; provided, however, that if the Independent Accountant concludes that the Milestone was achieved and the Milestone Payment Amounts properly due were not paid to the Holders, the fees charged by such Independent Accountant shall be paid by Parent.

          (c)   Each Person seeking to receive information from Parent in connection with a review pursuant to this Section 4.7 shall enter into a confidentiality agreement with Parent and/or its applicable controlled Affiliate satisfactory to Parent obligating such party to retain all such information disclosed to such party in confidence pursuant to such confidentiality agreement.

        Section 4.8    Confidentiality.     The Rights Agent agrees with Parent that during the term of this Agreement and for three (3) years after the Termination Date, the Rights Agent will not disclose any of the information contained in the Update Reports (the "Confidential Information") to any other

Person and shall use the Confidential Information only as required in connection with the performance of its obligations under this Agreement and the enforcement of its rights under this Agreement; provided, that the Confidential Information will not include any information that is or becomes generally available to the public other than as a result (directly or indirectly) of the breach of this Section 4.8 by the Rights Agent or its attorneys or agents; provided, further, that nothing in this Section 4.8 will restrict the Rights Agent from (i) using Confidential Information, or disclosing Confidential Information to any Holder, to the extent reasonably necessary in connection with enforcing the Rights Agent's rights or the Holders' rights, or defending any claims against the Rights Agent or any Holder, arising from, pertaining to or relating to the Merger Agreement, this Agreement, any letter of transmittal delivered by or on behalf of Parent (including by the Paying Agent) pursuant to Section 2.3(c) of the Merger Agreement, or any certificate or document delivered pursuant to any of the foregoing, (ii) disclosing Confidential Information if required by any court order or applicable law so long as the Rights Agent, to the extent permitted by law, provides Parent with prompt notice of such requirements prior to making any disclosure so that Parent may seek an appropriate protective order, provided, that the Rights Agent shall disclose only that portion of the Confidential Information that the Rights Agent's counsel advises is legally required to be disclosed and, if requested by Parent, the Rights Agent shall cooperate with Parent, at Parent's expense, to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information disclosed by the Rights Agent or (iii) disclosing Confidential Information to the Rights Agent's attorneys or agents, on a need to know basis, provided that such agents shall have agreed in advance of such disclosure to be bound by confidentiality obligations no less restrictive than those set forth in this Section 4.8.

ARTICLE V

AMENDMENTS

        Section 5.1    Amendments without Consent of Holders.

          (a)   Without the consent of any Holders or the Rights Agent, Parent, when authorized by a Board Resolution, at any time and from time to time, may enter into one or more amendments hereto, for any of the following purposes, so long as, in the cases of clauses (ii) through (iv), such amendments do not, individually or in the aggregate, adversely affect the interests of the Holders, or adversely affect the rights, duties, responsibilities or protections of the Rights Agent:

              (i)  to evidence the succession of another Person to Parent and the assumption by any such successor of the covenants of Parent herein as provided in Section 6.3;

             (ii)  to add to the covenants of Parent such further covenants, restrictions, conditions or provisions as Parent shall determine to be for the protection of the Holders;

            (iii)  to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement;

            (iv)  as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

             (v)  to evidence the succession of another Person as a successor Rights Agent and the assumption by any such successor of the covenants and obligations of the Rights Agent herein in accordance with Sections 3.3 and 3.4;

            (vi)  any other amendment hereto that does not adversely affect the legal rights under this Agreement of any Holder; or

           (vii)  any amendment required to comply with the Withholding Tax Ruling or any other written instructions provided by the ITA.

          (b)   Without the consent of any Holders, Parent, when authorized by a Board Resolution, and the Rights Agent, in the Rights Agent's sole and absolute discretion, at any time and from time to time, may enter into one or more amendments hereto to reduce the number of CVRs in the event any Holder agrees to renounce such Holder's rights under this Agreement in accordance with Section 6.4.

          (c)   Promptly after the execution by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 5.1, Parent will mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth in general terms the substance of such amendment; provided, that any failure so to notify the Holders shall not affect the validity of such amendment (it being understood that any failure so to notify the Holders shall not excuse the Rights Agent from its obligations under this Section 5.1(c)).

        Section 5.2    Amendments with Consent of Holders.

          (a)   In addition to any amendment pursuant to Section 5.1 (which amendments pursuant to Section 5.1 may be made without the consent of the Holders), with the written consent of Holders of not less than a majority of the outstanding CVRs, Parent, when authorized by a Board Resolution, and the Rights Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is adverse to the interest of the Holders.

          (b)   Promptly after the execution by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 5.2, Parent will mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth in general terms the substance of such amendment.

        Section 5.3    Execution of Amendments.     In executing any amendment permitted by this Article V, the Rights Agent will be entitled to receive, and will be fully protected in relying upon, an opinion of counsel selected by Parent stating that the execution of such amendment is authorized or permitted by this Agreement. The Rights Agent may, but is not obligated to, enter into any such amendment that affects the Rights Agent's own rights, privileges, covenants or duties under this Agreement or otherwise.

        Section 5.4    Effect of Amendments.     Upon the execution of any amendment under this Article V, this Agreement will be modified in accordance therewith, such amendment will form a part of this Agreement for all purposes and every Holder will be bound thereby.

ARTICLE VI

OTHER PROVISIONS OF GENERAL APPLICATION

        Section 6.1    Notices to Rights Agent and Parent.     All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile, e-mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

    If to Parent, to:

    United Therapeutics Corporation
    1735 Connecticut Avenue NW
    Washington, DC 20016 Attention: General Counsel
    with a copy (which shall not constitute notice) to:

    Gibson, Dunn & Crutcher LLP
    1050 Connecticut Avenue, N.W.
    Washington, DC 20036
    Attention: Stephen Glover and Alisa Babitz

    Gibson, Dunn & Crutcher LLP
    2100 McKinney Avenue
    Dallas, TX 75201
    Attention: Jonathan Whalen

    and

    Herzog, Fox & Neeman
    4 Weizmann Street
    Tel Aviv 6423904, Israel
    Attention: Yair Geva

    If to the Rights Agent, to:

Attention:
Facsimile:
E-mail:

    with a copy (which shall not constitute notice) to:

Attention:
Facsimile:
E-mail:

        The Rights Agent or Parent may specify a different address or facsimile number by giving notice in accordance with this Section 6.1.

        Section 6.2    Notice to Holders.     Where this Agreement provides for notice to Holders, such notice will be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the Holder's address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder will affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Rights Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In case it shall be impracticable to mail notice to the Holders of any event as required by any provision of this Agreement, then any method of giving such notice as shall be satisfactory to the Rights Agent shall be deemed to be a sufficient giving of such notice.

        Section 6.3    Successors and Assigns.

          (a)   This Agreement will be binding upon, inure to the benefit of and be enforceable by Parent's successors and assigns, and this Agreement shall not restrict Parent's, any assignee's or any of their respective successors' ability to merge or consolidate, transfer or convey all or substantially all of its assets to any Person or otherwise directly or indirectly transfer or convey the Product to any Person. Either (i) each of Parent's successors, assigns or transferees of all or substantially all of Parent's assets or the Product shall expressly assume by an instrument, supplemental hereto, executed and delivered to the Rights Agent, the due and punctual payment of the Milestone Payment and the due and punctual performance and observance of all of the covenants and obligations of this Agreement to be performed or observed by Parent or (ii) Parent shall agree to remain subject to its obligations hereunder, including payment of the Milestone Payment.

          (b)   Any Parent successor or assignee permitted hereunder may thereafter assign any or all of its rights, interests and obligations hereunder in the same manner as Parent pursuant to this Section 6.3.

          (c)   The Rights Agent may not assign this Agreement without Parent's written consent. Any attempted assignment of this Agreement or any such rights in violation of this Section 6.3 shall be void and of no effect.

        Section 6.4    Benefits of Agreement.     Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement. Notwithstanding the foregoing, the Holders and the Holders' successors and assigns pursuant to a Permitted Transfer are intended third-party beneficiaries of this Agreement. The rights of Holders and their successors and assigns pursuant to Permitted Transfers are limited to those expressly provided in this Agreement. Notwithstanding anything to the contrary contained herein, any Holder or Holder's successor or assign pursuant to a Permitted Transfer may agree to renounce, in whole or in part, its rights under this Agreement by written notice to the Rights Agent and Parent, which notice, if given, shall be irrevocable.

        Section 6.5    Governing Law; Jurisdiction; Waiver of Jury Trial.

          (a)   This Agreement, the CVRs and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

          (b)   Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in the Court of Chancery of the State of Delaware, provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the suit, action or proceeding in any such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

          (c)   EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        Section 6.6    Severability.     Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party.

        Section 6.7    Counterparts and Signature.     This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

        Section 6.8    Termination.     This Agreement shall terminate and be of no further force or effect, and the parties hereto shall have no liability hereunder, at 5:00 p.m., New York City time, on the Termination Date, provided, that if the Milestone has been achieved on or prior to the Termination Date, but the Milestone Payment Amounts have not been paid on or prior to the Termination Date, this Agreement shall not terminate until such Milestone Payment Amounts have been paid in full in accordance with the terms of this Agreement; provided further, that no termination of this Agreement shall be deemed to affect the rights of the parties to bring suit in the case of a material breach occurring prior to such Termination Date.

        Section 6.9    Entire Agreement.     This Agreement and the Merger Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

UNITED THERAPEUTICS CORPORATION
By:
Name:
Title:
[RIGHTS AGENT]
By:
Name:
Title:

ANNEX C

Form of Warrant Amendment

STEADYMED LTD.

AMENDMENT NO. 1 TO WARRANT

        THIS AMENDMENT NO. 1 (this "Amendment") to that certain Warrant, dated as of [    •    ], issued to [    •    ] (including any permitted transferee or assignees of such Warrant, the "Warrant Holder") and representing a right to subscribe for the purchase from SteadyMed Ltd., an Israeli incorporated company (the "Company"), [    •    ] Shares at a price per Share equal to the Exercise Price, (the "Warrant"), is entered into as of April [    •    ], 2018, by and between the Warrant Holder and the Company. The Warrant is one of a series of warrants issued by the Company in connection with a financing that was consummated August 4, 2016 (collectively, the "2016 Warrants") pursuant to the Subscription Agreement, dated as July 29, 2016, among the Company and the Participants party thereto (the "Subscription Agreement"). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Warrant.

        WHEREAS, the Warrant Holder and the Company desire to amend the Warrant such that, in the event of a Specified Corporate Reorganization (as defined below), the terms of this Amendment and not Section 5(c) of the Warrant shall control; and

        WHEREAS, the Warrant can be modified or amended or the provisions thereof waived with the written consent of the Warrant Holder and the Company.

        NOW THEREFORE, the Warrant Holder and the Company agree as follows:

        Section 1.    Specified Corporate Reorganization.     In the event of the consummation of a Specified Corporate Reorganization, Section 5(c) of the Warrant shall be null and void and shall not apply, the Warrant shall not be assumed by an Acquirer and the Warrant Holder shall not have any rights to purchase shares of Acquirer pursuant to the Warrant, and instead the Warrant shall be cancelled and converted into the right of the Warrant Holder to receive, in full satisfaction of the Company's obligations under Section 5 of the Warrant, a cash payment equal to $2.71 for each Warrant Share (subject to appropriate adjustment for stock splits, stock dividends, stock combinations, recapitalizations or similar events occurring after the date hereof) then issuable upon exercise of the Warrant (subject to Section 2 below, the "Specified Corporate Reorganization Warrant Consideration"). Such payment shall be made by Acquirer or its designee as promptly as practicable after consummation of the Specified Corporate Reorganization. Upon payment by Acquirer or its designee of the Specified Corporate Reorganization Warrant Consideration, the Warrant Holder shall have no further rights under the Warrant and will not be entitled to receive any future or contingent consideration with respect to the Warrant, and neither the Company nor Acquirer shall have any further obligations under or with respect to the Warrant or the Subscription Agreement. For purposes of this Amendment, the term "Specified Corporate Reorganization" shall mean a Corporate Reorganization effected in accordance with a definitive agreement entered into by the Company no later than April 30, 2018 (the "Specified Corporate Reorganization Agreement") and consummated no later than December 31, 2018 (the "Outside Date") pursuant to which (a) the Company is merged or consolidated with, sold to or otherwise combined with Acquirer (but not, for the avoidance of doubt, a sale of assets) and (b) the Company's equityholders (including any holders of options, restricted share units, the 2016 Warrants, the warrants issued by the Company in connection with a financing that was consummated on April 25, 2017 pursuant to the Subscription Agreement, dated as April 20, 2017, or other derivative securities convertible into Shares) (collectively, the "Company Equityholders") receive (i) cash at closing in an aggregate amount equal to $141 million; and (ii) contingent value rights entitling the Company Equityholders to receive additional cash consideration in an aggregate amount of no more than $75 million if and when certain milestones with respect to products under development by the Company are achieved.

        Section 2.    Other Agreements.     If at any time prior to the consummation of the Specified Corporate Reorganization, the Company or Acquirer (directly or indirectly through a subsidiary of the Company or Acquirer) enters into a written agreement (or otherwise agrees) with any other holder(s) of 2016 Warrants to purchase, assume, exchange or extinguish 2016 Warrants and the value of the consideration, whether cash or non-cash, or the value of the exchanged security, at the time of consummation of such purchase, assumption, exchange or extinguishment (the "Alternate Price") is or will be more than $2.71 for each Warrant Share (subject to appropriate adjustment for stock splits, stock dividends, stock combinations, recapitalizations or similar events occurring after the date hereof) and/or such purchase, assumption, exchange or extinguishment is or will be otherwise on terms more favorable in any material respect to any such other holder(s) than the terms applicable to the Warrant Holder hereunder and the Warrant as amended hereby ( "Other More Favorable Terms"), then the Company shall promptly provide notice thereof to the Warrant Holder (the "Amendment Notice") and the Specified Corporate Reorganization Warrant Consideration shall automatically be increased to be equal to the Alternate Price, as applicable, and this Amendment shall be automatically amended without further action by any of the parties to this Amendment to provide the Warrant Holder with such Other More Favorable Terms, as applicable (except to the extent the Warrant Holder notifies the Company in writing within five (5) calendar days of the Warrant Holder's receipt of the Amendment Notice that the Warrant Holder rejects any such Other More Favorable Terms).

        Section 3.    Representations and Warranties.     The Warrant Holder and the Company each represent and warrant to the other that it has all requisite corporate or similar power and authority to enter into this Amendment, and this Amendment has been duly and validly executed and delivered by it. The Company represents and warrants that, as of the date of this Amendment, neither the Company nor Acquirer (nor any subsidiary of the Company or Acquirer) has entered into any written agreement (or otherwise agreed) with any other holder(s) of 2016 Warrants to purchase, assume, exchange or extinguish 2016 Warrants where the value of the consideration, whether cash or non-cash, or the value of the exchanged security, at the time of consummation of such purchase, assumption, exchange or extinguishment is or will be more than $2.71 for each Warrant Share (subject to appropriate adjustment for stock splits, stock dividends, stock combinations, recapitalizations or similar events occurring after the date hereof) and/or such purchase, assumption, exchange or extinguishment is or will be otherwise on terms more favorable in any material respect to any such other holder(s) than the terms applicable to the Warrant Holder hereunder and the Warrant as amended hereby. The Warrant Holder represents and warrants to the Company that (a) it is the record and beneficial holder of the Warrant (b) prior to the date hereof, it has not Transferred any of its rights under the Warrant and (c) it has no outstanding obligations to Transfer the Warrant.

        Section 4.    Miscellaneous.

          (a)    Continued Effect.    Except as specifically amended and modified herein, the Warrant shall remain in full force and effect as originally issued. The Company's obligations hereunder and under the Warrant, as amended hereby, shall survive the Company's entry into the Specified Corporate Reorganization Agreement and the consummation of the Specified Corporate Reorganization Agreement, and the Company shall not consummate the Specified Corporate Reorganization unless the Warrant shall have been provided with such assurances, reasonably acceptable to the Warrant Holder, that the Specified Corporate Warrant Reorganization Consideration shall be timely paid by the Company or the Acquirer to the Warrant Holder in accordance herewith. This Amendment and the amendment of the Warrant contemplated hereby shall terminate and be of no further force or effect (i.e., the Warrant shall remain in full force and effect as originally issued, without giving effect to the amendment thereof contemplated hereby) if the Specified Corporate Reorganization Agreement is not entered into on or prior to April 30, 2018 or the Specified Corporate Reorganization is not consummated on or prior to the Outside Date (the date of any such termination, the "Termination Date").

          (b)    Confidentiality.    The Company and the Warrant Holder agree that the existence of and the terms of this Amendment constitute "Confidential Information" under that certain letter agreement dated [    •    ] between the Company and the Warrant Holder regarding the use and disclosure of certain non-public information and regarding various related matters; provided, however that the existence of and the terms of this Amendment shall not constitute Confidential Information at any time after the earliest of the Termination Date, the date of the 8-K Filing and the 8-K Filing Deadline (each as defined below). On or before 8:30 a.m., New York time, on the second (2nd) Business Day after the date the Company enters into the Specified Corporate Reorganization Agreement (the "8-K Filing Deadline"), the Company shall file a Current Report on Form 8-K describing all the material terms of this Amendment and the Specified Corporate Reorganization Agreement, and attaching this Amendment and the Specified Corporate Reorganization Agreement (the "8-K Filing"). The Company expressly acknowledges and agrees that, following the earliest of the Termination Date, the date of the 8-K Filing and the 8-K Filing Deadline, neither the Warrant Holder nor any of its Affiliates shall have any duty of trust or confidence with respect to, or a duty not to trade on the basis of, any information regarding the Company or its securities.

          (c)    Entire Agreement.    This Amendment, the Subscription Agreement and the Warrant constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto (including any prior amendments to the Warrant) are expressly canceled. Except for the representations, warranties and covenants expressly set forth in the Warrant, the Subscription Agreement and this Amendment, none of the Company, the Warrant Holder or either of their Affiliates or any other Person has made or makes any representation, warranty or covenant, written or oral, express or implied, with respect to the Specified Corporate Reorganization or other matters contemplated hereby or in connection herewith.

          (d)    Governing Law.    THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW.

          (e)    Execution.    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An executed counterpart of this Amendment may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

        IN WITNESS WHEREOF, each party has caused this Amendment to be duly executed by its authorized signatory as of the day and year first above written.

SteadyMed Ltd., an Israeli incorporated company
By
	Name:	Jonathan Rigby
	Title:	President and Chief Executive Officer
[NAME OF WARRANT HOLDER]
By
Name:
Title:

STEADYMED LTD.

AMENDMENT NO. 1 TO WARRANT

        THIS AMENDMENT NO. 1 (this "Amendment") to that certain Warrant, dated as of [    •    ], issued to [    •    ] (including any permitted transferee or assignees of such Warrant, the "Warrant Holder") and representing a right to subscribe for the purchase from SteadyMed Ltd., an Israeli incorporated company (the "Company"), [    •    ] Shares at a price per Share equal to the Exercise Price, (the "Warrant"), is entered into as of April [    •    ], 2018, by and between the Warrant Holder and the Company. The Warrant is one of a series of warrants issued by the Company in connection with a financing that was consummated April 25, 2017 (collectively, the "2017 Warrants") pursuant to the Subscription Agreement, dated as April 20, 2017, among the Company and the Participants party thereto (the "Subscription Agreement"). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Warrant.

        WHEREAS, the Warrant Holder and the Company desire to amend the Warrant such that, in the event of a Specified Corporate Reorganization (as defined below), the terms of this Amendment and not Section 5(c) of the Warrant shall control; and

        WHEREAS, the Warrant can be modified or amended or the provisions thereof waived with the written consent of the Warrant Holder and the Company.

        NOW THEREFORE, the Warrant Holder and the Company agree as follows:

        Section 1.    Specified Corporate Reorganization.     In the event of the consummation of a Specified Corporate Reorganization, Section 5(c) of the Warrant shall be null and void and shall not apply, the Warrant shall not be assumed by an Acquirer and the Warrant Holder shall not have any rights to purchase shares of Acquirer pursuant to the Warrant, and instead the Warrant shall be cancelled and converted into the right of the Warrant Holder to receive, in full satisfaction of the Company's obligations under Section 5 of the Warrant, a cash payment equal to $2.33 for each Warrant Share (subject to appropriate adjustment for stock splits, stock dividends, stock combinations, recapitalizations or similar events occurring after the date hereof) then issuable upon exercise of the Warrant (subject to Section 2 below, the "Specified Corporate Reorganization Warrant Consideration"). Such payment shall be made by Acquirer or its designee as promptly as practicable after consummation of the Specified Corporate Reorganization. Upon payment by Acquirer or its designee of the Specified Corporate Reorganization Warrant Consideration, the Warrant Holder shall have no further rights under the Warrant and will not be entitled to receive any future or contingent consideration with respect to the Warrant, and neither the Company nor Acquirer shall have any further obligations under or with respect to the Warrant or the Subscription Agreement. For purposes of this Amendment, the term "Specified Corporate Reorganization" shall mean a Corporate Reorganization effected in accordance with a definitive agreement entered into by the Company no later than April 30, 2018 (the "Specified Corporate Reorganization Agreement") and consummated no later than December 31, 2018 (the "Outside Date") pursuant to which (a) the Company is merged or consolidated with, sold to or otherwise combined with Acquirer (but not, for the avoidance of doubt, a sale of assets) and (b) the Company's equityholders (including any holders of options, restricted share units, the 2017 Warrants, the warrants issued by the Company in connection with a financing that was consummated on August 4, 2016 pursuant to the Subscription Agreement, dated as July 29, 2016, or other derivative securities convertible into Shares) (collectively, the "Company Equityholders") receive (i) cash at closing in an aggregate amount equal to $141 million; and (ii) contingent value rights entitling the Company Equityholders to receive additional cash consideration in an aggregate amount of no more than $75 million if and when certain milestones with respect to products under development by the Company are achieved.

        Section 2.    Other Agreements.     If at any time prior to the consummation of the Specified Corporate Reorganization, the Company or Acquirer (directly or indirectly through a subsidiary of the Company or Acquirer) enters into a written agreement (or otherwise agrees) with any other holder(s) of 2017 Warrants to purchase, assume, exchange or extinguish 2017 Warrants and the value of the consideration, whether cash or non-cash, or the value of the exchanged security, at the time of consummation of such purchase, assumption, exchange or extinguishment (the "Alternate Price") is or will be more than $2.33 for each Warrant Share (subject to appropriate adjustment for stock splits, stock dividends, stock combinations, recapitalizations or similar events occurring after the date hereof) and/or such purchase, assumption, exchange or extinguishment is or will be otherwise on terms more favorable in any material respect to any such other holder(s) than the terms applicable to the Warrant Holder hereunder and the Warrant as amended hereby ( "Other More Favorable Terms"), then the Company shall promptly provide notice thereof to the Warrant Holder (the "Amendment Notice") and the Specified Corporate Reorganization Warrant Consideration shall automatically be increased to be equal to the Alternate Price, as applicable, and this Amendment shall be automatically amended without further action by any of the parties to this Amendment to provide the Warrant Holder with such Other More Favorable Terms, as applicable (except to the extent the Warrant Holder notifies the Company in writing within five (5) calendar days of the Warrant Holder's receipt of the Amendment Notice that the Warrant Holder rejects any such Other More Favorable Terms).

        Section 3.    Representations and Warranties.     The Warrant Holder and the Company each represent and warrant to the other that it has all requisite corporate or similar power and authority to enter into this Amendment, and this Amendment has been duly and validly executed and delivered by it. The Company represents and warrants that, as of the date of this Amendment, neither the Company nor Acquirer (nor any subsidiary of the Company or Acquirer) has entered into any written agreement (or otherwise agreed) with any other holder(s) of 2017 Warrants to purchase, assume, exchange or extinguish 2017 Warrants where the value of the consideration, whether cash or non-cash, or the value of the exchanged security, at the time of consummation of such purchase, assumption, exchange or extinguishment is or will be more than $2.33 for each Warrant Share (subject to appropriate adjustment for stock splits, stock dividends, stock combinations, recapitalizations or similar events occurring after the date hereof) and/or such purchase, assumption, exchange or extinguishment is or will be otherwise on terms more favorable in any material respect to any such other holder(s) than the terms applicable to the Warrant Holder hereunder and the Warrant as amended hereby. The Warrant Holder represents and warrants to the Company that (a) it is the record and beneficial holder of the Warrant (b) prior to the date hereof, it has not Transferred any of its rights under the Warrant and (c) it has no outstanding obligations to Transfer the Warrant.

        Section 4.    Miscellaneous.

          (a)    Continued Effect.    Except as specifically amended and modified herein, the Warrant shall remain in full force and effect as originally issued. The Company's obligations hereunder and under the Warrant, as amended hereby, shall survive the Company's entry into the Specified Corporate Reorganization Agreement and the consummation of the Specified Corporate Reorganization Agreement, and the Company shall not consummate the Specified Corporate Reorganization unless the Warrant shall have been provided with such assurances, reasonably acceptable to the Warrant Holder, that the Specified Corporate Warrant Reorganization Consideration shall be timely paid by the Company or the Acquirer to the Warrant Holder in accordance herewith. This Amendment and the amendment of the Warrant contemplated hereby shall terminate and be of no further force or effect (i.e., the Warrant shall remain in full force and effect as originally issued, without giving effect to the amendment thereof contemplated hereby) if the Specified Corporate Reorganization Agreement is not entered into on or prior to April 30, 2018 or the Specified Corporate Reorganization is not consummated on or prior to the Outside Date (the date of any such termination, the "Termination Date").

          (b)    Confidentiality.    The Company and the Warrant Holder agree that the existence of and the terms of this Amendment constitute "Confidential Information" under that certain letter agreement dated [    •    ] between the Company and the Warrant Holder regarding the use and disclosure of certain non-public information and regarding various related matters; provided, however that the existence of and the terms of this Amendment shall not constitute Confidential Information at any time after the earliest of the Termination Date, the date of the 8-K Filing and the 8-K Filing Deadline (each as defined below). On or before 8:30 a.m., New York time, on the second (2nd) Business Day after the date the Company enters into the Specified Corporate Reorganization Agreement (the "8-K Filing Deadline"), the Company shall file a Current Report on Form 8-K describing all the material terms of this Amendment and the Specified Corporate Reorganization Agreement, and attaching this Amendment and the Specified Corporate Reorganization Agreement (the "8-K Filing"). The Company expressly acknowledges and agrees that, following the earliest of the Termination Date, the date of the 8-K Filing and the 8-K Filing Deadline, neither the Warrant Holder nor any of its Affiliates shall have any duty of trust or confidence with respect to, or a duty not to trade on the basis of, any information regarding the Company or its securities.

          (c)    Entire Agreement.    This Amendment, the Subscription Agreement and the Warrant constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto (including any prior amendments to the Warrant) are expressly canceled. Except for the representations, warranties and covenants expressly set forth in the Warrant, the Subscription Agreement and this Amendment, none of the Company, the Warrant Holder or either of their Affiliates or any other Person has made or makes any representation, warranty or covenant, written or oral, express or implied, with respect to the Specified Corporate Reorganization or other matters contemplated hereby or in connection herewith.

          (d)    Governing Law.    THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW.

          (e)    Execution.    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An executed counterpart of this Amendment may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

        IN WITNESS WHEREOF, each party has caused this Amendment to be duly executed by its authorized signatory as of the day and year first above written.

SteadyMed Ltd., an Israeli incorporated company
By
	Name:	Jonathan Rigby
	Title:	President and Chief Executive Officer
[NAME OF WARRANT HOLDER]
By
Name:
Title:

ANNEX D

Opinion of SteadyMed Strategic Advisor

WEDBUSH

Wedbush Securities Inc.
Two Embarcadero Center
Suite 600
San Francisco, CA 94111

April 29, 2018

Board of Directors
SteadyMed Ltd.
2603 Camino Ramon, Suite 350
San Ramon, CA 94583

Members of the Board:

        You have requeste d our opinion as to the fairness, from a financial point of view, to the holders of ordinary shares, par value one Israel Agora (NIS 0.01) per share (the "Shares"), of SteadyMed Ltd., a company organized under the laws of the State ofisrael (the "Company"), of the Merger Consideration to be received by the holders of the Company Shares pursuant to the terms of the proposed Agreement and Plan of Merger (the "Merger Agreement") to be entered into among United Therapeutics Corporation ("Parent"), Daniel 24043 Acquisition Corp. Ltd. ("Merger Sub") and the Company. Capitalized terms used herein have the respective meanings ascribed thereto in the April 27, 2018 draft of the Merger Agreement provided to us by the Company (the "Draft Merger Agreement").

        As more specifically set forth in the Merger Agreement, and subject to the terms, conditions and adjustments set fo1th therein, the Merger Agreement provides for the acquisition of the Company through the merger of Merger Sub with and into the Company, with the Company as the absorbing company (the "Merger"). At the Effective Time, by virtue of the Merger and without any action on the pa1ty of the Company, Parent, Merger Sub or the holders of any share capital or equity interests of the Company, Parent or Merger Sub, each Share issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) will thereupon be conve1ted automatically into and sha ll thereafter represent the right to receive (i) $4.46 in cas h, subject to reduction of any Tax required to be withheld under applicable Tax Law, without interest (the "Cash Consideration") plus (ii) one CVR, which shall represent the right to receive a contingent payment of $2.63 in cash upon the achievement of a specified milestone, at the time and subject to the terms and conditions of the CVR Agreement, subject to reduction of any Tax required to be withheld under applicable Tax Law, without interest (the "CVR Consideration and, together with the Cash Consideration, the "Merger Consideration"). At your request, we have evaluated the fairness, from a financial point of view, of the proposed Merger Consideration to be received by the holders of the Company Shares, assuming that the CVRs have no value.

        Wedbush Securities Inc. ("Wedbush") is an investment banking firm and member of The New York Stock Exchange and other principal stock exchanges in the United States, and is regularly engaged as pa1t of its business in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwriting s, private placements, secondary distributions of listed and unlisted sec urities, and valuations for corporate, estate and other purposes.

        For purposes of this opinion and in connection with our review, we have, among other things: (1) reviewed the Draft Merger Agreement and a draft of the CVR Agreement, dated April 27, 2018 (the "Draft CVR Agreement"), and we have assumed that no changes will be made to the Merger Agreement or the CVR Agreement that will be material to our analysis; (2) reviewed certain publicly available business and financial information relating to the Company; (3) reviewed ce1tain internal information, primarily financial in nature, including financial and operating data furnished to us by the management of the Company and approved for our use by the Company; (4) reviewed certain publicly available information with respect to the Company and other companies in the biopharmaceutical industry that we believe to be similar in ce1tain respects, in whole or in part, to the Company; (5) considered the financial terms, to the extent publicly available, of selected recent business combinations and trading metrics of companies in the biopharmaceutical industry that we believe to be similar in certain respects to the Company, in whole or in part, and to the Merger; and (6) made inquiries regarding and discussed the Draft Merger Agreement, the Draft CVR Agreement and other matters related thereto with the Company's counsel. In addition, we have held discussions with members of the management of the Company concerning their views as to the financial and other information described above. In addition to the foregoing, we have conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deem appropriate to arrive at our opinion.

        fo rendering this opinion, we have assumed and relied upon the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by us. With respect to information provided to or reviewed by us, we have been advised by the management of the Company that such information was reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company. We express no view as to the reasonableness of such financial information or the assumptions on which it was based.

        We have further relied on the assurances of the management of the Company that they are not aware of any facts that would make the information provided to us incomplete or misleading. We have not made or been provided with any independent evaluations or appraisals of any of the assets, prope1ties, liabilities (including any contingent, derivative or off-balance-sheet assets or liabilities) or securities, nor have we made any physical inspection of the properties or assets, of the Company. With respect to the operating income and expense forecasts of the Company, upon the guidance of the management of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future operating income and expenses of the Company and that the Company will perform substantially in accordance with such projections. We assume no responsibility for and we express no view as to any such projections or the assumptions on which they are based. We did not evaluate the solvency or fair value of Parent, the Company or any of their respective subsidiaries (or the impact of the Merger thereon) under any law relating to bankruptcy, insolvency or similar matters.

        Our opinion is based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have also relied, without independent verification, on the accuracy and completeness of Parent's and the Company's representations and warranties in the Draft Merger Agreement and the Draft CVR Agreement, without regard to any qualifications or exceptions that may be set fo1th in disclosure schedules, copies of which may not be complete as of the date hereof, and the information provided to us by the Company. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Draft Merger Agreement without any waiver, amendment or delay of any terms or conditions that would be material to our analysis. Representatives of the Company have advised us, and we have fu1ther assumed that the final terms of the Merger Agreement will not differ from the terms set forth in the Draft Merger Agreement and that the final terms of the CVR Agreement will not differ from the terms set fmth in the Draft CVR Agreement, in each case in any respect material to our analysis. We have also assumed that all governmental, regulatory or other consents and approvals necessa1y for the consummation of the Merger will be obtained without imposition of any terms or conditions that would be material to our analysis. Events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We have not undertaken any obligation to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof.

        We are not legal, tax or regulatory advisors and do not express any op1111011 as to any tax or other consequences that may arise from the Transactions, nor does our opinion address any legal, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals. We are financial advisors only and have relied upon, without independent verification, the assessment of Parent and the Company and their legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. We have assumed that the Merger will have the tax effects contemplated by the Merger Agreement.

        In rendering this opinion, we express no opinion as to the amount or nature of any compensation to any officers, directors, or employees of the Company, or any class of such persons, whether relative to the Merger Consideration to be paid in the Merger or otherwise, or with respect to the fairness of any such compensation. We are not opining as to the merits of the Merger as compared to any alternative transactions that may be available to the Company. At your direction, we have not been asked to, nor do we offer, any opinion as to the terms, other than the Merger Consideration to be received by the holders of the Shares to the extent expressly specified herein , of the Merger Agreement or the form of the Merger. Nor do we express any opinion with respect to the terms of any other agreement entered into or to be entered into in connection with the Merger. We express no opinion as to the price at which the Shares may trade at any time subsequent to the announcement of the Merger.

        The Company has agreed to pay Wedbush fees for its services as the Company's strategic advisor, which fees are contingent upon the success of the Tre.nsaction. We will not receive a separate fee for rendering this opinion. The Company has also agreed to pay Wedbush a break-up fee if the Merger is not consummated under certain circumstances. Our success fee will become payable upon consummation of the Merger. In addition, the Company has agreed to reimburse us for our reasonable out-of-pocket expenses and to indemnify us for certain liabilities arising out of our engagement. The Company previously engaged us in March 2017 to act as its strategic advisor on substantially the same terms described above. This engagement was terminated in November 2017 and we did not receive any fee in connection therewith. We may also provide investment banking and financial advismy services to Parent or its affiliates in the future for which we would expect to receive customaiy fees.

        In the ordinary course of our business, Wedbush and our affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or make investments in, the Company or in any other entity.

        This opinion is solely for the benefit and use of the board of directors of the Company (in its capacity as such) in connection with its consideration of the Merger and does not constitute a recommendation to the board of directors of the Company or to any holder of Shares as to how such holder should vote with respect to the Merger or otherwise. This opinion may not be used for any other purpose without our prior written consent in each instance, except as expressly provided for in the engagement letter dated as of February 21, 2018, between the Company and Wedbush.

        This opinion was approved by a fairness committee at Wedbush in accordance with the requirements of FINRA Rule 5150.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by holders of the Shares in the Merger is fair, from a financial point of view, to the holders of the Shares, assuming that the CVRs have no value.

Very truly yours,
Wedbush Securities Inc.
By:	/s/ BENJAMIN DAVEY Benjamin Davey Managing Director

ANNEX E

Form of Voting Agreement

FORM OF VOTING AGREEMENT

        THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of April 29, 2018, by and among United Therapeutics Corporation, a Delaware corporation ("Parent"), and each Person identified on Exhibit A attached hereto (the "Shareholders" and each a "Shareholder").

WITNESSETH:

        WHEREAS, Parent, Daniel 24043 Acquisition Corp Ltd., a company organized under the laws of the State of Israel and a wholly-owned subsidiary of Parent ("Merger Sub"), and SteadyMed Therapeutics, Inc., a company organized under the laws of the State of Israel (the "Company") are entering into an Agreement and Plan of Merger of even date herewith (as amended, supplemented or modified from time to time, the "Merger Agreement"), which provides for, among other things, the merger of Merger Sub with and into the Company (the "Merger") pursuant to which all outstanding share capital of the Company will be converted into the right to receive the consideration set forth in the Merger Agreement;

        WHEREAS, as of the date hereof, each Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time) of the number of ordinary shares of the Company set forth opposite such Shareholder's name on Exhibit A attached hereto; and

        WHEREAS, as a condition and inducement to the willingness of the Company to enter into the Merger Agreement, each Shareholder (in such Shareholder's capacity as such) has agreed to enter into this Agreement.

        NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

        1.    Certain Definitions.     All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

          (a)   "Expiration Date" shall mean the earliest to occur of (i) such date and time as the Merger shall become consummated in accordance with the terms and provisions of the Merger Agreement; (ii) the termination of the Merger Agreement; (iii) any amendment to the Merger Agreement that modifies the amount, form or timing of payment of the Merger Consideration in a manner adverse to the Shareholders or (iv) the mutual agreement of the parties hereto.

          (b)   "Shares" shall mean, with respect to any Shareholder, (i) all ordinary shares of the Company of which such Shareholder is the record or beneficial owner as of the date hereof as set forth on Exhibit A attached hereto, (ii) all ordinary shares issuable upon conversion, exercise or exchange of options, warrants and/or other rights to acquire ordinary shares of the Company of which such Shareholder is the record or beneficial owner as of the date hereof, and (iii) all additional ordinary shares of the Company and ordinary shares issuable upon conversion, exercise or exchange of options, warrants and/or other rights to acquire ordinary shares of the Company of which such Shareholder acquires record or beneficial ownership during the period from the date of this Agreement through the Expiration Date (including by way of share dividend or distribution, split-up, recapitalization, combination, exchange of shares and the like).

          (c)   "Transfer" A Person shall be deemed to have effected a "Transfer" of a Share if such Person directly or indirectly (i) sells, pledges, assigns, grants an option with respect to, transfers, tenders or disposes (by merger, by testamentary disposition, by operation of Law or otherwise) of such Share or any interest in such Share, (ii) creates any Liens over the Shares, other than restrictions imposed by applicable Law or pursuant to this Agreement or the Merger Agreement (or the transactions contemplated thereby), (iii) deposits any Shares into a voting trust or enters into a voting agreement or arrangement or grant any proxy, power of attorney or other authorization with respect thereto that is inconsistent with this Agreement, or (iv) agrees or commits (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) through (iii).

        2.    Transfer Restrictions.     From the date hereof until the Expiration Date, no Shareholder shall Transfer (or cause or permit the Transfer of) any of its Shares, or enter into any agreement relating thereto, except (i) pursuant to the Merger Agreement, (ii) as required by judicial decree or operation of law, or (iii) with Parent's prior written consent, and in Parent's sole discretion. Notwithstanding the foregoing, each Shareholder shall be permitted to Transfer its Shares (i) if such Shareholder is an individual, to any member of such Shareholder's immediate family, (ii) to or from a trust for the benefit of such Shareholder or any member of such Shareholder's immediate family, (iii) other Transfers of the Shares for estate planning purposes, (iv) if such Shareholder is a partnership or limited liability company, to one or more partners or members of such Shareholder or (v) to an Affiliate (as defined in the Merger Agreement), without the consent of Parent (each of the foregoing, an "Additional Permitted Transfer"); provided that prior to effecting any such Additional Permitted Transfer, the applicable Shareholder shall cause the transferee to sign a counterpart to this Agreement agreeing to be bound by the terms of this Agreement and to be a "Shareholder" hereunder. Any Shares Transferred by operation of law due to death to such Shareholder to such Shareholder's heirs, guardians, administrators or successors shall remain subject to the obligations hereunder. To the fullest extent permitted by law, any purported Transfer that fails to comply with the conditions set forth in Section 2 shall be void ab initio and of no force or effect.

        3.    Agreement to Vote Shares.

        (a)   From the date hereof until the Expiration Date, provided that no notice of an intention to effect an Adverse Recommendation Change shall have been deliverd by the Company to Parent in accordance with Section 5.2(c)(i) or Section 5.2(d)(ii) of the Merger Agreement and no Adverse Recommendation Change shall have been made that, in each case, remains in effect, at every meeting of the shareholders of the Company, however called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of Company, each Shareholder (in such Shareholder's capacity as such) agrees, unconditionally and irrevocably, to the extent not voted by the Person(s) appointed under the Proxy Statement, or to cause the holder of record on any applicable record date to, vote (or cause to be voted) all Shares that are then beneficially owned by such Shareholder and entitled to vote or act by written consent:

            (i)  in favor of the approval of the Merger Agreement, and in favor of any other matters presented or proposed as to approval of the Merger or any part or aspect thereof or any other transactions contemplated by the Merger Agreement;

           (ii)  in favor of the approval of any proposal to adjourn or postpone the meeting to a later date, if there are not sufficient votes for the adoption of the Merger Agreement on the date on which such meeting is held;

          (iii)  against approval of any proposal made in opposition to, in competition with, or inconsistent with, the Merger Agreement or the Merger or any other transactions contemplated by the Merger Agreement; and

          (vi)  in favor of any other matter necessary or appropriate to the consummation of the transactions contemplated by the Merger Agreement, including the Merger.

        (b)   Any vote required to be cast pursuant to this Section 3 shall be cast by the Shareholder or at the direction of the Shareholder, as applicable, in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining whether a quorum is present.

        (c)   Except as provided herein, no Shareholder shall (in such Shareholder's capacity as a shareholder of the Company) (i) enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 3, (ii) grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to the Shares inconsistent with the terms of this Section 3 or (iii) take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling such Shareholder from performing any of its obligations under this Agreement.

        4.    Irrevocable Proxy.

        (a)   Solely in the event of a failure by any Shareholder to act in accordance with such Shareholder's obligations as to voting pursuant to Section 3(a) prior to the termination of this Agreement and without in any way limiting any Shareholder's right to vote the Shares in its sole discretion on any other matters that may be submitted to a shareholder vote, consent or other approval, each Shareholder hereby grants an irrevocable proxy (the "Proxy") appointing Parent as such Shareholder's attorney-in-fact and proxy, with full power of substitution, for and in such Shareholder's name, to vote, express consent or dissent, or otherwise to utilize such voting power in the manner contemplated by Section 3 above as Parent or its proxy or substitute shall, in Parent's sole discretion, deem proper with respect to the Shares, provided, however, that the foregoing Proxy shall not apply if an Adverse Recommendation Change has been made and remains in effect.

        (b)   Each Shareholder hereby represents that any proxies heretofore given in respect of the Shares, if any, are revocable, and hereby revokes such proxies.

        (c)   Each Shareholder hereby affirms that its Proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such Proxy is given to secure the performance of the duties of such Shareholder under this Agreement. Each Shareholder hereby further affirms that its Proxy is coupled with an interest in consideration of Parent entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses and, except as set forth in this Section 4 or in Section 11 hereof, is intended to be irrevocable. All authority conferred hereby shall survive the death, incapacity of or the appointment of any liquidator, receiver, trustee, special manager or any other court appointed officer for any Shareholder and shall be binding upon the heirs, estate, administrators, receivers, liquidators, trustees, special managers, personal representatives, successors and assigns of each Shareholder.

        (d)   Parent hereby acknowledges and agrees that the Proxy set forth in this Section 4 shall not be exercised to vote, consent or act on any matter except as specifically contemplated by Section 3 above and Parent agrees not to exercise the Proxy granted herein for any purpose other than the purposes described in Section 3. The Proxy set forth in this Section 4 shall be revoked, terminated and of no further force or effect automatically without further action upon the termination of this Agreement.

        5.    Representations and Warranties of the Shareholders.     Each Shareholder hereby represents and warrants to the Company and Parent as follows:

          (a)    Power; Organization; Binding Agreement.    Such Shareholder has full power and authority to execute and deliver this Agreement and to deliver the Proxy granted hereunder, to perform such Shareholder's obligations hereunder and to consummate the transactions contemplated hereby. Such Shareholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. This Agreement has been duly executed and delivered by such Shareholder, and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors' rights generally or by general principles of equity.

          (b)    No Conflicts.    None of the execution and delivery by such Shareholder of this Agreement, the performance by such Shareholder of its obligations hereunder or the consummation by such Shareholder of the transactions contemplated hereby will (i) result in a violation or breach of any agreement to which such Shareholder is a party or by which the Shareholder may be bound, including any voting agreement or voting trust, except as could not reasonably be expected to impair the ability of the Shareholder to perform its obligations hereunder, (ii) materially violate any applicable Law or (iii) violate the constituent or organizational document of such Shareholder.

          (c)    Ownership of Shares.    Such Shareholder (i) is a beneficial owner of the Shares set forth opposite such Shareholder's name on Exhibit A, all of which are free and clear of any Liens (except any (x) Liens arising under securities Laws, (y) Liens arising hereunder or as permitted by the Merger Agreement or (z) Liens that are not material to such Shareholder's performance of its obligations under this Agreement) and (ii) no person (other than such Shareholder) has a right to acquire any of the Shares held by such Shareholder.

          (d)    Voting Power.    Such Shareholder has voting power, power of disposition, power to issue instructions with respect to the matters set forth herein, and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares held by such Shareholder, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and those arising under the terms of this Agreement.

          (e)    Reliance by Company.    Such Shareholder understands and acknowledges that the Company and Parent are entering into the Merger Agreement in reliance upon such Shareholder's execution and delivery of this Agreement.

          (f)    Consents and Approvals.    The execution and delivery of this Agreement by such Shareholder does not, and the performance by such Shareholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require the Shareholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, except in each case for filings with the SEC by such Shareholder or where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings and notifications, would not, either individually or in the aggregate, be reasonably expected to prevent or delay the performance by such Shareholder of any of its obligations hereunder.

          (g)    Absence of Litigation.    As of the date hereof, there is no Action pending or, to the knowledge of such Shareholder, threatened against or affecting such Shareholder or any of its Affiliates before or by any Governmental Entity that would reasonably be expected to impair the ability of such Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

        6.    Certain Restrictions.

        (a)   Except as otherwise permitted by this Agreement or the Merger Agreement, each Shareholder shall not, directly or indirectly, take any action that would make any representation or warranty of such Shareholder set forth in Sections 5(a), 5(b), 5(c), 5(d) and 5(f) contained herein untrue or incorrect in any respect.

        (b)   Each Shareholder agrees that such Shareholder will not (in such Shareholder's capacity as a shareholder of the Company) bring, commence, institute, maintain, prosecute or voluntarily aid any legal action or proceeding, which challenges the validity of or seeks to enjoin the operation of any provision of this Agreement.

        7.    No Solicitation.

        (a)   Except as set forth in this Section 7, during the term of this Agreement, each Shareholder (in such Shareholder's capacity as a shareholder of the Company) shall not, and shall not permit or authorize any of its respective Representatives, directly or indirectly, to (i) solicit, initiate, endorse, encourage or facilitate any inquiry, proposal or offer with respect to, or the making or completion of, any Acquisition Proposal, or any inquiry, proposal or offer that is reasonably likely to lead to any Acquisition Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person (other than the Company, Parent, Merger Sub or any of their Affiliates or designees) any information or data with respect to, or otherwise cooperate in any way with, any Acquisition Proposal or (iii) resolve, agree or propose to do any of the foregoing.

        (b)   Notwithstanding anything to the contrary in this Agreement, solely to the extent the Company is permitted to take the actions set forth in Section 5.2(a) of the Merger Agreement with respect to an Acquisition Proposal, each Shareholder and its respective Representatives will be free to participate in any discussions or negotiations regarding such Acquisition Proposal with the Person making such Acquisition Proposal, provided that (i) the Shareholder has not breached this Section 7 and (ii) such action by the Shareholder and its Representatives would be permitted to be taken by the Company pursuant to Section 5.2(a) of the Merger Agreement.

        8.    Disclosure.     Parent and the Company shall be permitted to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that the Company determines to be necessary or desirable in connection with the Merger and any transactions related to the Merger, each Shareholder's identity and ownership of Shares and the nature of such Shareholder's commitments, arrangements and understandings under this Agreement.

        9.    No Ownership Interest.     Except as provided in this Agreement, nothing contained in this Agreement shall be deemed to vest in the Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares. Except as provided in this Agreement, all rights, ownership and economic benefits relating to the Shares shall remain vested in and belong to the Shareholders.

        10.    Further Assurances.     Subject to the terms and conditions of this Agreement, upon request of the Company or Parent, each Shareholder shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill such Shareholder's obligations under this Agreement.

        11.    Termination.     This Agreement and each Proxy granted hereunder, and all rights and obligations of the parties hereunder and thereunder, shall terminate and shall have no further force or effect as of the Expiration Date. Notwithstanding the foregoing, nothing set forth in this Section 11 or elsewhere in this Agreement shall relieve any party hereto from liability, or otherwise limit the liability of any party hereto, for any intentional breach of this Agreement prior to such termination.

        12.    Shareholder Capacity.     Notwithstanding anything to the contrary herein, the obligations of the Shareholder under this Agreement shall apply solely to the Shareholder's actions in his/her capacity as a shareholder of the Company and shall not apply to actions or lack thereof in the Shareholder's or any of its Representatives' capacity as a director or officer of the Company, and the Shareholder or any of its Representatives, in his/her capacity as a director of the Company, shall have the sole discretion with respect to his/her vote in any meeting of the Company's board of directors or any committee thereof.

        13.    Miscellaneous.

          (a)    Validity.    The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which will remain in full force and effect. In the event any Governmental Entity of competent jurisdiction holds any provision of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith and execute and deliver an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the original intent of the parties hereto with respect to such provision.

          (b)    Binding Effect and Assignment.    This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by Parent or any Shareholder (whether by operation of law or otherwise) without the prior written consent of either such Shareholder or Parent, as applicable.

          (c)    Amendments; Waiver.    This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

          (d)    Specific Performance; Injunctive Relief.    The parties hereto acknowledge that each party shall be irreparably harmed and that there shall be no adequate remedy at Law for a violation of any of the covenants or agreements of a party set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the non-breaching party upon any such violation, the non-breaching party shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the non-breaching party at law or in equity.

          (e)    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice), or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

    If to Parent:

    United Therapeutics Corporation
    1735 Connecticut Avenue NW
    Washington, DC 20016
    Attention: General Counsel

    with a copy (which shall not constitute notice) to:

    Gibson, Dunn & Crutcher LLP
    1050 Connecticut Avenue, N.W.
    Washington, DC 20036
    Attention: Stephen Glover and Alisa Babitz

    and

    Gibson, Dunn & Crutcher LLP
    2100 McKinney Avenue
    Dallas, TX 75201
    Attention: Jonathan Whalen

    If to the Shareholders:

          (f)    No Waiver.    The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other party with its obligation under this Agreement, and any custom or practice of the parties at variance with the terms of this Agreement, shall not constitute a waiver by such party of such party's right to exercise any such or other right, power or remedy or to demand such compliance.

          (g)    No Third Party Beneficiaries.    This Agreement is not intended to confer and does not confer upon any person other than the parties hereto any rights or remedies hereunder.

          (h)    Governing Law.    This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware (other than with respect to issues relating to the Proxy, fiduciary duties, general corporation law and any other provisions set forth herein that are required to be governed by Sections 314 327 of the Companies Law 5759 1999 of the State of Israel or the rules and regulations promulgated thereunder, which shall be governed by the laws of the State of Israel).

          (i)    Submission to Jurisdiction.    Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in the Court of Chancery of the State of Delaware, provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the suit, action or proceeding in any such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

          (j)    Rules of Construction.    The parties hereto hereby waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

          (k)    Entire Agreement.    This Agreement and the Proxies granted hereunder contain the entire understanding of the parties hereto in respect of the subject matter hereof, and supersede all prior negotiations, agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

          (l)    Interpretation.

              (i)  Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

             (ii)  The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect or be deemed to affect the meaning or interpretation of this Agreement.

          (m)    Expenses.    All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

          (n)    Counterparts.    This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the undersigned have executed and caused to be effective this Agreement as of the date first above written.

PARENT
UNITED THERAPEUTICS CORPORATION
By:
Name:
Title:

[Signatures continue on following page]

[Signature Pages to Voting Agreement]

SHAREHOLDER(S):
(Print name)
By:
Name:
Title:

[Signature Pages to Voting Agreement]

EXHIBIT A

Shareholder	Shares
[•]	[•] Shares

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet - QUIC K  EAS Y IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on July 29, 2018. STEADYMED LTD. INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  PROXY Please mark your votes like this THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSALS 1 AND 2. 1. To approve the Agreement and Plan of Merger, dated as of April 29, 2018, by and among SteadyMed Ltd., United Therapeutics Corporation, and Daniel 24043 Acquisition Corp. Ltd., the terms of the merger contemplated thereby, and all other documents, agreements and transactions contemplated under or related thereto, including the Contingent Value Rights Agreement attached thereto and the warrant amendments between Messrs. Brian J. Stark, Keith Bank, Ron Ginor, each a director of the Company, and/or their affiliates, and the 2. To approve, on a non-binding, advisory basis, certain compensation that will be paid or may become payable to SteadyMed Ltd.’s named executive officers in connection with the Transaction. FOR AGAINST ABSTAIN For the definition of “Personal Interest” in connection with Proposal 1, please see page 2 of the proxy statement to which this proxy card is attached. All shareholders are cordially invited to attend the Meeting in person. Even if you plan to attend the Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the postage-paid return envelope in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the Meeting. Even if you have signed and returned this proxy, you may still attend and vote in person at the Meeting after revoking your proxy prior to the meeting. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting and any adjournments or postponements thereof. By signing this Proxy, the undersigned hereby declares he, she or it is not a “Controlling Shareholder” as defined in the Israel Companies Law, 1999, as amended, with respect to any of the proposals above. Company. FOR AGAINST ABSTAIN Confirm that you are not Parent, Merger Sub, any person holding at least 25% of the means of control of Merger Sub, anyone acting on their behalf, or any relative or corporation controlled by, any of the foregoing (If you do not respond, your vote on this Proposal will not be counted) CONFIRM Confirm that you do not have a Personal Interest in the approval of Proposal 1 (If you do not respond, you will be considered as having a Personal Interest in this Proposal and your vote will not be counted for purposes of determining whether the Special Merger Approval (as defined in the proxy statement to which this proxy card is attached) has been obtained) CONTROL NUMBER CONFIRM Signature Signature, if held jointly Date , 2018. Note: Please sign exactly as your name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. X PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY .

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders The 2018 Proxy Statement is available at: http://www.cstproxy.com/steadymed/sm2018  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS STEADYMED LTD. The undersigned shareholder of SteadyMed Ltd. (the “Company”) hereby appoints Jonathan M. N. Rigby, President and Chief Executive Officer of the Company or David W. Nassif, Executive Vice President and Chief Financial Officer of the Company, and each of them, attorneys, agents and proxies of the undersigned, with full power of substitution to each of them, to represent and to vote on behalf of the undersigned all the ordinary shares of the Company which the undersigned is entitled to vote at the extraordinary general meeting of shareholders to be held at the offices of SteadyMed Therapeutics, Inc., 2603 Camino Ramon, Suite 350, San Ramon, California 94583, at 2:00 p.m. local time on July 30, 2018 and at any adjournments or postponements thereof (the “Meeting”), upon the matters set forth on the reverse side of this Proxy, which are more fully described in the Notice of Extraordinary General Meeting of Shareholders and Proxy Statement relating to the Meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE WITH RESPECT TO ANY MATTER, THIS PROXY WILL BE VOTED “FOR” SUCH MATTER, TO THE EXTENT PERMITTED BY LAW AND STOCK EXCHANGE RULES. ABSTENTIONS WILL BE COUNTED AS PRESENT FOR PURPOSES OF DETERMINING A QUORUM BUT WILL NOT BE COUNTED IN CONNECTION WITH THE VOTE ON ANY PROPOSAL AS TO WHICH THE SHAREHOLDER HAS ABSTAINED. ANY AND ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED ARE HEREBY REVOKED. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT RELATING TO THE MEETING. (Continued, and to be marked, dated and signed, on the other side)